UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Cornerstone OnDemand, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Cornerstone OnDemand, Inc.
1601 Cloverfield Blvd., Suite 620 South
Santa Monica, California 90404
Dear Cornerstone OnDemand, Inc. Stockholder:
You are cordially invited to attend a virtual special meeting (including any adjournments or postponements thereof, the “Special Meeting”) of stockholders of Cornerstone OnDemand, Inc. (“Cornerstone” or the “Company”) to be held virtually on October 12, 2021, at 8:00 a.m. Pacific time at www.virtualshareholdermeeting.com/CSOD2021SM.
At the Special Meeting, you will be asked to consider and vote on (i) a proposal to adopt the Agreement and Plan of Merger, dated August 5, 2021 (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Cornerstone, Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation (“Merger Sub”), (ii) a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”), and (iii) a proposal to approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”). Parent and Merger Sub are owned by funds managed by affiliates of Clearlake Capital Group, L.P. (“Clearlake”), which is an investment firm operating integrated businesses across private equity, credit and other related strategies. Clearlake’s core sectors are technology, industrial and consumer. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Cornerstone, with Cornerstone continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).
If the Merger is completed, you will be entitled to receive $57.50 in cash, without interest thereon and less any applicable withholding taxes required by applicable law, for each share of Cornerstone common stock (“common stock”) that you own (unless you have properly exercised your appraisal rights), which represents a premium of approximately: (i) 31% to the closing price of Cornerstone’s common stock on June 1, 2021, the last full trading day prior to Clearlake filing a Schedule 13D in connection with Cornerstone’s potential strategic review process; and (ii) 40% to the 30-day volume weighted average price, ending on June 1, 2021, the last full trading day prior to Clearlake filing a Schedule 13D in connection with Cornerstone’s potential strategic review process.
The Company’s Board of Directors (the “Board of Directors”), after considering the factors more fully described in the enclosed proxy statement, has unanimously: (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Cornerstone and its stockholders; (ii) agreed that the Merger shall be governed by and effected in accordance with the General Corporation Law of the State of Delaware (the “DGCL”); (iii) declared it advisable to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger; (iv) authorized and approved the execution, delivery and performance by Cornerstone of the Merger Agreement, and the consummation of the Merger and the transactions contemplated by the Merger Agreement; and (v) subject to the terms and conditions of the Merger Agreement, resolved to recommend, on behalf of Cornerstone, that the Cornerstone stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby in accordance with the DGCL. The Board of Directors unanimously recommends, on behalf of Cornerstone that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

The proxy statement also describes the actions and determinations of the Board of Directors in connection with its evaluation of the Merger Agreement and the Merger. You should carefully read and consider the entire enclosed proxy statement and its annexes, including, but not limited to, the Merger Agreement, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually in person, your vote will revoke any proxy that you have previously submitted.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
Your vote is very important, regardless of the number of shares that you own. We cannot complete the Merger unless the proposal to adopt the Merger Agreement is approved by the affirmative vote of the holders of a majority of the shares of Cornerstone’s common stock that are issued and outstanding as of the close of business on August 24, 2021, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(212) 929-5500 (Call Collect)
Call Toll-free: (800) 322-2885
proxy@mackenziepartners.com
On behalf of the Board of Directors, I thank you for your support and appreciate your consideration of this matter.
Sincerely,
/s/ Philip S. Saunders	/s/ Richard Haddrill
Philip S. Saunders Chief Executive Officer	Richard Haddrill Co-Chair of the Board of Directors
/s/ Adam L. Miller
Adam L. Miller Co-Chair of the Board of Directors
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger Agreement or the transactions contemplated thereby, including the proposed Merger, or passed upon the adequacy or accuracy of the information contained in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated September 10, 2021 and, together with the enclosed form of proxy card, is first being mailed on or about September 10, 2021.

Cornerstone OnDemand, Inc.
1601 Cloverfield Blvd., Suite 620 South
Santa Monica, California 90404
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 2021
Notice is hereby given that a virtual special meeting of stockholders (including any adjournments or postponements thereof, the “Special Meeting”) of Cornerstone OnDemand, Inc., a Delaware corporation (“Cornerstone” or the “Company”), to be held virtually on October 12, 2021, at 8:00 a.m. Pacific time at www.virtualshareholdermeeting.com/CSOD2021SM, for the following purposes:
1.
To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated August 5, 2021, (such agreement, as it may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among Cornerstone, Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Cornerstone, with Cornerstone continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Merger”).

2.
To consider and vote on the proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote on any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

Only stockholders of record as of the close of business on August 24, 2021, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
The Company’s Board of Directors (the “Board of Directors”) unanimously recommends, on behalf of Cornerstone, that you vote: (1) “FOR” the adoption of the Merger Agreement; (2) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
All stockholders are invited to attend the Special Meeting virtually. Whether or not you plan to attend the Special Meeting virtually in person, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). If you attend the Special Meeting and vote virtually in person, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
/s/ Philip S. Saunders	/s/ Richard Haddrill
Philip S. Saunders Chief Executive Officer	Richard Haddrill Co- Chair of the Board of Directors
/s/ Adam L. Miller
Adam L. Miller Co- Chair of the Board of Directors
Dated: September 10, 2021

CORNERSTONE ONDEMAND, INC.
1601 Cloverfield Blvd., Suite 620 South
Santa Monica, California 90404
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 12, 2021
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 12, 2021
This proxy statement is available on www.proxyvote.com. We intend to mail these proxy materials on or about September 10, 2021 to all stockholders of record entitled to vote at the special meeting.
A complete list of the stockholders entitled to vote at the Special Meeting will be available for examination during regular business hours for the 10 days prior to the Special Meeting at our headquarters, located at 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404. Stockholders may examine the list for any legally valid purpose related to the Special Meeting. If you would like to examine the list, please contact our Secretary to schedule an appointment by calling (888) 365-2763 or writing to him at the address above. This list also will be available during the Special Meeting at www.virtualshareholdermeeting.com/CSOD2021SM.
YOUR VOTE IS IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING VIRTUALLY IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE: (1) BY TELEPHONE; (2) THROUGH THE INTERNET; OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals, including the proposal to adopt the Merger Agreement, without your instructions.
If you are a stockholder of record, voting virtually in person at the Special Meeting will revoke any proxy that you previously submitted. If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote virtually in person at the Special Meeting.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone or (3) vote virtually in person at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal (as defined below).
You should carefully read and consider the entire accompanying proxy statement and its annexes, including, but not limited to, the Merger Agreement, along with all of the documents incorporated by reference into the accompanying proxy statement, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger Agreement, the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(212) 929-5500 (Call Collect)
Call Toll-free: (800) 322-2885
proxy@mackenziepartners.com

i

Annexes
ii

SUMMARY
This summary highlights selected information from this proxy statement related to the merger of Sunshine Software Merger Sub, Inc. with and into Cornerstone OnDemand, Inc. (the “Merger”), and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents to which we refer in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.” The Merger Agreement (as defined below) is attached as Annex A to this proxy statement. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger.
Except as otherwise specifically noted in this proxy statement, “Cornerstone,” the “Company,” “we,” “our,” “us” and similar words refer to Cornerstone OnDemand, Inc., including, in certain cases, our subsidiaries. Throughout this proxy statement, we refer to Sunshine Software Holdings, Inc. as “Parent” and Sunshine Software Merger Sub, Inc. as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated August 5, 2021, by and among Cornerstone, Parent and Merger Sub, as the “Merger Agreement,” our common stock, par value $0.0001 per share, as “common stock” and the holders of our common stock as “stockholders.” Unless indicated otherwise, any other capitalized term used herein but not otherwise defined herein has the meaning assigned to such term in the Merger Agreement.
The Special Meeting
Date, Time, Place and Purpose of the Special Meeting
A special meeting of Cornerstone stockholders to consider and vote on the proposal to adopt the Merger Agreement will be held virtually on October 12, 2021, at 8:00 a.m. Pacific time at www.virtualshareholdermeeting.com/CSOD2021SM (the “Special Meeting”).
At the Special Meeting, stockholders of record as of the close of business on August 24, 2021 (the “Record Date”) will be asked to consider and vote on:
•	a proposal to adopt the Merger Agreement;
•
a proposal to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

•
a proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting (the “Adjournment Proposal”).

We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Record Date; Shares Entitled to Vote; Quorum
You are entitled to receive notice of, and vote at, the Special Meeting if you owned shares of common stock at the close of business on the Record Date. Each holder of common stock shall be entitled to one (1) vote for each such share of common stock owned at the close of business on the Record Date on all matters properly coming before the Special Meeting. As of the Record Date, there were 66,857,760 shares of common stock outstanding and entitled vote at the Special Meeting. A quorum is necessary to adopt the Merger Agreement and approve the Compensation Proposal. A quorum is the minimum number of shares required to be present at the Special Meeting for the meeting to be properly held under our bylaws and Delaware law. The holders of a majority of the common stock that are issued and outstanding as of the close of business on the Record Date, present virtually in person or represented by proxy, will constitute a quorum at the Special Meeting. Your shares of common stock will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee), if you vote at the meeting or if you attend the Special Meeting but abstain from voting. The Special Meeting may be adjourned whether or not a quorum is present.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the close of business on the Record Date is required to adopt the Merger Agreement. Because the required vote for the proposal to adopt the Merger Agreement is based on the number of votes our stockholders are entitled to cast rather than on the number of votes actually cast, if you fail to authorize a proxy or vote online at the meeting (including by abstaining), or fail to instruct your broker on how to vote, such failure will have the same effect as votes cast “AGAINST” the merger proposal. As of August 24, 2021, the Record Date for the Special Meeting, 33,428,881 shares constitute a majority of the issued and outstanding shares of common stock.
Under our bylaws, approval of Compensation Proposal and the Adjournment Proposal each require the affirmative vote of a majority of the voting power of the shares present virtually in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the completion of the Merger.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the approval, on an advisory (non-binding) basis, of the Compensation Proposal. For stockholders who attend the virtual meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” the Adjournment Proposal. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against such proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or the Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Cornerstone does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.
Shares Held by Cornerstone’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 3,026,135 shares of common stock, representing approximately 4.5% of the shares of common stock outstanding on the Record Date (and approximately 7.5% of the shares of common stock outstanding when taking into account Cornerstone options and RSUs held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the approval of the Adjournment Proposal.
The Merger
Parties Involved in the Merger
Cornerstone OnDemand, Inc.
Headquartered in Santa Monica, California, Cornerstone is a leading global provider of learning and people development solutions, delivered as software-as-a-service. Cornerstone’s common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “CSOD.” The principal executive offices of Cornerstone are located at 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404, and its telephone number is (310) 752-0200.

Sunshine Software Holdings, Inc.
Parent is a Delaware corporation that was formed on July 27, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent is owned by funds managed by affiliates of Clearlake Capital Group, L.P. (“Clearlake”) and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the related equity financing and debt financing transactions. Upon completion of the Merger, Cornerstone will be an indirect wholly owned subsidiary of Parent. The principal executive offices of Parent are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.
Sunshine Software Merger Sub, Inc.
Merger Sub is a Delaware corporation and an indirect wholly owned subsidiary of Parent and was formed on July 27, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the related equity financing and debt financing transactions. Upon the completion of the Merger, Merger Sub will cease to exist and Cornerstone will continue as the surviving corporation and an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”). The principal executive offices of Merger Sub are located at 233 Wilshire Boulevard, Suite 800, Santa Monica, CA 90401, and its telephone number is (310) 400-8800.
In connection with the transactions contemplated by the Merger Agreement, Parent and/or one of its affiliates has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. In addition, Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., Clearlake Capital Partners V (USTE), L.P., Clearlake Capital Partners VI, L.P., Clearlake Capital Partners VI (Offshore), L.P., Clearlake Capital Partners VI (USTE), L.P. and Clearlake Flagship Plus Partners (Master), L.P. (collectively, the “Guarantors”) have delivered an equity commitment letter to Parent, and the Guarantors and certain other investors have delivered a preferred equity commitment letter to Parent pursuant to which, upon the terms and subject to the conditions set forth in such letters, the investors have committed to capitalize Parent at consummation of the Merger (the “Closing”). The Guarantors may assign some or all of their respective obligations under the equity commitment letter to any of their respective affiliates, co-investment funds or, subject to certain conditions being met, other investors. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Cornerstone, with Cornerstone continuing as the surviving corporation and an indirect wholly owned subsidiary of Parent. As a result of the Merger, Cornerstone’s common stock will no longer be publicly traded, and will be delisted from Nasdaq. In addition, Cornerstone’s common stock will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Cornerstone will no longer file periodic reports with the United States Securities and Exchange Commission (the “SEC”). If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation. The time at which the Merger will become effective (the “Effective Time”) will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree in writing and specify in the certificate of merger).
Effect on Cornerstone if the Merger is Not Completed
If the Merger Agreement is not adopted by Cornerstone stockholders, or if the Merger is not completed for any other reason:
(i)	the stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
(ii)
(A) Cornerstone will remain an independent public company, (B) Cornerstone’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Cornerstone will continue to file periodic reports with the SEC; and

(iii)	under certain specified circumstances, Cornerstone will be required to pay Parent a termination fee of

$150,000,000 (the “Company Termination Fee”) upon the termination of the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”
Merger Consideration
Cornerstone Common Stock
At the Effective Time, and without any further action on the part of the parties or any Cornerstone stockholder, each share then outstanding immediately prior to the Effective Time (except for (i) shares held by Cornerstone (or held in Cornerstone’s treasury), (ii) shares held by Parent or any other direct or indirect subsidiary of Parent or any assigns thereof, and (iii) any shares outstanding immediately prior to the Effective Time, and held by holders who are entitled to demand appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”) will be canceled and cease to exist and automatically converted into the right to receive cash in an amount equal to $57.50, without interest (the “Merger Consideration” or “Per Share Merger Consideration”), subject to any withholding of taxes required by applicable law.
At or immediately prior to the Effective Time, Parent will deposit, or cause to be deposited, sufficient funds to pay the aggregate Per Share Merger Consideration with Computershare Trust Company, N.A. (the “Paying Agent”) for payment of each share of common stock owned by each stockholder. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Exchange and Payment Procedures.”
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights may have the right to receive payment for the “fair value” of their shares determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”
Treatment of Company Options and Company RSUs
Cornerstone from time to time has granted awards under its equity incentive plans, of options to purchase shares of Cornerstone common stock (each, a “Company Option”), and restricted stock units covering shares of Cornerstone common stock (each, a “Company RSU”). The Merger Agreement provides that (i) each Company RSU that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company RSU”), (ii) each Company Option that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the Merger (each, a “Vested Company Option”), and (iii) each Company RSU owned by a non-employee member of Cornerstone’s Board of Directors (each, a “Director RSU”) will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares subject to, or issuable in settlement of, such award immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration (or, for each Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes (each, a “Vested Award Cash-out Payment”). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options and Company RSUs.”
Each Company RSU that is not a Director RSU or Vested Company RSU (each, an “Unvested Company RSU”) and each portion of a Company Option that is not a Vested Company Option (each, an “Unvested Company Option” and together with each Unvested Company RSU, an “Unvested Award”) will be cancelled and automatically converted into the right to receive an amount in cash, without interest, equal to the product of (i) the aggregate number of shares subject to such Unvested Award immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration (or, for each Unvested Company Option, the excess, if any, of the Per Share Merger Consideration over such Unvested Company Option’s per share exercise price) subject to any required withholding of taxes (the “Unvested Consideration Amount”), which Unvested Consideration

Amount will be paid at the same time(s) that the Unvested Awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries (as defined in the Merger Agreement) through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger will continue to apply to the Unvested Consideration Amount). For the avoidance of doubt, any Company Options (whether vested or unvested) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be cancelled immediately upon the Effective Time without payment or consideration. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options and Company RSUs.”
Treatment of Purchase Rights under Cornerstone’s 2010 Employee Stock Purchase Plan
The Merger Agreement generally provides that after August 5, 2021, no new offering periods will begin under Cornerstone’s 2010 Employee Stock Purchase Plan (the “Cornerstone ESPP”), no Cornerstone employee may become a new participant in the Cornerstone ESPP and no Cornerstone ESPP participant may increase the percentage amount of his or her payroll deduction election. Furthermore, the last day of any offering periods for the Cornerstone ESPP still in effect at the Effective Time will be accelerated to occur prior to the Effective Time. Subject to the Closing of the Merger, the Cornerstone ESPP will terminate effective immediately prior to the Effective Time. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Purchase Rights under the Employee Stock Purchase Plan.”
Recommendation of the Cornerstone Board of Directors
After considering various factors described in this proxy statement under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” the Board of Directors unanimously: (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Cornerstone and its stockholders; (ii) agreed that the Merger shall be governed by and effected in accordance with the DGCL; (iii) declared it advisable to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger; (iv) authorized and approved the execution, delivery and performance by Cornerstone of the Merger Agreement, and the consummation of the Merger and the transactions contemplated by the Merger Agreement; and (v) subject to the terms and conditions of the Merger Agreement, resolved to recommend, on behalf of Cornerstone, that the Cornerstone stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby in accordance with the DGCL.
The Board of Directors also unanimously recommends that Cornerstone stockholders vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Prior to receipt of the required stockholder approval, under certain specified circumstances, the Board of Directors may withdraw or change the foregoing recommendation if the Board of Directors determines in good faith, after consultation with Cornerstone’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to Cornerstone’s stockholders under applicable legal requirements. However, the Board of Directors cannot withdraw or change the foregoing recommendation unless it complies with certain procedures in the Merger Agreement, including, but not limited to, providing Parent four business days to propose revisions to the terms of the Merger Agreement or make another proposal (as defined in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”). The termination of the Merger Agreement by Parent following the withdrawal by the Board of Directors of its recommendation that stockholders adopt the Merger Agreement will result in the payment by Cornerstone of the Company Termination Fee. The termination of the Merger Agreement by the Company following the Board of Directors’ authorization for the Company to enter into a definitive agreement to consummate an alternative transaction contemplated by a Superior Offer (as defined in the section of this proxy statement captioned, “Proposal 1: Adoption of the Merger Agreement—Conduct of Business Pending the Merger—No Solicitation of Other Offers”) will result in the payment by Cornerstone of the Company Termination Fee. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”

Opinion of Qatalyst Partners LP
Cornerstone engaged Qatalyst Partners LP (“Qatalyst Partners”) to provide financial advice in connection with the proposed Merger based on Qatalyst Partners’ qualifications, expertise, reputation and knowledge of Cornerstone’s business and the industry in which Cornerstone operates. At the meeting of our Board of Directors on August 5, 2021, Qatalyst Partners rendered to our Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of August 5, 2021, and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders.
The full text of the opinion of Qatalyst Partners, dated as of August 5, 2021, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety.
Qatalyst Partners’ opinion was provided to our Board of Directors and addressed only, as of the date of the opinion, the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), to such holders. It does not address any other aspect of the Merger. It does not constitute a recommendation to any stockholder of Cornerstone as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of Cornerstone common stock will trade at any time.
For a description of the opinion that our Board of Directors received from Qatalyst Partners, see the section of this proxy statement captioned “The Merger—Opinion of Qatalyst Partners LP.”
Opinion of Centerview Partners LLC
Cornerstone retained Centerview Partners LLC (“Centerview”), as financial advisor to Cornerstone in connection with the proposed Merger and the other transactions contemplated by the Merger Agreement. In connection with this engagement, the Board of Directors requested that Centerview evaluate the fairness, from a financial point of view, to the holders of shares of Cornerstone common stock (other than Excluded Shares, as such term is defined in Centerview’s written opinion), of the Merger Consideration proposed to be paid to such holders pursuant to the Merger Agreement. On August 5, 2021, Centerview rendered to the Board of Directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated August 5, 2021, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration proposed to be paid to the holders of shares of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated August 5, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Cornerstone common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Cornerstone or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.

Interests of Cornerstone’s Directors and Executive Officers in the Merger
When considering the foregoing recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, Cornerstone stockholders should be aware that Cornerstone’s directors and executive officers may have interests in the Merger that are different from, or in addition to, Cornerstone stockholders more generally. In (i) evaluating and negotiating the Merger Agreement, (ii) approving the Merger Agreement and the Merger and (iii) recommending that the Merger Agreement be adopted by stockholders, the Board of Directors was aware of and considered these interests, among other matters, to the extent that these interests existed at the time. These interests include:
•
at the Effective Time of the Merger, each Company Option and Company RSU will receive the treatment described in the section of this proxy statement captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger—Treatment of Company Options and Company RSUs”;

•
continued eligibility of Cornerstone’s executive officers to receive severance payments and benefits (including equity award vesting acceleration) under their change of control severance agreements with Cornerstone, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger—Payments Upon Termination At or Following Change in Control”;

•
eligibility of Cornerstone’s non-employee directors to receive accelerated vesting of his or her RSUs, as described in more detail in the section of this proxy statement captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger—Equity Awards Held by Cornerstone’s Executive Officers and Non-employee Directors”; and

•	continued indemnification and directors’ and officers’ liability insurance to be provided by the Surviving Corporation.
If the proposal to adopt the Merger Agreement is approved, the shares of common stock held by Cornerstone directors and executive officers will be treated in the same manner as outstanding shares of common stock held by all other stockholders. For more information, see the section of this proxy statement captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger.”
Financing of the Merger
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition. Parent and Merger Sub have represented to Cornerstone that they will have available to them, together with Cornerstone’s cash on hand, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay Cornerstone stockholders the amounts due under the Merger Agreement for their Cornerstone common stock, (ii) make payments in respect of our outstanding Company Options and Company RSUs payable at the closing of the Merger pursuant to the Merger Agreement and (iii) make payments of all amounts required to be paid in connection with the Merger pursuant to that certain Indenture, dated December 8, 2017 by and between the Company and U.S. Bank National Association, as trustee, as amended (the “Indenture”), and the 5.75% Convertible Senior Notes due 2023 (the “Cornerstone Convertible Notes”) (collectively, the “Required Amounts”). We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, including to pay the Merger Consideration, make the required payments with respect to Company Options and Company RSUs payable at Closing, repay the Company’s outstanding indebtedness and to make payments required with respect to the Cornerstone Convertible Notes, as well as to pay the fees and expenses required to be paid at the Closing of the Merger by the Company, Parent and Merger Sub under the Merger Agreement, will be approximately $5,300,000,000.
In connection with the financing of the Merger, Parent and/or Merger Sub has obtained debt and equity commitments as described below. For more information, please refer to the section of this proxy statement captioned “The Merger—Financing of the Merger.”
Debt Financing
Merger Sub has entered into a debt commitment letter (the “Debt Commitment Letter”) with JPMorgan Chase Bank, N.A., Bank of America, N.A. and certain other financial institutions, pursuant to which, subject to the terms and conditions set forth therein, the lenders thereunder have committed to provide debt financing in an aggregate principal amount of up to $3,187,500,000, of which up to $2,937,500,000 will be available at Closing to consummate the Merger and pay related fees, costs and expenses (the “Debt Financing”).
Equity Financing
In connection with the execution of the Merger Agreement, the Guarantors have delivered an equity commitment letter (the “Clearlake Equity Commitment Letter”) to Parent, and the Guarantors and certain other investors (together with the Guarantors, the “Investors”) have delivered a preferred equity commitment letter to Parent (the “Preferred Equity Commitment Letter”, together with the Clearlake Equity Commitment Letter, the “Equity Commitment Letters”, and together with the Debt Commitment Letter, the “Financing Letters”), pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, the Guarantors have committed to contribute an aggregate amount of up to $1,935,000,000 (the “Equity Financing”) and the Investors have committed to contribute an aggregate amount of up to $700,000,000 (the “Preferred Equity Financing”), respectively, to Parent in connection with the Merger solely for the purpose of funding, and to the extent necessary to fund, a portion of the Merger Consideration required to be paid by Parent pursuant to the Merger Agreement. The Guarantors may assign some or all of their respective obligations under the Clearlake Equity Commitment Letter to any of their respective affiliates, co-investment funds or, subject to certain conditions being met, other investors. Cornerstone is an express third-party beneficiary of the Clearlake Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Clearlake Equity Commitment Letter by each Guarantor to be funded to Parent in accordance with the Clearlake Equity Commitment Letter, and to cause Parent to enforce its rights against such Guarantor to perform its funding obligations under the Clearlake Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Clearlake Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
Limited Guarantee
In addition and also concurrently with the execution of the Merger Agreement, the Guarantors have entered into a limited guarantee (the “Limited Guarantee”), pursuant to which such Guarantors have agreed, on a several and not joint basis, to guarantee the payment and performance of such Guarantor’s respective percentage of Parent’s obligation to pay Cornerstone a termination fee of $320,000,000 (the “Parent Termination Fee”) and enforcement expenses related to the Parent Termination Fee and reimburse and indemnify Cornerstone with respect to certain expenses in connection with Parent’s debt financing and pay certain other amounts required under the Merger Agreement, subject to a maximum aggregate obligation of $322,000,000. The Guarantors may assign some or all of their respective obligations under the Limited Guarantee to any of their respective affiliates, co-investment funds or, subject to certain conditions being met, other investors.
Financing Cooperation
Each of Parent and Merger Sub will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the financing described in the Financing Letters.
Cornerstone has agreed to use its reasonable best efforts to provide to Parent and Merger Sub such reasonable cooperation as is requested by Parent in connection with the arrangement of the financing contemplated by the Financing Letters, subject to the terms set forth in the Merger Agreement. For more information, please see the section of this proxy statement captioned “The Merger—Cooperation with the Financing.”
The Support Agreements
In connection with the execution of the Merger Agreement, Adam L. Miller, the Co-Chair of Cornerstone’s Board of Directors (the “Board of Directors”), and other stockholders affiliated with Mr. Miller, have entered into a voting and support agreement (the “Miller Support Agreement”), a fund affiliated with Clearlake (the “Clearlake Stockholder”) has entered into a voting and support agreement (the “Clearlake Support Agreement”), and funds affiliated with Vector Capital Management, L.P. (collectively, “Vector” and, together with Mr. Miller and the Clearlake Stockholder, the “Signing Stockholders”) have entered into a voting and support agreement

(the “Vector Support Agreement” and, together with the Miller Support Agreement and Clearlake Support Agreement, the “Voting and Support Agreements”). In addition, each of SLA CM Chicago Holdings, L.P. and SLA Chicago Co-Invest II, L.P (collectively, the “Silver Lake Group” and together with the Signing Stockholders, the “Signing Securityholders”) has entered into a support agreement (the “Silver Lake Support Agreements” and, together with Voting and Support Agreements, the “Support Agreements”).
As of the close of business on the Record Date, the Signing Stockholders held, in the aggregate, approximately 10,442,350 shares of common stock representing approximately 15.6% of the issued and outstanding shares of common stock entitled to vote at the Special Meeting. Under the Voting and Support Agreements, the Signing Stockholders have agreed to, during the term of such agreements, vote the Signing Stockholders’ shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement; (ii) against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Cornerstone in the Merger Agreement; and/or (iii) against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. In addition, the Silver Lake Support Agreements require the Silver Lake Group to (y) subject to limited exceptions, not to transfer or convert into common stock their Cornerstone Convertible Notes and (z) support certain amendments to the Indenture to facilitate the consummation of the Merger and the financing relating thereto.
For more information, please see the section of this proxy statement captioned “The Merger—Support Agreements.”
Appraisal Rights
If the Merger is consummated and certain conditions are met, Cornerstone stockholders who continuously hold shares of Cornerstone common stock through the Effective Time, who do not vote in favor of the adoption of the Merger Agreement and who are entitled to and otherwise properly demand and exercise, and do not effectively withdraw, fail to perfect or otherwise lose, their appraisal rights under Section 262 of the DGCL, will be entitled to seek an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the “fair value” of their shares of Cornerstone common stock (exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any), as determined by the court, as described further below in lieu of receiving the Merger Consideration if the Merger is completed. The amount determined to be fair value by the court will be determined as of the Effective Time and could be more than, the same as or less than the Per Share Merger Consideration for Cornerstone common stock. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL.
Due to the complexity of the appraisal process, Cornerstone stockholders who wish to seek appraisal of their shares or who wish to preserve their rights to do so should review Annex D carefully and are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.
To exercise appraisal rights, Cornerstone stockholders must: (i) submit a written demand for appraisal to Cornerstone before the stockholder vote is taken on the proposal to adopt the Merger Agreement at the Special Meeting; (ii) not submit a proxy or otherwise vote in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold shares of Cornerstone common stock of record through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Failure to follow exactly the procedures specified under Section 262 of the DGCL may result in the loss of appraisal rights. In addition, the Delaware Court will dismiss appraisal proceedings in respect of Cornerstone unless certain stock ownership conditions are satisfied by the Cornerstone stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced in Annex D to this proxy statement. If you hold your shares of common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal on your behalf by your bank, broker or other nominee. For more information, please see the section of this proxy statement captioned “The Merger—Appraisal Rights.”

Material U.S. Federal Income Tax Consequences of the Merger
The receipt of cash by U.S. Holders (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) in exchange for shares of Cornerstone common stock in the Merger will be a taxable transaction to Cornerstone stockholders for U.S. federal income tax purposes. Such receipt of cash by each of our stockholders that is a U.S. Holder generally will result in the recognition of gain or loss in an amount measured by the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger per share and such U.S. Holder’s adjusted tax basis in the shares of common stock surrendered in the Merger by such stockholder. Backup withholding taxes may also apply to the cash payments made pursuant to the Merger, unless the U.S. Holder complies with certification procedures under the backup withholding rules.
A Cornerstone stockholder that is a Non-U.S. Holder (as defined under the caption, “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) generally will not be subject to U.S. federal income tax with respect to the exchange of common stock for cash in the Merger unless such Non-U.S. Holder has certain connections to the United States, but may be subject to backup withholding tax unless the Non-U.S. Holder complies with certain certification procedures or otherwise establishes a valid exemption from backup withholding tax.
Cornerstone stockholders should read the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”
Cornerstone stockholders should also consult their own tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under U.S. federal estate, gift and other non-income tax laws or the laws of any state, local or non-U.S. taxing jurisdiction.
Regulatory Approvals Required for the Merger
Under the Merger Agreement, Cornerstone and Parent have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement. These approvals include, for example, approval under, or notifications pursuant to, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the German Act of Restraints of Competition of 1958, as amended (the “German ARC”), and the Austrian Cartel Act, and any other applicable domestic or foreign antitrust laws.
On August 19, 2021, Cornerstone and Clearlake made the necessary filings required to be made under the HSR Act, on August 23, 2021, Clearlake made the necessary filings required to be made under the German ARC, and on August 23, 2021, Clearlake made the necessary filings required to be made under the Austrian Cartel Act. On September 3, Clearlake and Cornerstone received clearance for the transaction from the Bundeskartellamt (Federal Cartel Office, the “FCO”) with respect to the German ARC.
For more information, please see the section of this proxy captioned “The Merger—Regulatory Approvals Required for the Merger.”
Legal Proceedings
On September 1, 2021, Shiva Stein, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York, captioned Shiva Stein v. Cornerstone OnDemand, Inc., Case No. 1:21-cv-7364, against Cornerstone and the Board of Directors (the “Stein Complaint”). On September 9, 2021, Alex Ciccotelli, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York, captioned Alex Ciccotelli v. Cornerstone OnDemand, Inc., Case No. 1:21-cv-7553, against Cornerstone and the Board of Directors (“Ciccotelli Complaint”). The Stein Complaint and the and Ciccotelli Complaint assert claims under Sections 14(a) and 20(a) of the Exchange Act and seek, among other things, an injunction preventing consummation of the proposed transaction with Clearlake, rescission of the proposed transaction or rescissory damages in the event it is consummated, an accounting by the defendants for all damages caused to the plaintiffs, and the award of attorneys’ fees and expenses. The Ciccotelli Complaint also asserts a claim for declaratory relief. Defendants believe the claims asserted in the Stein Complaint and the Ciccotelli Complaint are without merit, deny any wrongdoing in connection with the filing of this proxy statement, and intend to vigorously defend against the claims.

Proposal 1: Adoption of the Merger Agreement
Conduct of Business Pending the Merger
No Solicitation of Other Offers
Under the Merger Agreement, during the period between the signing of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement (the “Pre-Closing Period”), Cornerstone may not, among other actions: (i) engage or continue any solicitation, knowing encouragement, knowing facilitation (including by providing non-public information), discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal (as defined below), or (ii) solicit, initiate or knowingly facilitate, induce, assist or encourage (including by furnishing non-public information) any Acquisition Proposal or any Inquiry (as defined below). For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conduct of Business Pending the Merger—No Solicitation of Other Offers.”
Notwithstanding the foregoing restrictions, under certain specified circumstances, from the date of the Merger Agreement to the receipt of the required stockholder approval, if Cornerstone, its subsidiaries or any of their representatives receives an unsolicited written Acquisition Proposal, which was made on or after the date of the Merger Agreement and did not result from any breach of the non-solicitation obligations in the Merger Agreement (other than unintentional and immaterial breach), Cornerstone and its representatives may take certain actions which would otherwise be prohibited if, and only if, the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and the failure to take any such action would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties under applicable legal requirements.
If Cornerstone terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Offer, Cornerstone must pay a termination fee of $150,000,000 to Parent. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation.”
Conditions to the Closing of the Merger
The obligations of Cornerstone, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (among other conditions), the following:
•	the adoption of the Merger Agreement by the requisite affirmative vote of Cornerstone stockholders;
•	the expiration or termination of the applicable waiting period under the HSR Act and the expiration of the applicable waiting periods or receipt of the required consents from Austria and Germany;
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental body;
•	in the case of Parent and Merger Sub, the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing as of the Effective Time;
•
the accuracy of the representations and warranties of Cornerstone, Parent and Merger Sub in the Merger Agreement, subject to certain qualifiers, as of the date of the Merger Agreement, the Closing or the date in respect of which such representation or warranty was specifically made; and

•
the performance and compliance in all material respects by Cornerstone, Parent and Merger Sub of their respective covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Cornerstone, Parent and Merger Sub at or prior to the Effective Time.

For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger.”
Termination of the Merger Agreement
In addition to the circumstances described above, Parent and Cornerstone have certain rights to terminate the Merger Agreement under customary circumstances, including by mutual agreement, the imposition of laws or final and non-appealable court orders that make the Merger illegal or otherwise prohibit the Merger, an uncured failure of any representations and warranties in the Merger Agreement to be true and accurate, an uncured breach of the Merger Agreement by the other party, if the Merger has not been consummated by 11:59 p.m., Eastern Time, on February 5, 2022, and if Cornerstone stockholders fail to adopt the Merger Agreement at the Special Meeting (or any adjournment or postponement thereof). Under some circumstances, Cornerstone is required to pay Parent a termination fee equal to $150,000,000, and Parent is required to pay Cornerstone a termination fee equal to $320,000,000. Please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

QUESTIONS AND ANSWERS
The following questions and answers address some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the caption, “Where You Can Find More Information.”
Q:	Why am I receiving this proxy statement and proxy card or voting instruction form?
A:
You are receiving this proxy statement and proxy card or voting instruction form in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting because you have been identified as a holder of Company common stock as of the close of business on the Record Date for the Special Meeting. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of Company common stock with respect to such matters.

Q:	When and where is the Special Meeting?
A:	The Special Meeting will be held virtually on October 12, 2021, at 8:00 a.m. Pacific time at www.virtualshareholdermeeting.com/CSOD2021SM.
Q:	What am I being asked to vote on at the Special Meeting?
A:	You are being asked to consider and vote on:
•	a proposal to adopt the Merger Agreement pursuant to which Merger Sub will merge with and into Cornerstone, and Cornerstone will become an indirect wholly owned subsidiary of Parent;
•	a proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal; and
•	a proposal to approve the Adjournment Proposal.
Q:	Who is entitled to vote at the Special Meeting?
A:
Stockholders as of the Record Date are entitled to receive notice of, and to vote at, the Special Meeting. Each holder of Company common stock is entitled to cast one vote on each matter properly brought before the Special Meeting for each share of Company common stock that such holder owned as of the close of business on the Record Date. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your Control Number (as defined below) prior to the Special Meeting.

Q:	May I attend the Special Meeting virtually and vote in person?
A:
Stockholders of Record and Beneficial Owners. Stockholders as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. If you are a stockholder of record, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting, but to be admitted to the Special Meeting you will need to visit www.virtualshareholdermeeting.com/CSOD2021SM and enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the Proxy Statement. If you are a beneficial owner, you will need to contact the broker, bank or other nominee who is the stockholder of record with respect to your shares to obtain your Control Number prior to the Special Meeting. We encourage you to access the Special Meeting before it begins. Online check-in will start approximately 15 minutes before the Special Meeting is scheduled to being at 8:00 a.m. Pacific Time on October 12, 2021.

Each holder of record of common stock shall be entitled to cast one (1) vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date.

Attending the Special Meeting as a Guest. Guests may enter the Special Meeting in “listen-only” mode by entering the Special Meeting at www.virtualshareholdermeeting.com/CSOD2021SM and entering the information requested in the “Guest Login” section. Guests will not have the ability to vote or ask questions at the Special Meeting.
Q:	What will I receive if the Merger is completed?
A:
Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $57.50 in cash, without interest thereon and less any applicable withholding taxes required by applicable law, for each share of common stock that you own immediately prior to the Effective Time, unless you are entitled to and have properly exercised and not withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the DGCL. For example, if you own 100 shares of common stock, you will receive $5,750.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes required by applicable law. You will not receive any shares of the capital stock in the Surviving Corporation.

Q:	What will holders of Company stock awards receive if the Merger is consummated?
A:
Effective as of the Effective Time, each Vested Company RSU, Vested Company Option and Director RSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares subject to such award, multiplied by (ii) the Per Share Merger Consideration (or, for each Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes.

Effective as of the Effective Time, each Unvested Award will be cancelled and automatically converted into the right to receive the Unvested Consideration Amount, which Unvested Consideration Amount will be made at the same time(s) that the Unvested Awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger will continue to apply to the Unvested Consideration Amount).
Q:	When do you expect the Merger to be completed?
A:
We are working toward completing the Merger as quickly as possible. In order to complete the merger, the Company must obtain the stockholder approval described in this proxy statement, and the other closing conditions under the Merger Agreement must be satisfied or waived. Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the second half of 2021, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.

Q:	What happens if the Merger is not completed?
A:
If the Merger Agreement is not adopted by stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares of common stock. Instead, Cornerstone will remain an independent public company, our common stock will continue to be listed and traded on the Nasdaq and registered under the Exchange Act, and we will continue to file periodic reports with the SEC. Under specified circumstances, Cornerstone will be required to pay Parent a termination fee of $150,000,000 upon the termination of the Merger Agreement, as described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Q:	What vote is required to adopt the Merger Agreement?
A:	The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement.
If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote virtually in person at the Special Meeting will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.
Q:	Why are the stockholders being asked to cast an advisory (non-binding) vote to approve the Compensation Proposal?
A:
The Exchange Act and applicable SEC rules thereunder require Cornerstone to seek an advisory (non-binding) vote with respect to certain payments that could become payable to certain of its executive officers in connection with the Merger.

Q:	What vote is required to approve the Compensation Proposal and the Adjournment Proposal, if necessary or appropriate?
A:
The affirmative vote of the holders of a majority of the voting power of the shares present virtually in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required for approval of each of the Compensation Proposal, on an advisory (non-binding) basis, and the Adjournment Proposal. If you fail to submit a proxy or to vote while virtually attending the Special Meeting, or if you vote “ABSTAIN,” or if you do not provide your bank, brokerage firm or other nominee with voting instructions, it will have the same effect as a vote “AGAINST” each of the Compensation Proposal and Adjournment Proposal.

Q:	What will happen if the stockholders do not approve the Compensation Proposal at the Special Meeting?
A:
Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Cornerstone. Therefore, if the other requisite stockholder approvals are obtained and the Merger is completed, the amounts payable under the Compensation Proposal will continue to be payable to Cornerstone’s executive officers in accordance with the terms and conditions of the applicable agreements.

Q:	What is a “broker non-vote”?
A:
Under the rules of the Nasdaq, banks, brokerage firms or other nominees who hold shares in “street name” for customers have the authority to vote on “discretionary” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-discretionary matters, such as the proposal to adopt the Merger Agreement, the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal and the Adjournment Proposal, and, as a result, absent specific instructions from the beneficial owner of such shares of Company common stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Company common stock on non-discretionary matters, which we refer to generally as “broker non-votes.” Because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, the Company does not expect any broker non-votes at the Special Meeting.

Q:	What do I need to do now?
A:
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including, but not limited to, the Merger Agreement, along with all of the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting, unless you wish to seek appraisal pursuant to Section 262 of the DGCL. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q:	May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?
A:
Yes. In order to exercise your appraisal rights, you must follow the requirements set forth in Section 262 of the DGCL. Under Delaware law, stockholders of record who continuously hold shares of Cornerstone common stock through the Effective Time and do not vote in favor of adopting the Merger Agreement will have the right to seek appraisal of the “fair value” of their shares as determined by the Delaware Court if the Merger is completed. Appraisal rights will only be available to stockholders who properly deliver, and do not properly withdraw, a written demand for an appraisal to Cornerstone prior to the vote on the proposal to adopt the Merger Agreement at the Special Meeting and who comply with the procedures and requirements set forth in Section 262 of the DGCL, which are summarized in this proxy statement. The appraisal amount could be more than, the same as or less than the amount a stockholder would be entitled to receive under the terms of the Merger Agreement. A copy of Section 262 of the DGCL is included as Annex D to this proxy statement. For additional information, see the section entitled “The Merger—Appraisal Rights.”

Q:	Should I send in my stock certificates now?
A:
No. A letter of transmittal will be mailed to you promptly, and in any event within three business days, after the Effective Time, describing how you should surrender your shares of Company common stock for the per share Merger Consideration. If your shares of Company common stock are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” shares of Company common stock in exchange for the per share Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q:	What should I do if I have lost my stock certificate?
A:	If you have lost your stock certificate, please contact our transfer agent, Computershare Trust Company, N.A., at (800) 522-6645 or web.queries@computershare.com to obtain replacement certificates.
Q:	Should I surrender my book-entry shares now?
A:
No. After the Merger is completed, the payment agent will send each holder of record a letter of transmittal and written instructions that explain how to exchange shares of common stock represented by such holder’s book-entry shares for Merger Consideration.

Q:	What happens if I sell or otherwise transfer my shares of common stock after the Record Date but before the Special Meeting?
A:
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Cornerstone in writing of such special arrangements, you will transfer the right to receive the Merger consideration, if the Merger is completed, to the person to whom you sell or transfer your shares, but you will retain your right to vote those shares at the Special Meeting. You will also lose the ability to exercise appraisal rights in connection with the Merger with respect to the transferred shares. Even if you sell or otherwise transfer your shares of common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by Cornerstone.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this proxy statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually in person at the Special Meeting.
Q:	If my broker holds my shares in “street name,” will my broker vote my shares for me?
A:
No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted against adoption of the Merger Agreement, but will have no effect on the Adjournment Proposal.

Q:	How may I vote?
A:	If you are a stockholder of record (that is, if your shares of common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:
•	by signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope;
•	by visiting the Internet at the address on your proxy card;
•	by calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or
•	by attending the Special Meeting virtually and voting in person.
A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as Internet access and telephone charges for which you will be responsible.
Even if you plan to attend the Special Meeting virtually in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote shares that you beneficially own, you may still vote your shares of common stock virtually in person at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting and vote virtually in person, your previous vote by proxy will not be counted.
If your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee, or, if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.
Q:	May I change my vote after I have mailed my signed and dated proxy card?
A:	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•	delivering a written notice of revocation to the Corporate Secretary of Cornerstone; or
•	attending the Special Meeting and voting virtually in person.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	What is a proxy?
A:
A proxy is your legal designation of another person to vote your shares of common stock. The written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of common stock is called a “proxy card.” Philip S. Saunders, our chief executive officer, and Adam Weiss, our chief administrative officer and general counsel, are the proxy holders for the Special Meeting, with full power of substitution and re-substitution.

Q:	If a stockholder gives a proxy, how are the shares voted?
A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting. Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Q:	What should I do if I receive more than one set of voting materials?
A:
Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.
Q:	Where can I find the voting results of the Special Meeting?
A:
If available, Cornerstone may announce preliminary voting results at the conclusion of the Special Meeting. Cornerstone intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. All reports that Cornerstone files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”

Q:	Who can help answer my questions?
A:
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(212) 929-5500 (Call Collect)
Call Toll-free: (800) 322-2885
proxy@mackenziepartners.com

FORWARD-LOOKING STATEMENTS
This proxy statement, and any documents to which Cornerstone refers to in this proxy statement, including all documents incorporated by reference in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains not only historical information, but also forward-looking statements, including all statements relating directly or indirectly to the timing or likelihood of completing the Merger, litigation and other information with respect to our plans and strategies, made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Cornerstone’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans and other information relating to the proposed transaction, strategies and objectives of Cornerstone for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this proxy statement, and the following factors:
•	the ability of the parties to consummate the proposed Merger;
•	satisfaction of closing conditions precedent to the consummation of the proposed Merger;
•	potential delays in consummating the Merger;
•	the ability of Cornerstone to timely and successfully achieve the anticipated benefits of the Merger;
•	the impact of health epidemics, including the COVID-19 pandemic, on the parties’ respective businesses and the actions the parties may take in response thereto;
•	the risk that the Merger Agreement may be terminated in certain circumstances that require us to pay Parent a termination fee of $150,000,000;
•	the outcome of any legal proceedings that may be instituted against us and others related to the Merger Agreement;
•	risks that the proposed Merger disrupts our current operations or affects our ability to retain or recruit key employees;
•
the fact that receipt of the all-cash Merger Consideration would be taxable to stockholders that are treated as U.S. Holders (as defined under the caption “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”) for U.S. federal income tax purposes;

•
the fact that, if the Merger is completed, stockholders will forgo the opportunity to realize the potential long-term value of the successful execution of Cornerstone’s current strategy as an independent public company;

•	the fact that under the terms of the Merger Agreement, Cornerstone is unable to solicit other Acquisition Proposals during the Pre-Closing Period;
•	the effect of the announcement or pendency of the Merger on our business relationships, operating results and business generally;
•	the amount of the costs, fees, expenses and charges related to the Merger Agreement or the Merger;
•	risks related to the Merger diverting management’s or employees’ attention from ongoing business operations;

•	risks that our stock price may decline significantly if the Merger is not completed; and
•
risks related to obtaining the requisite consents to the Merger, including the timing and receipt of regulatory approvals from various governmental entities, including any conditions, limitations or restrictions placed on these approvals, and the risk that one or more governmental entities may deny approval.

Consequently, all of the forward-looking statements that we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including: (i) the information contained under this caption; and (ii) the information contained under the caption “Risk Factors,” and information in our consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the period ended December 31, 2020 and elsewhere in our most recent filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov . No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.
In addition, any forward-looking statements represent our estimates only as of the date they were made and should not be relied upon as representing our estimates as of any subsequent date. Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Stockholders are advised to consult any future disclosures that we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING
The enclosed proxy is solicited on behalf of the Board of Directors for use at the Special Meeting.
Date, Time and Place
We will hold the Special Meeting virtually on October 12, 2021 at 8:00 a.m. Pacific time at www.virtualshareholdermeeting.com/CSOD2021SM and, if applicable, at any adjournment or postponement thereof.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote on proposals to: (i) adopt the Merger Agreement; (ii) approve, on an advisory (non-binding) basis, the Compensation Proposal; and (iii) approve the Adjournment Proposal.
We do not expect that any matters other than the proposals set forth above will be brought before the Special Meeting, and only matters specified in the notice of the meeting may be acted upon at the Special Meeting.
Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to be consummated. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not be consummated. A copy of the Merger Agreement is attached as Annex A to this proxy statement, which we urge you to read carefully in its entirety.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. A list of stockholders entitled to vote at the Special Meeting will be available at our principal executive offices located at 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404, during regular business hours for a period of no less than 10 days before the Special Meeting and will be available electronically at the Special Meeting.
The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present virtually in person or represented by proxy, will constitute a quorum at the Special Meeting. As of the Record Date, there were 66,857,760 shares of common stock outstanding and entitled to vote at the Special Meeting, meaning that 33,428,881 shares of common stock must be represented virtually or by proxy at the Special Meeting to have a quorum. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies to approve the proposal to adopt the Merger Agreement.
Vote Required; Abstentions and Broker Non-Votes
The affirmative vote of the holders of a majority of the shares of common stock that are issued and outstanding as of the Record Date is required to adopt the Merger Agreement. As of the Record Date, 33,428,881 shares constitute a majority of the outstanding shares of common stock. Adoption of the Merger Agreement by stockholders is a condition to the Closing of the Merger.
Under our bylaws, the affirmative vote of the holders of a majority of the voting power of the shares present virtually in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve, on an advisory (non-binding) basis, the Compensation Proposal.
Approval of the Adjournment Proposal, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present virtually in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder abstains from voting, that abstention will have the same effect as if the stockholder voted “AGAINST” the proposal to adopt the Merger Agreement and “AGAINST” the proposal to approve, on an advisory (non-binding) basis, the Compensation Proposal. For stockholders who attend the virtual meeting or are represented by proxy and abstain from voting, the abstention will have the same effect as if the stockholder voted “AGAINST” any proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. As a result, an abstention of any of the aforementioned proposals will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against such proposal.
Each “broker non-vote” will also count as a vote “AGAINST” the proposal to adopt the Merger Agreement, but will have no effect on the Compensation Proposal or any Adjournment Proposal. A “broker non-vote” generally occurs when a bank, broker or other nominee holding shares on your behalf does not vote on a proposal because the bank, broker or other nominee has not received your voting instructions and lacks discretionary power to vote the shares. “Broker non-votes,” if any, will be counted for the purpose of determining whether a quorum is present. However, because none of the proposals to be voted on at the Special Meeting are routine matters for which brokers may have discretionary authority to vote, Cornerstone does not expect any broker non-votes at the special meeting. As such, if you fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted towards a quorum at the Special Meeting.
Shares Held by Cornerstone’s Directors and Executive Officers
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, 3,026,135 shares of common stock, representing approximately 4.5% of the shares of common stock outstanding on the Record Date (and approximately 7.5% of the shares of common stock outstanding when taking into account Cornerstone options and RSUs held, in the aggregate, by our directors and executive officers).
Our directors and executive officers have informed us that they currently intend to vote all of their respective shares of common stock (i) “FOR” the adoption of the Merger Agreement, (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal, and (iii) “FOR” the approval of the Adjournment Proposal.
Voting of Proxies
If, at the close of business on the Record Date, your shares are registered in your name with our transfer agent, Computershare Trust Company, N.A., on the Record Date, you may cause your shares to be voted by returning a signed and dated proxy card in the accompanying prepaid envelope, or you may vote virtually in person at the Special Meeting. Additionally, you may grant a proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card). You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.
If you plan to attend the Special Meeting and wish to vote virtually in person, you will need to enter the 16-digit Control Number found next to the label “Control Number” on your proxy card voting instruction form, or in the email sending you the Proxy Statement. If you attend the Special Meeting, and vote virtually in person, your vote will revoke any previously submitted proxy. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the Special Meeting virtually in person.
Voting instructions are included on your proxy card. All shares represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted:
(i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
If, at the close of business on the Record Date, your shares are held in “street name” through a bank, broker or other nominee, you may vote through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee or attending the Special Meeting and voting virtually in person with a “legal proxy” from your bank, broker or other nominee. If such a service is provided, you may vote over the Internet or telephone through your bank, broker or other nominee by following the instructions on the voting form provided by your bank, broker or other nominee. If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote virtually in person with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the proposal to adopt the Merger Agreement but will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Revocability of Proxies
If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•	submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•
delivering a written notice of revocation to our Corporate Secretary at Cornerstone OnDemand, Inc., 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404, by 11:59 p.m. Eastern time on October 11, 2021; or

•	attending the Special Meeting and voting virtually in person.
If you have submitted a proxy, your virtual appearance at the Special Meeting will not have the effect of revoking your prior proxy; provided that you do not vote virtually in person or submit an additional proxy or revocation, which, in each case, will have the effect of revoking your proxy.
If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote virtually in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Adjournments and Recess
Although it is not currently expected, the Special Meeting may be adjourned or recessed to a later date or dates, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the Special Meeting. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or recess of the Special Meeting for the purpose of soliciting additional proxies will allow the stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or recessed.
Board of Directors’ Recommendation
The Board of Directors, after considering various factors described under the caption, “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously: (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Cornerstone and its stockholders; (ii) agreed that the Merger shall be governed by and effected in accordance with the DGCL; (iii) declared it advisable to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger; (iv) authorized and approved the execution, delivery and performance by Cornerstone of the Merger Agreement, and the consummation of the Merger and the transactions contemplated by the Merger Agreement; and (v) subject to the terms and conditions of the Merger Agreement, resolved to recommend, on behalf of Cornerstone, that the Cornerstone stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby in accordance with the DGCL.
Accordingly, the Board of Directors unanimously recommends, on behalf of Cornerstone, that you vote: (i) “FOR” the adoption of the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Solicitation of Proxies
The expense of soliciting proxies will be borne by Cornerstone. We have retained MacKenzie Partners, Inc. (“MacKenzie”), a proxy solicitation firm, to solicit proxies in connection with the Special Meeting at a cost of approximately $25,000 plus expenses. We will also indemnify MacKenzie against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by stockholders of the proposal to adopt the Merger Agreement, we currently anticipate that the Merger will be consummated during the second half of 2021, although the Company cannot assure completion by any particular date, if at all. Since the Merger is subject to a number of conditions, the exact timing of the Merger cannot be determined at this time.
Delisting and Deregistration of Company Common Stock
If the Merger is completed, the shares of Cornerstone’s common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and shares of Cornerstone’s common stock will no longer be publicly traded. As such, Cornerstone will no longer file periodic reports with the SEC on account of Cornerstone’s common stock.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on October 12, 2021
The proxy statement is available at investors.cornerstoneondemand.com and clicking on the link titled “Financials” and then “SEC Filings.”
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(212) 929-5500 (Call Collect)
Call Toll-free: (800) 322-2885
proxy@mackenziepartners.com

THE MERGER
This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this document contains important information about the Merger and how it affects you.
Parties Involved in the Merger
Cornerstone OnDemand, Inc.
1601 Cloverfield Blvd., Suite 620 South
Santa Monica, California 90404
(310) 752-0200
Cornerstone is a leading global provider of learning and people development solutions, delivered as software-as-a-service. Cornerstone’s common stock is listed on the Nasdaq under the symbol “CSOD”.
Sunshine Software Holdings, Inc.
c/o Clearlake Capital Group, L.P.
233 Wilshire Boulevard, Suite 800
Santa Monica, CA 90401
(310) 400-8801
Parent is a Delaware corporation that was formed on July 27, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Parent is owned by funds managed by affiliates of Clearlake and has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the related equity financing and debt financing transactions. Upon completion of the Merger, Cornerstone will be an indirect wholly owned subsidiary of Parent.
Sunshine Software Merger Sub, Inc.
c/o Clearlake Capital Group, L.P.
233 Wilshire Boulevard, Suite 800
Santa Monica, CA 90401
(310) 400-8801
Merger Sub is a Delaware corporation and a wholly owned indirect subsidiary of Parent and was formed on July 27, 2021, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement. Merger Sub has not engaged in any business activities other than in connection with the transactions contemplated by the Merger Agreement and the related equity financing and debt financing transactions. Upon the completion of the Merger, Merger Sub will cease to exist and Cornerstone will continue as the Surviving Corporation.
In connection with the transactions contemplated by the Merger Agreement, Parent and/or one of its affiliates has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement. In addition, the Guarantors have delivered an Equity Commitment Letter to Parent, and the Guarantors and certain other investors have delivered a Preferred Equity Commitment Letter to Parent pursuant to which, upon the terms and subject to the conditions set forth in such letters, the investors have committed to capitalize Parent at the Closing of the Merger. For more information, please see the section of this proxy statement captioned “The Merger—Financing of the Merger.”
Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Cornerstone, with Cornerstone continuing as the Surviving Corporation. As a result of the Merger, Cornerstone will become an indirect wholly owned subsidiary of Parent, and our common stock will no longer be publicly traded and will be delisted from Nasdaq. In addition, our common stock will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, Parent and Merger Sub may agree in writing and specify in the certificate of merger).

Effect on Cornerstone if the Merger is Not Completed
If the Merger Agreement is not adopted by Cornerstone stockholders, or if the Merger is not completed for any other reason:
(i)	the Cornerstone stockholders will not be entitled to, nor will they receive, any payment for their respective shares of common stock pursuant to the Merger Agreement;
(ii)
(A) Cornerstone will remain an independent public company, (B) Cornerstone’s common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and (C) Cornerstone will continue to file periodic reports with the SEC;

(iii)
we anticipate that (A) management will operate the business in a manner similar to that in which it is being operated today and (B) stockholders will be subject to similar types of risks and uncertainties as those to which they are currently subject, including, but not limited to, risks and uncertainties with respect Cornerstone’s business, prospects and results of operations, as such may be affected by, among other things, the highly competitive industry in which Cornerstone operates and economic conditions;

(iv)
the price of our common stock may decline significantly, and if that were to occur, it is uncertain when, if ever, the price of our common stock would return to the price at which it trades as of the date of this proxy statement;

(v)
the Board of Directors will continue to evaluate and review Cornerstone’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate (irrespective of these efforts, it is possible that no other transaction acceptable to the Board of Directors will be offered or that Cornerstone’s business, prospects and results of operations will be adversely impacted); and

(vi)
under certain specified conditions, Cornerstone will be required to pay Parent a termination fee of $150,000,000. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Termination Fee.”

Merger Consideration
At the Effective Time, each share of common stock (other than (A) shares held by Cornerstone (or held in Cornerstone’s treasury), (B) shares held by Parent or any other direct or indirect subsidiary of Parent or any assigns thereof, and (C) any Dissenting Shares) outstanding as of immediately prior to the Effective Time will be cancelled and automatically converted into the right to receive the Per Share Merger Consideration, without interest thereon and less any applicable withholding taxes required by applicable law.
After the Merger is completed, you will have the right to receive the Per Share Merger Consideration in respect of each share of common stock that you own (less any applicable withholding taxes required by applicable law), but you will no longer have any rights as a stockholder (except that stockholders who properly exercise their appraisal rights will have a right to receive payment of the “fair value” of their shares as determined pursuant to an appraisal proceeding, as contemplated by Delaware law). For more information, please see the section of this proxy statement captioned “—Appraisal Rights.”
Background of the Merger
The Board of Directors, together with Cornerstone management, regularly reviews and assesses Cornerstone’s performance, share price, risks, opportunities and strategy in light of the current business and economic environment, as well as evolving industry dynamics, as they, individually and together, may affect Cornerstone’s long-term strategic goals and plans. As a matter of practice, the Board of Directors and Cornerstone management, together with their professional advisors, regularly review and evaluate a wide range of strategic opportunities for business combinations, acquisitions and other financial and strategic alternatives for Cornerstone, including continuing as a standalone company, with a view to enhance stockholder value.
On February 2, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley LLP (“Cooley”), Cornerstone’s outside legal counsel. Representatives of Cornerstone management reviewed with the Board of Directors preliminary financial results with respect to Cornerstone’s operations through the end of fiscal year 2020. At the request of the Board of Directors, representatives of

Centerview then joined the meeting to review with the Board of Directors general market observations based on recent trends and Cornerstone’s financial performance relative to other companies in the software industry in order to inform the Board of Directors’ ongoing assessment of Cornerstone’s long-term strategic plan. The Board of Directors invited representatives of Centerview to join the meeting based on their experience and reputation in the software industry and their long-standing relationship with Cornerstone, including their work with Cornerstone in connection with the acquisition of Saba the prior year. Discussion ensued with respect to opportunities and challenges associated with executing on Cornerstone’s long-term strategic plan and other potential stockholder value enhancing opportunities, including potential financial and strategic partners for Cornerstone. The Board of Directors raised questions around whether the public markets would appropriately value Cornerstone’s ongoing execution of its long-term strategic plan. Following discussion, the Board of Directors determined to have further discussion on these topics at its next regularly scheduled meeting following the announcement on February 16, 2021 of results for the year and fiscal quarter ended December 31, 2020 and gauging associated investor and market reaction.
On March 15, 2021, in preparation for the next meeting of the Board of Directors and upon the recommendation of certain members of the Board of Directors, representatives of Cornerstone management met with representatives of Qatalyst Partners to obtain an additional viewpoint on Cornerstone’s financial and trading performance relative to certain peer groups and the market generally, analyst perceptions of Cornerstone, the software market environment, and potential financial and strategic partners for Cornerstone from a financial advisor considered by Cornerstone management to have significant experience with, and deep knowledge of, the software industry and its participants.
On March 17, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley and Centerview. Cornerstone management reviewed with the Board of Directors general investor sentiment following Cornerstone’s announcement of earnings for the fourth quarter ended December 31, 2020, Cornerstone’s historical stock price performance relative to certain peer groups and the market more generally, and Cornerstone management’s outlook (a) for the first quarter of 2021, which, based on current estimates, was expected to exceed publicly disclosed guidance, and (b) for full-year 2021, which remained in-line with Cornerstone’s then current internal forecasts. Representatives of Centerview reviewed reactions to Cornerstone’s results for the fourth quarter ended December 31, 2020 and management reviewed opportunities and challenges associated with executing on Cornerstone’s long-term standalone plan. Centerview noted that while software sector valuations remained at or near all-time highs and that strategic and financial buyers were aggressively pursuing high-growth assets, since the time of the last meeting of the Board of Directors on February 2, 2021 Nasdaq was down and it was possible that valuations and multiples could start to contract, which could lead to a decline in Cornerstone’s trading multiple and stock price. Centerview reviewed with the Board of Directors a framework for engagement with a select group of strategic and financial partners to gauge potential interest in Cornerstone, with the goal of such process to understand potential levels of interest with modest management time investment and using market feedback as the basis for fact-based decision making regarding strategic planning. The proposed framework included abbreviated management presentations to participants focusing on industry dynamics, the opportunities available to Cornerstone and forward-looking financial information. The Board of Directors discussed the positive macro market environment, including the historic multiples and premiums being paid in transactions in the software sector, the risk of a possible market downturn and the resulting negative pressure that would put on valuations, and the positives and negatives associated with undertaking a targeted outreach consistent with the framework previously discussed and determined that, despite the risk of leaks and internal management distractions, the additional market intelligence that might be obtained by such outreach would benefit the Board of Directors’ assessment of potential strategic alternatives, including pursuing Cornerstone’s long-term standalone plan. The Board of Directors discussed with Cornerstone management and representatives of Centerview the appropriate parties to contact in connection with such framework based on an assessment of the parties most likely to be interested in a potential transaction and able to provide an attractive valuation and determined to focus initially on a limited number of parties to limit the risk of leaks. It was also determined that the timing of such outreach should begin on an appropriate date following the announcement of Cornerstone’s first quarter earnings in May so that the contacted parties would have the benefit of the earnings release information that the Board of Directors then expected to be viewed favorably. Following the determination by the Board of Directors to proceed with the proposed framework, Cornerstone management recommended to the Board of Directors that Qatalyst Partners be engaged, together with Centerview, to act on behalf of Cornerstone in connection with such outreach based on Qatalyst Partners’

experience working with companies similarly situated to Cornerstone and the strength of its reputation and experience, specifically in the software sector. Based on, among other things, the recommendation of certain directors and the familiarity of other directors with Qatalyst Partners from prior professional interactions, the Board of Directors agreed and instructed Cornerstone management to work with Qatalyst Partners and Centerview to undertake such outreach following the announcement of earnings.
On May 6, 2021, Cornerstone announced results for its first quarter ended March 31, 2021.
On May 20, 2021, representatives of Qatalyst Partners sent Clearlake a proposed non-disclosure agreement. On June 2, 2021, after negotiations between the parties regarding the terms of the non-disclosure agreement, Clearlake and Cornerstone executed a non-disclosure agreement.
During the period beginning on May 18, 2021 and continuing until June 7, 2021, consistent with the discussions with the Board of Directors, representatives of Qatalyst Partners and Centerview contacted seven parties (including Clearlake, Party A, Party B and one possible strategic buyer, Party C, a portfolio company of a financial sponsor) regarding a potential strategic transaction. In addition, during that period, Cornerstone received unsolicited inbound requests from three financial sponsors (including Vector and Party D), regarding a potential strategic transaction. Of these parties (i) one party determined not to proceed in the process after initial contact and (ii) nine, including Clearlake, Vector, Party A, Party B, Party C and Party D, executed non-disclosure agreements with Cornerstone that included a “standstill” provision (but permitted parties to approach Cornerstone privately and confidentially during the standstill period), a fall-away provision (upon the entry or public announcement of certain acquisition transactions) and a restriction on engaging with any potential co-investor or financing source regarding a possible transaction with Cornerstone without Cornerstone’s approval, and participated in initial meetings with Cornerstone management. Of the nine parties that executed non-disclosure agreements, three parties determined not to proceed in the process after the management presentations and six parties, including Clearlake, Vector, Party A, Party B, Party C and Party D, were provided access following the management presentations to diligence information contained in a virtual data room established by Cornerstone.
After close of trading on June 1, 2021 (the “Unaffected Date”), Clearlake filed a Schedule 13D in connection with Cornerstone’s potential strategic review process, indicating beneficial ownership of approximately 8.3% of Cornerstone’s common stock.
On June 8, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Representatives of Qatalyst Partners and Centerview reviewed with the Board of Directors the parties included in discussions to date and noted that a majority of prospective buyers contacted had completed management presentations. Representatives of Qatalyst Partners and Centerview reviewed with the Board of Directors (i) historical stock price performance, (ii) Cornerstone’s stock price performance and trading volume following Clearlake’s filing of a Schedule 13D on June 1, 2021, including that on June 2, 2021, the closing price of Cornerstone common stock rose approximately 6.0% and daily trading volume was approximately 2.7x higher than the three month daily average trading volume prior to the Unaffected Date, (iii) Cornerstone’s trading in the context of selected peers, the broader software market and its Long Range Plan, (iv) potential next steps, including continued engagement with existing parties, coupled with additional outbound calls to other potential financial and strategic partners for Cornerstone, and request for parties to submit initial indications of interest (including with respect to value) in late June, and (v) the benefits and risks of contacting additional parties. Taking these facts into account, the Board of Directors discussed the advantages and disadvantages of engaging additional parties in discussions regarding a possible strategic transaction, including the additional third party valuation information that could be obtained and used to help guide strategic decision making and the incremental risk of leaks and management distraction. Representatives of Cornerstone management then reviewed with the Board of Directors the preliminary draft of the Long Range Plan including assumptions incorporated therein and, following discussion, the Board of Directors directed Cornerstone management to revisit certain expense assumptions in fiscal year 2022 to ensure that such assumptions were consistent with management’s current operational expectations for such fiscal year. Promptly following the meeting, in response to the input provided by the Board of Directors, Cornerstone management revised the Long Range Plan to reflect reduced operating expense assumptions for fiscal year 2022 for, among other things, reduced travel and consulting expenses, and the Board of Directors adopted the Long Range Plan as so revised by way of unanimous written consent on June 14, 2021. For a detailed discussion of the Long Range Plan, please see below under the caption “—Financial Projections”). The Board of Directors meeting continued in executive session, during which the Board of Directors continued to discuss the positives and negatives of continuing, and potentially expanding, the strategic review process to include additional financial and strategic partners for Cornerstone. The Board determined to proceed with additional outreach, and authorized Cornerstone management to work with the financial advisors to target those parties believed most likely to be interested in and able to acquire Cornerstone. The Board of Directors determined to formally engage Qatalyst Partners and Centerview in connection with the ongoing strategic review process based on an assessment of such firms’ respective knowledge and deal experience in the software industry and strategic review processes and directed Cornerstone management to assist with the engagement process subject to Board of Directors’ approval of final engagement terms. On July 1, 2021, the Board of Directors approved the terms of engagement with each of Qatalyst Partners and Centerview, and Cornerstone executed an engagement letter with each of Qatalyst Partners and Centerview formalizing the engagement of each of Qatalyst Partners and Centerview to act as financial advisor to the Board of Directors in connection with a potential strategic transaction.
During the period beginning on June 9, 2021 and continuing until June 22, 2021, consistent with the discussions with the Board of Directors, representatives of Qatalyst Partners and Centerview discussed the potential transaction with an additional nine parties, including four possible strategic buyers and five possible financial sponsors. In addition, during that period, Cornerstone received unsolicited inbound requests from three financial sponsors, including Party E and Party F, regarding a potential strategic transaction. Of these parties, (i) nine parties determined not to proceed in the process after initial contact (which group included the four potential strategic buyers), (ii) three parties (including Party E and Party F) executed non-disclosure agreements with Cornerstone that included a “standstill” provision (but permitted parties to approach Cornerstone privately and confidentially during the standstill period), a fall-away provision (upon the entry or public announcement of certain acquisition transactions) and a restriction on engaging with any potential co-investor or financing source regarding a possible transaction with Cornerstone without Cornerstone’s approval, and participated in initial meetings with Cornerstone management, and (iii) following the initial management meetings, (x) one party determined not to proceed in the process and indicated to representatives of Qatalyst Partners and Centerview that it wanted to see future quarters of growth acceleration before considering an investment in Cornerstone, and (y) two parties, Party E and Party F, determined to proceed in the process and were provided access to diligence information contained in a virtual data room established by Cornerstone.
On June 22, 2021, representatives of Qatalyst Partners and Centerview sent process letters to each of the parties that remained active in the strategic process, including Clearlake, Vector, Party A, Party B, Party C, Party D, Party E, and Party F, requesting that such parties submit initial indications of interest to acquire Cornerstone, including the price per share proposed by such party, by June 28, 2021.
On June 23, 2021, Party C communicated to Philip S. Saunders, Cornerstone’s Chief Executive Officer, that it would not be submitting an indication of interest, having previously cited concerns around the amount of additional work, including with respect to integration, that Cornerstone still had to successfully complete before Party C would consider an acquisition of Cornerstone. Party C noted that its affiliated financial sponsor that had also been actively involved in Party C’s assessment of the opportunity may wish to separately continue in the process and that such financial sponsor would make such determination in the coming days. Mr. Saunders then relayed this communication to Qatalyst Partners and Centerview.
On June 24, 2021, representatives of Qatalyst Partners and Centerview received a proposal to acquire Cornerstone from Party B for a range of $50.00 to $55.00 per share in cash.
On June 24 and June 25, 2021, representatives of Qatalyst Partners communicated to each of the parties that had received the July 22 process letter, other than Party B that had already submitted a proposal, that they were participating in a highly competitive process and that the parties should be focused on providing a meaningful premium to the current stock price of Cornerstone in any indications of interest.
On June 25, 2021, representatives of each of Party A and the financial sponsor affiliated with Party C contacted representatives of Qatalyst Partners to inform Qatalyst Partners that such party would not be submitting an initial indication of interest. Party A noted that it was not going to participate in the process as it currently had other priorities and it believed there was substantial execution risk and work required to achieve Cornerstone’s transformation initiatives. The financial sponsor affiliated with Party C indicated that it was not going to proceed in the process given concerns around execution risk with Cornerstone’s long-term initiatives and that it did not believe its view of Cornerstone’s value would be competitive.

On June 28, 2021, representatives of Qatalyst Partners and Centerview received initial proposals to acquire Cornerstone from (i) Clearlake for $56.00 per share in cash, (ii) Vector for a range of $56.00 to $58.00 per share in cash, and (iii) Party E for $70.00 per share in cash. That same day, representatives of Party F informed representatives of Qatalyst Partners that Party F would not be proceeding with the process as Party F did not believe its view of Cornerstone’s value would be competitive.
On June 29, 2021, representatives of Party D contacted representatives of Qatalyst Partners and indicated that Party D would not be proceeding in the process as Party D did not believe its view of Cornerstone’s value would be competitive.
On June 30, 2021, representatives of Qatalyst Partners and Centerview called representatives of Party E to request more information regarding Party E’s $70.00 per share proposal and to inquire about potential financing sources for the transaction in light of the fact that publicly available historical transaction information indicated Party E had not previously led transactions of the size implied by their proposal. Party E indicated they were continuing to evaluate potential capital structure and sources.
On July 1, 2021, representatives of Qatalyst Partners called representatives of Party B regarding Party B’s proposal of $50.00 to $55.00 per share in cash and to inform Party B that such proposal was below other proposals provided and to give Party B the opportunity to increase its proposal. Party B told representatives of Qatalyst Partners that it would not be raising its proposal and that Party B would not be proceeding in the process.
On July 7, 2021, representatives of Party E called representatives of Qatalyst Partners and Centerview to discuss Party E’s proposal. Party E indicated to representatives of Qatalyst Partners and Centerview that due to resource and capacity constraints Party E was not in a position to acquire Cornerstone and withdrew its offer. However, Party E stated that it would be interested in participating as an equity partner for another potential acquiror should Cornerstone proceed with a strategic transaction.
Later that day, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Cornerstone management reviewed with the Board of Directors management’s preliminary estimates of certain performance metrics and trends through the end of the second quarter of 2021, including with respect to customer renewal rates, expense management, sales pipeline and employee turnover, and that, while successfully executing on the annual plan for fiscal year 2021 was still possible it remained subject to challenges in and outside of Cornerstone’s control. Following discussion, Cooley reviewed with the Board of Directors its fiduciary duties in connection with a strategic transaction process. Representatives of Qatalyst Partners and Centerview then provided an update to the Board of Directors on the status of the strategic process, including that Party A, Party B, Party C, as well as the financial sponsor of Party C, Party D, Party E and Party F had determined not to proceed, the reasoning provided by such parties, and the collective view by the financial advisors that Vector did not currently have sufficient funds under management to effectively lead an acquisition of Cornerstone, leaving Clearlake as the only remaining credible potential buyer. The financial advisors noted that they had conveyed to Vector their assessment regarding its ability to lead an acquisition, and in response Vector had requested the opportunity to invest with a qualified buyer, should Cornerstone proceed with a strategic transaction. Following discussion, representatives of Qatalyst Partners and Centerview reviewed certain financial aspects of the proposals submitted by Clearlake, Vector, Party B and Party E and discussed the potential benefits of introducing Vector to Clearlake, including as a way to potentially increase Clearlake’s view of Cornerstone’s value in light of the range included in Vector's earlier proposal. The Board of Directors discussed, among other things, the current state of the financial markets, valuations and multiples for software companies being at or near highs and the possibility of market contraction given future macro uncertainties, including the possible disruptive impact of COVID-19 and related variants (with regards to the return to work and day-to-day operations of Cornerstone and on the buying decisions of its customers), a dynamic interest rate environment and/or possible tax reform. The Board of Directors discussed the execution risk around the Long Range Plan and the fact that market perceptions of the degree of difficulty attendant to successfully executing on that plan may have kept other participants from staying actively involved in the strategic process and potentially has kept the price of Cornerstone’s common stock from improving despite the recent announcements by Cornerstone of otherwise positive trends in its business. Following discussion, the Board of Directors determined to (i) disclose to Vector Clearlake’s involvement in the process and permit Vector to communicate with Clearlake and (ii) permit the parties to proceed in the process so that they could complete confirmatory diligence and provide an increased and more definitive proposal for the Board of Directors to consider, including with respect to legal and financial terms. Representatives of Cornerstone management reviewed with the Board of Directors the Internal Long Range Plan which supplemented the Long Range Plan to include non-public, unaudited prospective financial information for fiscal years 2025 and 2026 in order to provide the Board of Directors with a more detailed view of valuation and discussion ensued regarding certain of the assumptions incorporated into such plan. The Board of Directors requested additional time to review the Internal Long Range Plan and determined to continue discussion regarding the Internal Long Range Plan at the next meeting of the Board of Directors.
Later that day and following the meeting of the Board of Directors, representatives of Qatalyst Partners called representatives of Clearlake to suggest that Clearlake consider allowing Vector to participate in the proposed transaction. Clearlake represented that it would consider having Vector participate as a potential minority financing source in connection with a potential transaction.
On July 14, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley. Representatives of Cornerstone management reviewed with the Board of Directors the Internal Long Range Plan previously provided at the end of the last meeting of the Board of Directors and certain of the key assumptions on which the plan was prepared. For a detailed discussion of the Internal Long Range Plan, including such assumptions, please see below under the caption “—Financial Projections”). Discussion ensued and the Board of Directors adopted the Internal Long Range Plan and directed Cornerstone management to instruct each of Centerview and Qatalyst Partners, respectively, to use the Internal Long Range Plan in connection with providing financial analyses in connection with the Board of Directors’ evaluation of potential strategic alternatives, including the Merger. Representatives of Cornerstone management then provided an update to the Board of Directors on the status of the strategic process, including that Clearlake had confirmed that Clearlake had no objection to Vector participating in some of the confirmatory diligence sessions.
In addition, on July 14, 2021, representatives of Cornerstone management gave a presentation to representatives of Clearlake and Vector regarding Cornerstone’s business.
On July 15, 2021, representatives of Qatalyst Partners and Centerview, on behalf of Cornerstone, authorized Clearlake to initiate contact with certain identified preferred equity and debt financing sources in order to secure the necessary funding to finance the proposed transaction.
On July 19, 2021, representatives of Qatalyst Partners and Centerview sent a process letter to Clearlake requesting Clearlake submit its final proposal, including comments to the draft Merger Agreement to be provided in the virtual data room by no later than July 26, 2021.
Later that day, an auction draft of the Merger Agreement was provided to Clearlake via the virtual data room.
On July 23, 2021, a representative of a financial sponsor not involved in the process contacted Mr. Saunders, with whom such representative had a personal and professional relationship for a number of years, to discuss Cornerstone and inform Mr. Saunders that such representative had received inbound inquiries regarding Cornerstone. The financial sponsor representative indicated a general interest in Cornerstone, but did not request any information regarding, or express any interest in presently pursuing, a possible strategic transaction with Cornerstone. Given the late date of the process, that the financial sponsor expressed no current intent to actively engage Cornerstone regarding a possible strategic transaction and the belief of Cornerstone’s management and financial advisors that the financial sponsor was undifferentiated relative to the other participants in the process, no further action was taken.
On July 26, 2021, Clearlake submitted a revised proposal to acquire Cornerstone for $56.50 per share in cash, representing a 29.0% premium to the closing price per share of Cornerstone common stock on the Unaffected Date, the last full trading day prior to Clearlake filing a Schedule 13D, of $43.96 per share (the “Unaffected Cornerstone Stock Price”). The Clearlake proposal included a revised draft of the Merger Agreement, which proposed, among other things, a Company Termination Fee equal to 3.5% of the equity value of Cornerstone in certain limited circumstances, including in the event Cornerstone were to terminate the Merger Agreement in order to accept a superior offer from another party, and a Parent Termination Fee equal to 5.0% of the equity value of Cornerstone in certain limited circumstances, including if Clearlake failed to close the Merger when otherwise required by the Merger Agreement.

On July 27, 2021, representatives of Qatalyst Partners called representatives of Clearlake to convey that Clearlake’s revised $56.50 per share offer was too low and that Clearlake would need to raise its offer price in order to be successful in its bid to acquire Cornerstone.
On July 28, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Representatives of Qatalyst Partners and Centerview reviewed the strategic transaction process to date, including the fact that 24 parties (including five potential strategic buyers and 19 financial sponsors (including Clearlake)) had been contacted, and certain financial aspects of the revised $56.50 per share proposal from Clearlake. The Board of Directors discussed the current state of the financial markets, including the possibility of a market correction, and the substantial execution challenges facing Cornerstone previously assessed in prior meetings. Additionally, representatives of Qatalyst Partners and Centerview discussed with the Board of Directors the possibility that additional opportunities to initiate a strategic process in the short term would be challenging given that Cornerstone would likely need to execute on its current strategic plan to garner renewed attention from potential financial and strategic partners. The Board of Directors meeting continued in executive session, during which the Board of Directors discussed certain key areas of the business, including that near term catalysts for growth were limited given that Cornerstone’s current leverage ratio made it difficult for Cornerstone to meaningfully participate as an active acquiror while competitors with more ready access to capital could seek to capture consolidation opportunities that may make the competitive landscape more difficult for Cornerstone. Following discussion, the Board of Directors determined that the valuation reflected in Clearlake’s current proposal was low, but that there may be a path to completing a transaction if Clearlake were to increase its proposal and increase the reverse termination fee payable by Clearlake, thereby increasing in the view of the Board of Directors the level of closing certainty. Following the meeting, a representative of the Board of Directors contacted representatives of Qatalyst Partners to relay the Board of Directors decision and to instruct Qatalyst Partners to convey the same to Clearlake.
On July 30, 2021, Cooley provided a revised draft of the Merger Agreement to Sidley Austin LLP (“Sidley”), Clearlake’s outside legal counsel, which draft proposed, among other things, a 3.0% Company Termination Fee and 8.0% Parent Termination Fee, and an initial draft of the Miller Support Agreement, pursuant to which, among other things, Mr. Miller and certain stockholders of Cornerstone affiliated with Mr. Miller would be required to vote their shares of common stock in favor of the adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement and against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. That same day, Sidley provided to Cooley initial drafts of the Equity Commitment Letter and Limited Guarantee and initial drafts of the Silver Lake Support Agreements pursuant to which, among other things, the Silver Lake Group would be required to support certain amendments to the Indenture governing the Cornerstone Convertible Notes to facilitate the consummation of the proposed Merger and the financing relating thereto.
Also on July 30, 2020, Qatalyst Partners informed Clearlake that the Board of Directors would not transact at Clearlake’s current proposal.
On July 31, 2021, Sidley provided a revised draft of the Merger Agreement to Cooley, which draft proposed, among other things, a 3.5% Company Termination Fee and 6.0% Parent Termination Fee. That same day, Sidley sent to Cooley initial drafts of the Preferred Equity Commitment Letter and the Debt Commitment Letter.
On August 2, 2021, Clearlake submitted a revised proposal to acquire Cornerstone for $57.00 per share in cash, representing a 30.0% premium to the Unaffected Cornerstone Stock Price. Clearlake’s revised proposal included executed debt financing commitments representing the proposed debt financing for the transaction as well as executed equity financing commitments representing the proposed equity financing for the transaction.
Later that same day, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Representatives of Qatalyst Partners and Centerview provided an update on the status of discussions with Clearlake, including the revised proposal of $57.00 per share, and reviewed with the Board of Directors certain aspects of the proposed equity and debt financing package submitted by Clearlake, including the sources and uses provided by Clearlake. The Board of Directors meeting continued in executive session, during which the Board of Directors further discussed Clearlake’s revised proposal and possible responses. Following discussion, the Board of Directors determined to continue to negotiate price and instructed representatives of Qatalyst Partners and Centerview to seek a higher price from Clearlake.
Later that same day, Cooley provided a revised draft of the Merger Agreement to Sidley, which draft proposed, among other things, a 3.0% Company Termination Fee and 7.5% Parent Termination Fee.
On August 3, 2021, Qatalyst Partners called representatives of Clearlake to discuss the status of the proposed transaction and conveyed that there was a path for Cornerstone to transact at $58.00 per share with a 3.25% Company Termination Fee and a 7.0% Parent Termination Fee. Clearlake stated that it could not support a bid at $58.00 per share and responded with a revised proposal to acquire Cornerstone for $57.50 per share in cash, representing a 31.0% premium to the Unaffected Cornerstone Stock Price, indicating that it would not raise its price any further.
Later that same day, Sidley provided a revised draft of the Merger Agreement to Cooley, which draft proposed, among other things, a 3.5% Company Termination Fee and 6.0% Parent Termination Fee, and an initial draft of the Clearlake Support Agreement with the Clearlake Stockholder pursuant to which, among other things, the Clearlake Stockholder would be required to vote its shares of common stock in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger.
Later that same day, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Representatives of Cornerstone management reviewed with the Board of Directors certain adjustments proposed by Cornerstone management to fiscal year 2021 of the Internal Long Range Plan, including to reflect actual results through the end of the second quarter and the estimated cost reductions for 2021. It was noted that because of the one-time nature of the cost reductions, they did not impact any fiscal year in the Internal Long Range Plan other than 2021. Following discussion, the Board of Directors directed Cornerstone management to revise the Internal Long Range Plan to reflect such adjustments and to provide such adjustments to Clearlake. For a detailed discussion of the Adjusted Internal Long Range Plan, including such adjustments, please see below under the caption “—Financial Projections”. Representatives of Qatalyst Partners and Centerview provided an update on the status of discussions with Clearlake including the revised proposal of $57.50 per share provided by Clearlake and its statement that it would not increase price any further. Representatives of Cooley described certain material terms and proposed changes to the draft Merger Agreement, including (a) the increase of the Company Termination Fee from 3.0% to 3.5% of equity value and the decrease of the Parent Termination Fee from 7.5% to 6.0% of equity value, and (b) the requirement that the marketing period for Parent’s debt financing not begin until US HSR Act and stockholder approval had been obtained. The Board of Directors meeting continued in executive session, during which the Board of Directors further discussed Clearlake’s $57.50 per share proposal. Representatives of Cooley then described the preliminary calculations that had been conducted in connection with the excise tax potentially payable by certain members of Cornerstone management as a result of the anticipated transaction under Internal Revenue Code Section 4999 and the concept of gross-up payments for any related taxes payable with respect to the payments of such excise taxes (such arrangements, “280G gross-up arrangements”). After discussion and review of the preliminary excise tax and gross-up estimates, including that Clearlake would likely not agree to any proposal that did not limit the potential liability associated with 280G gross-up arrangements, the Board of Directors determined to provide 280G gross-up arrangements for affected members of Cornerstone management subject to a $7,000,000 aggregate cap. After discussion, the Board of Directors concluded that, in light of all the factors and risks associated with Cornerstone’s standalone plan, concerns regarding the risk of losing Clearlake’s final offer of $57.50 per share if Cornerstone continued to pursue a higher price, the unlikeness of there being another acquiror willing to pay a higher price to acquire Cornerstone given the broad nature of the strategic process conducted and the fact the Clearlake’s proposal enabled Cornerstone stockholders to realize an immediate, certain and significant premium for their stock without the execution and other risks associated with Cornerstone’s standalone plan, it would agree to move forward on the basis of the $57.50 per share proposal provided that Clearlake agree to (i) the marketing period beginning after Labor Day and (ii) a

3.25% Company Termination Fee and 7.0% Parent Termination Fee. In addition, the Board determined it would seek from Clearlake the proposed 280G gross-up arrangements subject to a $7,000,000 aggregate cap. Following the meeting, the Board of Directors directed representatives of Qatalyst Partners to relay the Board of Directors’ decision to Clearlake.
Later that same day, at the direction of the Board of Directors, a representative of Qatalyst Partners called a representative of Clearlake to express the Board of Directors’ willingness to proceed on the basis of the last offer proposed by Clearlake of $57.50 per share in cash if Clearlake agreed to the terms outlined by the Board of Directors. Shortly thereafter, Cooley sent a revised draft of the Merger Agreement to Sidley reflecting the terms outlined by the Board of Directors.
On August 4, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview. Representatives of Cornerstone management provided an update to the Board of Directors regarding the current transaction status and noted that the terms of the Silver Lake Support Agreements had not yet been finalized. Following the update from Cornerstone management, representatives of Qatalyst Partners reviewed with the Board of Directors Qatalyst Partners’ financial analyses of Clearlake’s $57.50 per share proposal and then representatives of Centerview reviewed with the Board of Directors Centerview’s financial analyses of Clearlake’s $57.50 per share proposal. Following the presentations by Qatalyst Partners and Centerview, Cooley reviewed with the Board of Directors its fiduciary duties applicable in connection with the strategic transaction process and the proposed Merger, and reviewed certain material terms of the draft Merger Agreement and related transactions, including (a) that the marketing period for Parent’s debt financing would begin on the earlier of September 8, 2021 and the first date following the filing of the definitive proxy, which date was anticipated to roughly coincide with September 8, 2021 absent SEC review of the preliminary proxy, (b) that Clearlake had agreed to the 3.25% Company Termination Fee and 7.0% Parent Termination Fee, (c) the conditions to the consummation of the Merger, (d) that Mr. Miller (together with certain stockholders affiliated with Mr. Miller), the Clearlake Stockholder and the Silver Lake Group would be entering into certain support agreements concurrently with the execution of the Merger Agreement, and (e) that Clearlake had agreed to the proposed 280G gross-up arrangements subject to the $7,000,000 aggregate cap proposed by Cornerstone. Cooley noted to the Board of Directors that Clearlake indicated it had not included in a Support Agreement from Vector its latest proposal because it was unclear whether Vector would ultimately be included as a minority investor in the proposed transaction. The Board of Directors then adjourned the meeting and determined to reconvene the meeting after the terms and conditions to the Silver Lake Support Agreements were finalized as among the parties.
Throughout the remainder of August 4 and 5, 2021, the parties worked to finalize the Merger Agreement and the support agreements, including a support agreement from Vector (which would be entered into in connection with Clearlake agreeing that Vector could make a minority investment in Parent at the closing of the Merger). The parties also worked to finalize the Debt Commitment Letters, the Preferred Equity Commitment Letter, the Equity Commitment Letter and the Limited Guarantee.
On the afternoon of August 5, 2021, the Board of Directors held a meeting with Cornerstone management and representatives of Cooley, Qatalyst Partners and Centerview to review the final Clearlake $57.50 per share proposal. Representatives of Qatalyst Partners confirmed to the Board of Directors that there were no material changes to the financial analysis presented to the Board of Directors by Qatalyst Partners at the meeting of the Board of Directors the day prior and delivered to the Board of Directors the oral opinion of Qatalyst Partners, which was subsequently confirmed by delivery of a written opinion dated August 5, 2021, to the effect that, as of that date and based on and subject to various assumptions, qualifications, limitations and other matters set forth in its written opinion, the $57.50 per share in cash to be received by the holders of shares of common stock (other than Parent or any affiliate thereof) pursuant to, and in accordance with, the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “—Opinion of Qatalyst Partners LP.” Representatives of Centerview then confirmed to the Board of Directors that there were no material changes to the financial analysis presented by Centerview to the Board of Directors at the meeting of the Board of Directors from the day prior and delivered to the Board of Directors the oral opinion of Centerview, which was subsequently confirmed by delivery of a written opinion dated such date that, as of such date and based upon and subject to the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in its written opinion, the $57.50 per share in cash to be paid to the holders of shares of common stock (other than Excluded Shares) pursuant to, and in accordance with, the Merger

Agreement was fair, from a financial point of view, to such holders. For a detailed discussion of Centerview’s opinion, please see below under the caption “—Opinion of Centerview Partners LLC”). Following the presentations by Qatalyst Partners and Centerview, Cooley reviewed with the Board of Directors the material terms of the draft Merger Agreement and related transactions, including the related transaction documents. The Board of Directors then discussed the potential transaction with Clearlake, and, after carefully considering the matters discussed during that meeting and prior meetings of the Board of Directors (for more information, see the section titled “ —Reasons for the Merger”), the Board of Directors unanimously (i) determined that the Merger Agreement, the Voting and Support Agreements and the other transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), are advisable and fair to, and in the best interests of, Cornerstone and its stockholders; (ii) agreed that the Merger shall be governed and effected in accordance with the DGCL; (iii) declared it advisable to enter into the Merger Agreement, the Voting and Support Agreements and to consummate the Transactions, (iv) authorized and approved the execution, delivery and performance by Cornerstone of the Merger Agreement, and the consummation of the Transactions; and (v) subject to the terms and conditions of the Merger Agreement, resolved to recommend that the Cornerstone stockholders, on behalf of Cornerstone, to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby in accordance with the DGCL.
Later that day, the parties executed the Merger Agreement, the Voting and Support Agreements, the Equity Commitment Letter, the Limited Guarantee, the Preferred Equity Commitment Letter and the Debt Commitment Letter, and Cornerstone and Clearlake issued a joint press release announcing the transaction, including that Vector had agreed to make a minority investment in Parent at the Closing of the Merger (which was subsequently disclosed in an amended Schedule 13D filed by Clearlake to consist of a contribution of shares of common stock of Cornerstone and cash for an aggregate value of approximately $100 million).
On August 9, 2021, Party E contacted Cornerstone to request, and received, permission under the terms of Party E’s non-disclosure agreement with Cornerstone to engage with Clearlake regarding a potential equity co-investment in Parent.
On August 19, 2021, each of Cornerstone and Parent filed its Premerger Notification and Report Form with the FTC and the Antitrust Division for review in connection with the Merger.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
The Board of Directors has unanimously: (i) determined the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable and fair to, and in the best interests of, Cornerstone and its stockholders; (ii) agreed that the Merger shall be governed and effected in accordance with the DGCL; (iii) declared it advisable to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement, including the Merger; (iv) authorized and approved the execution, delivery and performance by Cornerstone of the Merger Agreement, and the consummation of the Merger and the transactions contemplated by the Merger Agreement; and (v) subject to the terms and conditions of the Merger Agreement, resolved to recommend that, on behalf of Cornerstone, the Cornerstone stockholders adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby in accordance with the DGCL.
The Board of Directors unanimously recommends, on behalf of Cornerstone, that you vote: (i) “FOR” the adoption the Merger Agreement; (ii) “FOR” the approval, on an advisory (non-binding) basis, of the Compensation Proposal; and (iii) “FOR” the approval of the Adjournment Proposal.
Reasons for the Merger
In the course of reaching its determination and recommendation, the Board of Directors consulted with Cornerstone management, Cooley and its financial advisors, Qatalyst Partners and Centerview. The Board of Directors considered the following reasons (which are not listed in any relative order of importance), all of which it viewed as generally supporting its (i) determination that the Merger Agreement and the other transactions contemplated by the Merger Agreement, the Voting and Support Agreements and the Transactions, are advisable and fair to, and in the best interest of, Cornerstone and its stockholders, (ii) authorization and approval of the execution, delivery and performance by Cornerstone of the Merger Agreement and the consummation of the

Transactions, including the Merger and (iii) subject to the terms and conditions of the Merger Agreement, recommendation that Cornerstone stockholders adopt the Merger Agreement and approve the Merger and the Transactions.
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the fact that the Merger Consideration of $57.50 per share represented a compelling premium to historical market prices for the shares of Cornerstone common stock, including that the Merger Consideration constituted a premium of:

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approximately 31% to the closing price of Cornerstone’s common stock of $43.96 on June 1, 2021, the last full trading day prior to Clearlake filing a Schedule 13D in connection with Cornerstone’s potential strategic review process; and

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approximately 40% to Cornerstone’s last twelve months volume weighted average price for the period ending on June 1, 2021, the last full trading day prior to Clearlake filing a Schedule 13D in connection with Cornerstone’s potential strategic review process;

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the fact that, during the course of negotiations with Clearlake (as more fully described below under the section of this proxy statement captioned “The Merger—Background of the Merger”), Clearlake increased its initial offer from $56.00 per share on June 30, 2021, to $56.50 per share on July 26, 2021, to $57.00 per share on August 2, 2021, and then, ultimately, to $57.50 per share on August 3, 2021;

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the belief that, (i) as a result of an active negotiating process, including specific instruction from Clearlake, Cornerstone had obtained Clearlake’s best and final offer, and (ii) there was substantial risk of losing Clearlake’s final offer of $57.50 per share if Cornerstone continued to pursue a higher price, the Merger Consideration represented the highest price that Clearlake was willing to pay and the highest price per share value reasonably obtainable under the circumstances as of the date of the Merger Agreement;

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the strategic transaction process conducted by Cornerstone, including the fact that 24 different parties, including potential strategic and financial partners (including Clearlake), were contacted or solicited during the process in an effort to obtain the best value reasonably available to Cornerstone stockholders, and that no such party was willing to move forward with Cornerstone regarding a potential transaction on terms that were better than the Clearlake proposal;

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the fact that the consideration to be paid in the Merger is payable solely in cash, which allows Cornerstone stockholders to realize immediate liquidity and certainty of value in respect of their shares of Cornerstone common stock, while eliminating the effect on stockholders of long-term business and execution risk, as well as risks related to the financial markets generally (including the ongoing risks and uncertainties around COVID-19 and related variants on return to work and day-to-day operations of Cornerstone, on Cornerstone’s customers (including with respect to buying decisions and potentially extended sales cycles) and on the broader financial markets);

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the belief that the Merger Consideration is more favorable to Cornerstone stockholders than the potential value that would reasonably be expected to result from other strategic and financial alternatives reasonably available, which could include: (i) the continuation of Cornerstone’s business plan as an independent enterprise, as assessed based on its historical results of operations, financial prospects and condition; (ii) modifications to Cornerstone’s business and operations strategy; and (iii) potential expansion opportunities, including into new business lines, through acquisitions and combinations of Cornerstone with other businesses;

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the belief that the aforementioned other strategic and financial alternatives were not reasonably likely to create greater value for Cornerstone’s stockholders than the Merger, taking into account, among other variables, (i) execution risks as well as business, competitive, industry and market risks, particularly those in the subscription software and talent management industries more generally, (ii) risks resulting from Cornerstone’s inability at present to meaningfully participate as an active acquirer as a result of its current leverage ratio while competitors with more available access to capital may foreclose future opportunities for growth by acquisition, (iii) risks associated with completing the successful integration of Saba Software, Inc. and the other related acquired entities (“Saba”), (iv) risks that Cornerstone may not be able to increase revenues in line with market expectations and/or internal projections, (v) risks involved with future employee retention, (vi) risks around whether the public market will appropriately value Cornerstone’s ongoing execution progress of its business plan,(vii) risks associated with Cornerstone achieving internal revenue projections, which are highly dependent on the launch of new products, (including risks and uncertainties regarding efforts to drive customer adoption of Cornerstone’s new platform and content offerings), (viii) the fact that Cornerstone’s research analyst coverage and trading volumes had diminished over time and the risk that these factors could adversely impact future stock performance, and (ix) risks associated with a decline in market trading multiples over time, which could lead to a decline in Cornerstone’s trading multiple and stock price;
•	the high degree of certainty that the closing would be achieved in a timely manner, under the terms of the Merger Agreement;
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that (i) the Signing Stockholders that held, in the aggregate, approximately 15.65% of the voting power of the outstanding shares of Cornerstone common stock as of July 30, 2021, entered into the Voting and Support Agreements obligating each of them during the term of such agreement (A) subject to certain limited exceptions, not to transfer any shares of Cornerstone common stock owned by them and (B) to vote all their shares of Cornerstone common stock (1) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other Transactions and/or (2) against any acquisition proposal or any action or agreement which would reasonably be expected to result in any of the conditions to Cornerstone’s obligations to consummate the Merger as specified in the Merger Agreement not being fulfilled or any alternative acquisition proposals, and (ii) the Silver Lake Group entered into the Silver Lake Support Agreements, which requires the Silver Lake Group (A) subject to limited exceptions, not to transfer or convert into common stock their Cornerstone Convertible Notes and (B) to support certain amendments to the Indenture to facilitate the consummation of the Merger and the financing relating thereto;

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the oral opinion of Qatalyst Partners, subsequently confirmed in writing, to the effect that, as of August 5, 2021, and subject to the various limitations, qualifications, assumptions and other conditions set forth in such written opinion, the Merger Consideration to be received by the holders of shares of Cornerstone common stock (other than Parent or an affiliate of Parent), pursuant to, and in accordance with, the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement captioned “The Merger–Opinion of Qatalyst Partners LP,” which full text of the written opinion is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

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the oral opinion of Centerview, subsequently confirmed in writing, to the effect that, as of August 5, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations set forth in such written opinion, the Merger Consideration to be paid to the holders of shares of Cornerstone common stock (other than Excluded Shares (as defined in its opinion, which include, for example, shares of common stock owned by stockholders who have properly and validly exercised their statutory rights of appraisal under Section 262 of the DGCL), pursuant to, and in accordance with, the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below under the section of this proxy statement captioned “The Merger–Opinion of Centerview Partners LLC,” which full text of the written opinion is attached as Annex C to this proxy statement and is incorporated by reference in this proxy statement in its entirety;

•	the terms of the Merger Agreement and the related agreements, including:
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the conditions to the consummation of the Merger being specific and limited, including the requirement that the Merger Agreement be adopted by the holders of at least a majority of the outstanding shares of Cornerstone common stock;

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Cornerstone’s right, subject to certain conditions, to respond to and negotiate unsolicited acquisition proposals that are made on or after August 5, 2021 and prior to the time that the Merger Agreement, the Merger and the Transactions are approved by Cornerstone’s stockholders, as more fully described in the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”;

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the fact that Parent and Merger Sub have obtained committed debt and preferred equity financing for the transaction from reputable financial institutions and from certain affiliated funds of Parent and committed equity financing from certain affiliated funds of Parent that together provide funding of an amount sufficient to cover the aggregate Merger Consideration, all fees and expenses payable by Parent, Merger Sub or Cornerstone on the date on which the Closing occurs (the “Closing Date”) and the repayment or refinancing of any indebtedness required to be repaid or refinanced on the Closing Date;

•	the obligation of Parent and Merger Sub to use reasonable best efforts to consummate the Financing and the limited number and nature of the conditions to the Financing;
•	the ability of the parties to consummate the Merger, including the absence of any financing condition in the Merger Agreement;
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Cornerstone’s ability, under certain circumstances pursuant to the Merger Agreement and the Equity Commitment Letter, to seek specific performance of Parent’s obligation to cause the equity commitment to be funded;

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the fact that the Merger Agreement provides that Parent will pay Cornerstone a termination fee in the amount of $320,000,000 if the Merger Agreement is terminated by Cornerstone due to any breach of representations or covenants made by Parent or Merger Sub that causes a closing condition not to be satisfied (following notice and an opportunity to cure) or in certain circumstances in which all other closing conditions have been satisfied, but Parent or Merger Sub fails to close when required to do so under the Merger Agreement;

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the fact that the Guarantors provided a limited guaranty in favor of Cornerstone, which, taken together, guarantee the obligation of Parent to pay any termination fee, reimburse and indemnify Cornerstone with respect to certain expenses in connection with its cooperation with obtaining Parent’s debt financing and pay certain other amounts required under the Merger Agreement, subject to an aggregate cap equal to $322,000,000 (as more fully described below under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Financing of the Merger”);

•	Cornerstone’s ability to terminate the Merger Agreement in order to accept a Superior Offer, subject to certain conditions of the Merger Agreement and paying Parent a termination fee of $150,000,000;
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the fact that the Board of Directors believed that the Cornerstone termination fee of $150,000,000 is reasonable, is consistent with market averages for such fees payable in comparable transactions, and is not preclusive of, or a substantial impediment to, a third party making an Acquisition Proposal (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”);

•	Cornerstone’s entitlement to specific performance to prevent breaches of the Merger Agreement;
•	the end date of February 5, 2022, allowing for time that the Board of Directors believes to be sufficient to complete the Merger;
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the availability of appraisal rights under Section 262 of the DGCL to Cornerstone’s stockholders who do not vote in favor of the adoption of the Merger Agreement and comply with all of the required procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the Merger Agreement; and

•	the likelihood of satisfying the conditions to complete the Merger and the likelihood that the Merger will be completed.

The Board of Directors also considered a number of uncertainties and risks concerning the Merger, including the following (which are not necessarily presented in order of relative importance):
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the fact that Cornerstone would no longer exist as an independent, publicly traded company, and stockholders would no longer participate in any future earnings or growth and would not benefit from any potential future appreciation in value of Cornerstone;

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the risks and costs to Cornerstone if the Merger does not close or is not completed in a timely manner, including the diversion of management and employee attention, and the potential effect on Cornerstone’s business and relationships with customers, partners and employees, any or all of which risks and costs, among other things, could adversely affect Cornerstone’s overall competitive position and the trading price of Cornerstone’s common stock;

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the requirement that Cornerstone pay Parent a termination fee of $150,000,000 under certain circumstances following termination of the Merger Agreement, including if the Board of Directors terminates the Merger Agreement in order to enter into an agreement with respect to a Superior Offer (as more fully described under the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—The Board of Directors’ Recommendation; Company Adverse Change Recommendation”);

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if Parent fails to complete the Merger as a result of failure to obtain the Debt Financing or as a breach of the Merger Agreement in certain circumstances, remedies may be limited to the termination fee payable by Parent described above, which may be inadequate to compensate Cornerstone for the damage caused, and if available, other rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain;

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the restrictions on the conduct of Cornerstone’s business prior to the consummation of the Merger, including the requirement that Cornerstone conduct its business in the ordinary course, subject to specific limitations, which may delay or prevent Cornerstone from undertaking business opportunities that may arise before the completion of the Merger and that, absent the Merger Agreement, Cornerstone might have pursued;

•	the fact that an all cash transaction would generally be taxable to Cornerstone’s stockholders that are U.S. persons for U.S. federal income tax purposes;
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the fact that the terms of the Merger Agreement prohibits Cornerstone and its representatives from soliciting third party acquisition proposals until the earlier of the filing of the certificate of merger and the termination of the Merger;

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the significant costs involved in connection with entering into the Merger Agreement and completing the Merger (many of which are payable whether or not the Merger is consummated) and the substantial time and effort of Cornerstone management required to complete the Merger, which may disrupt its business operations and have a negative effect on its financial results;

•	the risk that the Merger might not be completed and the effect of the resulting public announcement of termination of the Merger Agreement on the trading price of Cornerstone’s common stock;
•	the fact that the completion of the Merger will require certain antitrust clearance and consents, which clearances and consents could subject the Merger to unforeseen delays and risks;
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the fact that Cornerstone’s directors and officers may have interests in the Merger that may be different from, or in addition to, those of Cornerstone’s stockholders (see below under the caption “—Interests of Cornerstone’s Directors and Executive Officers in the Merger”); and

•	the possible loss of key management or other personnel of Cornerstone during the pendency of the Merger.
The foregoing discussion of reasons for the recommendation to adopt the Merger Agreement and approve the Merger and the transactions contemplated thereby addresses the reasons considered by Cornerstone’s Board of Directors in consideration of its recommendation. In view of the wide variety of reasons considered by the Board of Directors in connection with its evaluation of the Merger and the complexity of these matters, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determination and recommendation. Rather, in considering the information and reasons described above, individual members of the Board of Directors each applied his or her own personal business judgment to the process and may have given differing weights to differing factors. The Board of Directors based its unanimous recommendation on the totality of the information presented. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this proxy statement entitled “Forward-Looking Statements.”
Financial Projections
While Cornerstone has publicly issued limited short-term guidance concerning aspects of its expected financial performance from time to time, Cornerstone does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance or results of operations due to the inherent unpredictability of the underlying assumptions and projections. However, in connection with the review of potential strategic alternatives, including Cornerstone’s evaluation of the Merger, Cornerstone’s management, at the direction of the Board of Directors, prepared certain unaudited, long-range financial projections (collectively, as described and defined in more detail below, the “Projections”). Cornerstone management provided the Projections to the Board of Directors, and at the direction of the Board of Directors, to Qatalyst Partners and Centerview. The Board of Directors directed each of Qatalyst Partners and Centerview, respectively, to use the Projections as they existed at the applicable time in connection with providing financial analyses in connection with the evaluation by the Board of Directors of potential strategic alternatives, including the Merger.
In June 2021, management prepared non-public, unaudited prospective financial information for fiscal years 2021 through 2024 (the “Long Range Plan”), and the Long Range Plan was discussed with, and approved for use by, the Board of Directors in connection with the evaluation of potential strategic alternatives, including the Merger. The Long Range Plan was provided to Qatalyst Partners and Centerview as well as Clearlake and other potential acquirers in late-June 2021. In July 2021, management supplemented the Long Range Plan to include non-public, unaudited prospective financial information for fiscal years 2025 and 2026 (the “Internal Long Range Plan”), and provided the Internal Long Range Plan to the Board of Directors and to Qatalyst Partners and Centerview. The Internal Long Range Plan was not provided to any potential acquirers.
Later in July 2021, management made adjustments to the unaudited forecasts for fiscal year 2021 (such revisions, the “Long Range Plan Adjustments”) to, among other things, reflect actual results through the second quarter of 2021 and reduced cost estimates for the second half of fiscal year 2021 due, in part, to lighter than expected travel and entertainment expenses, delays in relation to certain hiring objectives and reductions to discretionary expense reserves in the annual budget, and at the direction of the Board of Directors, provided the Long Range Plan Adjustments to Qatalyst Partners and Centerview. As compared to the Long Range Plan, the Long Range Plan Adjustments reflected an increase in total revenue for fiscal year 2021 from to $855 million to $859 million, an increase in adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) from $276 million to $304 million, an increase in non-GAAP operating income from $226 million to $255 million, an increase in levered free cash flow from $173 million to $185 million and an increase in unlevered free cash flow from $221 million to $235 million. Because of the one-time nature of the cost reductions included in the Long Range Plan Adjustments, and such reductions did not impact any fiscal year other than 2021. The Long Range Plan Adjustments (except for adjusted EBITDA and levered free cash flow, separate line items for which were not included in the Long Range Plan previously shared with Clearlake) were shared with Clearlake on August 3, 2021 in connection with Clearlake’s due diligence review. The Internal Long Range Plan was revised to reflect the Long Range Plan Adjustments (as so revised, the “Adjusted Internal Long Range Plan”), and at the direction of the Board of Directors, provided to Qatalyst Partners and Centerview for purposes of rendering their respective fairness opinions to the Board of Directors and related financial analyses.
The Projections were not prepared with a view toward public disclosure or toward complying with GAAP, nor were they prepared with a view toward compliance with the published guidelines of the SEC, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of projections of prospective financial information. The non-GAAP financial measures used in the Projections were relied upon by the Board of Directors in connection with its consideration of the Merger and the Merger Consideration. While Cornerstone believes that such non-GAAP financial measures provide useful supplemental information in analyzing Cornerstone’s financial results, there are limitations associated with the use of such financial measures. Such non-GAAP measures as used by Cornerstone may not be directly comparable to similarly titled measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. The SEC rules, which otherwise would require a reconciliation of a non-GAAP financial measure to a GAAP financial measure, do not apply to non-GAAP financial measures provided to a board of directors or financial advisors in connection with a proposed business combination transaction such as the proposed Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to a GAAP financial measure were not provided to or relied upon by the Board of Directors or Cornerstone’s financial advisors in connection with the Merger. Accordingly, Cornerstone has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. The Projections may differ from published analyst estimates and forecasts, and do not take into account any events or circumstances after the date they were prepared, including the announcement of the Transactions.
The Projections reflect estimates and assumptions made by Cornerstone management with respect to general business, economic, competitive, regulatory and other market and financial conditions and other future events, all of which are difficult to predict and many of which are beyond Cornerstone’s control. In particular, the Projections, while presented with numerical specificity, necessarily were based on numerous variables and assumptions (as described below) that are inherently uncertain. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year and are unlikely to anticipate each circumstance that will have an effect on Cornerstone’s business and its results of operations. None of Cornerstone, Parent or any of their respective affiliates, advisors or other representatives makes any representation to any stockholder regarding the validity, reasonableness, accuracy or completeness of the Projections or the ultimate performance of Cornerstone relative to the financial projections. The inclusion of the Projections in this proxy statement does not constitute an admission or representation of Cornerstone that the Projections or the information contained therein is material. Except as required by applicable law, neither Cornerstone nor any of its affiliates intends to, and each of them disclaims any obligation to, update, correct or otherwise revise the Projections if any or all of them have changed or change or otherwise have become, are or become inappropriate (even in the short term). These considerations should be taken into account if evaluating the Projections, which were prepared as of an earlier date.
The Projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Cornerstone in its public filings with the SEC. The Projections were developed by Cornerstone management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement, and therefore the Projections do not give effect to the proposed Transactions or any changes to Cornerstone’s operations or strategy that may be implemented after the consummation of the Merger, including any costs incurred in connection with the proposed Transactions. Furthermore, the Projections do not take into account the effect of any failure of the proposed Transactions to be completed and should not be viewed as accurate or continuing in that context.
The Projections further reflect subjective judgment in many respects and, therefore, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. The inclusion of the Projections should not be regarded as an indication that Cornerstone or anyone who received the Projections then considered, or now considers, the Projections to be necessarily predictive of actual future events, and this information should not be relied upon as such. Cornerstone management views the Projections as being subject to inherent risks and uncertainties associated with such long-range projections.
Adjusted EBITDA, non-GAAP operating income, levered free cash flow and unlevered free cash flow contained in the Projections set forth below are each “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. These non-GAAP financial measures should not be viewed as a substitute for GAAP financial measures and may be different from non-GAAP financial measures used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The information and table set forth below is included solely to give Cornerstone stockholders access to certain of the financial projections that were made available to the Board of Directors, Qatalyst Partners and Centerview and is not included in this proxy statement in order to influence any stockholder’s decision to vote with respect to the adoption of the Merger Agreement or for any other purpose:
	(dollars in millions)
	2021E	2022E	2023E	2024E	2025E	2026E
Total Revenue	$859	$908	$985	$1,078	$1,176	$1,273
Adjusted EBITDA(1)	$304	$327	$362	$404	$462	$507
Non-GAAP Operating Income(2)	$255	$285	$325	$373	$428	$476
Levered Free Cash Flow(3)	$185	$271	$329	$395	$412(4)	$381(4)
Unlevered Free Cash Flow(5)	$235	$311	$353	$398	$412(4)	$381(4)
(1)
Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, is calculated to exclude stock-based compensation expense, amortization of intangibles, one-time restructuring, acquisition related and integration expenses and other non-recurring charges, and is adjusted for the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.

(2)
Non-GAAP Operating Income is calculated to exclude stock-based compensation expense, amortization of intangibles, one-time restructuring, acquisition related and integration expenses and other non-recurring charges.

(3)	Levered free cash flow is defined as cash flows from operating activities, less capital expenditures and capitalized software development costs.
(4)	Reflects a long-term cash rate of 20% as Cornerstone transitions to a partial tax-payer in 2025 and a full tax-payer in 2026 after the full utilization of Cornerstone’s existing net operating losses.
(5)
Unlevered free cash flow is defined as Non-GAAP Operating Income less (i) cash taxes, less (ii) capital expenditures, less (iii) capitalized software development costs, plus (iv) depreciation expense, less (v) investment in working capital, less (vi) one-time restructuring, acquisition related and integration expenses.

Opinion of Qatalyst Partners LP
Cornerstone retained Qatalyst Partners to act as financial advisor to our Board of Directors in connection with a potential transaction such as the Merger and to evaluate whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders. Cornerstone selected Qatalyst Partners to act as Cornerstone’s financial advisor based on Qatalyst Partners’ qualifications, expertise, reputation, and knowledge of Cornerstone’s business and the industry in which Cornerstone operates. Qatalyst Partners has provided its written consent to the reproduction of its opinion in this proxy statement. At the meeting of our Board of Directors on August 5, 2021, Qatalyst Partners rendered to our Board of Directors its oral opinion, subsequently confirmed in writing, to the effect that, as of August 5, 2021, and based upon and subject to the various assumptions, qualifications, limitations and other matters set forth therein, the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), was fair, from a financial point of view, to such holders. Following the meeting, Qatalyst Partners delivered its written opinion, dated August 5, 2021, to our Board of Directors.
The full text of the opinion of Qatalyst Partners, dated as of August 5, 2021, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by Qatalyst Partners in rendering its opinion. You should read the opinion carefully in its entirety. Qatalyst Partners’ opinion was provided to our Board of Directors and addresses only, as of the date of the opinion, the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), to such holders, and it does not address any other aspect of the Merger. It does not constitute a recommendation to any Cornerstone stockholder as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of Cornerstone common stock will trade at any time. The summary of Qatalyst Partners’ opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached to this proxy statement as Annex B.
For purposes of its opinion, Qatalyst Partners reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of Cornerstone.

Qatalyst Partners also reviewed certain forward-looking information relating to Cornerstone prepared by management of Cornerstone, including the Adjusted Internal Long Range Plan. Additionally, Qatalyst Partners discussed the past and current operations and financial condition and the prospects of Cornerstone with senior management of Cornerstone. Qatalyst Partners also reviewed the historical market prices and trading activity for Cornerstone common stock and compared the financial performance of Cornerstone and the prices and trading activity of Cornerstone common stock with that of certain other selected publicly-traded companies and their securities. In addition, Qatalyst Partners reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.
In arriving at its opinion, Qatalyst Partners assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, Qatalyst Partners by Cornerstone. With respect to the Adjusted Internal Long Range Plan, Qatalyst Partners was advised by Cornerstone’s management, and Qatalyst Partners assumed, that the Adjusted Internal Long Range Plan had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Cornerstone of the future financial performance of Cornerstone and other matters covered thereby. Qatalyst Partners assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, Qatalyst Partners assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on Cornerstone or the contemplated benefits expected to be derived in the proposed Merger. Qatalyst Partners did not make any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Cornerstone or its affiliates, nor was Qatalyst Partners furnished with any such evaluation or appraisal. In addition, Qatalyst Partners relied, without independent verification, upon the assessment of the management of Cornerstone as to the existing and future technology and products of Cornerstone and the risks associated with such technology and products. Qatalyst Partners’ opinion has been approved by Qatalyst Partners’ opinion committee in accordance with its customary practice. Qatalyst Partners’ opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which the shares of Cornerstone common stock will trade at any time.
Qatalyst Partners’ opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Events occurring after the date of the opinion may affect Qatalyst Partners’ opinion and the assumptions used in preparing it, and Qatalyst Partners did not assume any obligation to update, revise or reaffirm its opinion. Qatalyst Partners’ opinion did not address the underlying business decision of Cornerstone to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Cornerstone. Qatalyst Partners’ opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), and Qatalyst Partners expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Cornerstone or any of its affiliates, or any class of such persons, relative to such consideration.
The following is a summary of the material analyses performed by Qatalyst Partners in connection with its opinion dated August 5, 2021. The analyses and factors described below must be considered as a whole; considering any portion of such analyses or factors, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Qatalyst Partners’ opinion. For purposes of its analyses, Qatalyst Partners utilized both the Adjusted Internal Long Range Plan and the consensus of third-party research analysts’ projections as of August 4, 2021 (“Analyst Projections”). Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by Qatalyst Partners, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Qatalyst Partners’ financial analyses.

Discounted Cash Flow Analysis
Qatalyst Partners performed an illustrative discounted cash flow analysis, which is designed to imply a range of potential per-share present values for Cornerstone common stock as of June 30, 2021 (which is the end of Cornerstone’s most recent completed fiscal quarter and most recent balance sheet date) by:
•	adding:
(i)
the implied net present value of the estimated future unlevered free cash flows of Cornerstone, based on the Adjusted Internal Long Range Plan, for the third quarter of calendar year 2021 through calendar year 2025 (which implied present value was calculated by using a range of discount rates of 8.0% to 12.0%, based on an estimated weighted average cost of capital for Cornerstone); and

(ii)
the implied net present value of a corresponding terminal value of Cornerstone, calculated by multiplying the estimated unlevered free cash flow in calendar year 2026 of approximately $381 million based on the Adjusted Internal Long Range Plan (noting that such number was based on a long-term cash tax rate of 20.0%, as provided by Cornerstone management), by a range of multiples of fully diluted enterprise value to next-twelve-months estimated unlevered free cash flow of 14.0x to 23.0x (which were chosen based on Qatalyst Partners’ professional judgment) and discounted to present value using the same range of discount rates used in item (i) above; and

(iii)	Cornerstone’s cash and cash equivalents of $149 million as of June 30, 2021, as provided by Cornerstone management;
•
subtracting the $300 million face value of Cornerstone’s outstanding convertible debt and the $828 million principal amount of Cornerstone’s outstanding term loan, each as of June 30, 2021, as provided by Cornerstone management; and

•
dividing the resulting amount by the number of fully diluted shares of Cornerstone common stock (calculated utilizing the treasury stock method), which takes into account restricted stock units, performance-based restricted stock units and in-the-money stock options as of July 30, 2021 and inclusive of a subsequent August 2, 2021 RSU grant, all of which amounts were provided by Cornerstone’s management, and assuming net share settlement of in-the-money convertible debt, with each of the above-referenced estimated future unlevered free cash flows and terminal value having also been adjusted for the degree of estimated dilution to current stockholders through each respective applicable period (0.25% combined in the third and fourth quarters of calendar year 2021 and approximately 3% annually through calendar year 2025) due to the estimated net effects of equity issuances and cancellations related to future equity compensation, based on estimates of future dilution provided by Cornerstone management.

Based on the calculations set forth above, this analysis implied a range of per share values for Cornerstone common stock of approximately $41.63 to $76.14.

Selected Companies Analysis
Qatalyst Partners compared selected financial information and public market multiples for Cornerstone with publicly available information and public market multiples for selected companies, which were selected by Qatalyst Partners in its professional judgment, based on factors including that they are publicly traded companies in similar lines of business to Cornerstone, have a similar business model, have similar financial performance or have other relevant or similar characteristics. The companies used in this comparison are listed below:
Selected Companies	CY2022E Revenue Multiples	CY2022E LFCF Multiples
Qualys, Inc.	8.4x	26.4x
Check Point Software Technologies LTD.	5.9x	15.2x
Dropbox, Inc.(1)	5.7x	21.0x
SS&C Technologies Holdings, Inc.	5.1x	15.7x
OpenText Corporation	4.8x	14.7x
Box, Inc.(1)	4.8x	20.2x
Citrix Systems, Inc.	4.7x	12.0x
Upland Software, Inc.	4.7x	19.7x
Progress Software Corporation	4.3x	12.2x
(1)	Free cash flow adjusted for additional capital expenditures via finance leases
Based upon the Analyst Projections for calendar year 2022, and using the closing trading prices as of August 4, 2021, for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted enterprise value divided by the estimated consensus revenue for calendar year 2022 (the “CY2022E Revenue Multiples”) for each of the selected companies.
The CY2022E Revenue Multiple for Cornerstone was 4.5x based on the Analyst Projections, and the fully diluted enterprise value of Cornerstone was calculated using the closing price of Cornerstone common stock as of the Unaffected Date.
Based on the analysis of the CY2022E Revenue Multiples for the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative range of 4.0x to 6.0x and applied this range to Cornerstone’s estimated calendar year 2022 revenue based on each of the Adjusted Internal Long Range Plan and the Analyst Projections. Based on the fully diluted shares of Cornerstone common stock (calculated utilizing the treasury stock method), which takes into account restricted stock units, performance-based restricted stock units and in-the-money stock options as of July 30, 2021 and inclusive of a subsequent August 2, 2021 RSU grant, all of which amounts were provided by Cornerstone’s management, and assuming net share settlement of in-the-money convertible debt, this analysis implied a range of per share values for Cornerstone common stock of approximately $37.13 to $60.41 based on the Adjusted Internal Long Range Plan and approximately $37.87 to $61.40 based on the Analyst Projections.
Based upon the Analyst Projections as of August 4, 2021, for calendar year 2022, and using the closing prices as of August 4, 2021, for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied fully diluted equity value divided by the estimated consensus levered free cash flow for calendar year 2022 (the “CY2022E LFCF Multiples”) for each of the selected companies.
The CY2022E LFCF Multiple for Cornerstone was 13.2x based on the Analyst Projections, and the fully diluted equity value of Cornerstone was calculated using the closing price of Cornerstone common stock as of the Unaffected Date.
Based on the analysis of the CY2022E LFCF Multiples for each of the selected companies and the application of its professional judgment, Qatalyst Partners selected a representative range of 12.0x to 20.0x and applied this range to Cornerstone’s estimated calendar year 2022 levered free cash flow based on each of the Adjusted Internal Long Range Plan and the Analyst Projections. Based on the same fully diluted share count calculation as used for the analysis utilizing CY2022E Revenue Multiples above, this analysis implied a range of per share values for Cornerstone common stock of approximately $45.16 to $72.32 based on the Adjusted Internal Long Range Plan and approximately $40.15 to $64.33 based on the Analyst Projections.

No company included in the selected companies analysis is identical to Cornerstone. In evaluating the selected companies, Qatalyst Partners made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Many of these matters are beyond the control of Cornerstone, such as the impact of competition on Cornerstone’s business and the industry in general, industry growth and the absence of any material adverse change in Cornerstone’s financial condition and prospects or the industry or in the financial markets in general. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data.
Selected Transactions Analysis
Qatalyst Partners compared 19 selected public software transactions announced since 2010 that had a deal value of $1 billion to $15 billion and targets with less than 15% growth and greater than 14% levered free cash flow margin. These transactions are listed below:
Announcement Date	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple	NTM LFCF Multiple
04/26/21	Proofpoint, Inc.	Thoma Bravo	9.4x	—	—
12/21/20	RealPage	Thoma Bravo	8.2x	28.9x	37.8x
05/22/12	Ariba, Inc.	SAP SE	7.8x	32.4x	48.9x
06/01/21	Cloudera, Inc.	KKR and Clayton, Dubilier & Rice	5.2x	30.4x	41.9x
09/13/15	Solera Holdings, Inc.	Vista Equity Partners	5.2x	13.4x	20.4x
10/10/18	Imperva, Inc.	Thoma Bravo	5.1x	45.1x	32.2x
05/12/10	Sybase, Inc.	SAP SE	4.5x	12.9x	18.9x
04/07/15	Informatica Corporation	Permira Advisers and Canada Pension Plan Investment Board	4.3x	18.1x	22.1x
09/19/16	Infoblox Inc.	Vista Equity Partners	3.7x	19.4x	21.9x
11/27/17	Barracuda Networks, Inc.	Thoma Bravo	3.6x	18.8x	21.5x
11/25/14	Advanced Computer Software Group Ltd.	Vista Equity Partners	3.5x	14.9x	19.2x
12/17/19	LogMeIn, Inc.	Francisco Partners	3.4x	10.7x	14.0x
11/20/16	LifeLock Inc.	Symantec Corporation	3.3x	24.0x	20.0x
07/07/16	AVG Technologies	Avast Software	3.2x	9.0x	13.2x
12/15/14	Riverbed Technology, Inc.	Thoma Bravo	3.2x	11.5x	15.5x
05/06/13	BMC Software, Inc.	Bain Capital, Golden Gate Capital, GIC and Institutional Venture Partners	3.1x	7.9x	10.6x
07/02/12	Quest Software	Dell	2.5x	10.9x	12.8x
11/01/12	JDA Software, Inc.	RedPrairie (New Mountain Capital)	2.5x	9.4x	17.6x
04/26/11	Lawson Software	Infor (Golden Gate Capital)	2.4x	10.8x	14.3x
Note: “—” means not publicly available or not meaningful. Multiples greater than 50.0x or negative are considered not meaningful.
For each of the transactions listed above, Qatalyst Partners reviewed, among other things, (i) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months revenue of the target company (“NTM Revenue Multiple”), (ii) the implied fully diluted enterprise value of the target company as a multiple of third-party research analyst consensus estimates of the next-twelve-months EBITDA of the target company (“NTM EBITDA Multiple”) and (c) the implied fully diluted equity value of the target company as a multiple third-party research analyst consensus estimates of the next-twelve-months levered free cash flow of the target company (“NTM LFCF Multiple”).

Based on the analysis of the NTM Revenue Multiple for each of the selected transactions, Qatalyst Partners selected a representative multiple range of 3.0x to 5.5x (which was chosen based on Qatalyst Partners’ professional judgment) and applied this range to Cornerstone’s estimated revenue for the twelve-month period ending on June 30, 2022, of $891 million based on the Analyst Projections. Based on the number of fully diluted shares of Cornerstone common stock (calculated utilizing the treasury stock method), which takes into account restricted stock units, performance-based restricted stock units and in-the-money stock options as of July 30, 2021, and inclusive of a subsequent August 2, 2021 RSU grant, all of which amounts were provided by Cornerstone’s management, and excluding shares underlying in-the-money convertible debt due to assuming cash settlement, including (if applicable) the value of any additional make-whole shares based on an assumed transaction close date of December 31, 2021, this analysis implied a range of per share values for Cornerstone common stock of approximately $23.77 to $53.27.
Based on the analysis of the NTM EBITDA Multiple for each of the selected transactions Qatalyst Partners selected a representative range of 10.5x to 20.0x (which was chosen based on Qatalyst Partners’ professional judgment) and applied that range to Cornerstone’s adjusted EBITDA for the twelve-month period ending on June 30, 2022 of $278 million, based on the Analyst Projections. Based on the same fully diluted share count calculation as used for the analysis utilizing NTM Revenue Multiples above, this analysis implied a range of per share values for Cornerstone common stock of approximately $27.21 to $61.60.
Based on the analysis of the NTM LFCF Multiple for each of the selected transactions Qatalyst Partners selected a representative range of 13.0x to 22.0x (which was chosen based on Qatalyst Partners’ professional judgment) and applied that range to Cornerstone’s estimated levered free cash flow for the twelve-month period ending on June 30, 2022 of $224 million based on the Analyst Projections (and increased to normalize for one-time Saba-related integration cash expenses over the same period). Based on the same fully diluted share count calculation as used for the analysis utilizing NTM Revenue Multiples above, this analysis implied a range of per share values for Cornerstone common stock of approximately $40.73 to $68.51.
No company or transaction utilized in the selected transactions analysis is identical to Cornerstone or the Merger. In evaluating the selected transactions, Qatalyst Partners made judgments and assumptions with regard to general business, market and financial conditions and other matters, many of which are beyond Cornerstone’s control, such as the impact of competition on Cornerstone’s business or the industry generally, industry growth and the absence of any material adverse change in Cornerstone’s financial condition and prospects or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared. Individual multiples or mathematical analysis, such as determining the arithmetic mean, median, or the high or low, is not in itself a meaningful method of using selected company data. Because of the unique circumstances of each of these transactions and the Merger, Qatalyst Partners cautioned against placing undue reliance on this information.
Miscellaneous
In connection with the review of the Merger by our Board of Directors, Qatalyst Partners performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily amenable to a partial analysis or summary description. In arriving at its opinion, Qatalyst Partners considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Qatalyst Partners believes that selecting any portion of its analyses, without considering all analyses as a whole, could create a misleading or incomplete view of the process underlying its analyses and opinion. In addition, Qatalyst Partners may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Qatalyst Partners’ view of the actual value of Cornerstone. In performing its analyses, Qatalyst Partners made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond Cornerstone’s control. Any estimates contained in Qatalyst Partners’ analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Qatalyst Partners conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), to such holders. This analysis does not purport to be an appraisal or to reflect the price at which Cornerstone common stock might actually trade at any time.
Qatalyst Partners’ opinion and its presentation to our Board of Directors was one of many factors considered by our Board of Directors in deciding to approve the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our Board of Directors with respect to the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Cornerstone common stock (other than Parent or any affiliate of Parent), or of whether our Board of Directors would have been willing to agree to different consideration. The Merger Consideration payable in the Merger was determined through arm’s-length negotiations between Cornerstone and Parent and was unanimously approved by our Board of Directors. Qatalyst Partners provided advice to Cornerstone during these negotiations. Qatalyst Partners did not, however, recommend any specific consideration to Cornerstone or that any specific consideration constituted the only appropriate consideration for the Merger.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of Cornerstone, Parent or certain of their respective affiliates. During the two-year period prior to the date of Qatalyst Partners’ opinion, no material relationship existed between Qatalyst Partners or any of its affiliates and Cornerstone or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to Cornerstone, Parent, or Clearlake and their respective affiliates for which Qatalyst Partners would expect to receive compensation.
Qatalyst Partners provided Cornerstone with financial advisory services in connection with the proposed Merger for which it will be paid approximately $45,000,000, $4,000,000 of which was payable upon the delivery of its opinion (regardless of the conclusion reached in the opinion), and the remaining portion of which will be paid upon, and subject to, the consummation of the Merger. Cornerstone has also agreed to reimburse Qatalyst Partners for its expenses incurred in performing its services. Cornerstone has also agreed to indemnify Qatalyst Partners and its affiliates, their respective members, directors, officers, partners, agents and employees and any person controlling Qatalyst Partners or any of its affiliates against certain liabilities, including liabilities under federal securities law, and certain expenses related to or arising out of Qatalyst Partners’ engagement.
Opinion of Centerview Partners LLC
On August 5, 2021, Centerview rendered to the Board of Directors its oral opinion, subsequently confirmed in a written opinion dated August 5, 2021, that, as of such date and based upon and subject to various assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, the Merger Consideration to be paid to the holders of shares of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Centerview’s written opinion, dated August 5, 2021, which describes the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion, is attached as Annex C and is incorporated herein by reference. The summary of the written opinion of Centerview set forth below is qualified in its entirety to the full text of Centerview’s written opinion attached as Annex C. Centerview’s financial advisory services and opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction and Centerview’s opinion only addressed the fairness, from a financial point of view, as of the date thereof, to the holders of shares of Cornerstone common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. Centerview’s opinion did not address any other term or aspect of the Merger Agreement or the Transaction and does not constitute a recommendation to any stockholder of Cornerstone or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.

The full text of Centerview’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Centerview in preparing its opinion.
In connection with rendering the opinion described above and performing its related financial analyses, Centerview reviewed, among other things:
•	a draft of the Merger Agreement dated August 5, 2021 (the “Draft Merger Agreement”);
•	Annual Reports on Form 10-K of Cornerstone for the years ended December 31, 2020, December 31, 2019 and December 31, 2018;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Cornerstone;
•	certain publicly available research analyst reports for Cornerstone;
•	certain other communications from Cornerstone to its stockholders; and
•
certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of Cornerstone, including certain financial forecasts, analyses and projections relating to Cornerstone prepared by management of Cornerstone and furnished to Centerview by Cornerstone for purposes of Centerview’s analysis, which constitute the Adjusted Internal Long Range Plan referred to elsewhere in this proxy statement under “The Merger—Financial Projections” (collectively referred to in this summary of Centerview’s opinion as the “Internal Data”).

Centerview also participated in discussions with members of the senior management and representatives of Cornerstone regarding their assessment of the Internal Data. In addition, Centerview reviewed publicly available financial and stock market data, including valuation multiples, for Cornerstone and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that Centerview deemed relevant. Centerview also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that Centerview deemed relevant, and conducted such other financial studies and analyses and took into account such other information as Centerview deemed appropriate.
Centerview assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by Centerview for purposes of its opinion and, with Cornerstone’s consent, Centerview relied upon such information as being complete and accurate. In that regard, Centerview assumed, at Cornerstone’s direction, that the Internal Data (including, without limitation, the Adjusted Internal Long Range Plan) were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cornerstone as to the matters covered thereby and Centerview relied, at Cornerstone’s direction, on the Internal Data for purposes of Centerview’s analysis and opinion. Centerview expressed no view or opinion as to the Internal Data or the assumptions on which it was based. In addition, at Cornerstone’s direction, Centerview did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of Cornerstone, nor was Centerview furnished with any such evaluation or appraisal, and was not asked to conduct, and did not conduct, a physical inspection of the properties or assets of Cornerstone. Centerview assumed, at Cornerstone’s direction, that the final executed Merger Agreement would not differ in any respect material to Centerview’s analysis or opinion from the Draft Merger Agreement reviewed by Centerview. Centerview also assumed, at Cornerstone’s direction, that the Transaction will be consummated on the terms set forth in the Merger Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to Centerview’s analysis or Centerview’s opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to Centerview’s analysis or Centerview’s opinion. Centerview did not evaluate and did not express any opinion as to the solvency or fair value of Cornerstone, or the ability of Cornerstone to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Centerview is not a legal, regulatory, tax or accounting advisor, and Centerview expressed no opinion as to any legal, regulatory, tax or accounting matters.

Centerview’s opinion expressed no view as to, and did not address, Cornerstone’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to Cornerstone or in which Cornerstone might engage. Centerview’s opinion was limited to and addressed only the fairness, from a financial point of view, as of the date of Centerview’s written opinion, to the holders of shares of Cornerstone common stock (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement. For purposes of its opinion, Centerview was not asked to, and Centerview did not, express any view on, and its opinion did not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of Cornerstone or any other party. In addition, Centerview expressed no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of Cornerstone or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of shares of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement or otherwise. Centerview’s opinion was necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to Centerview as of, the date of Centerview’s written opinion, and Centerview does not have any obligation or responsibility to update, revise or reaffirm its opinion based on circumstances, developments or events occurring after the date of Centerview’ written opinion. Centerview’s opinion does not constitute a recommendation to any stockholder of Cornerstone or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter. Centerview’s financial advisory services and its written opinion were provided for the information and assistance of the Board of Directors (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of Centerview’s opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Summary of Centerview Financial Analysis
The following is a summary of the material financial analyses prepared and reviewed with the Board of Directors in connection with Centerview’s opinion, dated August 5, 2021. The summary set forth below does not purport to be a complete description of the financial analyses performed or factors considered by, and underlying the opinion of, Centerview, nor does the order of the financial analyses described represent the relative importance or weight given to those financial analyses by Centerview. Centerview may have deemed various assumptions more or less probable than other assumptions, so the reference ranges resulting from any particular portion of the analyses summarized below should not be taken to be Centerview’s view of the actual value of Cornerstone. Some of the summaries of the financial analyses set forth below include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses performed by Centerview. Considering the data in the tables below without considering all financial analyses or factors or the full narrative description of such analyses or factors, including the methodologies and assumptions underlying such analyses or factors, could create a misleading or incomplete view of the processes underlying Centerview’s financial analyses and its opinion. In performing its analyses, Centerview made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Cornerstone or any other parties to the Transaction. None of Cornerstone, Parent, Merger Sub or Centerview or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of Cornerstone do not purport to be appraisals or reflect the prices at which Cornerstone may actually be sold. Accordingly, the assumptions and estimates used in, and the results derived from, the financial analyses are inherently subject to substantial uncertainty. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before August 5, 2021, the last trading day before the public announcement of the Transaction, and is not necessarily indicative of current market conditions.

Trading Multiples of Selected Public Companies Analysis
Centerview reviewed certain financial information of Cornerstone and compared it to corresponding financial information of certain publicly traded companies that Centerview selected, based on its experience and professional judgment (which are referred to as the “selected companies” in this summary of Centerview’s opinion). Although none of the selected companies is directly comparable to Cornerstone, the companies listed below were chosen by Centerview because, among other reasons, they are publicly traded companies with certain operational, business and/or financial characteristics that, for purposes of Centerview’s analysis, may be considered similar to those of Cornerstone.
However, because none of the selected companies is exactly the same as Cornerstone, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected public company analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business and/or financial characteristics of Cornerstone and the selected companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis.
Using publicly available information obtained from SEC filings and other data sources as of August 4, 2021, Centerview calculated, for each selected company, among other things, (i) such company’s implied fully-diluted enterprise value divided by the CY2022E Revenue Multiples and (ii) such company’s CY2022E LFCF Multiples.
The selected companies are summarized below:
Selected Companies	CY2022E Revenue Multiple	CY2022E LFCF Multiple
Box, Inc.	4.8x	20.2x
Ceridian HCM, Inc.	14.4x	N/M(1)
Check Point Software Technologies LTD.	5.9x	15.2x
Citrix Systems, Inc.	4.6x	12.0x
Dropbox, Inc.	5.7x	21.0x
Inovalon Holdings, Inc.(2)	6.9x	N/A(3)
OpenText Corporation	4.8x	14.7x
Progress Software Corporation	4.3x	12.2x
Qualys, Inc.	8.4x	26.4x
SS&C Technologies Holdings, Inc.	5.1x	15.7x
Upland Software, Inc.	4.6x	19.7x
(1)	“N/M” Means not meaningful. Multiples greater than 50.0x or negative are considered not meaningful.
(2)	Inovalon share price reflects unaffected date of July 26, 2021, prior to Nordic Capital takeover rumors.
(3)	“N/A” means not publicly available.
Based on its analysis and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of CY2022E Revenue Multiples of 4.5x to 6.0x and a reference range of CY2022E LFCF Multiples of 12.0x to 20.0x. In selecting these ranges of CY2022E Revenue Multiples and CY2022E LFCF Multiples, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics of Cornerstone and the selected companies that could affect their public trading values in order to provide a context in which to consider the results of the quantitative analysis.
Centerview applied the reference range of CY2022E Revenue Multiples to Cornerstone’s 2022E Revenue of $908 million, as provided by management of Cornerstone. Centerview then divided the result of the foregoing calculations by the number of fully-diluted shares of Cornerstone common stock outstanding (determined using the treasury stock method and taking into account outstanding restricted stock units, performance stock units and deferred stock units and assuming net-share settlement of in-the-money convertible debt) as of August 2, 2021, as set forth in the Internal Data, to derive a range of implied values per share of Cornerstone common stock of $43.25 to $60.50, rounded to the nearest $0.25.

Centerview applied the reference range of CY2022E LFCF Multiples to Cornerstone’s 2022E levered free cash flow of $271 million, as provided by management of Cornerstone. Centerview then divided the result of the foregoing calculations by the number of fully-diluted shares of Cornerstone common stock outstanding (determined using the treasury stock method and taking into account outstanding restricted stock units, performance stock units and deferred stock units and assuming net-share settlement of in-the-money convertible debt) as of August 2, 2021, as set forth in the Internal Data, to derive a range of implied values per share of Cornerstone common stock of $45.00 to $72.25, rounded to the nearest $0.25.
Centerview compared both of these ranges to the Merger Consideration of $57.50 per share in cash, without interest, to be paid to the holders of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement.
Selected Precedent Transactions Analysis
Centerview reviewed and compared certain information relating to the following selected transactions that Centerview, based on its experience and professional judgment (which are referred to as the “selected transactions” in this summary of Centerview’s opinion), deemed relevant to consider in relation to Cornerstone and the Merger.
However, because none of the selected transactions used in this analysis is identical or directly comparable to the Merger, Centerview believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the selected transaction analysis. Accordingly, Centerview also made qualitative judgments, based on its experience and professional judgment, concerning differences between the operational, business or financial characteristics of Cornerstone and each target company as well as the Merger and the selected transactions that could affect the transaction values of each in order to provide a context in which to consider the results of the quantitative analysis. Although none of the selected transactions is directly comparable to the Merger, the selected transactions listed below were selected, among other reasons, based on Centerview’s experience and professional judgment, because the selected transactions have certain characteristics that, for the purposes of this analysis, may be considered similar to certain characteristics of the Merger. The reasons for and the circumstances surrounding each of the selected transactions analyzed were diverse and there are inherent differences in the business, operations, financial conditions and prospects of Cornerstone and the target companies included in the selected transactions analysis.
Using publicly available information obtained from SEC filings, Wall Street research, Capital IQ and other data sources, Centerview calculated, for each selected transaction, among other things, (i) the NTM Revenue Multiple and (ii) the NTM EBITDA Multiple for each selected transaction.
The selected transactions considered in this analysis are summarized below:
Date Announced	Target	Acquiror	NTM Revenue Multiple	NTM EBITDA Multiple
06/01/21	Cloudera, Inc.	KKR and Clayton, Dubilier & Rice	5.4x	31.1x
10/14/19	Sophos Group plc	Thoma Bravo	5.0x	30.8x
11/12/18	athenahealth, Inc.	Veritas Capital	3.9x	13.7x
2/23/18	MYOB Group Ltd.	KKR	4.9x	12.1x
11/27/17	Barracuda Networks, Inc.	Thoma Bravo	3.6x	18.8x
10/23/17	BroadSoft, Inc.	Cisco Systems, Inc.	4.6x	18.3x
11/20/16	LifeLock Inc.	Symantec Corporation	3.3x	24.0x
09/19/16	Infoblox Inc.	Vista Equity Partners	3.6x	19.4x
07/07/16	AVG Technologies	Avast Software	3.2x	9.0x
09/13/15	Solera Holdings, Inc.	Vista Equity Partners	5.2x	13.4x
04/07/15	Informatica Corporation	Permira Advisers and Canada Pension Plan Investment Board	4.3x	18.1x
Based on its analysis of the relevant metrics for each of the target companies in the selected transactions and other considerations that Centerview deemed relevant in its professional judgment and experience, Centerview selected a reference range of NTM Revenue Multiples of 3.5x to 5.0x and NTM EBITDA Multiples of 14.0x to 20.0x. In selecting these reference ranges, Centerview made qualitative judgments based on its experience and professional judgment concerning differences between the business, financial and operating characteristics and prospects of Cornerstone and the target companies included in the selected transactions and other factors that could affect the public trading, acquisition or other values of such companies or Cornerstone.
Centerview applied these reference ranges to Cornerstone’s projected NTM Revenue of $883 million and NTM EBITDA of $312 million as of June 30, 2021, to derive a range of implied enterprise values for Cornerstone. Centerview subtracted from this range of implied enterprise values Cornerstone’s net debt of approximately $979 million as of June 30, 2021, as provided by management of Cornerstone, to derive a range of implied equity values for Cornerstone.
Centerview then divided the result of the foregoing calculations by the number of fully-diluted shares of Cornerstone common stock outstanding (determined using the treasury stock method and taking into account outstanding restricted stock units, performance stock units and deferred stock units and assuming cash settlement of in-the-money convertible notes, including (if applicable) the value of any additional make-whole shares based on an assumed transaction close date of December 31, 2021) as of August 2, 2021, as set forth in the Internal Data, to derive a range of implied values per share of Cornerstone common stock of $29.50 to $47.00 for Cornerstone’s NTM Revenue and $46.50 to $70.25 for Cornerstone’s NTM EBITDA, each rounded to the nearest $0.25.
Centerview compared this range to the Merger Consideration of $57.50 per share in cash, without interest, to be paid to the holders of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement.
Discounted Cash Flow Analysis
Centerview performed a discounted cash flow analysis of Cornerstone based on the Adjusted Internal Long Range Plan. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets. “Present value” refers to the current value of future cash flows and is obtained by discounting those future cash flows by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
In performing this analysis, Centerview calculated an implied per share equity range for the shares of Cornerstone common stock by discounting to present value as of June 30, 2021, using discount rates ranging from 8.25% to 10.00% (reflecting Centerview’s analysis of Cornerstone’s weighted average cost of capital) and the mid-year convention, the forecasted unlevered free cash flows of Cornerstone (burdened for stock-based compensation expense based on discussions with Cornerstone management) based on the Adjusted Internal Long Range Plan for calendar year 2021 through calendar year 2025. The implied terminal value of Cornerstone at the end of the forecast period was estimated by using terminal unlevered free cash flow multiples ranging from 15.0x to 20.0x (which were chosen based on Centerview’s professional judgment).
Based on its analysis, Centerview calculated a range of implied enterprise values of Cornerstone. Centerview subtracted from this range of implied enterprise values Cornerstone’s net debt of approximately $979 million as of June 30, 2021, as provided by management of Cornerstone, to derive a range of implied equity values for Cornerstone. Centerview then divided the result of the foregoing calculations by the number of fully-diluted shares of Cornerstone common stock outstanding (determined using the treasury stock method and taking into account outstanding restricted stock units, performance stock units and deferred stock units outstanding and assuming net-share settlement of in-the-money convertible debt) as of August 2, 2021, as set forth in the Internal Data, to derive a range of implied values of Cornerstone common stock of $50.75 to $71.25 per share, rounded to the nearest $0.25.
Centerview compared this range to the Merger Consideration of $57.50 per share in cash, without interest, to be paid to the holders of Cornerstone common stock (other than Excluded Shares) pursuant to the Merger Agreement.

Other Factors
Centerview noted for the Board of Directors certain additional factors solely for informational purposes, including, among other things, the following:
•
Historical Stock Price Trading Analysis: Centerview reviewed historical closing trading prices of the shares of Cornerstone common stock during the 52-week period ending on August 4, 2021, which reflected low and high stock intraday prices for Cornerstone common stock during such period of $33.75 to $55.25 per share, rounded to the nearest $0.25;

•
Analyst Price Target Analysis: Centerview reviewed stock price targets for the shares of Cornerstone common stock in publicly available Wall Street research analyst reports, as of August 4, 2021, which indicated low and high stock price targets for Cornerstone common stock ranging from $45.00 to $83.00 per share; and

•
Precedent Premiums Paid Analysis: Centerview reviewed premiums paid in selected transactions occurring in the ten (10) years prior to the date of Centerview’s opinion in which a public U.S.-based target was acquired in a transaction valued from $2.5 billion to $10.0 billion and for which premium data was available, excluding transactions in the financial services, real estate and energy sectors. The premiums in this analysis were calculated by comparing the per share acquisition price in each transaction to, among other things, the closing price of the target company’s common stock for the date one day prior to the date on which the trading price of the target’s common stock was perceived to be affected by a potential transaction. Based on this analysis and other considerations that Centerview deemed relevant in its professional judgment, Centerview applied a range of 18% to 47% (representing the 25th and 75th percentile of premiums) to the closing stock price of Cornerstone common stock on the Unaffected Date of $43.96, which resulted in an implied per share price range of approximately $52.00 to $64.50 per share of Cornerstone common stock.

General
The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. In arriving at its opinion, Centerview did not draw, in isolation, conclusions from or with regard to any factor or analysis that it considered. Rather, Centerview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of the analyses.
Centerview’s financial analyses and opinion were only one of many factors taken into consideration by the Board of Directors in its evaluation of the Transaction. Consequently, the analyses described above should not be viewed as determinative of the views of the Board of Directors or the management of Cornerstone with respect to the Merger Consideration or as to whether the Board of Directors would have been willing to determine that a different consideration was fair. The Merger Consideration was determined through arm’s-length negotiations between Cornerstone and Parent and was approved by the Board of Directors. Centerview provided advice to Cornerstone during these negotiations. Centerview did not, however, recommend any specific amount of consideration to Cornerstone or the Board of Directors or that any specific amount of consideration constituted the only appropriate consideration for the Transaction.
Centerview is a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the two years prior to the date of its written opinion, Centerview was engaged to provide financial advisory services to Cornerstone, including in connection with its acquisition of Saba in 2020, and Centerview has received approximately $9 million in compensation from Cornerstone for such services. In the two years prior to the date of its written opinion, Centerview had not been engaged to provide financial advisory or other services to Parent, Merger Sub or Clearlake, and Centerview had not received any compensation from Parent, Merger Sub or Clearlake. Centerview may provide financial advisory and other services to or with respect to Cornerstone or Parent or their respective affiliates and portfolio companies of Clearlake in the future, for which Centerview may receive compensation. Certain (i) of Centerview’s and its affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of Centerview’s affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, Cornerstone, Parent, Clearlake or any of their respective affiliates and portfolio companies of Clearlake, or any other party that may be involved in the Transaction.
The Board of Directors selected Centerview as its financial advisor in connection with the Transaction based on Centerview’s reputation and experience. Centerview is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.
In connection with Centerview’s services as the financial advisor to the Board of Directors, Cornerstone has agreed to pay Centerview an aggregate fee of $24 million, $4 million of which was payable upon the rendering of Centerview’s opinion and the remainder of which is payable contingent upon consummation of the Transaction. In addition, Cornerstone has agreed to reimburse certain of Centerview’s expenses arising, and to indemnify Centerview against certain liabilities that may arise, out of Centerview’s engagement.
Interests of Cornerstone’s Directors and Executive Officers in the Merger
When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests, among other matters, to the extent that they existed at the time, in reaching the determination that the terms and conditions of the Merger and the Merger Agreement were fair to, advisable and in the best interests of the Company and its stockholders, in reaching its decision to approve and adopt the Merger Agreement and in making their recommendation that our stockholders vote in favor of the adoption of the Merger Agreement. For additional information regarding the interests of our directors and executive officers in the Merger, see the section of this proxy statement captioned “The Merger — Interests of Cornerstone’s Directors and Executive Officers in the Merger”.
Arrangements with Parent
As of the date of this proxy statement, none of our executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to and following the Closing of the Merger, however, certain of our executive officers may have discussions, and following the Closing of the Merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Insurance and Indemnification of Directors and Executive Officers
Under the Merger Agreement, all existing rights to indemnification, advancement of expenses and exculpation, for acts and omissions occurring prior to the Effective Time, in favor of current and former directors and officers of Cornerstone and its subsidiaries (each, an “Indemnified Persons”), as provided in the certificate of incorporation, bylaws, or applicable governing documents of Cornerstone or its subsidiaries and as provided in the indemnification agreements between Cornerstone and its subsidiaries and each Indemnified Person, will (i) survive the Merger, (ii) not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons, and (iii) be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under Delaware law for a period of six years from the Effective Time. Any claim made pursuant to such rights within such six-year period will continue to be subject to the Merger Agreement and the rights provided under the Merger Agreement until disposition of such claim.
Additionally, from the Effective Time until the sixth anniversary of the Effective Time, (A) Parent and the Surviving Corporation will, to the fullest extent permitted under applicable legal requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director against all losses incurred by such Indemnified Person in connection with any legal proceeding based on or arising out of the fact that such Indemnified Person was a director or officer of Cornerstone or any of its subsidiaries at or prior to the Effective Time and (B) the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance maintained by Cornerstone and its subsidiaries as of the date of the Merger Agreement for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of Cornerstone and its subsidiaries (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time, Parent or Cornerstone may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it will be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to the Merger Agreement. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Indemnification and Insurance.”
Treatment of Company Options and Company RSUs
Cornerstone from time to time has granted awards under its equity incentive plans of Company Options and Company RSUs.
As of August 20, 2021, there were 66,855,400 shares of common stock and 1,499,091 shares of common stock subject to outstanding Company Options, and 5,656,280 shares of common stock subject to outstanding Company RSUs.
The Merger Agreement provides that each Vested Company RSU, Vested Company Option and Director RSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (A) the aggregate number of shares subject to, or issuable in settlement of, such award immediately prior to the Effective Time, multiplied by (B) the Per Share Merger Consideration (or, for each Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Common Stock.”
Each Unvested Award will be cancelled and automatically converted into the right to receive the Unvested Consideration Amount, which Unvested Consideration Amount will, be paid at the same time(s) that the unvested awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger will continue to apply to the Unvested Consideration Amount). For the avoidance of doubt, any Company Options (whether a Vested Company Option or an Unvested Company Option) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be cancelled immediately upon the Effective Time without payment or consideration. For more information, please see the section of this proxy statement captioned “Proposal 1: Adoption of the Merger Agreement—Merger Consideration—Treatment of Company Options and Company RSUs.”
Any Company Options (whether a Vested Company Option or an Unvested Company Option) with a per share exercise price equal to or greater than $57.50 will be cancelled immediately upon the Effective Time without payment or consideration.
Payments Upon Termination At or Following Change in Control
Executive Change of Control Severance Agreements
Change of Control Severance Agreement with Philip S. Saunders
We entered into a change of control severance agreement with Philip S. Saunders, our chief executive officer, effective as of May 3, 2021. Mr. Saunders’ change of control severance agreement provides that if his employment is terminated by us or our successor without “cause” (excluding as a result of his death or “disability”) (each, as defined in his change of control severance agreement), or by Mr. Saunders for “good reason” (as defined in his change of control severance agreement) (in each case, a “qualifying termination”), and subject to Mr. Saunders signing and not revoking a release of claims, Mr. Saunders will receive (i) a lump sum payment equal to 150% of Mr. Saunders’ annual base salary as then in effect; (ii) a lump-sum amount equal to 150% of Mr. Saunders’ full target annual bonus; (iii) if such termination occurs after the completion of a bonus period but prior to the payment of any bonus, a lump-sum amount equal to the bonus Mr. Saunders would have received had he remained employed through the bonus payment date and based on actual performance; (iv) reimbursement of COBRA continuation premiums for up to 18 months for Mr. Saunders and his eligible dependents (provided he is eligible for and timely elects COBRA continuation coverage), or, in the discretion of

Cornerstone, cash payments in lieu thereof; and (v) 18 months accelerated vesting of all then-unvested shares subject to Mr. Saunders’ equity awards. However, if the qualifying termination occurs during the period that commences three months prior to a “change of control” (as defined in his change of control and severance agreement) and ends on the first anniversary following a change of control, then in addition to the benefits described above, but excluding part (iii) above, (A) 100% of Mr. Saunders’ then unvested equity awards will vest in full, provided that if the vesting of any such equity awards is to be determined based on the achievement of performance criteria, then such equity award will vest as stated in the equity award, or if no such vesting is specified, then will vest assuming the performance criteria had been achieved at 100% of target levels for the relevant performance period or periods; and (B) Mr. Saunders’ unvested stock options or stock appreciation rights will remain exercisable until the one year anniversary of the date of his termination of employment.
Change of Control Severance Agreements with Jeffrey Lautenbach, Chirag Shah, Mark Goldin, Heidi Sprigi and Adam Weiss
In May 2021, we entered into change of control severance agreements with each of Jeffrey Lautenbach, our president, Chirag Shah, our chief financial officer, Mark Goldin, our chief technology officer, Heidi Spirgi, our chief strategy and growth officer, and Adam Weiss, our chief administrative officer and general counsel. Each such executive’s change of control severance agreement provides that if his or her employment is terminated by us or our successor without “cause” (excluding as a result of his or her death or “disability”) (each, as defined in their change of control severance agreement), or by the executive for “good reason” (as defined in their change of control severance agreement) (in each case, a “qualifying termination”), and subject to such executive signing and not revoking a release of claims, each executive will receive (i) a lump sum payment equal to 100% of their annual base salary as then in effect; (ii) if such termination occurs after the completion of a bonus period but prior to the payment of any bonus, a lump-sum amount equal to the bonus such executive would have received had they remained employed through the bonus payment date and based on actual performance; (iii) reimbursement of COBRA continuation premiums for up to 12 months for the executive and their eligible dependents (provided they are eligible for and timely elects COBRA continuation coverage), or, in the discretion of Cornerstone, cash payments in lieu thereof; and (iv) 12 months accelerated vesting of all then-unvested shares subject to each executive’s equity awards. However, if the qualifying termination occurs during the period that commences three months prior to a “change of control” (as defined in their change of control and severance agreement) and ends on the first anniversary following a change of control, then each executive will receive (A) a lump sum payment equal to 100% of their annual base salary as then in effect; (B) a lump sum payment equal to 100% of their full annual target bonus; (C) reimbursement of COBRA continuation premiums for up to 12 months for the executive and their eligible dependents (provided they are eligible for and timely elects COBRA continuation coverage), or, in the discretion of Cornerstone, cash payments in lieu thereof; (D)100% of the executive’s then unvested equity awards will vest in full, provided that if the vesting of any such equity awards is to be determined based on the achievement of performance criteria, then such equity award will vest as stated in the equity award, or if no such vesting is specified, then will vest assuming the performance criteria had been achieved at 100% of target levels for the relevant performance period or periods; and (E) the executive’s unvested stock options or stock appreciation rights will remain exercisable until the one year anniversary of the date of their termination of employment.
Each executive officer’s change of control and severance agreement provides that, in the event any of the payments provided for under the change of control severance agreement or otherwise payable to the executive officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax under Section 4999 of the Internal Revenue Code, they would be entitled to receive either full payment of benefits or such lesser amount that would result in no portion of the benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the executive. However, please see the section below, entitled “Sections 280G and 4999 of the Code.”
Each executive officer’s receipt of the severance benefits under their change of control severance agreement is subject to them signing a standard separation agreement and release of claims with Cornerstone and provided that such release becomes effective and irrevocable no later than 60 days following their termination of employment. Each executive officer is also subject to obligations related to non-solicitation of employees of Cornerstone and its affiliates for a period of 12 months following the date the executive’s employment terminates for any reason, and the provisions of an employee confidentiality, non-disclosure, and assignment of inventions agreement.

For the purposes of each executive officer’s change of control severance agreement, “cause” generally means (i) an act of material dishonesty made by the executive in connection with the executive’s carrying out his or her job responsibilities to Cornerstone intended to result in substantial personal enrichment of the executive; (ii) the executive’s conviction of, or plea of nolo contendere to a felony which the Board of Directors reasonably believes had or will have a material detrimental effect on Cornerstone’s reputation or business; (iii) a willful act by the executive which constitutes gross misconduct and which is injurious to Cornerstone or its affiliates; (iv) the executive’s willful and material breach of their change of control severance agreement, including without limitation, their intentional failure to perform their stated duties, and their continued failure to cure such breach to the reasonable satisfaction of the Board of Directors within 10 days following written notice of such breach to the executive; and (v) the executive’s material violation of a Company policy that results in a material detrimental effect on Cornerstone’s reputation or business.
For the purposes of each executive officer’s change of control severance agreement, “good reason” generally means the executive officer’s resignation within 30 days following the expiration of any cure period (discussed below) following the occurrence of one or more of the following, without the executive officer’s express written consent: (i) a significant reduction or adverse change in the executive’s duties, position, reporting relationship or responsibilities, or the removal of the executive from such duties, position or responsibilities; (ii) a material reduction in the executive officer’s base salary (except where there is a reduction applicable to the management team generally, such reduction does not have a disproportionate effect on the executive in comparison to other members of the senior management team, and such reduction does not to exceed 10% of the executive’s base salary); (iii) a reduction by Cornerstone in the kind or level of benefits to which the executive is entitled with the result that the executive’s overall benefits package is significantly reduced disproportionately to other members of senior management; (iv) a material breach by Cornerstone of a term of any agreement between Cornerstone and the executive; and (v) the relocation of the executive to a facility or location more than 35 miles from the executive’s present employment location. An executive officer will not resign for “good reason” without first providing Cornerstone with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of 30 days following the date Cornerstone receives such notice during which such condition must not have been cured.
Section 280G and 4999 of the Code
If Cornerstone determines that a member of senior management may become subject to an excise tax under Section 4999 of the Code in relation to “parachute payments” under Section 280G of the Code, Cornerstone may pay amounts to the affected members of senior management that are sufficient to gross them up for any such excise taxes (including any income taxes on such gross-up payments); provided that, (i) Cornerstone’s gross-up obligation cannot exceed $7,000,000 in the aggregate, (ii) such cap will not be applicable with respect to gross-up payments paid with respect to parachute payments associated with amounts and benefits provided by Parent pursuant to compensation arrangements entered into with Parent in connection with the Merger, and (iii) no gross-up payment shall be made in respect of any termination other than a termination by Parent (or an affiliate of Parent, or a successor to Parent or such affiliate) without “cause” (as defined in such executive’s change of control severance agreement).
Quantification of Potential Payments to Certain Cornerstone Executive Officers in Connection with the Merger
In accordance with Item 402(t) of Regulation S-K, the table below sets forth the compensation that is based on or otherwise relates to the Merger that will or may become payable to certain executive officers in connection with the Merger. Please see the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control” for further information regarding this compensation.
The table below assumes that: (i) for the purposes of this table only that, the Closing of the Merger occurs on August 20, 2021; (ii) the employment of Messrs. Saunders, Lautenbach, Shah, Weiss and Goldin and Mses. Spirgi and Coughlin be terminated immediately following the Closing of the Merger in a manner entitling the named executive officer to receive the severance benefits described in the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control”; (iii) no named executive officer receives any additional equity grants on or prior to the Closing of the Merger; and (iv) no named executive officer enters into new agreements or is otherwise legally entitled to, prior to the Closing of the Merger, additional compensation or benefits. Pursuant to applicable proxy disclosure rules, the value of the equity award acceleration below is calculated based on the number of shares covered by the applicable Company Option or Company RSU that are accelerating multiplied by $57.50 per share (less the applicable exercise price per share in the case of Company Options). The amounts shown in the table below do not include the value of payments or benefits that would have been earned, or any amounts associated with equity awards that would vest pursuant to their terms, on or prior to the Closing of the Merger, or the value of payments or benefits that are not based on or otherwise related to the Merger.
In addition to the assumptions described in the preceding paragraph, the amounts set forth in the table below are based on certain other assumptions that are described in the footnotes accompanying the table below. The assumptions based upon which we have estimated the amounts in the table below may or may not actually occur. Accordingly, the ultimate amounts to be received by a named executive officer in connection with the Merger may differ from the amounts set forth below.
Golden Parachute Compensation
Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Tax Reimbursement(4)	Total ($)
Philip S. Saunders	$1,575,000	$16,344,375	$41,187	$7,000,000	$24,960,562
Jeffrey Lautenbach	$824,000	$9,226,278	$21,259	$2,400,158	$12,471,695
Chirag Shah	$637,500	$6,509,000	$6,819	$2,020,099	$9,173,418
Mark Goldin	$637,500	$6,614,973	$14,199	$—	$7,266,672
Heidi Spirgi	$544,000	$5,010,378	$21,259	$2,064,637	$7,640,274
Adam Weiss	$656,200	$7,598,453	$21,259	$—	$8,275,912
Trish Coughlin	$434,000	$5,437,660	$13,542	$—	$5,885,202
(1)
The amounts listed in this column for Messrs. Saunders, Lautenbach, Shah, Goldin, Weiss and Mses. Spirgi and Coughlin represent the “double-trigger” cash severance payments to which each of these named executive officers may become entitled under their change of control severance agreement, as described in more detail in the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control”. To be eligible for such “double-trigger” cash severance benefits, the employment of the named executive officer must terminate without “cause” or the executive officer must resign for “good reason” (other than on account of death or disability) upon or during the period three months prior to and one year after a “change in control” (as such terms are defined in the applicable change in control severance agreement and as described in the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control”) (for the purposes of the table above, a “Qualifying CIC Termination”).

(2)
For each of Messrs. Saunders, Lautenbach, Shah, Goldin, Weiss and Mses. Spirgi and Coughlin the amount listed in this column represents, in part, the estimated value of “double-trigger” vesting acceleration benefits to which they may become entitled under their change of control severance agreement, as described in more detail in the section of this proxy statement captioned “—Payments Upon Termination At or Following Change in Control”. To be eligible for such “double-trigger” benefits, the employment of Messrs. Saunders, Lautenbach, Shah, Goldin, Weiss or Mses. Spirgi or Coughlin, as applicable, must terminate in a Qualifying CIC Termination. For each of the named executive officers, the amount listed in this column also represents, in part, the aggregate of the Vested Award Cash-out Payments that will be paid in cancellation of each then outstanding Vested Company Option and Vested Company RSU held by the named executive officer immediately prior to the Closing of the Merger, determined as described in the section of this proxy statement captioned “—Treatment of Company Options and Company RSUs”.

(3)
The amounts listed in this column represent the estimated value of the “double-trigger” reimbursement of continued health coverage under COBRA benefits to which each of Messrs. Saunders, Lautenbach, Shah, Goldin, Weiss and Mses. Spirgi and Coughlin may become entitled under their change of control severance agreement, as described in more detail in the section of this proxy statement captioned “ —Payments Upon Termination At or Following Change in Control”. To be eligible for such “double-trigger” COBRA reimbursement benefits, the employment of the executive officer must terminate in a Qualifying CIC Termination. The full amount represents the value of reimbursement of continued health coverage under COBRA based on the applicable named executive officer’s estimated cost for such coverage as of September 30, 2021.

(4)
The amounts in this column represent an estimate of the full approximate tax reimbursement payment that could be paid to the individual. However, some amounts might never be paid due to the triggering event (such as termination of employment) not occurring, or the payment being reduced due to the $7,000,000 aggregate tax reimbursement cap as described in the section of this proxy statement captioned “—Section 280G and 4999 of the Code”. Mr. Saunders’ estimated tax reimbursement (calculated to equal $7,756,526) was reduced to $7,000,000 pursuant to the tax reimbursement cap as described in the preceding sentence. In the absence of payment of a tax gross-up payment, under the change of control severance agreements of Messrs. Saunders, Lautenbach, Shah, Goldin, Weiss and Mses. Spirgi and Coughlin, amounts are subject to reduction in the event the named executive officer would be better off on an after-tax basis being cut back than paying the excise tax under Section 4999 of the Code.

Equity Awards Held by Cornerstone’s Executive Officers and Non-employee Directors
As discussed above at “Treatment of Company Options and Company RSUs”, at the Effective Time, each Vested Award (including those held by our executive officers and non-employee directors) will be cancelled and automatically converted into the right to receive the applicable Vested Award Cash-out Payment, and each

Unvested Award (including those held by our executive officers) will be cancelled and automatically converted into the right to receive the an amount in cash equal to the product of (i) the aggregate number of shares subject to, or issuable in settlement of, such award immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration (or, for each Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes and subject to the vesting conditions (including any accelerated vesting on specific terminations of employment) and payment terms described above.
Each of our executive officers is eligible to receive the applicable vesting acceleration benefits with respect to his or her equity awards described above under the heading “Payments Upon Termination At or Following Change in Control”.
Equity Interests of Cornerstone’s Executive Officers and Non-Employee Directors
The following table sets forth the number of shares of common stock and the number of shares of common stock underlying equity awards held by each of Cornerstone’s executive officers and non-employee directors that are outstanding as of August 20, 2021. The table also sets forth the values of these shares and equity awards, determined as the number of shares multiplied by the Per Share Merger Consideration (minus the applicable per share exercise price for any Company Options). No additional shares of common stock or equity awards were granted to any executive officer or non-employee director in contemplation of the Merger.
Equity Interests of Cornerstone’s Executive Officers and Non-Employee Directors
Name	Shares #(1)	Shares $	Options #(2)	Options $	RSUs #(3)	RSUs $	PSUs Target	PSUs Target $	Total
Philip S. Saunders	60,652	3,487,490	—	—	108,091	6,215,233	176,158	10,129,085	19,831,808
Jeffrey Lautenbach	35,600	2,047,000	—	—	86,517	4,974,728	73,939	4,251,493	11,273,220
Chirag Shah	28,150	1,618,625	51,700	1,616,508	67,033	3,854,398	46,165	2,654,488	9,744,018
Mark Goldin	24,326	1,398,745	123,290	1,783,945	57,975	3,333,563	57,067	3,281,353	9,797,605
Heidi Spirgi	8,424	484,380	—	—	47,854	2,751,605	39,283	2,258,773	5,494,758
Adam Weiss	67,063	3,856,123	132,270	2,473,592	75,901	4,364,308	56,245	3,234,088	13,928,110
Adam Miller	2,638,764	$151,728,930	447,200	10,598,325	111,723	$6,424,073	157,199	9,038,943	177,790,270
Richard Haddrill	27,016	1,553,420	—	—	5,067	291,353	—	—	1,844,773
Nancy Altobello	—	—	—	—	14,341	824,608	—	—	824,608
Felicia Alvaro	—	—	—	—	14,341	824,608	—	—	824,608
Dean Carter	20,779	1,194,793	—	—	5,067	291,353	—	—	1,486,145
Robert Cavanaugh	29,433	1,692,398	53,500	1,323,525	5,067	291,353	—	—	3,307,275
Joe Osnoss	25,293	1,454,348	—	—	5,067	291,353	—	—	1,745,700
Steffan Tomlinson	25,173	1,447,448	—	—	5,067	291,353	—	—	1,738,800
Sara Martinez Tucker	—	—	—	—	9,212	529,690	—	—	529,690
Trish Coughlin	33,997	1,954,828	—	—	69,673	4,006,198	24,894	1,431,405	7,392,430
(1)	This number includes shares of common stock beneficially owned, excluding shares of common stock issuable upon exercise of Company Options or settlement of Company RSUs.

(2)
The number of shares of common stock subject to Company Options includes both vested and unvested Company Options. The number of shares subject to the vested and unvested portions of the Company Options, and the value (determined as the aggregate number of underlying shares multiplied by the Per Share Merger Consideration minus the aggregate exercise price with respect to such shares) of those portions of the Company Options are provided in the table below:

(3)	This number reflects the number of shares of common stock subject to Company RSUs that were not vested as of August 20, 2021.
Name	Vested Company Options #	Vested Company Options $	Unvested Company Options #	Unvested Company Options $
Philip S. Saunders	—	—	—	—
Jeffrey Lautenbach	—	—	—	—
Chirag Shah	51,700	1,616,508	—	—
Mark Goldin	123,290	1,783,945	—	—
Heidi Spirgi	—	—	—	—
Adam Weiss	132,270	2,473,592	—	—
Adam Miller	447,200	10,598,325	—	—
Richard Haddrill	—	—	—	—
Nancy Altobello	—	—	—	—
Felicia Alvaro	—	—	—	—
Dean Carter	—	—	—	—
Robert Cavanaugh	53,500	1,323,525	—	—
Joe Osnoss	—	—	—	—
Steffan Tomlinson	—	—	—	—
Sara Martinez Tucker	—	—	—	—
Trish Coughlin	—	—	—	—
Financing of the Merger
Parent and Merger Sub have represented to Cornerstone that they will have available to them, together with Cornerstone’s cash on hand, sufficient funds to pay the fees and expenses required to be paid at the closing of the Merger by Parent and Merger Sub under the Merger Agreement. This includes funds needed to: (i) pay Cornerstone stockholders the amounts due under the Merger Agreement for their respective common stock, (ii) make payments in respect of our outstanding Company Options and Company RSUs payable at Closing and (iii) make payments of all amounts required to be paid in connection with the Merger pursuant to the Indenture and the Cornerstone Convertible Notes. We anticipate that the total amount of funds necessary to complete the Merger and the related transactions, including to pay the Merger Consideration, make the required payments with respect to Company Options and Company RSUs payable at Closing, repay the Company’s outstanding indebtedness and to make payments required with respect to the Cornerstone Convertible Notes, as well as to pay the fees and expenses required to be paid at the Closing of the Merger by the Company, Parent and Merger Sub under the Merger Agreement, will be approximately $5,300,000,000.
In connection with the financing of the Merger, Parent and/or Merger Sub have obtained committed financing consisting of (i) equity to be provided by the Guarantors pursuant to the terms of the Clearlake Equity Commitment Letter (ii) preferred equity to be provided by the Investors pursuant to the Preferred Equity Commitment Letter and (iii) debt financing to be provided pursuant to the Debt Commitment Letter by the lenders party thereto. In connection with the Merger Agreement, Parent and Merger Sub have delivered to Cornerstone copies of the Financing Letters. Notwithstanding anything in the Merger Agreement to the contrary, in no event will the receipt or availability of any funds or financing (including the financing contemplated by the Financing Letters) by or to Parent or any of its affiliates or any other financing transaction be a condition to any of the obligations of Parent or Merger Sub under the Merger Agreement.
Debt Financing
Merger Sub has entered into the Debt Commitment Letter with JPMorgan Chase Bank, N.A., Bank of America, N.A. and certain other financial institutions (collectively, the “Lenders”), pursuant to which, subject to the terms and conditions set forth therein, the lenders thereunder have committed to provide debt financing in an aggregate principal amount of up to $3,187,500,000, of which up to $2,937,500,000 will be available at Closing to consummate the Merger and pay related fees, costs and expenses. The Lenders’ obligation to provide the Debt Financing is subject to certain conditions, including, but not limited to, the following (subject to certain exceptions and qualifications as set forth in the Debt Commitment Letter):
•	no company material adverse effect will have occurred after the date of the Merger Agreement that is continuing;
•	the substantially simultaneous closing of the Merger in accordance in all material respects with the Merger Agreement;
•	the substantially concurrent funding of the Equity Financing under the Clearlake Equity Commitment Letter;
•
the substantially concurrent refinancing of certain existing indebtedness of the Company, including certain amendments to the Indenture governing the Cornerstone Convertible Notes to facilitate the consummation of the Merger and the financing relating thereto as described further under the caption, “Proposal 1: Adoption of the Merger Agreement—Other Covenants—Cornerstone Convertible Notes”;

•
the Lenders having been afforded a marketing period of 15 consecutive business days (subject to certain blackout dates) following receipt of certain required financial information regarding Cornerstone and commencing on the later of September 8, 2021 and the first business day after the date Cornerstone files the definitive proxy statement for the Special Meeting;

•	the receipt of certain specified financial statements of the Company;
•	the execution and delivery of definitive documentation with respect to the Debt Financing;
•	the receipt by the Lenders of certain required “know your customer” and related information required by banking regulations at least 10 business days prior to Closing; and
•	the receipt by the Lenders of all fees and expense reimbursements required to be paid to them at Closing.
The Lender’s commitments under the Debt Commitment Letter automatically terminate upon the earliest to occur of: (i) five business days after February 5, 2022 (as such date may be extended in accordance with the Merger Agreement as in effect on the date of the Debt Commitment Letter), (ii) the initial funding date of the Debt Financing under the Debt Commitment Letter, (iii) five business days following the termination of the Merger Agreement in accordance with its terms without the funding of the Debt Financing, and (iv) the consummation of the Merger without the funding of the debt commitment.
As of the date hereof, the documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.
Equity Financing
In connection with the execution of the Merger Agreement, the Guarantors have delivered the Clearlake Equity Commitment Letter to Parent, and the Investors have provided a Preferred Equity Commitment Letter, pursuant to which, upon the terms and subject to the conditions set forth in the Equity Commitment Letters, the Guarantors have committed to contribute, the Guarantors have committed to contribute an aggregate amount of up to $1,935,000,000, and the Investors have committed to contribute an aggregate amount of up to $700,000,000, respectively, to Parent in connection with the Merger solely for the purpose of funding the Required Amounts. The Guarantors may assign some or all of their respective obligations under the Clearlake Equity Commitment Letter to any of their respective affiliates, co-investment funds or, subject to certain conditions being met, other investors.
The obligation of the Guarantors to fund the equity commitment under the Clearlake Equity Commitment Letter is subject to the following conditions:
•
the satisfaction, or waiver by Parent with the prior written approval of the Investors, of the mutual closing conditions and the conditions precedent to Parent and Merger Sub’s obligations to consummate the Merger;

•	the substantially concurrent consummation of the Closing in accordance with the terms of the Merger Agreement; and
•
the Debt Financing and the Preferred Equity Financing has been funded or will be funded at the Closing if the aggregate amount committed pursuant to the Clearlake Equity Commitment Letter is funded at the Closing or has been previously funded.

The obligation of each Guarantor to fund the equity commitment under the Clearlake Equity Commitment Letter will automatically and immediately terminate upon the earliest to occur of (i) the funding of each Guarantor’s respective commitment, (ii) the consummation of the Closing pursuant to the Merger Agreement, (iii) the valid termination of the Merger Agreement in accordance with its terms (iv) Cornerstone commencing any legal proceeding to enforce the payment of all or any portion of the Parent Termination Fee under the Limited Guarantee or (v) Cornerstone or any of its controlled affiliates, officers or directors commencing any legal proceeding against any Guarantor or certain related parties of any Guarantor asserting any claim (whether in tort, contract or otherwise) under, or in respect of, the Merger Agreement, the Equity Commitment Letters, the Debt Commitment Letter, the Limited Guarantee, or any transaction contemplated thereby.
Cornerstone is an express third-party beneficiary of the Clearlake Equity Commitment Letter solely with respect to enforcing Parent’s right to cause the commitment under the Clearlake Equity Commitment Letter by each Guarantor to be funded to Parent in accordance with the Clearlake Equity Commitment Letter, and to cause Parent to enforce its rights against such Guarantor to perform its funding obligations under the Clearlake Equity Commitment Letter, in each case subject to (i) the limitations and conditions set forth in the Clearlake Equity Commitment Letter and (ii) the terms and conditions of the Merger Agreement.
The obligation of the Investors to provide the Preferred Equity Financing under the Preferred Equity Commitment Letter is subject to certain conditions, including, but not limited to, the following (subject to certain exceptions and qualifications as set forth in the Preferred Equity Commitment Letter):
•	no company material adverse effect will have occurred after the date of the Merger Agreement that is continuing;
•	the substantially simultaneous closing of the Merger in accordance in all material respects with the Merger Agreement;
•	the receipt of certain specified financial statements of the Company;
•	the execution and delivery of definitive documentation with respect to the preferred equity;
•	the substantially concurrent making of the Equity Financing pursuant to the Clearlake Equity Commitment Letter and the funding of the Debt Financing pursuant to the Debt Commitment Letter; and
•
the substantially concurrent refinancing of certain existing indebtedness of the Company (as described further under the caption, “Proposal 1: Adoption of the Merger Agreement—Other Covenants—Cornerstone Convertible Notes”).

The Investors’ commitments under the Preferred Equity Commitment Letter automatically terminate upon the earliest to occur of: (i) five business days after February 5, 2022 (as such date may be extended in accordance with the Merger Agreement as in effect on the date of the Preferred Equity Commitment Letter), (ii) the initial funding date of the Preferred Equity Financing under the Preferred Equity Commitment Letter, (iii) five business days following the termination of the Merger Agreement in accordance with its terms without the funding of the Preferred Equity Financing, and (iv) the consummation of the Merger without the funding of the preferred equity commitment.
Limited Guarantee
Concurrently with the execution of the Merger Agreement, the Guarantors have entered into the Limited Guarantee, pursuant to which such Guarantors have agreed, on a several and not joint basis, to guarantee the payment and performance of such Guarantor’s respective percentage of Parent’s obligation to pay the Parent Termination Fee and enforcement expenses related to the Parent Termination Fee and reimburse and indemnify

Cornerstone with respect to certain expenses in connection with Parent’s Debt Financing. The Guarantors may assign some or all of their respective obligations under the Limited Guarantee to any of their respective affiliates, co-investment funds or, subject to certain conditions being met, other investors.
The guaranteed obligations of the Guarantors are subject to an aggregate cap in the amount of $322,000,000 and an individual cap applicable to each Guarantor equal to such Guarantor’s specified percentage share of the guaranteed obligations. The Limited Guarantee will terminate upon the earliest to occur of:
•	the Closing of the Merger;
•	the receipt by Cornerstone or its affiliates of an indefeasible payment of each Guarantor’s respective proportion of the guaranteed obligations, subject to the caps described above; or
•
the date that is 90 days following the termination of the Merger Agreement in accordance with its terms, unless prior to such date Cornerstone has delivered a written notice with respect to non-payment of any of the guaranteed obligations and commenced a legal proceeding against the Guarantors or Parent alleging that any guaranteed obligation is due and owing from the Guarantors.

The Support Agreements
In connection with the execution of the Merger Agreement, the Signing Securityholders have entered into the Support Agreements.
As of the close of business on the Record Date, the Signing Stockholders held, in the aggregate, approximately 10,442,350 shares of common stock, representing approximately 15.6% of the outstanding shares of common stock entitled to vote at the Special Meeting. Under the Voting and Support Agreements, the Signing Stockholders have agreed to, during the term of such agreements, vote the Signing Stockholders’ shares of common stock (i) in favor of the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement;(ii) against any action or agreement which would result in a breach of any representation, warranty, covenant or obligation of Cornerstone in the Merger Agreement; and/or (iii) against any alternative acquisition proposals and any action which is intended, or would reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger. In addition, the Silver Lake Support Agreements require the Silver Lake Group (y) subject to limited exceptions, not to transfer or convert into common stock their Cornerstone Convertible Notes and (z) to support certain amendments to the Indenture to facilitate the consummation of the Merger and the financing relating thereto.
Appraisal Rights
If the Merger is consummated and certain conditions are met, stockholders of the Company (i) who continuously hold shares of Cornerstone common stock through the Effective Time, (ii) who did not vote their shares in favor of the adoption of the Merger Agreement; (iii) who are entitled to demand appraisal rights under Section 262 of the DGCL, (iv) who otherwise properly comply with the applicable requirements and procedures of Section 262 of the DGCL; and (v) who do not thereafter withdraw their demand for appraisal of such shares, fail to perfect or otherwise lose their appraisal rights, in each case in accordance with Section 262 of the DGCL, will be entitled to demand appraisal of their shares and receive, in lieu of the Merger Consideration, an amount in cash equal to the “fair value” of their shares (as of the Effective Time, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any), as determined by the Delaware Court, in accordance with Section 262 of the DGCL. Stockholders should be aware that the fair value of their shares could be more than, the same as or less than the Merger Consideration and that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the Merger, is not an opinion as to, and does not otherwise address, fair value under Section 262 of the DGCL. Any stockholder contemplating the exercise of such appraisal rights should review carefully the provisions of Section 262 of the DGCL, particularly the procedural steps required to properly demand and perfect such rights.
The following is a summary of the procedures to be followed by stockholders that wish to exercise their appraisal rights under Section 262 of the DGCL, the full text of which is attached to this proxy as Annex D. This summary does not purport to be a complete statement of, and is qualified in its entirety by reference to, Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” are to the record holder of shares immediately prior to the Effective Time of the Merger as to which appraisal rights are asserted. A person holding a beneficial interest in shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the stockholder of record to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. Failure to follow any of the procedures of Section 262 of the DGCL may result in termination or waiver of appraisal rights under Section 262 of the DGCL. Stockholders should assume that the Company will take no action to perfect any appraisal rights of any stockholder.
Any stockholder who desires to exercise his, her or its appraisal rights should review carefully Section 262 of the DGCL and is urged to consult his, her or its legal advisor before electing or attempting to exercise such rights. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that Company stockholders exercise appraisal rights under Section 262 of the DGCL.
Under Section 262 of the DGCL, where a merger is approved under Section 251(h), either a constituent corporation before the effective date of the merger, or the surviving corporation within 10 days thereafter, shall notify each of the stockholders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of Section 262. This proxy statement constitutes the formal notice of appraisal rights under Section 262 of the DGCL, and the required copy of Section 262 of the DGCL is attached to this proxy statement as Annex D. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified may result in the loss of appraisal rights under the DGCL.
If a stockholder elects to exercise appraisal rights under Section 262 of the DGCL, such stockholder must do all of the following:
•
deliver to the Company a written demand for appraisal of your shares of Cornerstone common stock prior to the later of the taking of the vote to adopt the Merger Agreement and 20 days after the mailing of this proxy statement. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or voting against the adoption of the Merger Agreement. Voting “AGAINST” or failing to vote “FOR” the adoption of the Merger Agreement by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL;

•	not vote, or abstain from voting, his, her or its shares in favor of the adoption of the Merger Agreement;
•	continuously hold of record the shares from the date on which the written demand for appraisal is made through the Effective Time of the Merger; and
•
comply with the procedures of Section 262 of the DGCL for perfecting appraisal rights thereafter, including filing of a petition in the Delaware Court requesting a determination of the fair value of your shares of common stock within 120 days after the Effective Time of the Merger.

Within 10 days after the Effective Time of the Merger, the Surviving Corporation will provide notice of the effective date of the Merger to those stockholders of the Company who have properly made a written demand for appraisal pursuant to the first bullet above, as required by Section 262 of the DGCL, has not voted in favor of the adoption of the Merger Agreement and has not withdrawn or otherwise lost the right to appraisal. If the Merger is consummated, a failure to make a written demand for appraisal in accordance with the time periods specified in the first bullet above (or to take any of the other steps specified in the above bullets) will be deemed to be a waiver or a termination of your appraisal rights. At any time within 60 days after the Effective Time of the Merger, any stockholder who has demanded an appraisal, but who has not commenced an appraisal proceeding or joined that proceeding as a named party, has the right to withdraw the demand and to accept the Merger Consideration, without interest, specified by the Merger Agreement for his, her or its shares. Any attempt to withdraw made more than 60 days after the Effective Time of the Merger will require the written approval of the Surviving Corporation and no appraisal proceeding before the Delaware Court as to any stockholder will be dismissed without the approval of the Delaware Court. Such approval may be conditioned upon any terms the Delaware Court deems just; provided, however, that this provision will not affect the right of any stockholder that has made an appraisal demand but who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered in the Merger within 60 days after the Effective Time of the Merger. If the Surviving Corporation does not approve a stockholder’s request to withdraw a demand for appraisal when the approval is required or if the Delaware Court does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the per share Merger Consideration.
Written Demand by the Stockholder
All written demands for appraisal should be addressed to the Company, 1601 Cloverfield Blvd., Suite 620 South Santa Monica, California 90404. Attention: General Counsel. The demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the stockholder’s certificates (whether in book entry or on physical certificates) evidencing such stockholder’s shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a stockholder of record, but such agent must identify the record owner or owners and expressly disclose in such demand that the agent is acting as agent for the record owner or owners of such shares.
A beneficial owner of shares held in “street name” who wishes to exercise appraisal rights should take such actions as may be necessary to ensure that a timely and proper demand for appraisal is made by the stockholder of record. If shares are held through a brokerage firm, bank or other nominee who in turn holds the shares through a central securities depository nominee, such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee, and must identify the depository nominee as the stockholder of record. Any beneficial owner who wishes to exercise appraisal rights and holds shares through a nominee holder is responsible for ensuring that the demand for appraisal is timely made by the stockholder of record. The beneficial holder of the shares should instruct the nominee holder that the demand for appraisal should be made by the stockholder of record of the shares, which may be a central securities depository nominee if the shares have been so deposited.
A record stockholder, such as a broker, bank, fiduciary, depository or other nominee, who holds shares as a nominee for several beneficial owners (may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners. In such case, the written demand for appraisal must set forth the number of shares covered by such demand. Unless a demand for appraisal specifies a number of shares, such demand will be presumed to cover all shares held in the name of such stockholder.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Merger, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 of the DGCL and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal rights who did not vote their shares in favor of the Merger and properly demanded appraisal of such shares. If no such petition is filed within that 120-day period, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. The Company is under no obligation to and has no present intention to file a petition and stockholders should not assume that the Company will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, it is the obligation of the stockholders to initiate all necessary action to perfect their appraisal rights in respect of the shares within the period prescribed in Section 262 of the DGCL.
Within 120 days after the effective date of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which Cornerstone has received demands for appraisal, and the aggregate number of stockholders of such shares. Such statement must be mailed within 10 days after a written request therefor has been received by the Surviving Corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. Notwithstanding the foregoing requirement that a demand for appraisal must be made by or on behalf of the record owner of the shares, a person who is the beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person, and as to which demand has been properly made and not effectively withdrawn, may, in such person's own name, file a petition for appraisal or request from the Surviving Corporation the statement described in this paragraph.
If a petition for appraisal is duly filed by any stockholder and a copy of the petition is delivered to the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after receiving service of a copy of the petition to file with the Delaware Register in Chancery a duly verified list (the “Verified List”) containing the names and addresses of all stockholders who have demanded an appraisal for their shares (the “Dissenting Stockholders”) and with whom agreements as to the value of their shares has not been reached. Upon the filing of a petition by a Dissenting Stockholder, the Delaware Court may order a hearing and that notice of the time and place fixed for the hearing on the petition will be mailed to the Surviving Corporation and all the Dissenting Stockholders shown on the Verified List. Notice will also be published at least one week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication deemed advisable by the Delaware Court. The costs relating to these notices will be borne by the Surviving Corporation.
If a hearing on the petition is held, the Delaware Court is empowered to determine which Dissenting Stockholders have complied with the provisions of Section 262 of the DGCL and are entitled to an appraisal of their shares. The Delaware Court may require that Dissenting Stockholders submit their Share certificates, if any, to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings. The Delaware Court is empowered to dismiss the proceedings as to any Dissenting Stockholder who does not comply with such requirement. Accordingly, Dissenting Stockholders are cautioned to retain their Share certificates after the Effective Time and thereafter comply with all orders of the Delaware Court in respect of such certificates. In addition, assuming the shares remain listed on a national securities exchange immediately before the Effective Time, which we expect to be the case, the Delaware Court is required to dismiss the appraisal proceedings as to all Dissenting Stockholders unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares eligible for appraisal or (ii) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through the appraisal proceeding, the Delaware Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. However, at any time before the entry of judgment in the proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid by the Surviving Corporation and the fair value of the shares as determined by the Delaware Court, and (ii) interest accrued before such voluntary cash payment, unless paid at that time.
In determining fair value, the Delaware Court is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the Delaware Court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” Section 262 of the DGCL provides that fair value is to be

“exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion that does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to fair value under Section 262 of the DGCL. You should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as, or less than the merger consideration that you would otherwise be entitled to receive under the terms of the Merger Agreement.
Upon application by the Surviving Corporation or by stockholder entitled to participate in the appraisal proceeding, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the Verified List and who has submitted such stockholder’s stock certificates, if any, to the Delaware Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights. When the fair value of the shares is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the stockholders entitled thereto, forthwith in the case of uncertificated stockholders or upon surrender by certificated stockholders of their stock certificates. The Delaware Court’s decree may be enforced as other decrees in the Delaware Court may be enforced. The Delaware Court may also (i) determine the costs of the proceeding (which do not include attorneys’ fees or the fees and expenses of experts) and tax such costs upon the parties as the Delaware Court deems equitable and (ii) upon application of a stockholder, order all or a portion of the expenses incurred by any Dissenting Stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to appraisal. In the absence of such an order, each party bears its own expenses. Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.
Stockholders considering whether to seek appraisal should bear in mind that the fair value of their shares determined under Section 262 of the DGCL could be more than, the same as, or less than the value of the Merger Consideration to be paid in the Merger. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court. Neither Parent nor the Company anticipates offering more than the Merger Consideration to any Dissenting Stockholder, and each of Parent and the Company reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262 of the DGCL, the “fair value” of the shares is less than the Merger Consideration.
The process of dissenting and exercising appraisal rights requires compliance with technical prerequisites. Stockholders wishing to exercise their appraisal rights should consult with their own legal counsel in connection with compliance with Section 262 of the DGCL.
Any stockholder who has duly demanded and perfected appraisal rights in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to stockholders as of a date prior to the Effective Time.
If any stockholder who demands appraisal of shares under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such stockholder’s right to appraisal, such stockholder’s shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose, the stockholder's right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger. Inasmuch as the Company has no obligation to file such a petition and has no present intention to do so, any stockholder who desires such a petition is advised to file it on a timely basis. In addition, a stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the Merger Consideration by delivering to the Company a written withdrawal of such stockholder's demand for appraisal and acceptance of the terms of the Merger either within 60 days after the effective date of the Merger or thereafter with the written approval of the Company. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the Merger Consideration within 60 days after the effective date of the Merger.
STOCKHOLDERS WHO VOTE SHARES IN FAVOR OF THE ADOPTION OF THE MERGER AGREEMENT WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE MERGER CONSIDERATION.
The foregoing summary of the rights of the stockholders of the Company to seek appraisal rights under Delaware law does not purport to be a complete statement of the procedures to be followed by the stockholders of the Company desiring to exercise any appraisal rights available thereunder and is qualified in its entirety by reference to Section 262 of the DGCL. The proper exercise of appraisal rights requires strict adherence to the applicable provisions of the DGCL. A copy of Section 262 of the DGCL is included as Annex D to this Proxy.
Accounting Treatment
The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of material U.S. federal income tax consequences of the Merger that may be relevant to U.S. Holders and Non-U.S. Holders (each as defined below) of shares of common stock whose shares are converted into the right to receive cash pursuant to the Merger. This summary is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a stockholder in light of its particular circumstances. In addition, this summary does not describe any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect. This discussion is limited to holders who hold their shares of common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes).
This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances. For example, this discussion does not address the tax consequences that may be relevant to holders who may be subject to special treatment under U.S. federal income tax laws, such as:
•
banks or other financial institutions; tax-exempt organizations; retirement or other tax deferred accounts; S corporations, partnerships or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes (or other pass-through entities) or an investor in a partnership, S corporation (or other pass-through entity);

•
insurance companies; mutual funds; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts;

•	entities subject to the U.S. anti-inversion rules; certain former citizens or long-term residents of the United States;
•	except as noted below, holders that own or have owned (directly, indirectly or constructively) five percent or more of Cornerstone’s common stock (by vote or value);
•	tax consequences to holders holding the shares as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	tax consequences to holders whose shares constitute qualified small business stock within the meaning of Section 1202 of the Code;
•	tax consequences to holders that received their shares of common stock in a compensatory transaction, through a tax qualified retirement plan or pursuant to the exercise of options or warrants;

•	tax consequences to holders who own an equity interest, actually or constructively, in Parent or the Surviving Corporation following the Merger;
•	tax consequences to U.S. Holders whose “functional currency” is not the U.S. dollar;
•	tax consequences to holders who hold their common stock through a bank, financial institution or other entity, or a branch thereof, located, organized or resident outside the United States;
•	tax consequences arising from the Medicare tax on net investment income;
•
tax consequences to holders subject to special tax accounting rules as a result of any item of gross income with respect to the shares of common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, as a result of the Merger;
•	any state, local or non-U.S. tax consequences as a result of the Merger; or
•
tax consequences to holders that do not vote in favor of the Merger and properly demand appraisal of their shares under Section 262 of the DGCL or that entered into a support agreement as part of the transaction described in this proxy statement.

If a partnership (including an entity or arrangement, domestic or non-U.S., treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of common stock, then the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partner and the partnership. Partnerships holding shares of common stock and partners therein should consult their tax advisors regarding the consequences of the Merger.
We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation.
THE FOLLOWING SUMMARY IS FOR GENERAL INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE MERGER IN LIGHT OF YOUR OWN PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER STATE, LOCAL OR NON-U.S. TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of common stock that is for U.S. federal income tax purposes:
•	an individual who is (or is treated as) a citizen or resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust (1) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in Section 7701(a)(30) of the Code; or (2) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The receipt of cash by a U.S. Holder in exchange for shares of common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder’s gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder’s adjusted tax basis in the shares surrendered pursuant to the Merger. Gain or loss must be determined separately for each block of shares (that is, shares acquired at the same cost in a single transaction). A U.S. Holder’s adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder’s holding period in such shares is more than one year at the time of the completion of the Merger. Long-term capital gains of non-corporate taxpayers are currently taxed at preferential U.S. federal income tax rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. Holder. The term “Non-U.S. Holder” means a beneficial owner of common stock that is, for U.S. federal income tax purposes, not a U.S. Holder nor an entity classified as a partnership for U.S. federal income tax purposes.
Special rules, not discussed herein, may apply to certain Non-U.S. Holders, such as:
•	certain former citizens or long-term residents of the United States;
•	controlled foreign corporations;
•	passive foreign investment companies;
•	corporations that accumulate earnings to avoid U.S. federal income tax; and
•	pass-through entities, or investors in such entities.
Any gain realized by a Non-U.S. Holder pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation, such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable income tax treaty);

•
such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable income tax treaty), which gain may be offset by certain U.S. source capital losses of such Non-U.S. Holder if the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

•
Cornerstone is or has been a “United States real property holding corporation” as such term is defined in Section 897(c) of the Code (“USRPHC”), at any time within the shorter of the five-year period preceding the Merger or such Non-U.S. Holder’s holding period with respect to the applicable shares of common stock (the “Relevant Period”) and, if shares of Cornerstone’s common stock are regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), such Non-U.S. Holder owns directly or is deemed to own pursuant to attribution rules more than 5% of our common stock at any time during the Relevant Period, in which case such gain will be subject to U.S. federal income tax at rates generally applicable to U.S. persons (as described in the first bullet point above), except that the branch profits tax will not apply. Although there can be no assurances in this regard, we believe that we are not, and have not been, a USRPHC at any time during the five-year period preceding the Merger.

Information Reporting and Backup Withholding
Information reporting and backup withholding (currently, at a rate of 24%) may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to (1) a U.S. Holder that furnishes a correct taxpayer identification number and certifies that such holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form) or (2) a Non-U.S. Holder that (i) provides a certification of such holder’s foreign status on the appropriate series of IRS Form W-8 (or a substitute or successor form) or (ii) otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

The foregoing summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders of common stock. Stockholders should consult their own tax advisors as to the particular tax consequences to them of exchanging their common stock for cash pursuant to the Merger under any federal, state, local or non-U.S. tax laws.
Withholding on Foreign Entities
Sections 1471 through 1474 of the Code (“FATCA”), impose a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as specially defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also generally will impose a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Subject to the proposed Treasury Regulations described below, FATCA will apply to gross proceeds from sales or other dispositions of common stock after December 31, 2018. The Treasury Department released proposed regulations which, if finalized in their present form, would eliminate the federal withholding tax of 30% applicable to the gross proceeds of a sale or other disposition common stock. In its preamble to such proposed regulations, the U.S. Treasury Department stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Prospective investors are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on the disposition of common stock pursuant to the Merger.
Regulatory Approvals Required for the Merger
General
Cornerstone and Parent have agreed to use reasonable best efforts to obtain all regulatory approvals required to consummate the Merger and the other transactions contemplated by the Merger Agreement.
HSR Act and U.S. Antitrust Matters
Under the HSR Act and the rules promulgated thereunder, certain acquisitions may not be completed until information has been furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the Federal Trade Commission (“FTC”), and the applicable HSR Act waiting period requirements have been satisfied. The waiting period under the HSR Act is 30 calendar days, unless the waiting period is terminated earlier or extended. The Merger is subject to the provisions of the HSR Act and therefore cannot be completed until each of Cornerstone and Clearlake file a notification and report form with the DOJ and the FTC under the HSR Act and the applicable waiting period has expired or been terminated. Cornerstone and Clearlake made the necessary filings with the Antitrust Division of the DOJ and the FTC on August 19, 2021.
At any time before or after consummation of the Merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the DOJ or the FTC could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the Merger, seeking divestiture of substantial assets of the parties, or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state or foreign jurisdiction could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the Merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.
German Antitrust Approval
German Arc imposes a pre-merger notification requirement on transactions that qualify as concentrations in the meaning of the law and meet certain specified turnover or transaction value thresholds, which the present merger meets. Accordingly, consummation of the merger is conditional upon the merger being cleared by the FCO. Clearance is considered granted if, after a transaction has been notified, the applicable one-month waiting period expires without the decision by the FCO to open Phase II proceedings or if the FCO explicitly clears the transaction before the expiration of the waiting period. If the FCO initiates Phase II proceedings, clearance is granted by way of a formal decision, or, if the decision is not served upon the notifying undertakings within a period of five months from receipt of the complete notification, is deemed to be granted. Clearlake notified the FCO of the proposed transaction on August 23, 2021 and received clearance for the transaction from the FCO on September 3, 2021.
Austrian Antitrust Approval
The Austrian Cartel Act imposes a pre-merger notification requirement on transactions that qualify as concentrations in the meaning of the law and meet certain specified turnover or transaction value thresholds, which the present merger meets. Accordingly, consummation of the merger requires notification of the merger to the Bundeswettbewerbsbehörde (Austrian Federal Competition Authority, “FCA”), Clearance is considered granted if, after a transaction has been notified, the applicable four week waiting period expires without the FCA or the Bundeskartellanwalt (Federal Cartel Prosecutor) applying to open Phase II proceedings, or if they waive the opening of Phase II proceedings prior to the expiry of that waiting period. If Phase II proceedings are initiated, clearance is granted by way of a formal decision of the Austrian Cartel Court, or, if the decision is not taken within a period of five months, is deemed to be granted. Clearlake notified the FCA of the proposed transaction on August 23, 2021.
Other Regulatory Approvals
One or more governmental agencies may impose a condition, restriction, qualification, requirement or limitation when it grants the necessary approvals and consents. Third parties may also seek to intervene in the regulatory process or litigate to enjoin or overturn regulatory approvals, any of which actions could significantly impede or even preclude obtaining required regulatory approvals. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained and there may be a substantial period of time between the approval by stockholders and the completion of the Merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Legal Proceedings
On September 1, 2021, Shiva Stein, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York against Cornerstone and the Board of Directors.On September 9, 2021, Alex Ciccotelli, a purported stockholder of Cornerstone, commenced an action in the United States District Court for the Southern District of New York against Cornerstone and the Board of Directors. The Stein Complaint and the Ciccotelli Complaint assert claims under Sections 14(a) and 20(a) of the Exchange Act and seek, among other things, an injunction preventing consummation of the proposed transaction with Clearlake, rescission of the proposed transaction or rescissory damages in the event it is consummated, an accounting by the defendants for all damages caused to the plaintiff, and the award of attorneys’ fees and expenses. The Ciccotelli Complaint also asserts a claim for declaratory relief. Defendants believe the claims asserted in the Stein Complaint and the Ciccotelli Complaint are without merit, deny any wrongdoing in connection with the filing of this proxy statement, and intend to vigorously defend against the claims.

PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Cornerstone, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Cornerstone, Parent and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Cornerstone, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Cornerstone, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Cornerstone, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Cornerstone and its business.
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time: (i) Merger Sub will be merged with and into Cornerstone, with Cornerstone continuing as the Surviving Corporation; and (ii) the separate existence of Merger Sub will cease. From and after the Effective Time, all properties, rights, privileges, powers and franchises of Cornerstone and Merger Sub will become the properties, rights, privileges, powers and franchises of Cornerstone as the Surviving Corporation, and all of the debts, liabilities and duties of Cornerstone and Merger Sub will become the debts, liabilities and duties of Cornerstone as the Surviving Corporation.
At the Effective Time, the certificate of incorporation of Cornerstone as the Surviving Corporation will be amended and restated to conform to Exhibit B of the Merger Agreement and the bylaws of Cornerstone as the Surviving Corporation will be amended and restated to conform to Exhibit C of the Merger Agreement. Immediately after the Effective Time, the directors and officers of Cornerstone as the Surviving Corporation will be the respective individuals who were designated by Cornerstone, Parent and Merger Sub as the directors and officers in a schedule to the Merger Agreement.
Closing and Effective Time
The Closing of the Merger will take place no later than the third business day after the satisfaction or waiver of all of the closing conditions of the Merger (described below under the caption, “—Conditions to the Closing of the Merger”) (other than those conditions to be satisfied at the Closing of the Merger). However, if the Marketing Period (as defined in the Merger Agreement) has not yet concluded, then the Closing of the Merger will take place on the earlier of (i) any business day that is specified by Parent, as long as Parent provides Cornerstone with at least two business days’ prior notice and (ii) one business day following the final day of the Marketing Period, in each case subject to the satisfaction or waiver of all of the closing conditions of the Merger (other than those conditions to be satisfied at the Closing of the Merger). On the Closing Date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective upon the date and time of the filing of the certificate of merger or such later date and time as is agreed upon in writing by the parties and specified in the certificate of merger.
Merger Consideration
Common Stock
At the Effective Time, and without any further action on the part of the parties or any Cornerstone stockholder, each share then outstanding immediately prior to the Effective Time (except for (i) shares held by Cornerstone (or held in Cornerstone’s treasury), (ii) shares held by Parent or any other direct or indirect subsidiary of Parent or any assigns thereof, and (iii) any Dissenting Shares) will be canceled and cease to exist and automatically converted into the right to receive cash in an amount equal to the Per Share Merger Consideration, subject to any withholding of taxes required by applicable law.
Treatment of Company Options and Company RSUs
At the Effective Time, and without any further action on the part of the parties or the holders thereof, each Vested Company RSU, Vested Company Option and each Director RSU will be cancelled and automatically converted into the right to receive an amount in cash equal to the product of (i) the aggregate number of shares subject to, or issuable in settlement of, such award immediately prior to the Effective Time, multiplied by (ii) the Per Share Merger Consideration (or, for each Company Option, the excess, if any, of the Per Share Merger Consideration over such Company Option’s per share exercise price), subject to any required withholding of taxes.
At the Effective Time, and without any further action on the part of the parties or the holders thereof, each Unvested Award will be cancelled and automatically converted into the right to receive the Unvested Consideration Amount, which Unvested Consideration Amounts will be paid at the same time(s) that the Unvested Awards would have vested in accordance with their terms and will remain subject to the holder of the Unvested Awards remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (except, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger will continue to apply to the Unvested Consideration Amount). For the avoidance of doubt, any Company Options (whether a Vested Company Option or an Unvested Company Option) with a per share exercise price equal to or greater than the Per Share Merger Consideration will be cancelled immediately upon the Effective Time without payment or consideration.
Treatment of Purchase Rights under the Employee Stock Purchase Plan
The Merger Agreement generally provides that after August 5, 2021, no new offering periods will begin under the Cornerstone ESPP, no Cornerstone employee may become new a participant in the Cornerstone ESPP and no Cornerstone ESPP participant may increase the percentage amount of his or her payroll deduction election. Furthermore, the last day of any offering periods for the Cornerstone ESPP still in effect at the Effective Time will be accelerated to occur prior to the Effective Time. Subject to the Closing of the Merger, the Cornerstone ESPP will terminate effective immediately prior to the Effective Time.
Exchange and Payment Procedures
The Paying Agent will act as agent to Cornerstone stockholders to receive the Merger Consideration payments. At or prior to the Closing, Parent will deposit or cause to be deposited with the Paying Agent cash sufficient to pay the Merger Consideration to Cornerstone stockholders.
Promptly after the Effective Time (and in any event within three business days), the Surviving Corporation will mail or cause to be mailed to each holder of record of any shares entitled to receive the Merger Consideration a customary form of letter of transmittal and instructions for surrendering any certificates or book-entry shares in exchange for the Merger Consideration for each share formerly evidenced by such certificates or book-entry shares.

If any funds deposited with the Paying Agent is not claimed within 12 months after the Effective Time, the Surviving Corporation may require the Paying Agent to deliver such unclaimed funds to the Surviving Corporation, at which point, holders of shares entitled to the unclaimed funds may look to the Surviving Corporation (subject to abandoned property, escheat and other similar legal requirements) only as general creditors with respect to the Merger Consideration that may be payable upon due surrender of the certificates or book-entry shares held by such holders.
The Surviving Corporation, Parent and Merger Sub may deduct and withhold any applicable taxes.
Representations and Warranties
The Merger Agreement contains representations and warranties of Cornerstone, Parent and Merger Sub.
Some of the representations and warranties in the Merger agreement made by Cornerstone are qualified as to “materiality” or “Material Adverse Effect.” For purposes of the Merger Agreement, an event, occurrence, violation, inaccuracy, circumstance or other matter (each, an “Effect”) is deemed to have a “Material Adverse Effect” on Cornerstone and its subsidiaries, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach of the representations, warranties, covenants or agreements of Cornerstone set forth in the Merger Agreement), individually or in the aggregate, (i) has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, asset, financial condition or results of operations of Cornerstone and its subsidiaries, taken as a whole; or (ii) does or would reasonably be expected to prevent the consummation by the Company of the Transactions, except that, with respect to clause (i) only, none of the following, and no effect arising out of, relating to or resulting from the following, will be deemed in and of themselves, either alone or in combination, to constitute a Material Adverse Effect on Cornerstone and its subsidiaries, and none of the following will be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on Cornerstone and its subsidiaries:
(a)	any change in the market price or trading volume of Cornerstone’s stock;
(b)
any Effects resulting from the announcement of the Transactions (except with respect to the representations and warranties made by Cornerstone in the Merger Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement of pendency of the Merger Agreement or the Transactions);

(c)	any Effect in the industries in which Cornerstone and its subsidiaries operate or in the economy generally or other general business, financial or market conditions;
(d)	any Effect arising from or relating to fluctuations in the value of any currency;
(e)
any Effect arising from or relating to any act of terrorism, war, civil unrest, national or international calamity, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic (including the COVID-19 pandemic, and any variations thereof or related or associated epidemics, pandemics or disease outbreaks) or any other similar event;

(f)	the failure of Cornerstone to meet internal or analysts’ expectations or projections or the results of operations of Cornerstone and its subsidiaries;
(g)
any adverse Effect arising from or relating to any action taken by Cornerstone or any of its subsidiaries at the written direction of Parent, or any action specifically required to be taken by Cornerstone or any of its subsidiaries, or the failure of Cornerstone or any of its subsidiaries to take any action that Cornerstone or any of its subsidiaries is specifically prohibited from taking by the terms of the Merger Agreement (to extent that Parent fails to provide consent after a written request for such consent was made by Cornerstone);

(h)	any Effect resulting or arising from Parent’s or Merger Sub’s breach of the Merger Agreement;
(i)
any Effect arising from or relating to any change in, or any compliance with or action taken for the purpose of complying with, any legal requirements or GAAP (or interpretations of any legal requirements or GAAP); or

(j)
any matters disclosed in the Cornerstone disclosure schedule to the Merger Agreement; with it being understood that the exceptions in clause (a) and clause (f) will not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within the exceptions provided by clauses (b) through (e) or (g) through (j)) is or would be reasonably likely to be a Material Adverse Effect, and it being understood further that, with respect to the exceptions in clauses (c) through (e) and (i), such Effect may be taken into account to the extent that Cornerstone and its subsidiaries are adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable.

In the Merger Agreement, Cornerstone has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Cornerstone and its subsidiaries;
•	the certificate of incorporation and bylaws of Cornerstone and its subsidiaries;
•	ownership and capital structure of Cornerstone and its subsidiaries;
•	the absence of any contract relating to the voting or registration of, or restriction on, purchasing, selling, pledging or otherwise disposing of any shares;
•
the absence of any undisclosed and outstanding (i) shares of capital stock or equity interests in Cornerstone; (ii) subscriptions, options, calls, warrants or rights to acquire any capital stock or restricted stock units or any similar rights; or (iii) securities, instruments, bonds, debentures or notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of Cornerstone or its subsidiaries;

•
the absence of any stockholder rights plans or contracts under which Cornerstone or its subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities;

•	the preparation, compliance, accuracy and timely filing of Cornerstone’s SEC filings, including Cornerstone’s maintenance of disclosure controls and procedures;
•	the preparation, compliance and accuracy of Cornerstone’s financial statements, including Cornerstone’s maintenance of internal controls and procedures with respect to financial reporting;
•	compliance with the Sarbanes-Oxley Act and the applicable listing and other rules and regulations of Nasdaq;
•
the absence of any event, change, action, failure to act or transaction has occurred that had or would be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since June 30, 2021;

•
the operation in all material respects in the ordinary course of business consistent with past practice by Cornerstone and its subsidiaries, and the absence of any action which Cornerstone and its subsidiaries would otherwise be prohibited from taking during the Pre-Closing Period, in each case since January 1, 2021;

•	good and valid title to tangible assets owned by Cornerstone;
•	ownership of real property and leasehold interests;
•	trademarks, patents, copyrights and other intellectual property matters including data security requirements and privacy as well as inbound and outbound licenses;
•	the existence and enforceability of specified categories of Cornerstone’s material contracts, and the absence of any notices with respect to termination or intent not to renew the material contracts;
•	the absence of undisclosed liabilities;
•	compliance with applicable legal requirements;
•	the absence of violations of export and reexport control laws and regulations;

•	anti-corruption laws, anti-money laundering laws and similar rules and regulations;
•	governmental authorizations necessary to enable Cornerstone and its subsidiaries to conduct its business;
•	tax matters;
•	labor and employment matters;
•	employee benefit plans;
•	environmental matters;
•	insurance matters;
•	litigation matters;
•	Cornerstone’s corporate power and authority to enter into, deliver and perform its obligations under the Merger Agreement and the enforceability of the Merger Agreement against Cornerstone;
•	the inapplicability of Section 203 of the DGCL;
•	the necessary vote of Cornerstone stockholders to adopt the Merger Agreement and approve the Transactions;
•	required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	the rendering of Qatalyst Partners’ and Centerview’s opinions to Cornerstone;
•	payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement; and
•	the absence of any contract, transaction, arrangement or understanding between Cornerstone or any of its subsidiaries, on the one hand, and any affiliate or related person, on the other hand.
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Cornerstone that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to each of Parent and Merger Sub;
•	the formation of Merger Sub solely for the purpose of engaging in the Transactions and activities incidental thereto;
•
Parent’s and Merger Sub’s corporate power and authority to execute, deliver and perform their obligations under the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	the accuracy of information supplied by or on behalf of Parent or Merger Sub or any of their subsidiaries specifically for inclusion or incorporation by reference in this proxy statement;
•	litigation matters;
•	financing and the limited guarantee;
•	sufficiency of proceeds;
•	the absence of any formal or informal arrangements or other understandings with any Cornerstone stockholder, director, officer, employee or other affiliate of Cornerstone;
•	ownership of Cornerstone shares;
•	Parent’s and Merger Sub’s non-reliance on any representations and warranties not set forth in the Merger Agreement;
•	solvency of the Surviving Corporation and its subsidiaries; and
•	payment of fees to brokers, financial advisors or similar other persons in connection with the Merger Agreement.

The representations and warranties contained in the Merger Agreement will not survive the consummation of the Merger.
Conduct of Business Pending the Merger
The Merger Agreement provides that during the Pre-Closing Period, except as: (i) required or contemplated by the Merger Agreement or as required by applicable legal requirements; (ii) consented to by Parent in writing (which consent will not be unreasonably withheld, delayed or conditioned); or (iii) as disclosed in the Cornerstone disclosure schedule to the Merger Agreement, Cornerstone will use commercially reasonable efforts to ensure that Cornerstone and its subsidiaries conduct their business in the ordinary course consistent with past practice and preserve their business material assets, properties, contracts, employees, governmental authorizations and business relationships. During the Pre-Closing Period, Cornerstone will promptly notify Parent of any notices alleging that the consent of any person is or may be required in connection with the Transactions and any litigation, or threat of litigation, related to the Transactions.
Additionally, the Merger Agreement provides that during the Pre-Closing Period, except as: (i) required or otherwise permitted by the Merger Agreement or as required by applicable legal requirements; (ii) consented to by Parent in writing (which consent will not be unreasonably withheld, delayed or conditioned); or (iii) as disclosed in the Cornerstone disclosure schedule to the Merger Agreement, Cornerstone and its subsidiaries will not, among other things:
•	establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution;
•
purchase, redeem or otherwise acquire any Cornerstone capital stock or other equity or voting interests, or any rights, warrants or options to acquire any Cornerstone capital stock, subject to customary exceptions;

•
adjust, split, combine, divide, subdivide, recapitalize or reclassify any Cornerstone capital stock or other equity or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Cornerstone capital stock or any of Cornerstone’s other equity, equity-linked or voting interests;

•
sell, issue, grant, deliver, pledge, transfer, subject to any encumbrance any (A) capital stock, equity, equity-linked or voting interest or other security, (B) option, call, warrant, restricted securities or right to acquire capital stock, equity interests or other securities; or (C) any instrument convertible into or exchangeable for any capital stock, equity interests or other securities of Cornerstone and its subsidiaries, subject to customary exceptions;

•
establish, adopt, terminate or amend any employee plan, or amend or waive any of the rights of Cornerstone and its subsidiaries under, or accelerate the vesting or payment under, any provision of any of the employee plans, except that Cornerstone and its subsidiaries may (A) provide increases in salary, wages or benefits to non-executive officer employees who have an annual base compensation less than $250,000 in the ordinary course of business consistent with past practice and (B) amend any employee plans to the extent required by applicable legal requirements;

•
(A) enter into (1) any change-of-control or severance agreement with any executive officer, employee, director or independent contractor or (2) any retention agreement with any employee or director, (B) enter into (1) any employment, consulting, severance or other similar or material agreement with or for the benefit of any executive officer or director or (2) any employment agreement or offer letter with or for the benefit of any non-executive officer employee with an annual base salary greater than $250,000 or any consulting agreement with an independent contractors with an annual base compensation greater than $250,000, (C) terminate any employee or independent contractor with an annual base salary or compensation in excess of $250,000 other than for cause or (D) agree to, enter into any contract that would provide for, or otherwise provide, any 280G gross-up or similar payment;

•	take any action that would require Cornerstone or its subsidiaries to provide notice under the WARN Act or similar legal requirement;
•	recognize any labor union, labor organization, works council or other staff representative body;
•	enter into or amend any collective bargaining agreements;

•	modify or affirmatively waive any non-competition, non-solicitation, confidentiality or similar obligation of any employee or service provider of Cornerstone or any of its subsidiaries;
•	amend the certificate of incorporation, bylaws, charter or other organizational documents of Cornerstone or any of its subsidiaries;
•	form any subsidiary, acquire any equity interest in any other entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;
•	make or authorize any capital expenditure that exceeds $500,000 individually and $1,500,000 in the aggregate during any fiscal quarter, subject to customary exceptions;
•
purchase, sell or otherwise dispose of, or subject to any encumbrance (other than any permitted encumbrance) any assets or properties with a fair value of $500,000 individually or $1,500,000 in the aggregate, subject to customary exceptions;

•
lend money or make capital contributions or advances to or investments in any person, incur or guarantee any indebtedness (except for ordinary course short term borrowing of $250,000 in the aggregate or less), or amend, issue or sell any debt securities, instruments or warrants or rights to acquire debt securities of Cornerstone or any of its subsidiaries (other than amendments to the Indenture contemplated by the Silver Lake Support Agreements, or as required under the Indenture), in each case except for intercompany loans and capital contributions and sales commission advances made in the ordinary course of business;

•	file any material tax return that was prepared materially inconsistent with past practice or any material amended tax return;
•	make, revoke or change any material tax election or material method of accounting for tax purposes;
•	agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of material taxes;
•
settle or otherwise compromise any material tax claim or liability, initiate or enter into any closing, voluntary disclosure or similar agreement with a taxing authority relating to a material amount of taxes, or otherwise settle any legal proceeding relating to a material amount of taxes;

•	affirmatively surrender any right to claim a material refund of taxes;
•	request any letter ruling from the IRS (or any comparable ruling from any other taxing authority);
•	make any material changes in accounting methods, principles or practices;
•	enter into, modify, amend or terminate any material contracts;
•	engage in any transaction or enter into any agreement, arrangement or understanding with another person that would be required to be disclosed pursuant to Item 404 of Regulation S-K;
•
commence any litigation, other than (i) routine matters in the ordinary course of business, (ii) as determined by Cornerstone in good faith and in consultation with Parent that the failure to commence litigation would result in a material impairment of a valuable aspect of Cornerstone’s business, or (iii) in connection with a breach of the Merger Agreement and the related agreements contemplated therein;

•
settle, release, waive or compromise any legal proceeding or other claim, other than a settlement that does not exceed $150,000 individually and $750,000 in the aggregate or results solely in no obligation of Cornerstone and its subsidiaries or solely results in Cornerstone and its subsidiaries receiving payment;

•	adopt or implement any stockholder rights plan or similar arrangement;
•
propose or adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, conversion, restructuring, recapitalization or other reorganization of Cornerstone and its subsidiaries; or

•	authorize any of, or agree or commit to take, any of the foregoing actions.

Notwithstanding the foregoing, nothing contained herein will give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of Cornerstone or its subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and Cornerstone will exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its subsidiaries’ operations.
No Solicitation of Other Offers
For purposes of this proxy statement and the Merger Agreement:
“Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are no less favorable in the aggregate to Cornerstone and its subsidiaries than those contained in the Confidentiality Agreement dated June 2, 2021, between the Company and Clearlake (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit Cornerstone from providing any information to Parent in accordance with the Merger Agreement or otherwise prohibit Cornerstone from complying with its obligations under the Merger Agreement.
“Acquisition Proposal” means any proposal or offer from any person (other than Parent and its affiliates) or “group”, within the meaning of Section 23(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any direct or indirect:
•
acquisition of assets of Cornerstone and its subsidiaries on a consolidated basis equal to 20% or more of Cornerstone and its subsidiaries’ assets on a consolidated basis or to which 20% or more of Cornerstone and its subsidiaries’ revenues or earnings on a consolidated basis are attributable;

•	issuance by Cornerstone of 20% or more of the outstanding shares,
•	recapitalization, tender offer or exchange offer that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares or
•
merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cornerstone that if consummated would result in any person or group beneficially owning 20% or more of the outstanding shares, in each case other than the Transactions.

“Superior Offer” means a bona fide written Acquisition Proposal that the Board of Directors (or committee thereof) determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, would result in a transaction more favorable to Cornerstone’s stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by the Merger Agreement (including after giving effect to proposals, if any, made by Parent). For purposes of the definition of “Superior Offer”, the references to “20% or more” in the definition of Acquisition Proposal are deemed to be references to “more than 50%.”
During the Pre-Closing Period, Cornerstone and its subsidiaries have agreed not to, and to cause its representatives not to:
•
engage or continue any solicitation, knowing encouragement, knowing facilitation (including by providing non-public information), discussions or negotiations with any persons that may be ongoing with respect to an Acquisition Proposal;

•
solicit, initiate or knowingly facilitate, induce, assist or encourage (including by furnishing non-public information) any Acquisition Proposal or any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an Acquisition Proposal (each an “Inquiry”) or the making, submission or announcement of any Acquisition Proposal or Inquiry;

•
engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any non-public information relating to Cornerstone or any of its subsidiaries or afford to any other person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of Cornerstone or any of its subsidiaries, in each case in connection with or for the purpose of knowingly encouraging, assisting, inducing or facilitating, an Acquisition Proposal or any Inquiry;

•
enter into, approve or endorse any contract relating to any Acquisition Proposal or requiring the Company to abandon or terminate the Transactions (an “Alternative Acquisition Agreement”), or enter into any related discussions with respect thereto, that could reasonably be expected to lead to an Acquisition Proposal;

•
enter into any contract that would expressly prohibit Cornerstone or any of its subsidiaries or any of their representatives from complying with their obligations to Parent under the Merger Agreement (other than an unintentional and immaterial breach);

•	take any action to exempt any person (other than Parent and Merger Sub) from any takeover law; or
•	agree, propose or resolve to take, or take any of the foregoing prohibited actions.
In addition, as of the date of the Merger Agreement, Cornerstone and its subsidiaries agreed to direct their respective representatives to (i) cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any Acquisition Proposal or any Inquiry, (ii) promptly deliver a written ‘return or destroy confidential information’ notice, which will also state that Cornerstone is ending all discussions and negotiations with such person with respect to any Acquisition Proposal, to each person that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the last six months, and (iii) terminate data room access previously granted to any persons and its representatives (other than Parent and its representatives) in connection with any Acquisition Proposal.
If at any time after the date of the Merger Agreement and prior to the receipt of the required stockholder approval, if Cornerstone, its subsidiaries or any of their representatives receives an unsolicited written Acquisition Proposal from any person or group of persons, which was made on or after the date of the Merger Agreement and did not result from any breach of the non-solicitation obligations in the Merger Agreement (other than unintentional and immaterial breach), Cornerstone and its representatives may take the actions listed below if, and only if, the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and the failure to take any of the following actions would be reasonably likely to be inconsistent with the Board of Directors’ fiduciary duties under applicable legal requirements (a “Qualifying Acquisition Proposal”), then Cornerstone and its representatives may prior to (but not after) receipt of the required stockholder approval, subject to compliance with the non-solicitation obligations, (i) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to Cornerstone and its subsidiaries to the person or group of persons who has made such Qualifying Acquisition Proposal, provided that Cornerstone will concurrently provide to Parent any non-public information concerning Cornerstone and its subsidiaries that is provided to any person given such access which was not previously provided to Parent or its representatives, and (ii) engage in discussions and negotiations with the person or group of persons making such Qualifying Acquisition Proposal with respect to such Qualifying Acquisition Proposal.
Relatedly, following the date of the Merger Agreement, Cornerstone has also agreed to provide prompt written notice (and in any event within 24 hours) to Parent in the event any Inquiries or Acquisition Proposals (including non-public information requests related to any Inquiries or Acquisition Proposals) are received by Cornerstone, its subsidiaries or any of their representatives or any discussions or negotiations relating to or in connection with any Inquiry or Acquisition Proposal are sought, requested or continued, which notice will include (i) the identity of the third party making the Inquiry, providing the Acquisition Proposal or requesting non-public information, (ii) a summary of the material terms and conditions of any Acquisition Proposal or Inquiry, and (iii) copies of all draft acquisition agreements and other documents or materials with respect to such Acquisition Proposal or Inquiry. Cornerstone has also agreed to keep Parent reasonably informed, on a current basis, on the status and terms of any such Acquisition Proposal or Inquiry and any negotiations related thereto, including providing drafts of Alternative Acquisition Agreements, financing commitments and other agreements and other documents relating to such Acquisition Proposal or Inquiry and notifying Parent reasonably promptly of any non-public information requests.
As described below under the caption “—Termination Fee”, if Cornerstone terminates the Merger Agreement after the date of the Merger Agreement but prior to the adoption of the Merger Agreement by Cornerstone’s stockholders for the purpose of entering into an agreement in respect of a Superior Offer, Cornerstone must pay a $150,000,000 termination fee to Parent.

The Board of Directors’ Recommendation; Company Adverse Change Recommendation
As described above, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of Cornerstone common stock vote “FOR” adoption of the Merger Agreement. The Merger Agreement provides that the Board of Directors will not effect a Company Adverse Change Recommendation (as defined below) except as described below.
During the Pre-Closing Period, the Board of Directors may not take any action described in the following (any such action, a “Company Adverse Change Recommendation”):
•	fail to make, withhold, withdraw, or publicly propose to fail to make, withhold, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Board of Directors’ recommendation;
•	fail to include the Board of Directors’ recommendation in this proxy statement;
•
approve, recommend or declare advisable, or publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal, or if any tender offer or exchange offer is commenced for equity securities of Cornerstone, fail to recommend against such tender offer or exchange offer by the earlier of (i) the 10th business day after the commencement of such tender or exchange offer or (ii) the 3rd business day prior to the Special Meeting;

•	fail to publicly reaffirm the Board of Directors’ recommendation within five business days after Parent requests in writing; or
•	resolve or agree to do any of the foregoing.
The Board of Directors also agreed not to approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow Cornerstone to execute or enter into any Alternative Acquisition Agreements.
Notwithstanding anything to the contrary in the Merger Agreement, at any time prior to the receipt of the required stockholder approval if Cornerstone has received a written Qualifying Acquisition Proposal from any person that has not been withdrawn and after consultation with outside legal counsel, and the Board of Directors has determined, in good faith, that such Acquisition Proposal is a Superior Offer, (i) the Board of Directors may make a Company Adverse Change Recommendation or (ii) Cornerstone may terminate the Merger Agreement to enter into an agreement with respect to such Superior Offer in accordance with the Merger Agreement if and only if:
•
the Board of Directors determines in good faith, after consultation with Cornerstone’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to Cornerstone’s stockholders under applicable legal requirements;

•
Cornerstone provides Parent with prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate the Merger Agreement at least four business days prior to making any such Company Adverse Change Recommendation or termination to the Merger Agreement (a “Determination Notice”);

•
Cornerstone provides to Parent a summary of the material terms and conditions of the Acquisition Proposal the latest drafts of the definitive agreement to effect such Superior Offer, any financing commitments or other agreements to be entered into in connection with such Superior Offer;

•
Cornerstone provides Parent four business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal, and makes its representatives reasonably available to negotiate in good faith with Parent with respect to the proposed revisions or other proposal, if any; and

•
the Board of Directors, after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, and consulting with outside legal counsel and financial advisors, determines, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate the Merger Agreement would be inconsistent with the fiduciary duties of the Board of Directors to Cornerstone’s stockholders under applicable legal requirements.

Cornerstone may issue any “stop, look and listen” communication pursuant to Rule 14d-9(f) to the extent such communication expressly reaffirms the Board of Directors’ recommendation, which under the Merger Agreement is not, in and of itself, considered a Company Adverse Change Recommendation and will not require a Determination Notice.
Additionally, the Board of Directors may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if:
•
the Board of Directors determines in good faith, after consultation with Cornerstone’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors to Cornerstone’s stockholders under applicable legal requirements;

•	Cornerstone provides Parent a Determination Notice at least four business days prior to making any such Company Adverse Change Recommendation;
•	Cornerstone specifies the Change in Circumstance in reasonable detail;
•
Cornerstone provides Parent four business days after the Determination Notice to propose revisions to the terms of the Merger Agreement or make another proposal, so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and makes its representatives reasonably available to negotiate in good faith with Parent with respect to the proposed revisions or other proposal, if any; and

•
the Board of Directors, after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, and consulting with outside legal counsel and financial advisors, determines, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Board of Directors to the Cornerstone stockholders under applicable legal requirements.

For the purposes of this proxy statement and the Merger Agreement, “Change in Circumstances” means any Effect that materially affects the business, assets or operations of Cornerstone and its subsidiaries, taken as a whole, that was neither known to the Board of Directors nor reasonably foreseeable as of or prior to the date of the Merger Agreement, which Effect becomes known to the Board of Directors prior to the required stockholder approval, with none of the following constituting a “Change in Circumstance”: (i) any Acquisition Proposal, Inquiry or any business combination or acquisition opportunity, (ii) any Effect resulting from a breach of the Merger Agreement by Cornerstone, (iii) the fact, in and of itself, that Cornerstone exceeds any internal or published projections, estimates or expectations of Cornerstone’s revenue, earnings or other financial or operating metrics for any period ending on or after the date of the Merger Agreement, or (iv) any changes after the date of the Merger Agreement in the market price or trading volume of the shares of Cornerstone’s common stock.
Employee Benefits
The Merger Agreement provides that, for at least a one-year period following the Effective Time, Parent will provide, or will cause the Surviving Corporation to provide, to each Cornerstone employee who is employed by Cornerstone as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any affiliate thereof) during such period (each, a “Continuing Employee”) (i) a base salary (or base wages, as the case may be, other than equity compensation or equity-based arrangements or long term incentive opportunities) and annual cash target bonus opportunity or annual commission opportunity (as the case may be) that is no less favorable than the base salary (or base wages, as the case may be), annual cash target bonus opportunity or annual commission opportunity and benefits (as the case may be, other than equity compensation or equity-based arrangements or long term incentive opportunities) provided to such Continuing Employee immediately prior to the date of the Merger Agreement and (ii) other broad-based benefits that are no less favorable in the aggregate to the benefits provided to such Continuing Employee immediately prior to the date of the Merger Agreement.
Each Continuing Employee will be given service credit for all purposes, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s and/or the Surviving Corporation’s vacation policy) and eligibility for vesting under Parent and/or the Surviving Corporation’s employee benefit plans and arrangements with respect to his or her length of service with Cornerstone and its subsidiaries and predecessors prior to the Closing Date that was credited under a similar benefit arrangement of Cornerstone, so long as the foregoing does not result in the duplication of benefits or to benefit accrual under any pension plan or vesting under any equity compensation arrangement, or with respect to non-U.S. Continuing Employees, where such treatment does not comply with applicable legal requirements.
Additionally, Parent will, or will cause the Surviving Corporation to, and instruct its affiliates to, as applicable (and without duplication of benefits), assume the liability for accrued but unused personal sick or vacation time to which any Continuing Employee is entitled to pursuant to the applicable policies immediately prior to the Effective Time and allow Continuing Employees to use such accrued personal, sick or vacation time in accordance with the practice and policies of Cornerstone as in effect or amended from time to time.
To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Parent and/or the Surviving Corporation, then Parent will use commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees, to the extent that such conditions, exclusions and waiting periods would not apply under a similar employee benefit plan in which such employees participated prior to the Effective Time and (ii) ensure that such health or welfare benefit plan will, for purposes of eligibility, vesting, deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees for service and amounts paid prior to the Effective Time with Cornerstone to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of Cornerstone, in each case, with respect to the non-U.S. Continuing Employees, to the extent required under applicable legal requirements.
Notwithstanding the foregoing, nothing in the Merger Agreement prohibits the parties and their affiliates from amending, modifying or terminating any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the parties, including each employee plan, and nothing in the Merger Agreement requires the parties and their affiliates to continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms.
Efforts to Close the Merger
Under the Merger Agreement, Parent and Cornerstone agreed to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions.
Cooperation with the Financing
The obligation of Parent and Merger Sub to consummate the Merger is not subject to any financing condition under the Merger Agreement, and Parent and Merger Sub are obligated to consummate the Transactions irrespective and independently of the availability of the Equity Financing, Preferred Equity Financing and Debt Financing (collectively, the “Financing”) or any alternative financing, subject to the fulfilment or waiver of the closing conditions and the satisfaction of the Marketing Period.
Under the Merger Agreement, Parent or Merger Sub, as applicable, agreed to use its reasonable best efforts to take or do, or cause to be taken or done, all things reasonably necessary, proper or advisable to arrange and obtain the Financing, including to:
•	maintain in effect the Financing Letters until the funding of the applicable Financing thereunder;
•	satisfy on a timely basis all conditions and covenants applicable to Parent in the Financing Letters that are within Parent’s reasonable control;
•
negotiate, enter into, execute and deliver definitive agreements with respect thereto on a timely basis on terms and conditions that are not materially less favorable, in the aggregate, to Parent or Merger Sub, as applicable, than those contemplated by the applicable Financing Letters (including, if applicable, any “market flex” provisions);

•	enforce its rights pursuant to the Financing Letters; and
•
upon the satisfaction of the closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of such conditions), consummate the Financing at or prior to the Closing.

Parent is also required to provide Cornerstone with prompt notice of (i) any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any Financing Letter or definitive document related to the Financing of which Parent becomes aware or (ii) the receipt of any written notice or other written communication from any person with respect to any (A) actual or potential breach, default, termination or repudiation of the Financing Letters or the definitive documents related to the Financing by any party thereto or (B) material dispute or disagreement between or among any parties to any Financing Letter or any definitive document related to the Financing (for the avoidance of doubt, excluding ordinary course negotiations). Parent will also provide Cornerstone with complete, correct and executed copies of any amendment, modification, or waiver of any Financing Letters.
Under the Merger Agreement and prior to Closing, Cornerstone agreed to use reasonable best efforts to provide to Parent, at Parent’s sole expense, reasonable cooperation requested by Parent in connection with the Financing, including:
•
at reasonable times and upon reasonable notice, preparation for and participation in a reasonable number of meetings, conference calls, presentations, due diligence sessions, drafting sessions and sessions with rating agencies and prospective financing sources or prospective equity financing sources (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders of, any debt financing or preferred equity financing) or other reasonable and customary debt or equity financing activities, in each case, by officers of customary seniority and expertise;

•
cooperating with the marketing efforts of Parent and the financing sources relating to the Debt Financing, the Preferred Equity Financing and syndication of the Equity Financing (together, the “Financing Sources”), including providing reasonable assistance with the preparation of materials for rating agency presentations, information memoranda and packages, a confidential information memorandum and similar documents;

•
furnishing Parent with such financial and other information required by the Debt Commitment Letter or Preferred Equity Commitment Letter and relating to Cornerstone and its subsidiaries as may be reasonably requested to arrange, obtain, negotiate and/or close the Debt Financing or Preferred Equity Financing, including, the required financial information and such other information with respect to Cornerstone’s and its subsidiaries’ current and historical operations, assets and business activities and financial statements and other financial reports and information, as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in a bank information memoranda and is historically prepared by Cornerstone and its subsidiaries and customary and reasonable assistance (but not preparation of) in the preparation by Parent of pro forma financial information and pro forma financial statements (it being understood that Parent will be responsible for the preparation of any pro forma calculations, any post-Closing or other pro forma cost savings, capitalization, ownership or other pro forma adjustments that may be included therein);

•
assisting with the negotiation and preparation of, and executing and delivering, any customary credit agreements, purchase agreements, amendments, collateral documents, other definitive financing agreements, customary officer’s certificates and other certificates or documents with respect to the Debt Financing and Preferred Equity Financing (including schedules thereto) as may be reasonably requested by Parent, including, without limitation, any schedules or exhibits thereto and the furnishing of any customary financing deliverables; provided that such agreements do not become effective until the Closing;

•
furnishing Parent promptly, and in any event at least five business days prior to the Closing Date (to the extent requested at least eight business days prior to the Closing Date), with all documentation and other information that the Financing Sources determine is required by any governmental body under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the USA PATRIOT Act;

•
facilitating the negotiation of payoff letters and other customary release and termination documentation for any indebtedness required by the terms of the Merger Agreement to be repaid at Closing (including providing any required prepayment notices with respect thereto);

•	facilitating the pledge of and obtaining perfection in collateral and the provision of guarantees, in each case, the effectiveness of which will be conditioned upon the occurrence of the Closing; and
•	executing and delivering customary authorization letters authorizing the distribution of information to prospective lenders with respect to the Debt Financing.
However, Cornerstone and its subsidiaries may decline to cooperate to the extent such cooperation would interfere unreasonably with the business or other operations of Cornerstone and its subsidiaries, and neither Cornerstone nor its subsidiaries will be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Closing (other than customary authorization letters).
Furthermore, neither Cornerstone nor any of its subsidiaries will be required (other than in respect of customary authorization letters) to (i) take any action that would subject it to liability, (ii) bear any cost or expense, pay any commitment or other similar fee or make any payment (other than reasonable out-of-pocket costs) or (iii) provide or agree to provide any indemnity in connection with the Financing, in each case for which it has not received prior reimbursement by or on behalf of Parent or is subject to reimbursement under the Merger Agreement.
In accordance with the Merger Agreement, Parent will indemnify and hold harmless Cornerstone and its subsidiaries and their respective representatives from and against, and will pay and reimburse Cornerstone and its subsidiaries and their respective representatives for, any and all losses incurred or sustained by, or imposed upon, any of them in connection with the arrangement of the Financing and any information utilized in connection therewith, subject to customary exceptions.
If any portion of the Debt Financing or Preferred Equity Financing becomes unavailable on the terms and conditions (including any flex provisions in the fee letter referenced in the Debt Commitment Letter) contemplated in the applicable Financing Letter and such amount is required to fund the required amounts (taking into account any then available debt and equity financing), Parent will promptly notify Cornerstone in writing and each of Parent and Merger Sub will use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, obtain such Financing or such portion of the Financing from the same or alternative sources and in an amount at least equal to the applicable Financing or such unavailable and required portion thereof, as the case may be.
Director and Officer Indemnification and Insurance
The Merger Agreement provides that all existing rights to indemnification, advancement of expenses and exculpation, for acts and omissions occurring prior to the Effective Time, in favor of those current and former directors and officers of Cornerstone and its subsidiaries, as provided in the certificate of incorporation, bylaws, or applicable governing documents of Cornerstone or its subsidiaries and as provided in the indemnification agreements between Cornerstone and its subsidiaries and each Indemnified Person, will (i) survive the Merger, (ii) not be amended, repealed or otherwise modified in any manner that would adversely affect the rights of the Indemnified Persons, and (iii) be observed by the Surviving Corporation and its subsidiaries to the fullest extent available under Delaware law for a period of six years from the Effective Time.
The Merger Agreement also provides that, during the six-year period commencing on the Effective Time and until the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (the “Indemnifying Parties”) will, to the fullest extent permitted under applicable legal requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of Cornerstone or any of its subsidiaries against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of Cornerstone or any of its subsidiaries in connection with any pending or threatened legal proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of Cornerstone or any of its subsidiaries at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Indemnifying Parties will also, to the fullest extent permitted under applicable legal requirements, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the

Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to the Merger Agreement within 15 days after receipt by Parent of a written request for such advance.
Additionally, from the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance maintained by Cornerstone and its subsidiaries as of the date of the Merger Agreement for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of Cornerstone and its subsidiaries (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time, Parent or Cornerstone may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it will be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to the Merger Agreement. In no event, however, will the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premium currently payable by Cornerstone and its subsidiaries with respect to such current policy, and if the annual premiums payable for such insurance coverage exceeds such amount, Parent will cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.
For more information, please refer to the section of this proxy statement captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger.”
Other Covenants
Special Meeting
Cornerstone has agreed to take all actions necessary under applicable legal requirements, its certificate of incorporation and bylaws and the rules of the Nasdaq to duly call, give notice of, convene and hold the Special Meeting as promptly as reasonably practicable after the date on which the mailing of this proxy statement to Cornerstone stockholders is complete (and in any event no later than 30 calendar days after the date of such completed mailing) for the purpose of voting upon the adoption of the Merger Agreement.
Stockholder Litigation
Cornerstone has agreed to promptly notify Parent of any litigation against Cornerstone and/or its directors relating to the Transactions and to keep Parent informed on a reasonably current basis with respect thereto. Cornerstone has also agreed to give Parent the right to review and comment on all filings or responses to be made by Cornerstone in connection with such litigation, and the right to consult on the settlement with respect to such litigation, and Cornerstone will in good faith take such comments into account. Cornerstone may not enter into a settlement without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
Cornerstone Convertible Notes
Cornerstone agreed to use, and cause its representatives to use, reasonable best efforts to solicit consent for and enter into and cause to become effective an amendment to the Indenture as promptly as practicable after the date of the Merger Agreement (and in any event within 25 business days), including to (i) remove any covenant on the incurrence of indebtedness and (ii) provide for the automatic conversion of the Cornerstone Convertible Notes issued under the Indenture held by Silver Lake Alpine, L.P. (f/k/a Silver Lake Credit Partners, L.P.) or any affiliates thereof (the “Bondholder”) as of the Effective Time, including, upon receipt of the requisite holder consent, delivering customary opinions or other documents required in connection therewith. Additionally, if requested by Parent, Cornerstone will take any and all actions reasonably necessary or appropriate to facilitate the purchase by (y) Parent or one of its affiliates at Closing of the Cornerstone Convertible Notes held by the Bondholder and (z) Cornerstone effective as of, and conditioned upon the Closing, of the Company Convertible Notes held by the Bondholder, in each case subject to the limitation that neither Cornerstone nor its subsidiaries will be required to take any action that would subject it to liability, bear any cost or expense or pay any commitment or other fee or take any actions that conflict with its organizational documents or applicable legal requirements.

Additionally, Cornerstone agreed to use reasonable best efforts to enforce it rights under the Consent, dated as of August 5, 2021 from JP Morgan Chase Bank, National Association, to SLA CM Chicago Holdings, L.P. and the other parties named therein and any writing for the benefit of the Company contemplated thereby (collectively, the “Convertible Note Consent”), not waive any rights thereunder or consent to any breaches or failures to perform thereunder, not amend or modify the Convertible Note Consent, and promptly inform Parent of any breach or failure to perform under the Convertible Note Consent of which the Company becomes aware. Cornerstone will also keep Parent reasonably informed with respect to any developments with respect to the Convertible Note Consent and will promptly provide Parent a copy of each Convertible Note Consent entered into after the date of the Merger Agreement.
Conditions to the Closing of the Merger
The obligations of Cornerstone, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions:
•	the adoption of the Merger Agreement by the requisite affirmative vote of Cornerstone stockholders;
•	the expiration or termination of the applicable waiting period under the HSR Act and the expiration of the applicable waiting periods or receipt of the required consents from Austria and Germany; and
•	the consummation of the Merger not being restrained, enjoined, rendered illegal or otherwise prohibited by any law or order of any governmental body.
The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions, any of which may be waived exclusively by Parent:
•
the representations and warranties of Cornerstone relating to certain aspects of Cornerstone’s capitalization being accurate in all respects (other than for de minimis inaccuracies) as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•
the representations and warranties of Cornerstone relating to due organization, subsidiaries, certificate of incorporation and bylaws; certain aspects of Cornerstone’s capitalization, authority, binding nature of the agreement; merger approval, certain aspects of Cornerstone’s fairness opinions and financial advisors being accurate in all material respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•
the representations and warranties of Cornerstone relating to the absence of certain changes being accurate in all respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time;

•
the representations and warranties of Cornerstone set forth in the Merger Agreement (other than those referred to in the three preceding bullets) being accurate in all respects as of the date of the Merger Agreement and as of the Closing as if made on and as of such time, except where the failure of such representation or warranty to be accurate in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

•
Cornerstone having complied with or performed in all material respects all of Cornerstone’s covenants and agreements that Cornerstone is required to comply with or perform at or prior to the Effective Time;

•	the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing as of the Effective Time; and
•
the receipt by Parent and Merger Sub of a certificate of Cornerstone, validly executed for and on behalf of Cornerstone and in its name by the Chief Executive Officer of Cornerstone, certifying that the conditions set forth in the preceding six bullets have been satisfied.

The obligation of Cornerstone to consummate the Merger is subject to the satisfaction or waiver (where permissible pursuant to applicable legal requirements) of each of the following conditions, any of which may be waived exclusively by Cornerstone:
•
the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement being true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to the Merger Agreement;

•
Parent and Merger Sub having performed or complied in all material respects with all covenants, obligations and conditions of the Merger Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Effective Time; and

•
the receipt by Cornerstone of a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated, and the Merger and the other Transactions may be abandoned, at any time prior to the Effective Time, as follows:
•	by mutual written consent of Parent and Cornerstone at any time prior to the Effective Time;
•	by either Parent or Cornerstone if:
○
a court of competent jurisdiction or other governmental body issues a final and nonappealable order, decree, ruling, or takes any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making consummation of the Transactions illegal (except that a party will not be permitted to terminate the Merger Agreement in accordance with this bullet if such a final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such party to perform, or comply, in any material respect with such party’s obligations under the Merger Agreement prior to the Effective Time);

○	if the Merger has not been consummated by 11:59 p.m., Eastern Time, on February 5, 2022; or
○	if the Cornerstone stockholders fail to adopt the Merger Agreement at the Special Meeting or any adjournment or postponement thereof.
•	by Parent if:
○
(i) any of the representations or warranties of Cornerstone in the Merger Agreement are untrue or inaccurate as of the date of the Merger Agreement or become untrue or inaccurate or (ii) Cornerstone breaches or fails to perform any covenants or other agreements contained in the Merger Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a closing condition if measured as of the time Parent asserts a right of termination and such untruth, inaccuracy breach or failure to perform is incapable of being cured, or is not cured, at least 30 days prior to such termination; or

○
(i) Cornerstone is in material breach of its non-solicitation obligations or obligations with respect to the Board of Directors’ recommendation and has not cured such breach within five business days of receipt of a notice of such breach from Parent or (ii) the Board of Directors has effected a Company Adverse Change Recommendation (except that Parent’s right to terminate the Merger Agreement under this clause (ii) expires at 8:00 p.m., Eastern Time, on the 20th business day following the date on which Parent became aware of such Company Adverse Change Recommendation and its right to terminate in respect thereof, unless the Company Adverse Change Recommendation is due to a Change in Circumstance, in which case such time limitation will not apply).

•	by Cornerstone:
○
if (i) any of the representations or warranties of Parent or Merger Sub in the Merger Agreement are untrue or inaccurate as of the date of the Merger Agreement or become untrue or inaccurate or (ii) Parent or Merger Sub breaches or fails to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in the Merger Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a closing condition if measured as of the time Cornerstone asserts a right of termination and such untruth, inaccuracy breach or failure to perform is incapable of being cured, or is not cured, at least 30 days prior to such termination;

○
at any time prior to the receipt of the required stockholder approval, in order to accept a Superior Offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”) if (i) Cornerstone complies with its non-solicitation obligations and certain obligations with respect to the Board of Directors’ recommendation with respect to such Superior Offer (other than any non-compliance that was both immaterial and unintentional); (ii) the Board of Directors, as permitted by the Merger Agreement, has authorized Cornerstone to enter into a Specified Agreement to consummate the Superior Offer, (iii) prior to or substantially concurrently with the termination of the Merger Agreement, Cornerstone pays the Company Termination Fee due to Parent in accordance with the Merger Agreement and (iv) substantially concurrently with such termination, Cornerstone enters into a Specified Agreement to consummate such Superior Offer; or

○
if (i) all of the applicable closing conditions have been and continue to be satisfied (other than those conditions (A) that by their terms are to be satisfied by actions taken at the Closing, each of which would have been satisfied if the Closing were to occur on such date or (B) the failure of which to be satisfied is primarily attributable to or primarily results from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements under the Merger Agreement) or, to the extent permitted by applicable law, waived, (ii) Parent and Merger Sub have failed to consummate the Merger by the time the Closing was required to occur under the Merger Agreement; (iii) Cornerstone has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Clearlake Equity Commitment Letter, the Debt Financing contemplated by the Debt Commitment Letter and the Preferred Equity Financing contemplated by the Preferred Equity Commitment Letter (or any alternative financing contemplated under the Merger Agreement) is funded, Cornerstone is ready, willing and able to consummate the Merger; (iv) Cornerstone has given Parent written notice at least three business days prior to such termination stating Cornerstone’s intention to terminate the Merger Agreement pursuant to the Merger Agreement if Parent and Merger Sub fail to consummate the Closing within three business days following receipt of such written notice and (v) the Merger will not have been consummated by the end of such three business day period and all of the applicable closing conditions continue to be satisfied during such three business day period (other than those conditions (A) that by their terms are to be satisfied by actions taken at the Closing, each of which would have been satisfied if the Closing were to occur on such date or (B) the failure of which to be satisfied is primarily attributable to or primarily results from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements hereunder).

In the event that the Merger Agreement is terminated pursuant to the termination rights discussed immediately above, the Merger Agreement will be of no further force or effect without liability of any party to the other parties, as applicable, except certain sections of the Merger Agreement will survive the termination of the Merger Agreement in accordance with their respective terms, including terms relating to reimbursement of expenses and indemnification. Notwithstanding the foregoing, nothing in the Merger Agreement will relieve Cornerstone from any liability for any willful and material breach of the Merger Agreement. In addition, no termination of the Merger Agreement will affect the rights or obligations of any party pursuant to the Confidentiality Agreement or the Limited Guarantee.

Termination Fee
Upon termination of the Merger Agreement in accordance with its terms, under specified circumstances, Cornerstone will be required to pay Parent a termination fee of $150,000,000. Specifically, the Company Termination Fee is payable to Parent by Cornerstone if the Merger Agreement is terminated due to (i) Cornerstone accepting a Superior Offer, (ii) Cornerstone materially breaching its non-solicitation obligations or obligations with respect to the Board of Directors’ recommendation, subject to customary cure rights, or (iii) the Board of Directors has effected a Company Adverse Change Recommendation. This Company Termination Fee will also be payable if the Merger Agreement is terminated under certain circumstances and prior to such termination, an Acquisition Proposal is publicly disclosed or otherwise made known to the Board of Directors or management or Cornerstone and, within twelve months of the termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into.
The Merger Agreement further provides that Parent will be required to pay Cornerstone a termination fee of $320,000,000 in the event that the Merger Agreement is terminated under certain specified circumstances. Specifically, the Parent Termination Fee is payable by Parent to Cornerstone if the Merger Agreement is terminated by Cornerstone following (i) Parent’s failure to consummate the Merger as required pursuant to, and in the circumstances specified in, the Merger Agreement; or (ii) Parent or Merger Sub’s material breach of their representations, warranties or covenants in a manner that would cause the failure of the applicable closing conditions.
Specific Performance
Notwithstanding anything to the contrary in the Merger Agreement, Parent, Merger Sub and Cornerstone are entitled to an injunction, specific performance or other equitable relief, except that, although Cornerstone, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, the Merger Agreement, under no circumstances will Cornerstone be permitted or entitled to receive both payment of the Parent Termination Fee and specific performance contemplated elsewhere in the Merger Agreement.
Limitations of Liability
If the Merger Agreement is terminated, the Parent Termination Fee (to the extent owed pursuant to the Merger Agreement) plus up to $2,000,000 in enforcement expenses and expenses incurred in connection with Cornerstone’s cooperation with the financing, will be Cornerstone’s and the Cornerstone related parties’ sole and exclusive recourse and remedies against the Parent related parties arising out of or in connection with the Merger Agreement, the Debt Commitment Letter, the Equity Commitment Letters, the Limited Guarantee, the Equity Financing, the Debt Financing, the Preferred Equity Financing, the Merger, any agreement executed in connection with the Transactions, the termination of the Merger Agreement, the failure to consummate the Merger or any of the Transactions or any claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure or any matter forming the basis thereof.
If the Merger Agreement is terminated, the Company Termination Fee (to the extent owed pursuant to the Merger Agreement) plus up to $2,000,000 in enforcement expenses, will be Parent’s, Merger Sub’s, the Guarantors’ and the Parent related parties’ sole and exclusive remedies against the Cornerstone related parties arising out of or in connection with the Merger Agreement, the Merger, any agreement executed in connection with the Transactions, the termination of the Merger Agreement, the failure to consummate the Merger or any of the Transactions or claims or actions under applicable legal requirements arising out of or in connection with any breach, termination or failure or any matter forming the basis thereof.
Notwithstanding the foregoing, in no event will the Cornerstone related parties or the Parent related parties seek or obtain, nor will they permit any of their representatives or any other person acting on their behalf to seek or obtain, any monetary recovery or award in excess of the Parent Termination Fee or the Company Termination Fee, respectively, except that this limitation does not apply to any liabilities arising out of any willful breach of the Merger Agreement, for breaches of the Confidentiality Agreement or under the Support Agreements.
Fees and Expenses
Except in specified circumstances, whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such fees and expenses, except that Parent or the Surviving Corporation will be responsible for all fees and expenses of the

Paying Agent and Parent will pay or cause to be paid all (i) transfer, stamp and documentary taxes or fees; and (ii) sales, use, real property transfer and other similar taxes or fees arising out of or in connection with entering into the Merger Agreement and the consummation of the Merger.
Amendment
The Merger Agreement may generally be amended at any time with the approval of the respective boards of directors of Cornerstone and Parent and in writing signed by each of the parties. However, any modification, waiver or termination of certain sections of the Merger Agreement that would be adverse to any financing sources will not be effective without the prior written consent of such financing sources.
Governing Law
The Merger Agreement is governed by Delaware law.
The Board of Directors unanimously recommends, on behalf of Cornerstone, that you vote “FOR” this proposal.

PROPOSAL 2: THE CORNERSTONE COMPENSATION PROPOSAL
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, Cornerstone is required to submit a proposal to our stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the Merger Agreement and the transactions contemplated by the Merger Agreement. This compensation is summarized in the section captioned “The Merger—Interests of Cornerstone’s Directors and Executive Officers in the Merger.” The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, the Company is asking you to approve the following resolution:
“RESOLVED, that the stockholders of Cornerstone approve, on a non-binding, advisory basis the compensation that will or may become payable to Cornerstone’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled ‘The Merger—Interest of Cornerstone’s Directors and Executive Officers in the Merger’.”
The vote on this Compensation Proposal is a vote separate and apart from the vote on the proposal to adopt the Merger Agreement. Accordingly, you may vote to approve the proposal to adopt the Merger Agreement and vote not to approve this Compensation Proposal and vice versa. Because the vote on the Compensation Proposal is advisory only, it will not be binding on Cornerstone. Accordingly, if the Merger Agreement is adopted and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this Compensation Proposal.
Vote Required and Board of Directors Recommendation
Approval, on an advisory (non-binding) basis, of the Compensation Proposal requires the affirmative vote of the outstanding shares of Cornerstone’s common stock representing a majority of the voting power of such outstanding shares present at the meeting in person or by proxy, provided a quorum is present. Assuming a quorum is present, (i) a failure to vote virtually in person or by proxy at the Special Meeting will have no effect on the outcome of the Compensation Proposal, (ii) abstentions will be treated as votes cast and, therefore, will have the same effect as a vote against the Compensation Proposal and (iii) broker “non-votes” (if any) will have no effect on the outcome of the Compensation Proposal. Shares of Cornerstone common stock represented by properly executed, timely received and unrevoked proxies will be voted in accordance with the instructions indicated thereon. If a Cornerstone stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Cornerstone common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Special Meeting and all of such shares will be voted as recommended by the Board of Directors.
The Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory (non-binding) basis, of this proposal.

PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates if the Board of Directors determines that it is necessary or appropriate, including to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the Special Meeting. If the Board of Directors determines that it is necessary or appropriate, we will ask our stockholders to vote only on this Adjournment Proposal and not to vote on the proposal to adopt the Merger Agreement or the approval, on an advisory (non-binding) basis, of the Compensation Proposal.
In the Adjournment Proposal, we are asking our stockholders to approve a proposal to authorize the Board of Directors, in its discretion, to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the proposal to adopt the Merger Agreement if there are insufficient votes to adopt the Merger Agreement at the Special Meeting. If stockholders approve the Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly executed proxies voting against adoption of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the Merger Agreement such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the adoption of the Merger Agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the Merger Agreement. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Approval of the Adjournment Proposal to adjourn the Special Meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the voting power of the shares present virtually in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.
The Board of Directors unanimously recommends, on behalf of Cornerstone, that you vote “FOR” approval of this proposal.

MARKET PRICES AND DIVIDEND DATA
Our common stock is listed on Nasdaq under the symbol “CSOD.” As of August 24, 2021, there were 66,857,760 shares of common stock outstanding held by approximately 20 stockholders of record. The actual number of stockholders is greater than this number of record holders and includes stockholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees. We have never declared or paid any cash dividends on our common stock.
On September 9, 2021, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on Nasdaq was $57.08 per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, there will be no further market for our common stock and it will be delisted from Nasdaq and deregistered under the Exchange Act. As a result, following the Merger we will no longer file periodic reports with the SEC. In the event that the Merger is not consummated, our payment of any future dividends would be at the discretion of our Board of Directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects, and other factors our Board of Directors may deem relevant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of our capital stock as of August 20, 2021 by:
•	each person or group of affiliated persons, who we know to beneficially own more than 5% of our outstanding common stock, each of whom we refer to as a 5% owner;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current named executive officers and directors as a group.
Information given below regarding beneficial owners of more than 5% of Cornerstone’s outstanding capital stock is based solely on information provided by such persons in filings with the SEC on Schedules 13D or 13G. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include (i) shares of common stock issuable pursuant to the exercise of stock options that are currently exercisable or are exercisable within 60 days of August 20, 2021, and (ii) shares of common stock issuable upon vesting of RSUs within 60 days of August 20, 2021, each of which are deemed to be outstanding for the purpose of computing the percentage ownership of outstanding shares of common stock owned by the person holding these securities, but they are not treated as outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.
Unless otherwise noted below, the address of each of the individuals and entities named in the table below is c/o Cornerstone OnDemand, Inc., 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.
	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Stockholders (other than directors and executive officers):
Silver Lake Group, L.L.C.(1)	6,999,992	10.5%
The Vanguard Group, Inc.(2)	6,122,873	9.2%
Clearlake Capital Group, L.P.(3)	5,511,703	8.2%
BlackRock, Inc.(4)	4,794,027	7.2%
Rivulet Capital, LLC(5)	4,213,000	6.3%
ClearBridge Investments, LLC(6)	3,398,875	5.1%
Named Executive Officers and Directors:
Philip S. Saunders(7)	60,652	*
Adam L. Miller(8)	3,085,964	4.6%
Chirag Shah(9)	79,850	*
Trish Coughlin(10)	35,462	*
Mark Goldin(11)	147,616	*
Jeffrey Lautenbach(12)	35,600	*
Heidi Spirgi(13)	8,424	*
Brian L. Swartz	0	*
Nancy Altobello	0	*
Felicia Alvaro	0	*
Dean Carter	20,779	*
Robert Cavanaugh(14)	82,933	*
Richard Haddrill	27,016	*
Joseph Osnoss(15)	25,293	*
Steffan C. Tomlinson	25,173	*
Sara Martinez Tucker	0	*
All directors and executive officers as a group (17 with Swartz)(16)	3,834,095	5.7%
*	Represents beneficial ownership of less than 1%
(1)
According to a Schedule 13D/A filed with the SEC on August 9, 2021, the 6,999,992 shares of common stock which may be deemed to be beneficially owned by Silver Lake Group, L.L.C. consists of 5,196,232 and 1,803,760 shares of common stock which would be received upon conversion of the $218,242,000 and $75,758,000 aggregate principal amount of the Cornerstone Convertible Notes held by SLA CM Chicago Holdings, L.P. and SLA Chicago Co-Invest II, L.P., respectively, based on the initial conversion price of the Cornerstone Convertible Notes. The general partner of SLA CM Chicago Holdings, L.P. is SLA CM GP, L.L.C. SL Alpine Aggregator GP, L.L.C. is the sole member of SLA CM GP, L.L.C. Silver Lake Alpine Associates, L.P. is the managing member of SL Alpine Aggregator GP, L.L.C. SLAA (GP), L.L.C. is the general partner of Silver Lake Alpine Associates, L.P. The general partner of SLA Chicago Co-Invest II, L.P. is SLA Co-Invest, GP, L.L.C. and the managing member of each of SLAA (GP), L.L.C. and SLA Co-Invest, GP, L.L.C. is Silver Lake Group, L.L.C. The managing members of Silver Lake Group, L.L.C. are Egon Durban, Kenneth Hao, Gregory Mondre and Joseph Osnoss. The address of the entities above is 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(2)
According to a Schedule 13G/A filed with the SEC on February 10, 2021, the shares of common stock reported by The Vanguard Group, Inc. (“Vanguard”) are owned, or may be deemed to be beneficially owned, by Vanguard, an investment adviser, which holds shared voting power over 138,979 of the shares of common stock, sole dispositive power over 5,937,465 of the shares of common stock and shared dispositive power over 185,408 of the shares of common stock as of December 31, 2020. Vanguard filed the report as an investment adviser on behalf of itself and the following subsidiaries: Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd., Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited and Vanguard Investments UK, Limited. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)
According to a Schedule 13D/A filed with the SEC on August 6, 2021, the shares of common stock reported are held by Clearlake Capital Partners VI Finance, L.P., for which Clearlake is investment advisor and over which it has shared voting and shared dispositive power over 5,511,703 shares of common stock as of December 31, 2020. José Enrique Feliciano and Behdad Eghbali are managing partners of Clearlake and each holds shared voting and shared dispositive power over all such shares. The address for each of the persons and entities above is c/o Clearlake Capital Group, L.P., 233 Wilshire Blvd., Suite 800, Santa Monica, California 90401.

(4)
According to a Schedule 13G/A filed with the SEC on January 29, 2021, BlackRock, Inc. (“BlackRock”) holds sole voting power over 4,670,595 shares of common stock and sole dispositive power over all 4,794,027 such shares of common stock as of December 31, 2020. BlackRock filed the schedule as a parent holding company on behalf of itself and the following subsidiaries: BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited and BlackRock Fund Advisors. The address for BlackRock is 55 East 52nd Street, New York, NY 10055.

(5)
According to a Schedule 13G/A filed with the SEC on February 16, 2021, the 4,213,000 shares of common stock reported by Rivulet Capital, LLC are owned, or may be deemed to be beneficially owned, by (i) Rivulet Capital, LLC, Barry Lebovits, and Joshua Kuntz, each of which holds shared voting and shared dispositive power over all such shares and (ii) Rivulet Capital Master Fund, Ltd., which holds shared voting and shared dispositive power over 4,104,650 shares of common stock, each as of December 31, 2020. The address for each of the persons and entities above is 55 West 46th Street, Suite 2202, New York, New York 10036.

(6)
According to a Schedule 13G filed with the SEC on February 9, 2021, ClearBridge Investments, LLC (“ClearBridge”) holds sole voting power over 3,398,875 shares of common stock and sole dispositive power over all such shares as of December 31, 2020. ClearBridge filed the report as an investment adviser. The address for ClearBridge is 620 8th Avenue, New York, NY 10018.

(7)	Consists of (i) 60,652 shares held of record by Mr. Saunders.
(8)
Consists of (i) 1,369,541 shares of common stock held of record by Mr. Miller; (ii) 469,046 shares of common stock held of record by the Miller Family Irrevocable Trust dated as of July 1, 2010, for which the Goldman Sachs Trust Company of Delaware (“GSTC”) serves as trustee and special trustee, Mr. Miller’s spouse serves as investment advisor and Mr. Miller has the power to remove and replace the trustee, special trustee and investment advisor; (iii) 300,000 shares of common stock held of record by The MST Trust dated as of December 17, 2012, for which GSTC serves as trustee, Mr. Miller’s father serves as distribution advisor, Mr. Miller serves as investment advisor and Mr. Miller has the power to remove and replace the trustee, distribution advisor and investment advisor; (iv) 234,252 shares of common stock held of record by the Miller 2018 Family GRAT dated as of December 21, 2018, for which the GSTC serves as trustee and special trustee, Mr. Miller’s spouse serves as investment advisor and Mr. Miller has the power to remove and replace the trustee, special trustee and investment advisor; (v) 265,925 shares of common stock held of record by the Miller 2020 Family GRAT dated as of June 10, 2020, for which the GSTC serves as trustee, Mr. Miller’s attorney serves as special trustee, Mr. Miller’s spouse serves as investment advisor and Mr. Miller has the power to remove and replace the trustee, special trustee and investment advisor; and (vi) options to purchase 447,200 shares of common stock held by Mr. Miller that are exercisable within 60 days of August 20, 2021. With respect to the Miller Family Irrevocable Trust dated as of July 1, 2010, The MST Trust dated as of December 17, 2012, the Miller 2018 Family GRAT, and the Miller 2020 Family GRAT dated as of June 10, 2020 (together, the “Trusts”), GSTC, as the sole trustee, has full voting rights, with the investor advisor named in the respective Trusts (as discussed above) directing GSTC how to vote; however, GSTC has the sole authority to bind the Trusts and has a duty to ensure any action taken by GSTC is not prohibited by the Trusts. The address for GSTC is 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, CA 90404.

(9)	Consists of (i) 28,150 shares of common stock held of record by Mr. Shah; and (ii) 51,700 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 20, 2021.
(10)	Consists of (i) 33,997 shares of common stock held of record by Ms. Coughlin; and (ii) 1,465 shares of common stock issuable upon the settlement of RSUs releasable within 60 days of August 20, 2021.
(11)	Consists of (i) 24,326 shares of common stock held of record by Mr. Goldin; and (ii) 123,290 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 20, 2021.
(12)	Consists of (i) 35,600 shares of common stock held of record by Mr. Lautenbach.
(13)	Consists of (i) 8,424 shares of common stock held of record by Ms. Spirgi.
(14)	Consists of (i) 29,433 shares of common stock held of record by Mr. Cavanaugh; and (ii) 53,500 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 20, 2021.
(15)	Consists of 25,293 shares of common stock held of record by Mr. Osnoss for the benefit of Silver Lake and/or certain of its affiliates.
(16)
Consists of (i) shares of common stock held of record by our current directors and executive officers and their affiliates; (ii) 807,960 shares of common stock issuable pursuant to stock options exercisable within 60 days of August 20, 2021; and (iii) 1,465 shares of common stock issuable upon the settlement of RSUs releasable within 60 days of August 20, 2021.

OTHER MATTERS
Other Matters
At this time, we know of no other matters to be voted on at the Special Meeting. If any other matters properly come before the Special Meeting, your shares of common stock will be voted in accordance with the discretion of the appointed proxy holders.
Future Stockholder Proposals
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future meetings of stockholders of Cornerstone. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings.
Stockholder Proposals for 2022 Annual Meeting of Stockholders
The submission deadline for stockholder proposals to be included in our proxy materials for our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Exchange Act is December 22, 2021 except as may otherwise be provided in Rule 14a-8. All such proposals must be in writing and received by our Secretary at Cornerstone OnDemand, Inc., 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404 by close of business on the required deadline in order to be considered for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders. Submission of a proposal before the deadline does not guarantee its inclusion in our proxy materials.
Advance Notice Procedure for 2022 Annual Meeting of Stockholders
Under our bylaws, director nominations and other business may be brought at an annual meeting of stockholders only by or at the direction of our Board of Directors or by a stockholder entitled to vote who has submitted a proposal in accordance with the requirements of our bylaws as in effect from time to time. For our 2022 Annual Meeting of Stockholders, a stockholder notice must be received by our Secretary at Cornerstone OnDemand, Inc., 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404, no earlier than February 5, 2022 and no later than March 7, 2022 being, respectively, 75 days and 45 days prior to the date of the first anniversary of the date our proxy materials or a notice of availability of proxy materials for the 2021 annual meeting of stockholders was mailed. However, if the date of our 2022 Annual Meeting of Stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of our 2021 Annual Meeting of Stockholders, then, for notice by the stockholder to be timely, it must be received by our Secretary not earlier than the close of business on the 120th day prior to our 2022 Annual Meeting of Stockholders and not later than the close of business on the later of (i) the 90th day prior to our 2022 Annual Meeting of Stockholders, or (ii) the tenth day following the day on which public announcement of the date of such annual meeting is first made. Please refer to the full text of our advance notice provisions in section 2.4 of our bylaws for additional information and requirements. Please note that if we hold our regular annual stockholders meeting in 2022, and we do so more than 30 days before or after June 8, 2022 (the one-year anniversary date of the 2021 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholder proposals must be received under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or, if impracticable, by any means reasonably determined to inform stockholders.
Alternatively, under our bylaws, if a stockholder would like to propose a matter for presentation at our 2022 Annual Meeting of Stockholders meeting in 2022 (if held), rather than for inclusion in the proxy materials, the stockholder must follow certain procedures contained in our bylaws.
In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice under our bylaws. A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our Corporate Secretary at our principal executive offices set forth above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Householding of Special Meeting Materials
Unless we have received contrary instructions, we may send a single copy of this proxy statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. Each stockholder in the household will continue to receive a separate proxy card. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps to reduce our expenses.
If you would like to receive your own set of our disclosure documents this year or in future years, please contact us using the instructions set forth below. Similarly, if you share an address with another stockholder and together both of you would like to receive only a single set of our disclosure documents, please contact us using the instructions set forth below.
If you are a stockholder of record, you may contact us by writing to Cornerstone’s Investor Relations at 1601 Cloverfield Blvd., Suite 620 South, Santa Monica, California 90404. Eligible stockholders of record receiving multiple copies of this proxy statement can request householding by contacting us in the same manner. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors section of our website, investors.cornerstoneondemand.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement, and therefore is not incorporated herein by reference.
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting.
•
Cornerstone’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “Annual Report”), filed with the SEC on February 22, 2021, including the information specifically incorporated by reference into the Annual Report on Form 10-K from Cornerstone’s definitive proxy statement on Schedule 14A filed with the SEC on April 21, 2021;

•	Cornerstone’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 6, 2021;
•	Cornerstone’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 6, 2021;
•	Cornerstone’s Current Reports on Form 8-K, filed with the SEC on January 14, 2021, April 26, 2021, June 10, 2021 and August 6, 2021; and
•
the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 2, 2011 (including any amendment or report filed for the purpose of updating that description, including Exhibit 4.1 to the Annual Report).

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) after the date of this proxy statement and before the date of the Special Meeting between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Notwithstanding the foregoing, we will not incorporate by reference in this proxy statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this proxy statement unless, and except to the extent, specified in such Current Report.
You may obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov.
Any person, including any beneficial owner of shares of Company common stock, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to the Company’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents
Cornerstone OnDemand, Inc.
Attention: Investor Relations
1601 Cloverfield Blvd., Suite 620 South
Santa Monica, California 90404
(310) 752-0200
If you have any questions concerning the Merger, the Special Meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:
MacKenzie Partners, Inc.
1407 Broadway, 27th Floor
New York, NY 10018
(212) 929-5500 (Call Collect)
Call Toll-free: (800) 322-2885
proxy@mackenziepartners.com

MISCELLANEOUS
Cornerstone has supplied all information relating to Cornerstone, and Parent has supplied, and Cornerstone has not independently verified, all of the information relating to Parent and Merger Sub contained in this proxy statement.
You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents that we incorporate by reference in this proxy statement in voting on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated September 10, 2021. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A
AGREEMENT AND PLAN OF MERGER

among:

CORNERSTONE ONDEMAND, INC.,

a Delaware corporation;

SUNSHINE SOFTWARE HOLDINGS, INC.,

a Delaware corporation; and

SUNSHINE SOFTWARE MERGER SUB, INC.,

a Delaware corporation
Dated as of August 5, 2021

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of August 5, 2021, by and among: Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”); Sunshine Software Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”); and Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become an indirect wholly owned subsidiary of Parent (the “Surviving Corporation”).
B. The board of directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Transactions, including the Merger, are advisable and fair to, and in the best interest of, the Company and its stockholders, (ii) agreed that the Merger shall be governed and effected in accordance with the DGCL, (iii) declared it advisable to enter into this Agreement and to consummate the Transactions, including the Merger, (iv) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (v) subject to the terms and conditions of this Agreement, resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger and the Transactions (the “Company Board Recommendation”).
C. The board of directors of each of Parent and Merger Sub have approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and to consummate the Transactions.
D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent and Merger Sub have delivered (a) a limited guaranty (the “Limited Guarantee”) from Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., Clearlake Capital Partners V (USTE), L.P., Clearlake Capital Partners VI, L.P., Clearlake Capital Partners VI (Offshore), L.P., Clearlake Capital Partners VI (USTE), L.P. and Clearlake Flagship Plus Partners (Master), L.P. (collectively, the “Guarantors”), each an Affiliate of Parent, in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Guarantors are guaranteeing certain obligations of Parent and Merger Sub in connection with this Agreement and (b) a commitment letter between Parent and the Guarantors, pursuant to which the Guarantors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amount set forth therein.
E. Concurrently with the execution of this Agreement, and as a condition and inducement to the willingness of the Company, Parent and Merger Sub to enter into this Agreement, each of the securityholders and each of the executive officers and directors of the Company on Schedule I have executed and delivered a stockholder support agreement (the “Company Support Agreement”) and each of the securityholders of the Company on Schedule II have executed and delivered a stockholder support agreement (the “Parent Support Agreement”, and together with the Company Support Agreement, the “Support Agreements”), in each case pursuant to which, among other things, such stockholder parties thereto have agreed to vote all of the Shares owned by them in favor of the Merger and the adoption of this Agreement by the Company, upon the terms and conditions set forth in the applicable Support Agreement.
AGREEMENT
The Parties to this Agreement, intending to be legally bound, agree as follows:
SECTION 1. MERGER TRANSACTION
1.1. Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the Surviving Corporation.

1.2. Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.
1.3. Closing; Effective Time.
(a) Unless this Agreement shall have been terminated pursuant to Section 7, or unless otherwise mutually agreed in writing between the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place by electronic exchange of deliverables as promptly as practicable following, and in any case no later than the third business day after, the satisfaction or waiver (to the extent permitted by applicable Legal Requirements) of the conditions set forth in Section 6 (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” Notwithstanding the foregoing, if the Marketing Period has not ended at the time of the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver of the conditions set forth in Section 6 (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at or prior to Closing), then the Closing shall occur instead on the date that is the earlier to occur of (i) any business day during the Marketing Period as may be specified by Parent on no less than two (2) business days’ prior notice to the Company and (ii) one (1) business day following the final day of the Marketing Period, in each case, subject to the satisfaction or, to the extent permitted by applicable Legal Requirements, waiver, of the conditions set forth in Section 6 (other than such conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing).
(b) Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company and Merger Sub shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with the DGCL. The Merger shall become effective upon the date and time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties hereto and specified in the certificate of merger (such date and time, the “Effective Time”).
1.4. Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:
(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;
(b) the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C; and
(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are designated as directors and officers on Schedule 1.4(c).
1.5. Conversion of Shares.
(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i) any shares of Company Common Stock (each, a “Share”) then held by the Company (or held in the Company’s treasury) shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii) each share of Company Common Stock then held by Parent (or an assign thereof) or any Subsidiary of Parent (or an assign thereof) immediately prior to the Effective Time (such shares held by Parent (or an assign thereof) or any Subsidiary of Parent (or an assign thereof), collectively, the “Parent-held Company Shares”) shall remain issued and outstanding as one share of Surviving Corporation Common Stock;

(iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b), each Share then outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined below) shall be canceled and cease to exist and be converted into the right to receive $57.50 in cash, without interest (the “Merger Consideration”), subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(e), and shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 1.6 without interest; and
(iv) each share of the common stock, $0.0001 par value per share, of Merger Sub then outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid, and non-assessable share of common stock of the Surviving Corporation.
(b) If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted and equitably adjusted, without duplication, to proportionally reflect such change, provided, that nothing in this Section 1.5(b) shall be construed to permit the Company to take any action that is expressly prohibited by the terms of this Agreement.
1.6. Surrender of Certificates; Stock Transfer Books.
(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of Shares to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5. The agreement pursuant to which Parent shall appoint the Paying Agent shall be in form and substance reasonably acceptable to the Company. At or prior to the Closing, Parent shall deposit, or shall cause to be deposited with the Paying Agent cash sufficient to make payment of the Merger Consideration payable pursuant to Section 1.5 and Section 1.8 (the total cash deposited with the Paying Agent, the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by Parent; provided, that such investments shall be in obligations of or guaranteed by the United States of America in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months; provided, further, that no gain or loss thereon shall affect the amounts payable hereunder.
(b) Promptly after the Effective Time (but in no event later than three business days thereafter), the Surviving Corporation shall cause to be mailed to each Person who was, at the Effective Time, a holder of record of any Share (or Shares) entitled to receive the Merger Consideration pursuant to Section 1.5 (which, for the avoidance of doubt, does not include the Parent-held Company Shares) a form of letter of transmittal (which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the “Certificates”) shall pass, only upon proper delivery of the Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to such letter of transmittal. Upon surrender to the Paying Agent of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that any such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.6(b), each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which such Shares represented by such Certificate or Book-Entry Share have been converted pursuant to Section 1.5.
(c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares (including, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for the Merger Consideration delivered in respect of such shares to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements.
(e) Each of the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from any cash amounts payable to any holder of Shares, Company Options or RSUs such amounts as it is required by any applicable Tax Legal Requirements to deduct and withhold with respect to Taxes. Each such payor shall take all action that may be necessary to ensure that any such amounts so withheld are timely and properly remitted to the appropriate Governmental Body. If any withholding obligation may be avoided by a payee providing information or documentation to the applicable payor, such payor shall use commercially reasonable efforts to request such information from such payee and use commercially reasonable efforts to assist the applicable payee with reducing or obtaining an exemption from such withholding obligation. To the extent that amounts are so withheld and remitted to the appropriate Governmental Body in accordance with applicable Tax Legal Requirements, such amounts so remitted shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.
(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Paying Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Section 1.
1.7. Dissenters’ Rights. Shares outstanding immediately prior to the Effective Time, and held by holders who are entitled to demand appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be entitled to only such consideration as shall be determined pursuant to Section 262 of the DGCL; provided that if any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder’s right to appraisal and payment under the DGCL, such holder’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e)), and such shares shall not be deemed to be Dissenting Shares. Within 10 days after the Effective Time, the Surviving Corporation shall provide each of the holders of Shares with the notice contemplated by Section 262 of the DGCL. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of any Shares, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL or other applicable Legal Requirements that relates to such demand, and Parent will have the opportunity and right to participate in and, after the Effective Time direct, all negotiations and Legal Proceedings with respect to such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing, for an amount in excess of the Merger Consideration.
1.8. Treatment of Company Options and RSUs.
(a) Each Company Option that is outstanding as of immediately prior to the Effective Time shall be treated as set forth in this Section 1.8(a). As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Parent, Merger Sub or the Company, each Vested Company Option that is then outstanding and unexercised as of immediately before the Effective Time shall be canceled and converted into the right to receive cash in an amount equal to the product of (i) the total number of Shares subject to such fully Vested Company Option immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price payable per Share under such Vested Company Option, which amount (less applicable withholding Taxes) shall be paid in accordance with Section 1.8(c) (the “Option Consideration”). Each portion of a Company Option that is not a Vested Company Option (each, an “Unvested Company Option”) shall be canceled and automatically converted into the right to receive an amount in cash equal to the Option Consideration the holder of the Unvested Company Option would have received had the Unvested Company Option been a Vested Company Option (the “Unvested Option Consideration”), provided that the payment of the Unvested Option Consideration shall be made at the same time(s) (and consistent with the applicable payment method described in Section 1.8(c)) that the Unvested Company Options would have vested in accordance with their terms and will remain subject to the holder of the Unvested Company Option remaining in continuous service with Parent, the Surviving Corporation or any of its Subsidiaries through each such vesting date (provided, that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Unvested Option Consideration).Notwithstanding the terms of this Section 1.8(a), no holder of a Company Option that has an exercise price per Share that is equal to or greater than the Merger Consideration shall be entitled to any payment with respect to such canceled Company Option before or after the Effective Time.
(b) Each restricted stock unit award granted pursuant to any of the Company Equity Plans or otherwise (each, an “RSU” and together, the “RSUs”) that is outstanding as of immediately prior to the Effective Time, whether vested or unvested, shall be treated as set forth in this Section 1.8(b). Each Vested RSU and each Director RSU shall be canceled and converted into the right to receive cash in an amount equal to (i) the total number of Shares issuable in settlement to such Vested RSU or Director RSU, as the case may be, immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, which amount (less applicable withholding Taxes) shall be paid in accordance with Section 1.8(c) (the “RSU Consideration”). Each RSU that is not a Director RSU or Vested RSU (an “Unvested RSU”) shall be canceled and automatically converted into the right to receive an amount in cash equal to the RSU Consideration the holder of an Unvested RSU would have received had the Unvested RSU been a Director RSU or Vested RSU (the “Unvested RSU Consideration”), provided that the payment of the Unvested RSU Consideration shall be made at the same time(s) (and consistent with the applicable payment method described in Section 1.8(c)) that the Unvested RSUs would have vested in accordance with their terms and will remain subject to the holder of the Unvested RSUs remaining in continuous service with Parent, the

Surviving Corporation or any of its Subsidiaries through each such vesting date (provided that any terms and conditions relating to accelerated vesting upon a termination of the holder’s employment in connection with or following the Merger shall continue to apply to the Unvested RSU Consideration).
(c) On the first administratively practicable payroll date following the Effective Time (but in no event later than 20 days after the Effective Time), Parent shall, or shall cause the Surviving Corporation or a Subsidiary of the Surviving Corporation to, pay through the Surviving Corporation’s or the applicable Subsidiary’s payroll the aggregate Option Consideration related to Unvested Company Options and RSUs Consideration related to Vested RSUs, in either case, held by current or former employees of the Company or the other Acquired Corporations (net of any withholding Taxes required to be deducted and withheld by applicable Legal Requirements in accordance with Section 1.6(e)); provided, however, that to the extent the holder of a Vested Company Option or Vested RSU is not, and was not at any time during the vesting period of the Vested Company Option or Vested RSU, an employee of the Company or any other Acquired Corporation for employment tax purposes, the Vested Option Consideration or Vested RSU Consideration payable pursuant to Section 1.8 with respect to such Company Option or RSU shall be deposited in the Payment Fund and paid by the Paying Agent in the manner described in Section 1.6.
1.9. Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in Section 2 is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 2, (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is applicable to qualify such representation and warranty and (c) disclosure in the Company SEC Documents publicly filed or furnished on or after January 1, 2019 and prior to the date of this Agreement, other than any information in the “Risk Factors” or “Special Note Regarding Forward-Looking Statements” sections of such Company SEC Documents or other cautionary or forward-looking statements in such Company SEC Documents; provided, however, nothing disclosed in such Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 2.3):
2.1. Due Organization; Subsidiaries, Etc.
(a) The Company is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. The Company is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Part 2.1(b) of the Company Disclosure Schedule identifies each Subsidiary of the Company and indicates its jurisdiction of organization and the percentage ownership of each such Subsidiary’s equity interests as well as the holder(s) thereof. None of the Acquired Corporations owns any capital stock of, or any other equity interest of, or any equity interest of any nature in, any other Entity other than an Acquired Corporation. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the organizational documents of any of the Acquired Corporations, including any amendments thereto, prohibit or otherwise restrict the pledging of the equity interests or assets of such Acquired Corporation or limit the ability to guarantee any Indebtedness.

(c) Each Subsidiary of the Company (i) is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all necessary power and authority: (A) to conduct its business in the manner in which its business is currently being conducted; and (B) to own and use its assets in the manner in which its assets are currently owned and used, and (iii) is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be in good standing or qualified or licensed does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.2. Certificate of Incorporation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto, as in effect on the date hereof. The charter and bylaws of the Company described in the preceding sentence are in full force and effect, and the Company has complied with its charter or bylaws in any material respect.
2.3. Capitalization, Etc.
(a) The authorized capital stock of the Company consists of: (i) 1,000,000,000 Shares, of which 66,754,079 Shares have been issued or are outstanding as of the close of business on the Reference Date; and (ii) 50,000,000 shares of Company Preferred Stock, none of which are issued or outstanding as of the close of business on the Reference Date. As of the close of business on the Reference Date, there were no Shares held in the treasury of the Company. No Subsidiary of the Company owns any Shares. All of the outstanding Shares have been duly authorized and validly issued, and are fully paid and nonassessable and were issued in accordance with applicable Legal Requirements of the DGCL and the organizational documents of the Company.
(b) (i) None of the outstanding Shares is entitled or subject under the terms of any Company Contract to, or issued by the Company in violation of, any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, right of first refusal or any similar right, (ii) there are no outstanding bonds, debentures, notes or other Indebtedness of the Company having a right to vote on any matters on which the stockholders of the Company have a right to vote and (iii) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any Shares. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Shares other than pursuant to the Company Convertible Notes and the Indenture. The Company Common Stock constitutes the only outstanding class of securities of the Acquired Corporations registered under the Securities Act.
(c) As of the close of business on the Reference Date: (i) 1,550,656 Shares are subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans with a weighted average exercise price of $38.94; (ii) 3,601,406 Shares are subject to or otherwise deliverable in connection with outstanding time-vested RSUs granted and outstanding under Company Equity Plans; (iii) 835,478 Shares are subject to or otherwise deliverable in connection with outstanding performance-based RSUs under Company Equity Plans, assuming a target level of performance under performance-based awards; (iv) no more than 300,000 Shares will be issued under the Company ESPP in respect of the Current ESPP Offering Period; and (v) there was $300,000,000 aggregate principal amount of the Company Convertible Notes. The Conversion Rate (as defined in the Indenture) for the Company Convertible Notes is equal to 23.8095 shares of common stock per $1,000 of outstanding principal amount. Other than the Merger and the Transactions, there has been no event, condition or development that has resulted in an adjustment to the Conversion Rate (as defined in the Indenture) under the Company Convertible Notes. The Company has no agreements or arrangements with the holders of the Company Convertible Notes pursuant to which it is obligated to pay any monetary compensation to such holders upon the consummation of the Merger and the Transactions.
(d) Except for the Company Convertible Notes and as otherwise set forth in this Section 2.3 or Part 2.1(b) of the Company Disclosure Schedule, as of the execution and delivery of this Agreement and, except as expressly permitted by this Agreement, after the execution and delivery of this Agreement, there are no: (i) outstanding shares of capital stock of, or other equity interest in the Company; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of capital stock, restricted stock units, stock-based performance units or any other rights that are linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plan commonly referred to as a “poison pill”) or Contracts under which any Acquired Corporation is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(e) Part 2.3(e) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option and RSU (whether time vest-vested or performance based) outstanding as of the close of business on the Reference Date, as applicable: (i) the name of the recipient; (ii) the number of Shares subject to such Company Option or RSU; (iii) the exercise or purchase price of such Company Option and RSU, if applicable; (iv) the date on which such Company Option or RSU was granted; (v) the vesting schedule applicable to such Company Option or RSU; and (vi) the date on which such Company Option expires. All grants of Company Options and RSUs were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with all applicable Legal Requirements and the exercise price per Share of each Company Option was not less than the fair market value of a Share on the applicable date of grant. The Company has delivered or made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options and RSUs outstanding as of the date of this Agreement, the forms of all stock option agreements evidencing such Company Options and the forms of stock unit agreements evidencing such RSUs, and any stock option agreement and/or stock unit agreement evidencing RSUs that materially deviates from the form. The Company has delivered or made available to Parent or Parent’s Representatives copies of the Company ESPP and applicable offering documents. Other than as set forth in this Section 2.3(c) and Section 2.3(b), there is no issued, reserved for issuance, outstanding or authorized stock option, restricted stock unit award, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to the Company.
(f) All of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, is fully paid and nonassessable, was issued in accordance with applicable Legal Requirements, is not subject to or issued in violation of any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, right of first refusal or any similar right, and is owned by the Company, directly or indirectly, beneficially and of record, free and clear of all Encumbrances and any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests), except for such Encumbrances and restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws.
2.4. SEC Filings; Financial Statements.
(a) Since January 1, 2019, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (the “Company SEC Documents”). As of their respective dates, the Company SEC Documents complied, in all material respects with the requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Subsidiary is required to file or furnish any forms, reports or other documents with the SEC.
(b) The consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the respective dates thereof and the results of operations and cash flows of the Company and its consolidated Subsidiaries for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). No financial statements of any Person other than the Subsidiaries of the Company are required by GAAP to be included in the consolidated financial statements of the Company.
(c) The Company maintains, and at all times since January 1, 2019 has maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 1, 2019, neither the Company nor, to the knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of: (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) any illegal act or fraud, whether or not material, that involves the management or other employees of the Company; or (C) any claim or allegation regarding any of the foregoing.
(d) The Company maintains, and at all times since January 1, 2019 has maintained, disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are designed to provide reasonable assurance that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. Since January 1, 2019, the principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Body challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(e) The Company is not a party to nor has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company in the Company’s published financial statements or other Company SEC Documents.
(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
(g) Each document required to be filed by the Company with the SEC in connection with the Merger (the “Company Disclosure Documents”) (including the Proxy Statement), and any amendments or supplements thereto, when filed, distributed or disseminated, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Company Disclosure Documents, at the time of the filing of such Company Disclosure Documents or any supplement or amendment thereto with the SEC and at the time such Company Disclosure Documents or any supplements or amendments thereto are first distributed or disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(h) The Company makes no representation or warranty with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Company Disclosure Documents.
(i) The Company has been and is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act (and the rules and regulations promulgated thereunder) and the applicable listing and other rules and regulations of Nasdaq.
2.5. Absence of Changes. Since June 30, 2021, there has not occurred any event, change, action, failure to act or transaction that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except as expressly contemplated by this Agreement, since January 1, 2021 through the date of this Agreement, (a) the Acquired Corporations have operated in all material respects in the ordinary course of business consistent with past practice (except for discussions, negotiations and transactions related to this Agreement or other potential strategic transactions) and (b) no Acquired Corporation has taken any action that would be prohibited by Section 4.2 (other than subsections 4.2(b)(iii), 4.2(b)(vii), 4.2(b)(viii), 4.2(b)(ix), 4.2(b)(x) or 4.2(b)(xvi) (solely with respect to the entry into or amendment of any Material Contract)), if taken or proposed to be taken after the date hereof.
2.6. Title to Assets. The Acquired Corporations have good and valid title to all tangible assets owned by them as of the date of this Agreement, including all tangible assets (other than capitalized or operating leases) reflected on the Company’s audited balance sheet in the most recent Annual Report on Form 10-K (the “Balance Sheet”) filed by the Company with the SEC (but excluding intellectual property which is covered by Section 2.8), except for assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet and except where such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.7. Real Property.
(a) The Acquired Corporations do not own any real property.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Acquired Corporations hold a valid and existing leasehold interest in the material real property that is leased or subleased by the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances and Encumbrances described in the leases and subleases with respect to real property to which any of the Acquired Corporations are a party. As of the date of this Agreement, none of the Acquired Corporations have received any written notice regarding any violation or breach or default under any Company Lease that has not since been cured, in each case, except for violations or breaches that have not had, and would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
2.8. Intellectual Property.
(a) Part 2.8(a) of the Company Disclosure Schedule identifies each item of Registered IP that is Company IP. As of the date of this Agreement, no interference, opposition, reissue, reexamination or similar proceeding (other than initial examination and other ordinary course prosecution proceedings) is pending or, to the knowledge of the Company, threatened in writing, in which the scope, validity, enforceability, registrability, or ownership of any Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is being or has been contested or challenged. To the knowledge of the Company, no Company Registered IP is invalid or unenforceable.
(b) The Acquired Corporations own all right, title and interest in and to all material Company IP, free and clear of all Encumbrances other than Permitted Encumbrances.

(c) To the knowledge of the Company, no funding, facilities or personnel of any Governmental Body or any university, college, research institute or other educational institution is being used to create Company IP, except for any such funding or use of facilities or personnel that does not result in such Governmental Body or institution obtaining ownership rights, perpetual license rights, or “government use” or “march-in” rights, to such Company IP or the right to receive royalties.
(d) Part 2.8(d) of the Company Disclosure Schedule sets forth each material Contract pursuant to which an Acquired Corporation (i) licenses in any material Intellectual Property Right that is incorporated into or distributed with any Acquired Corporation product (each, an “In-bound License”) or (ii) licenses or grants other rights under any material Company IP (each an “Out-bound License”) provided that, In-bound Licenses shall not include commercially available or off-the-shelf software or Software-as-a-Service (“SaaS”) licenses, non-disclosure agreements, employee and consultant invention assignment agreements, or licenses to software and materials licensed as open source, public source or freeware; and Out-bound Licenses shall not include non-exclusive outbound licenses, non-disclosure agreements, or other non-exclusive agreements entered into in the ordinary course of business (such excluded contracts and licenses, collectively, “Standard Contracts”).
(e) To the knowledge of the Company: (i) neither the operation of the business of the Acquired Corporations as currently conducted, nor the use of the products and services of the Acquired Corporations for their intended purpose infringe, misappropriate or otherwise violate any Intellectual Property Right owned by any other Person; and (ii) no other Person is infringing, misappropriating or otherwise violating any Company IP, in each case, in a manner that has been, or could reasonably be expected to be, material to the Acquired Corporations, taken as a whole. As of the date of this Agreement, no Legal Proceeding is pending and served (or, to the knowledge of the Company, is being threatened in writing) against an Acquired Corporation or by an Acquired Corporation relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Rights of another Person or of the Company IP. In the two-year period prior to the date of this Agreement, the Company has not received any written notice or other written communication relating to any actual, alleged or suspected infringement, misappropriation or other violation of any Intellectual Property Right of another Person by an Acquired Corporation which could reasonably be expected to result in material liability to the Acquired Corporations, taken as a whole.
(f) None of the material Company IP is subject to any pending or outstanding injunction, directive, order, judgment or other disposition of dispute that adversely and materially restricts the use, transfer, registration or licensing of any such material Company IP by the Acquired Corporations.
(g) Each Acquired Corporation has taken commercially reasonable steps to protect its rights in such Acquired Corporation’s material confidential information and trade secrets that it wishes to protect, and any trade secrets and confidential information of third Persons provided to the Acquired Corporation, in each case that are material to the business of the Acquired Corporations taken as a whole.
(h) To the knowledge of the Company, the manner in which any Open Source Software is incorporated into, linked to or called by, or otherwise combined or distributed with any product or service of the Acquired Corporations, by the Acquired Corporations, does not, according to the terms of the license applicable to such Open Source Software, obligate any of the Acquired Corporations to: (i) disclose, make available, offer or deliver any source code of any such software product or service to any third party (other than such Open Source Software), or (ii) create obligations for any Acquired Corporation to grant to any third party any rights or immunities under any Company IP, or impose any present economic limitations on any Acquired Corporation’s commercial exploitation thereof, in each case, (i) and (ii), which source code or Company IP, as applicable, is material to the business of the Acquired Corporations, taken as a whole, and where such restrictions are inconsistent with the Company’s intentions and commercial objectives with respect to such source code or Company IP.
(i) Except as would not have a Material Adverse Effect, the consummation of the Merger will not under any Contract to which any Acquired Corporation is a party result in the release from escrow of any source code for any product or service of the Acquired Corporations.

(j) To the knowledge of the Company, no Contract to which any Acquired Corporation is a party would, upon or after Closing, grant or purport to grant to any Person any license, covenant not to sue, or other material rights to Intellectual Property Rights owned by Parent or any of its Affiliates (other than the Acquired Corporations).
(k) Each Acquired Corporation maintains commercially reasonable policies and procedures, as well as administrative, technical, and physical safeguards, regarding data security, privacy, transfer, and use of personally identifiable information and sensitive business information (collectively, “Sensitive Data”) designed to comply with all applicable Legal Requirements. To the knowledge of the Company, the Acquired Corporations and the operation of the Acquired Corporations’ business materially comply with all such policies and other Legal Requirements pertaining to data privacy and data security of any Sensitive Data except to the extent that such noncompliance has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, in the two (2) year period prior to the date hereof, there have been (i) no material losses or thefts of data or security breaches relating to Sensitive Data used in the businesses of the Acquired Corporations, (ii) no material unauthorized access or unauthorized use or disclosure of any Sensitive Data in the possession of any Acquired Corporation, and (iii) no written notice or complaint from any Governmental Body alleging material noncompliance with Legal Requirements related to privacy or data security, in each case of (i), (ii), and (iii) except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.
2.9. Contracts.
(a) Part 2.9(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following Company Contracts, along with the In-Bound Licenses and the Out-bound Licenses (but not any Standard Contracts), shall be deemed to constitute a “Material Contract”:
(i) any Company Contract (A) with any current or former Company Associate pursuant to which the Company is or may become obligated to make any cash payments for severance, termination, tax gross-up or similar payment to such Company Associate or any spouse or heir of any Company Associate, except for severance, termination, or similar payments required by applicable Legal Requirements or that do not exceed $300,000 per beneficiary or (B) pursuant to which the Company is or may become obligated to grant or accelerate the vesting of, or otherwise modify, any Company Equity Award other than accelerated vesting provided in Company Equity Plans or any grants or accelerated vesting that do not exceed $300,000 per beneficiary;
(ii) any Company Contract that provides for severance, retention or stay bonus, advance notice of termination of three (3) months or more, change in control bonus, accelerated vesting, or any other amount of benefit that will be payable or due solely as a result of the Transaction without any further action by any of the Acquired Corporations, Parent, or any of their respective Affiliates;
(iii) any Company Contract (A) containing any exclusivity obligations or otherwise limiting the freedom or right of an Acquired Corporation, in any material respect, to engage in any line of business, to make use of any material Company IP or to compete with any other Person in any location or line of business, or (B) containing any “most favored nations” terms and conditions (including with respect to pricing) or similar restrictions with respect to pricing granted by an Acquired Corporation, in each case, which restrictions are material to the Acquired Corporations, taken as a whole;
(iv) any Company Contract that requires by its terms the payment or delivery of cash or other consideration by or to an Acquired Corporation in an amount having an expected value in excess of $1,000,000 in the fiscal year ending December 31, 2021 or with respect to which the Company expects to result in payment or delivery of cash or other consideration by or to an Acquired Corporation during the 12-month period ending on June 30, 2022 with value in excess of $1,000,000, excluding Standard Contracts;
(v) any Company Contract relating to Indebtedness in excess of $1,000,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Company or any Acquired Corporation;

(vi) any Company Contract constituting a joint venture, partnership, or limited liability corporation for the sharing of profits and losses;
(vii) any Company Contract that requires or permits any Acquired Corporation, or any successor, to, or acquirer of the Company or any other Acquired Corporation, to make any payment to another Person as a result of a change of control of the Company (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;
(viii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any Acquired Corporation, the pledging of the capital stock or other equity interests of the Company or any Acquired Corporation or prohibits the issuance of any guaranty by the Company or any Acquired Corporation;
(ix) any Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act;
(x) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of Company Common Stock or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members with annual payments in excess of $120,000 (other than, (A) offer letters that can be terminated at will without severance, payment or other obligations and (B) Company Contracts representing Company Equity Awards);
(xi) any Company Contract for the lease or sublease of any real property with annual payments in excess of $500,000;
(xii) any Company Contract that provides for the acquisition or disposition of any business, or a material amount of stock or assets of any Person, in each case, for consideration in excess of $20,000,000 or that contains any outstanding earn-out or other contingent payment obligations of the Acquired Corporations, in each case, in excess of $1,000,000, which has not been fully performed (whether by merger, sale of stock, sale of assets or otherwise) but excluding any non-exclusive software licenses granted to customers, resellers and original equipment manufacturers in the ordinary course of business, and other Standard Contracts;
(xiii) any Company Contract with any Governmental Body under which payments in excess of $1,000,000 were received by the Acquired Corporations in the most recently completed fiscal year;
(xiv) any Company Contract which constitutes a settlement agreement (A) pursuant to which any Acquired Corporation is obligated after the date of this Agreement to pay consideration in excess of $1,000,000 or (B) that would otherwise materially limit or adversely affect the operation of the business conducted by any Acquired Corporation in any material respect after the date of this Agreement; and
(xv) any hedging, swap, derivative or similar Company Contract.
(b) As of the date of this Agreement, the Company has either delivered or made available to Parent or Parent’s Representatives a copy of each Material Contract or has publicly made available such Material Contract in the EDGAR database. Neither the applicable Acquired Corporation nor, to the knowledge of the Company, the other party is in material breach of or material default under any Material Contract and, neither the applicable Acquired Corporation, nor, to the knowledge of the Company, the other party has taken or failed to take any action that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract. To the knowledge of the Company, each Material Contract is enforceable by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Since January 1, 2019, the Acquired Corporations have not received any written notice regarding any violation or breach or default under, or any intent to terminate, or not renew, any Material Contract that has not since been cured, except for violations or breaches that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect. No Acquired Corporation has waived in writing any rights under any Material Contract, the waiver of which would have, either individually or in the aggregate, a Material Adverse Effect.
2.10. Liabilities. The Acquired Corporations do not have any liabilities of any type, contingent or otherwise, except for: (a) liabilities disclosed on the Balance Sheet contained in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred pursuant to the terms of this Agreement; (c) liabilities for performance of obligations of the Acquired Corporations under Contracts binding upon the applicable Acquired Corporation (other than resulting from any breach or acceleration thereof) either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement or entered into in the ordinary course of business, including commercially available off-the-shelf software licenses, generally available patent license agreements and non-exclusive outbound license agreements; (d) liabilities incurred since January 1, 2021 in the ordinary course of business or in connection with the Transactions; and (e) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.11. Compliance with Legal Requirements; Export Controls.
(a) Each Acquired Corporation is, and since January 1, 2019 has been, in compliance with all applicable Legal Requirements, except where the failure to be in compliance has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, since January 1, 2019, the Company has not been given written notice of, or been charged with, any unresolved violation of, any Legal Requirement, except, in each case, for any such violation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) Since January 1, 2019, no Acquired Corporation has been in violation of, or has been investigated for, or charged by any Governmental Body with a material violation of any (i) applicable U.S. export and reexport control laws or regulations, including the U.S. Export Administration Regulations and the Foreign Assets Control Regulations or (ii) other applicable import/export controls in other countries in which any Acquired Corporation conducts business, except, in each case, for any such violation that has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.12. Certain Business Practices. To the knowledge of the Company, neither the Company, nor any other Acquired Corporation nor any of their respective employees, representatives or agents (in each case, acting in the capacity of an employee or representative of any Acquired Corporation) has (i) used any material funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or (iii) violated any provision of any applicable Anti-Corruption Laws or any rules or regulations promulgated thereunder, any applicable anti-money laundering laws and any rules or regulations promulgated thereunder or any applicable Legal Requirements of similar effect.
2.13. Governmental Authorizations. The Acquired Corporations hold, and since January 1, 2019 have held, all Governmental Authorizations necessary to enable the Acquired Corporations to conduct its business in the manner in which its businesses is currently being conducted, except where failure to hold such Governmental Authorizations have not had and would not have, individually or in the aggregate, a Material Adverse Effect. The Governmental Authorizations held by the Acquired Corporations are, in all material respects, valid and in full force and effect and no suspension or cancellation of any of the Governmental Authorizations is pending or, to the knowledge of the company, threatened. The Acquired Corporations are, and since January 1, 2019 have been, in compliance with the terms and requirements of such Governmental Authorizations, except where failure to be in compliance would not have, individually or in the aggregate, a Material Adverse Effect.
2.14. Tax Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Tax Returns required to be filed by the Acquired Corporations with any

Governmental Body have been filed on or before the applicable due date (taking into account any extensions of such due date), and all such Tax Returns are accurate and complete, (ii) all Taxes shown as due on such Tax Returns have been paid, and (iii) the Acquired Corporations have made adequate provision for all unpaid Taxes not yet due.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, no deficiency for any Tax has been asserted or assessed by a taxing authority in writing against any Acquired Corporation which deficiency has not been paid, settled or withdrawn or is not being contested in good faith and in accordance with applicable Legal Requirements.
(c) None of the Acquired Corporations is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements (i) exclusively between or among the Acquired Corporations or (ii) with third parties made in the ordinary course of business, the principal purpose of which is not Tax). No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any material liability for the Taxes of another Person (other than the Acquired Corporations) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Legal Requirements), as a transferee or successor, or otherwise by operation of Legal Requirements.
(d) In the two-year period prior to the date of this Agreement, no Acquired Corporation has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(e) To the knowledge of the Company, no Acquired Corporation has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
2.15. Employee Matters; Benefit Plans.
(a) The employment of each U.S.-based employee of any of the Acquired Corporations is terminable by the Company at will. Other than any officers, the employment of each employee of any of the Acquired Corporations who work in any country other than the United States is terminable by the Company without payment of severance or provision of advance notice in excess of those required by applicable Legal Requirements.
(b) The Company has provided a true and correct list of all employees and independent contractors of each of the Acquired Corporations, and contains the following information for each such Person: unique identifier and status as an employee or contractor; employing or engaging entity; work location (country, state, city); start date and number of years of continuous service; job title or position; fulltime, part-time, or temporary status; base salary, base hourly wage rate or contract rate, as applicable; target bonus rate or target commission rate; any other compensation payable (including compensation payable pursuant to any other bonus, deferred compensation, commission arrangements or other compensation, and/or severance payments other than those required by applicable Legal Requirements); any promises or commitments made with respect to changes or additions to such Person’s compensation or benefits; visa status, if applicable, designation of whether they are classified as exempt or non-exempt for purposes of the Fair Labor Standards Act and any similar state law; accrued but unused vacation, personal, and sick time or other paid time off; indication of eligibility for any sabbatical program and the terms of such program.
(c) Neither the Company nor any other Acquired Corporation is or has ever been a party to, has no duty to bargain for, and is not currently negotiating any collective bargaining agreement or other Contract with a labor organization or works council representing any of its or their respective employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of the Company or any other Acquired Corporation. Since January 1, 2019 there has not been any strike, slowdown, work stoppage, lockout, picketing or labor dispute, or any threat thereof affecting any Acquired Corporation or any of its or their respective employees. As of the date hereof, to the Company’s knowledge, no union, works council or other bargaining representative has attempted to organize any group of employees who work in the United States of any Acquired Corporations, and no such U.S.-based group has sought to organize themselves into a union, works council, or similar organization for the purpose of collective bargaining.
(d) Since January 1, 2019, each Acquired Corporation has complied in all material respects with all applicable Legal Requirements related to employment and employment practices, including, but not limited to, any pertaining to payment wages and hours of work (including calculation of holiday pay), employee classification (either as exempt or non-exempt or as a contractor versus employee), leaves of absence, plant closing notifications, employment statutes regulations, and wage orders, workplace health and safety (including COVID-19 measures, public health guidance and risk assessment obligations), retaliation, or discrimination matters, including charges of unfair labor practices or harassment complaints, and there is no material Legal Proceeding pending or, to the knowledge of the Company, threatened in writing relating to such applicable Legal Requirements. Since January 1, 2019, none of the Acquired Corporations has (i) been liable for the payment of any claims, damages, fines, penalties, or other amounts to any current or former employees or workers, however designated, for failure to comply with any Legal Requirement pertaining to employment or services; or (ii) been party to any judgment, settlement agreement, consent decree, or other agreement with any Governmental Body requiring continuing compliance or reporting obligations entered into to resolve any labor or employment matter; or (iii) implemented any plant closing, mass layoffs, work relocation or redundancy of current or former employees that could require notice and/or consultation under any applicable Legal Requirement (including without limitation the WARN Act).
(e) None of the Acquired Corporations has or will become subject to any obligation under Legal Requirements or otherwise to notify or consult with, prior to or after the Closing, any Governmental Body or other Person (including any labour union, labor organization works council or other staff representative body) with respect to the impact of the Merger on the employment of any employees of any of the Acquired Corporations or the compensation or benefits provided to any such employees.
(f) Part 2.15(f) of the Company Disclosure Schedule sets forth a list of the material Employee Plans (other than any employment, termination, severance agreement, equity award agreement or other agreement for non-officer employees of any Acquired Corporation and equity grant notices, and related documentation, with respect to employees of the Acquired Corporations and agreements with consultants entered into in the ordinary course of business which does not materially deviate from the applicable standard Company form and for which such form has been listed in Part 2.15(f) of the Company Disclosure Schedule and made available to Parent) and separately identifies each material Employee Plan that is maintained primarily for the benefit of employees outside the United States (each, a “Foreign Employee Plan”). The Company has either delivered or made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan accurate and complete copies of the following (other than any employment offer letter, termination, severance agreement, equity award agreement or other agreement for non-officer employees of any Acquired Corporation and equity grant notices, and related documentation, with respect to employees of the Acquired Corporations and agreements with consultants entered into in the ordinary course of business which does not materially deviate from the applicable standard Company form and for which such form has been made available to Parent), as relevant: (i) all plan documents and all amendments thereto, and all related trust or other funding documents; (ii) any currently effective determination letter or opinion letter received from the IRS; (iii) the most recent annual actuarial valuation and the most recent Form 5500; (iv) the most recent summary plan descriptions and any material modifications thereto; and (v) the most recent nondiscrimination tests required to be performed under the Code.
(g) Neither an Acquired Corporation nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Code or ERISA has during the past six years ever maintained, contributed to, or been required to contribute to a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan, any “multiemployer plan” each as defined in Section 4001 of ERISA, a “multiple employer plan” as defined in Section 4063 and Section 4064 of ERISA or a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA.
(h) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the

Code and to the knowledge of Company, no fact or event has occurred since the date of such determination or opinion letter that could reasonably be expected to adversely affect the qualified status of any such Employee Plan. Each of the Employee Plans is now and has been operated in compliance in all material respects with its terms and all applicable Legal Requirements, including ERISA and the Code. No Legal Proceeding is pending or, to the knowledge of the Company, threatened with respect to any Employee Plan (other than claims for benefits in the ordinary course of business) and, to the knowledge of the Company, no fact or event exists that could reasonably be expected to give rise to any such Legal Proceeding.
(i) Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), neither any Acquired Corporation nor any Employee Plan has any obligation to provide post-employment welfare benefits to or make any payment relating to post-employment welfare benefits to, or with respect to, any present or former employee, officer or director of an Acquired Corporation whether pursuant to any retiree medical benefit plan, other retiree welfare plan or otherwise.
(j) All Foreign Employee Plans comply in all material respects with their terms and applicable local Legal Requirements, and all such plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based on reasonable actuarial assumptions, except where such failure to comply or failure to be so funded and/or book reserved has not had and would not reasonably be expected to, individually or in the aggregate, result in a material liability to the Acquired Corporations or otherwise interfere in any material respect with the conduct of their respective businesses as now being conducted.
(k) The consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former Company Associate to any cash payment, (ii) accelerate the time of payment or vesting, or materially increase the amount of, compensation or benefits due to any such Company Associate, (iii) directly or indirectly cause the Acquired Corporations to transfer or set aside any material assets to fund any benefits under any Employee Plan, (iv) otherwise give rise to any material liability under any Employee Plan, (v) result in payments or benefits under any Employee Plan which would not be deductible under Section 280G of the Code or (vi) result in the Company or any of its Subsidiaries having an obligation to “gross-up” or make any similar payment in respect of any Taxes that may become payable under Section 409A, Section 4999 of the Code or otherwise.
(l) Each Employee Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has at all times been in documentary and operational material compliance with Section 409A of the Code and all applicable guidance promulgated thereunder. The Company has no obligation, under an Employee Plan or otherwise, to provide for a gross-up on any Taxes which may be imposed under Section 409A of the Code.
2.16. Environmental Matters. Except for those matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Acquired Corporations are, and since January 1, 2019 have been, in compliance in all material respects with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective business, (b) as of the date hereof, there is no investigation, suit, claim, action or Legal Proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against an Acquired Corporation or any Leased Real Property, (c) as of the date hereof, the Acquired Corporations have not received any written notice, report or other information of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved violations, liabilities or requirements on the part of the respective Acquired Corporations relating to or arising under Environmental Laws, (d) to the knowledge of the Company: (1) no Person has been exposed to any Hazardous Materials at a property or facility of an Acquired Corporation at levels in excess of applicable permissible exposure levels; and (2) there are and have been no Hazardous Materials present or Released on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of an Acquired Corporation under any Environmental Law; and (e) no Acquired Corporation has assumed, undertaken, or otherwise become subject to any liability of another Person relating to Environmental Laws other than any indemnities in Material Contracts or leases for real property.

2.17. Insurance. The Acquired Corporations hold, and since January 1, 2019 have held, all policies of insurance covering the Acquired Corporations and any of its employees, properties or assets that is customarily carried by Persons conducting business similar to that of the Acquired Corporations. The Company has delivered or made available to Parent or Parent’s Representatives an accurate and complete copy of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Except as would not reasonably be expected to have, individual or in the aggregate, a Material Adverse Effect, all such insurance policies are in full force and effect (except for any expiration thereof in accordance with its terms), no notice of cancellation or modification has been received as of the date hereof, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.
2.18. Legal Proceedings; Orders.
(a) As of the date hereof, there is no Legal Proceeding pending and served (or, to the knowledge of the Company, pending and not served or threatened) against an Acquired Corporation or to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such, other than any Legal Proceedings that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b) There is no order, writ, injunction or judgment to which an Acquired Corporation is subject, other than any order, writ, injunction or judgment that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c) No investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or, to the Company’s knowledge, is being threatened, other than any investigations or reviews that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
2.19. Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and to perform its obligations under this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the Support Agreements by the Company, the performance by the Company of its obligations hereunder, and the consummation of the Transactions have been duly authorized by all necessary corporate action on the part of the Company and no additional corporate actions on the part of the Company are necessary to authorize (a) the execution and delivery of this Agreement by the Company; (b) the performance by the Company of its obligations hereunder; or (c) except for the receipt of the Company Required Vote, the consummation of the Transactions. The Company Board (at a meeting duly called and held) has unanimously (a) determined that this Agreement, the Support Agreements and the Transactions, including the Merger, are advisable to, and in the best interest of, the Company and its stockholders, (b) agreed that the Merger shall be governed and effected in accordance with the DGCL, (c) declared it advisable to enter into this Agreement and the Support Agreements and to consummate the Transactions, including the Merger (clauses (a) and (c), the “Company Board Determination”), (d) authorized and approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (e) resolved to recommend that the stockholders of the Company adopt this Agreement and approve the Merger and the Transaction, which resolutions, subject to Section 5.1, have not been subsequently withdrawn or modified in a manner adverse to Parent. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
2.20. Section 203 of the DGCL. Assuming the accuracy of the representations and warranties set forth in Section 3.10, the Company Board has taken all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL shall be inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and to the consummation of the Merger and the Transactions.
2.21. Merger Approval. The only vote of the holders of any class or series of capital stock or any other securities of the Company or any Acquired Corporation required to adopt this Agreement and approve the

Transactions is the Company Required Vote. Except for the Company Convertible Notes, there are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.
2.22. Non-Contravention; Consents. Assuming compliance with the applicable provisions of the DGCL, the Exchange Act, the HSR Act, if applicable, any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws or Investment Screening Laws, and the rules and regulations of Nasdaq, the execution and delivery of this Agreement and the Support Agreements by the Company and the consummation by the Company of the Transactions will not: (a) conflict with or cause a violation or breach of any of the provisions of the Certificate of Incorporation or bylaws (or similar organizational documents) of the Company; (b) conflict with or cause a violation or breach by the Acquired Corporations of any Governmental Authorizations, Legal Requirements or order applicable to the Acquired Corporations, or to which the Acquired Corporations are subject; (c) conflict with, result in any violation or breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a consent or waiver under, any material Contract; or (d) result in the creation of any Encumbrances (other than Permitted Encumbrances) upon any of the properties or assets of the Acquired Corporations, except in the case of clauses (b), (c) and (d), for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, losses and Encumbrances, and for any consents or waivers not obtained, as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as may be required by the Exchange Act, the DGCL, the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws or Investment Screening Laws and the rules and regulations of the Nasdaq, no Acquired Corporation is required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at any time prior to the Closing in connection with the execution and delivery of this Agreement or any Support Agreement, or the consummation by the Company of the Merger, except those filings, notifications, approvals, notices or Consents that the failure to make, obtain or receive are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.
2.23. Fairness Opinions.
(a) The Company Board has received the opinion of Qatalyst Partners LP, as financial advisor to the Company, dated on or prior to the date of this Agreement, that, as of the date of such opinion and subject to the various limitations, qualifications, assumptions and conditions set forth therein, the Merger Consideration to be received by the holders of Shares (other than Parent or any Affiliate thereof) pursuant to, and in accordance with, this Agreement is fair, from a financial point of view, to such holders. It is agreed and understood that such opinion is for the benefit of the Company Board. The Company shall deliver or make available to Parent solely for informational purposes a copy of the signed opinion as soon as practicable following the Company’s receipt of such opinion.
(b) The Company Board has received the opinion of Centerview Partners LLC, as financial advisor to the Company, dated on or prior to the date of this Agreement, that, as of the date of such opinion and subject to the various limitations, qualifications, assumptions and conditions set forth therein, the Merger Consideration to be paid to the holders of Shares (other than Parent or any Affiliate thereof) pursuant to, and in accordance with, this Agreement is fair, from a financial point of view, to such holders. It is agreed and understood that such opinion is for the benefit of the Company Board. The Company shall deliver or make available to Parent solely for informational purposes a copy of the signed opinion as soon as practicable following the Company’s receipt of such opinion.
2.24. Financial Advisor. Except for Centerview Partners LLC and Qatalyst Partners LP, no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, investment banking, financial advisory or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the engagement agreements (and all indemnification and other agreements related to such engagement) with each of Centerview Partners LLC and Qatalyst Partners LP.

2.25. Related Party Transactions. The Acquired Corporations, on the one hand, are not, and since December 31, 2018 have not been, party to any Contract, transaction, arrangement or understanding with any Affiliate (including any director or officer, any entity in which any such person has a direct or indirect material interest, or any of their respective “associates” or “immediate family” members (as such terms are defined in Rule 12b-2 and Rule 16a-1 of the Exchange Act),) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC, other than (i) transactions whereby any such Person has acquired Company Common Stock, equity awards or other securities of the Company in compensation for services as an employee or director of the Company and (ii) employment arrangements.
2.26. Acknowledgement by the Company. The Company is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 3. Such representations and warranties by Parent and Merger Sub constitute the sole and exclusive representations and warranties of Parent and Merger Sub in connection with the Transactions and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent and Merger Sub.
SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows (it being understood that each representation and warranty contained in this Section 3 is subject to (a) exceptions and disclosures set forth in the part or subpart of the Parent Disclosure Schedule corresponding to the particular section or subsection in this Section 3 and (b) any exception or disclosure set forth in any other part or subpart of the Parent Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is applicable to qualify such representation and warranty):
3.1. Due Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Parent has made available to the Company or Company’s Representatives accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.
3.2. Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions and activities incidental thereto and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and those incident to its formation. Either Parent or a wholly owned subsidiary of Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub.
3.3. Authority; Binding Nature of Agreement. Parent and Merger Sub have all requisite corporate power and authority to execute and deliver and perform their obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors, and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Transactions (subject, in case of the Merger, to the recordation of appropriate merger documents as required by the DGCL). This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.
3.4. Non-Contravention; Consents. Assuming compliance with the applicable provisions of the HSR Act, and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws or Investment Screening Laws, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the Transactions, will not: (a) cause a violation of any of the provisions of the certificate of incorporation or bylaws or other organizational documents of Parent or Merger Sub; (b) cause a violation by

Parent or Merger Sub of any Legal Requirements or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any material Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Except as may be required by the Exchange Act (including the filing with the SEC of the Proxy Statement), state Takeover Laws, the DGCL or the HSR Act and any filing, notification or approval in any foreign jurisdiction required by Antitrust Laws or Investment Screening Laws, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger or the other Transactions, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. No vote of Parent’s stockholders is necessary to approve this Agreement or any of the Transactions.
3.5. Disclosure. None of the information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time such document is filed with the SEC, at any time such document is amended or supplemented or at the time such document is first mailed to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
3.6. Absence of Litigation. There is no Legal Proceeding pending and served or, to the knowledge of Parent, pending and not served or overtly threatened against Parent or Merger Sub, except as would not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
3.7. Financing.
(a) Parent has provided to the Company true, complete and correct copies of (i) the fully executed debt commitment letter, dated as of the date hereof, between Merger Sub and the Financing Sources party thereto (together with any related exhibits, schedules, annexes, supplements, term sheets and other agreements and the Debt Fee Letter, the “Debt Commitment Letter”), pursuant to which such Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the commitments set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Debt Financing”), together with the fee letter referenced in the Debt Commitment Letter (the “Debt Fee Letter”) (except that the fee amounts, other economic terms, “market flex” and other customary provisions (none of which would adversely affect the amount, conditionality, availability or termination of the Debt Financing) set forth therein have been redacted), (ii) the fully executed preferred equity commitment letter, dated as of the date hereof, between a direct or indirect parent of Parent and the Financing Sources party thereto (together with any related exhibits, schedules, annexes, supplements, term sheets and other agreements, the “Preferred Equity Commitment Letter”), pursuant to which such Financing Sources have committed, subject to the terms and conditions set forth therein, to provide the commitments set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Preferred Equity Financing”) and (iii) the fully executed equity commitment letter, dated as of August 5, 2021, between Parent and Clearlake Capital Partners V, L.P., Clearlake Capital Partners V (Offshore), L.P., Clearlake Capital Partners V (USTE), L.P., Clearlake Capital Partners VI, L.P., Clearlake Capital Partners VI (Offshore), L.P., Clearlake Capital Partners VI (USTE), L.P. and Clearlake Flagship Plus Partners (Master), L.P. (the “Equity Commitment Letter” and, together with the Debt Commitment Letter and the Preferred Equity Commitment Letter, the “Financing Letters”), pursuant to which the investor parties thereto (the “Equity Financing Parties”) have committed, subject to the terms and conditions set forth therein, to invest in Parent the cash amounts set forth therein (the “Equity Financing” and, together with the Debt Financing and the Preferred Equity Financing, the “Financing”). As of the date hereof, (i) the Financing Letters and the terms of the Financing have not been amended or modified; (ii) no such amendment or modification is contemplated (other than amendments to the Debt Commitment Letter as contemplated by the Debt Commitment Letter as in effect on the date hereof) and (iii) the respective commitments contained therein have not been withdrawn, terminated or rescinded in any respect and, to the knowledge of the Parent, no such withdrawal, termination or rescission is contemplated. As of the date hereof, there are no side letters or other written Contracts related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Financing Letters delivered to the Company prior to the date hereof. Parent or its Affiliates have fully paid any and all commitment fees or other fees in connection with the Financing Letters that are payable on or prior to the date hereof. As of the date hereof, the Financing Letters are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and, to Parent’s knowledge, each of the other parties thereto, subject to (A) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (B) rules of law governing specific performance, injunctive relief and other equitable remedies. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in or expressly contemplated by the Financing Letters. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach under the Financing Letters on the part of Parent or, to Parent’s knowledge, any other party thereto. Assuming satisfaction of the conditions set forth in Section 6.1 and Section 6.2 and taking into account the Marketing Period, Parent has no reason to believe (both before and after giving effect to any “market flex” or other similar provisions in the Debt Commitment Letter or the Debt Fee Letter) that (1) any of the conditions to receipt of the Financing contemplated by the Financing Letters will not be satisfied or (2) the Financing will not be available as and when needed at the Closing.
(b) Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company a duly executed Limited Guarantee, pursuant to which the Guarantors are guaranteeing certain obligations of Parent in connection with this Agreement. As of the date hereof, the Limited Guarantee is in full force and effect and constitutes the legal, valid and binding obligation of the Guarantors who executed such Limited Guarantee and, assuming compliance by the Company with its representations, warranties and obligations pursuant to this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of such Guarantors under such Limited Guarantee.
3.8. Sufficiency of Proceeds. Assuming the Financing is funded in accordance with the Financing Letters and assuming the satisfaction of the conditions set forth in Section 6 (after netting out applicable fees, expenses, original issue discount and similar premiums and charges and after giving effect to the exercise of the maximum amount of flex (including original issue discount flex) provided under the Debt Fee Letter), the net proceeds of the Financing will be, in the aggregate, sufficient to (a) make the payment of the Merger Consideration required to be paid on the Closing Date, (b) make any payments required pursuant Section 7 or Section 8 of the Company Convertible Notes or Article 3 or Article 10 of the Indenture arising as a result of the Merger and (c) along with the cash on hand at the Company at Closing, pay all other amounts (including all costs, fees and expenses) required to be paid at the Closing by the Company, Parent or Merger Sub in connection with the Merger and the Financing in accordance with the terms of this Agreement (collectively, the “Required Amount”).
3.9. Stockholder and Management Arrangements. As of the date hereof, other than the Support Agreements, neither Parent or Merger Sub nor any of their respective Affiliates is a party to any Contract, or has authorized, made or entered into, or committed or agreed to enter into, any formal or informal arrangements or other understandings (whether or not binding) with any Company Stockholder (other than any existing limited partner of any Guarantor or any of its Affiliates), director, officer, employee or other Affiliate of the Company (a) relating to (i) this Agreement, the Merger or the Transactions; or (ii) the Surviving Corporation or any of its Subsidiaries, businesses or operations (including as to continuing employment) from and after the Effective Time; or (b) pursuant to which any (i) such holder of Company Common Stock would be entitled to receive consideration of a different amount or nature than the Merger Consideration in respect of such holder’s shares of Company Common Stock; (ii) such holder of Company Common Stock has agreed to approve this Agreement or vote against any superior offer; or (iii) such stockholder, director, officer, employee or other Affiliate of the Company (other than the Guarantors) has agreed to provide, directly or indirectly, equity investment to Parent, Merger Sub or the Company to finance any portion of the Merger.

3.10. Ownership of Company Common Stock. As of the date hereof, neither Parent nor any of Parent’s Affiliates directly or indirectly owns, and at all times for the past three years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any shares of the Company’s capital stock or any securities, contracts or obligations convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date hereof, neither Parent nor Merger Sub is an “interested stockholder” of the Company under Section 203(c) of the DGCL.
3.11. Acknowledgement by Parent and Merger Sub.
(a) Neither Parent nor Merger Sub is relying and neither Parent nor Merger Sub has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except for the representations and warranties in Section 2, including the Company Disclosure Schedule. Such representations and warranties by the Acquired Corporations constitute the sole and exclusive representations and warranties of the Acquired Corporations in connection with the Transactions and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Acquired Corporations. Without limiting the generality of the foregoing, each of Parent and Merger Sub acknowledges that, except as may be expressly provided in Section 2, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospective information that may have been made available, directly or indirectly, to Parent, Merger Sub, any of their respective Representatives or any other Person.
(b) In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives or advisors, Parent and Merger Sub and their respective Affiliates, stockholders, directors, officers, employees, agents, representatives and advisors have received and may continue to receive after the date hereof from the Acquired Corporations and their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives and advisors certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Acquired Corporations, or any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, or any other person with respect thereto unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any of their respective Affiliates, stockholders, directors, officers, employees, consultants, agents, representatives or advisors, nor any other person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly addressed or included in a representation or warranty contained in this Agreement.
3.12. Solvency. As of the Effective Time and immediately after giving effect to the Merger, and, assuming the accuracy of the representations and warranties set forth in Section 2, and the compliance by the Company with Section 4.2, (a) the amount of the “fair saleable value” of the assets (on a going concern basis) of the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will exceed (i) the value of all liabilities of the Surviving Corporation and such Subsidiaries, including contingent and other liabilities; and (ii) the amount that will be required to pay the probable liabilities of each of the Surviving Corporation and its Subsidiaries on their existing debts (including contingent liabilities) as such debts become absolute and matured; (b) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged; and (c) the Surviving Corporation and its Subsidiaries, on a consolidated basis, taken as a whole, will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of the foregoing, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due. Neither Parent nor Merger Sub is entering into this Agreement with the intent to hinder, delay or defraud either present or future creditors of itself (or of the Surviving Corporation or any of its Subsidiaries).
3.13. Brokers and Other Advisors. No broker, investment banker, financial advisor, finder, agent or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses shall be paid by Parent and its Affiliates.
SECTION 4. CERTAIN COVENANTS OF THE COMPANY
4.1. Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the respective Representatives of the Company to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s Representatives, personnel, and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Company, including copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company, and shall be subject to the Company’s reasonable security measures and insurance requirements and shall not include invasive testing. Nothing herein shall require the Company to permit any inspection or testing, or to disclose any information, that in the reasonable judgement of the Company would be detrimental to the Company’s business or operations nor shall anything herein require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (ii) contravene any applicable Legal Requirement or fiduciary duty (so long as the Company has used reasonable best efforts to provide such information in a way that does not contravene applicable Legal Requirements or fiduciary duties); provided, further, that information shall be disclosed subject to execution of a joint defense agreement in customary form, and disclosure may be limited to external counsel for Parent, to the extent the Company determines doing so may be reasonably required for the purpose of complying with applicable Antitrust Laws or Investment Screening Laws. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall instruct Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement dated June 2, 2021, between the Company and Clearlake Capital Group, L.P. (the “Confidentiality Agreement”). All requests for information made pursuant to this Section 4.1 shall be directed to the executive officer or other Person designated by the Company.
4.2. Operation of the Acquired Corporations’ Business.
(a) During the Pre-Closing Period: (i) except (A) as required or otherwise contemplated under this Agreement or as required by applicable Legal Requirements, (B) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (C) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall use commercially reasonable efforts to (x) ensure that each Acquired Corporation conducts its business in the ordinary course consistent with past practice, and (y) preserve its business material assets, properties, Contracts, employees, Governmental Authorizations and business relationships, and (ii) the Company shall promptly notify Parent of (A) any knowledge of any notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the Transactions and (B) any Legal Proceeding commenced, or, to its knowledge threatened in writing, relating to or involving any Acquired Corporation that relates to the consummation of the Transactions.
(b) During the Pre-Closing Period, except (i) as required or otherwise permitted under this Agreement or as required by applicable Legal Requirements, (ii) with the written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned, or (iii) as set forth in Part 4.2 of the Company Disclosure Schedule, the Acquired Corporations shall not:
(i)  (A) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, securities or other property or any combination thereof) in respect of any shares of its capital stock (including the Company Common Stock) or other equity or voting interests, except for dividends or other distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent; (B) purchase, redeem or otherwise acquire any of its shares of capital stock (including any Company Common Stock) or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock, other than: (1) repurchases or reacquisitions of Shares outstanding as of the date hereof pursuant to the Company’s right (under written commitments in effect as of the date hereof and listed on Part 4.2(b)(i) of the Company Disclosure Schedule) to purchase or reacquire Shares held by a Company Associate only upon termination of such associate’s employment or engagement by the Company at a price per share lower than the Merger Consideration; (2) repurchases of Company Stock Awards (or shares of capital stock issued upon the exercise or vesting thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Stock Award (in effect as of the date hereof) between the Company and a Company Associate or member of the Company Board only upon termination of such Person’s employment or engagement by the Company at a price per share lower than the Merger Consideration; or (3) in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Stock Awards; (C) modify the terms of any shares of its capital stock (including the Company Common Stock) or other equity, equity-linked or voting interests; or (D) enter into any agreement with respect to the voting or registration of any shares of its capital stock (including the Company Common Stock) or other equity, equity-linked or voting interests;
(ii) adjust, split, combine, divide, subdivide, recapitalize or reclassify any shares of its capital stock (including the Company Common Stock) or other equity or voting interests or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (including the Company Common Stock) or any of its other equity, equity-linked or voting interests;
(iii) sell, issue, grant, deliver, pledge, transfer, subject to any Encumbrance or authorize the issuance, sale, delivery, pledge, transfer, Encumbrance or grant by any Acquired Corporation of (A) any capital stock, equity, equity-linked or voting interest or other security of the Acquired Corporation, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security of the Acquired Corporation or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security of the Acquired Corporation (except that the Company may (1) issue Shares as required to be issued upon the settlement of RSUs outstanding on the Reference Date, upon the exercise of Company Options outstanding as of the Reference Date, or the vesting of Company Stock Awards outstanding as of the date of this Agreement, (2) issue Shares in respect of any awards outstanding under the Company ESPP in respect of the Current ESPP Offering Period, (3) issue Company Options and RSUs to employees who were offered Company Options and/or RSUs as part of offer letters or retention packages that were executed or agreed prior to the date of this Agreement and are set forth on Part 4.2(b)(iii) of the Company Disclosure Schedule and (4) issue Shares pursuant to the conversion of the Company Convertible Notes into shares of Company Common Stock in accordance with the terms of the Indenture);
(iv) establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or other agreement or compensatory/incentive scheme that would be an Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the vesting or payment under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof) except that the Acquired Corporations: (A) may provide increases in salary, wages or benefits to non-executive officer employees who have an annual base compensation less than $250,000 in the ordinary course of business consistent with past practice as described on Part 4.2(b)(iv) of the Company Disclosure Schedule; and (B) may amend any Employee Plans to the extent required by applicable Legal Requirements;

(v) (A) enter into (1) any change-of-control or severance agreement with any executive officer, employee, director or independent contractor or (2) any retention agreement with any employee or director, (B) enter into (1) any employment, consulting, severance or other similar or material agreement with or for the benefit of any executive officer or director or (2) any employment agreement or offer letter with or for the benefit of any non-executive officer employee with an annual base salary greater than $250,000 or any consulting agreement with an independent contractors with an annual base compensation greater than $250,000, (C) terminate any employee or independent contractor with an annual base salary or compensation in excess of $250,000 other than for cause or (D) agree to, enter into any Contract that would provide for, or otherwise provide, any 280G gross-up or similar payment;
(vi) take any action that would require any Acquired Corporation to provide notice under the WARN Act or any similar Legal Requirement;
(vii) except as required by applicable Legal Requirements, grant recognition to any labor union, labor organization, works council or other staff representative body, enter into any new collective bargaining agreements, or materially amend any existing collective bargaining agreements;
(viii) modify or affirmatively waive any non-competition, non-solicitation, confidentiality or similar obligation of any employee or service provider of any of the Acquired Corporations;
(ix) amend or permit the adoption of any amendment to its Certificate of Incorporation or bylaws or other charter or organizational documents;
(x) form any Subsidiary, acquire any equity interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;
(xi) make or authorize any capital expenditure (except that the Acquired Corporations may make any capital expenditure that: (A) is provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, which expenditures shall be in accordance with the categories set forth in such budget and at times consistent with those set forth in such budget; or (B) when added to all other capital expenditures made on behalf of the Acquired Corporations since the date of this Agreement but not provided for in the Company’s capital expense budget either delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement, does not exceed $500,000 individually and $1,500,000 in the aggregate during any fiscal quarter);
(xii) acquire, sell or otherwise dispose of, divest or spin-off, transfer, assign, mortgage, or pledge or subject to any Encumbrance (other than any Permitted Encumbrance) any assets or properties, (except, in the case of any of the foregoing (A) in the ordinary course of business consistent with past practice (including entering into non-exclusive license agreements in the ordinary course of business), (B) pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Acquired Corporations, (C) as provided for in the Company’s capital expense budget delivered or made available to Parent or Parent’s Representatives prior to the date of this Agreement or (D) with a fair value of $500,000 individually or $1,500,000 in the aggregate);
(xiii) except for intercompany loans and capital contributions and sales commission advances made in the ordinary course of business, (A) lend money or make capital contributions or advances to or make investments in, any Person (except for advances to employees and consultants for travel and other business related expenses in the ordinary course of business), (B) incur or guarantee any Indebtedness, whether directly, contingently or otherwise (except for short-term borrowings, of not more than $250,000 in the aggregate, incurred in the ordinary course of business consistent with past practice) or (C) amend, issue or sell any debt securities, instruments or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries (other than amendments to the Indenture contemplated under the Company Support Agreement with Bondholder, or as required pursuant to Section 10.11 of the Indenture), guarantee any debt securities or instruments of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;
(xiv) except as required by applicable Legal Requirements, (A) file any material Tax Return that was prepared materially inconsistent with past practice, (B) make, revoke or change any material Tax election or material method of accounting for Tax purposes, (C) file any material amended Tax Return, (D) agree to any extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course of business), (E) settle or otherwise compromise any material Tax claim or liability, (F) initiate or enter into any closing, voluntary disclosure or similar agreement with a taxing authority relating to a material amount of Taxes, or otherwise settle any Legal Proceeding relating to a material amount of Taxes, (G) affirmatively surrender any right to claim a material refund of Taxes, or (H) request any letter ruling from the IRS (or any comparable ruling from any other taxing authority);
(xv) except as required by a change in applicable Legal Requirements or GAAP, make any material changes in accounting methods, principles or practices;
(xvi) enter into, modify, amend or terminate any (A) Contract (other than any Material Contract) that if so entered into, modified, amended or terminated would have a Material Adverse Effect; or (B) Material Contract except (1) the entry into any Contract that would be a Material Contract solely because of clause (iv) of Section 2.9(a), or any customer Contract so long as it would not be considered a Material Contract of the Company under clauses (iii), (v) (if otherwise permitted under Section 4.2(b)(xiii)), (viii) or (xiv) of Section 2.9(a) in each case in the ordinary course of business, or (2) terminations as a result of a material breach or a material default by the counterparty or the expiration of such contract in accordance with its terms;
(xvii) engage in any transaction with, or enter into any agreement, arrangement or understanding with, any Affiliate of the Company or other Person covered by Item 404 of Regulation S-K promulgated by the SEC that would be required to be disclosed pursuant to Item 404;
(xviii) commence any Legal Proceeding, other than: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) subject to any limitations set forth in other provisions of this Agreement, in connection with a breach of this Agreement or any other agreements contemplated hereby;
(xix) settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than a settlement that (A) does not exceed $150,000 individually and $750,000 in the aggregate, or (B) results solely in no obligation of any of the Acquired Corporations or solely results in the Acquired Corporation’s receipt of payment (which may or may not be subject to a customary release);
(xx) adopt or implement any stockholder rights plan or similar arrangement;
(xxi) propose or adopt a plan or agreement of complete or partial liquidation or dissolution, consolidation, conversion, restructuring, recapitalization or other reorganization of the Acquired Corporations; or
(xxii) authorize any of, or agree or commit to take, any of the foregoing actions.
Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ operations.
4.3. No Solicitation.
(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” shall mean any customary confidentiality agreement that (i) contains provisions that are no less favorable in the aggregate to the Company (and its Subsidiaries) than those contained in the Confidentiality Agreement (except that the confidentiality agreement need not contain standstill provisions) and (ii) does not prohibit the Company from providing any information to Parent in accordance with this Section 4.3 or otherwise prohibit the Company from complying with its obligations under this Section 4.3.

(b) Except as expressly permitted by this Section 4.3, during the Pre-Closing Period the Acquired Corporations shall not, and shall direct their Representatives not to, directly or indirectly, (i) engage or continue any solicitation, knowing encouragement, knowing facilitation (including by way of providing non-public information), discussions or negotiations with any Persons that may be ongoing with respect to an Acquisition Proposal, (ii) (A) solicit, initiate or knowingly facilitate, induce, assist or encourage (including by way of furnishing non-public information) any Acquisition Proposal or any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, an Acquisition Proposal (each such, an “Inquiry”) or the making, submission or announcement of any Acquisition Proposal or Inquiry, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information relating to any Acquired Corporation or afford to any other Person access to the business, properties, assets, books, records or other non-public information, or to any personnel, of any Acquired Corporation, in each case in connection with or for the purpose of knowingly encouraging, assisting, inducing or facilitating, an Acquisition Proposal or any Inquiry or (C) enter into, approve or endorse Alternative Acquisition Agreement, or enter into any related discussions with respect thereto, that could reasonably be expected to lead to an Acquisition Proposal, (iii) enter into any Contract that would expressly prohibit any Acquired Corporation or any of their Representatives from complying with their obligations to Parent under this Section 4.3 (other than an unintentional and immaterial breach), (iv) take any action to exempt any Person (other than Parent and Merger Sub) from any Takeover Law, or (v) agree, propose or resolve to take, or take any actions prohibited by any of clauses (i) through (iv). From and after the execution and delivery of this Agreement, the Acquired Corporations shall and shall direct their respective Representative to (1) immediately upon execution and delivery of this Agreement, cease any solicitations, discussions, communications or negotiations with any persons that may be ongoing with respect to any Acquisition Proposal or any Inquiry, (2) promptly (and in no event in less than two (2) business day after the date hereof), deliver a written notice to each Person that entered into a confidentiality agreement in anticipation of potentially making an Acquisition Proposal within the last six months, to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal, effective on the date thereof, and the notice shall also request such Person to promptly return or destroy all confidential information concerning the Acquired Corporations or any other information furnished to any Person within the last six months for the purpose of evaluating a possible Acquisition Proposal, and (3) immediately upon execution and delivery of this Agreement, terminate all physical and electronic data room access previously granted to any Persons and its Representatives (other than Parent and its Representatives) in connection with any Acquisition Proposal.
(c) If at any time after the execution and delivery of this Agreement and prior to the receipt of the Company Required Vote, any Acquired Corporation or any of their Representatives receives an unsolicited written Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made on or after the date of this Agreement and did not result from any breach of this Section 4.3 (other than unintentional and immaterial breach), if the Company Board determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Offer and the failure to take any of the following actions would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties under applicable Legal Requirements (a “Qualifying Acquisition Proposal”), then the Company and its Representatives may prior to (but not after) receipt of the Company Required Vote, subject to compliance with this Section 4.3, (A) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Qualifying Acquisition Proposal; provided that the Company shall concurrently provide to Parent any non-public information concerning the Acquired Corporations that is provided to any Person given such access which was not previously provided to Parent or its Representatives and (B) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Qualifying Acquisition Proposal with respect to such Qualifying Acquisition Proposal.
(d) Following the date of this Agreement, the Company shall promptly (and in any event within 24 hours) notify Parent in writing if (i) any Inquiries or Acquisition Proposal (whether written or oral) are received by any Acquired Corporation or any of their Representatives, (ii) any non-public information is requested from any Acquired Corporation or any of their Representatives in connection with or related to any Inquiry or Acquisition Proposal or (iii) any discussions or negotiations relating to or in connection with any Inquiry or Acquisition Proposal are sought, requested or continued, which notice shall include (A) the identity of such third party making such Inquiry or providing such Acquisition Proposal or requesting such non-public information, (B) a summary of the material terms and conditions of any Acquisition Proposal or Inquiry and (C) copies of all draft Alternative Acquisition Agreements and other documents or materials with respect to such Acquisition Proposal or Inquiry. The Company shall thereafter keep Parent reasonably informed, on a reasonably current basis, of the status and terms of any such Acquisition Proposal or Inquiry and any negotiations related thereto and as otherwise reasonably requested by Parent. In addition, the Company shall, from and after, the receipt of any Inquiry or Acquisition Proposal (1) provide on a current basis any copies of all draft Alternative Acquisition Agreements, financing commitments and other agreements and other documents relating to such Acquisition Proposal or Inquiry provided to or by the Company or any of its Representatives and (2) notify Parent reasonably promptly of any non-public information requests.
(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements or (iii) making any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided that any such action that would otherwise constitute a Company Adverse Change Recommendation shall be made only in accordance with Section 5.1(b).
(f) The Company agrees that in the event any Representative of any Acquired Corporation takes any action (or omits to take any action) which, if taken or not taken by the Acquired Corporation, would constitute a breach of this Section 4.3, the Company shall be deemed to be in breach of this Section 4.3.
SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES
5.1. Company Board Recommendation.
(a) During the Pre-Closing Period, neither the Company Board nor any committee thereof shall (i) (A) (1) fail to make, withhold, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to fail to make, withhold, withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation, (2) fail to include the Company Board Recommendation in the Proxy Statement, or (3) approve, recommend or declare advisable, or publicly propose to approve, recommend, endorse or declare advisable, any Acquisition Proposal, (B) if any tender offer or exchange offer is commenced for equity securities of the Company, fail to recommend against such tender offer or exchange offer by the earlier of (1) the 10th business day after the commencement of such tender or exchange offer or (2) the 3rd business day prior to the Company Stockholders Meeting, (C) following the public disclosure of an Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within five (5) business days after Parent so requests in writing (it being understood that the Company shall not be required by this Section 5.1(a) to make more than one such reaffirmation with respect to any particular Acquisition Proposal), or (D) resolve or agree to do any of the foregoing (any action described in this clause (i) being referred to as a “Company Adverse Change Recommendation”) or (ii) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract (including any letter of intent, memorandum of understanding or agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar definitive agreement) relating to any Acquisition Proposal or requiring the Company to abandon or terminate the Transactions (an “Alternative Acquisition Agreement”), or reasonably expected to cause the Company to abandon, terminate, delay or fail to consummate, or that would otherwise materially impede, interfere with or be inconsistent with, the Transactions (other than an Acceptable Confidentiality Agreement).
(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Company Required Vote:
(i) if the Company has received a written Qualifying Acquisition Proposal (which Acquisition Proposal did not arise out of a breach of Section 4.3 (other than an unintentional and immaterial breach)) from any Person that has not been withdrawn and after consultation with outside legal counsel, the Company Board shall have determined, in good faith, that such Acquisition Proposal is a Superior

Offer, prior to receipt of the Company Required Vote (A) the Company Board may make a Company Adverse Change Recommendation or (B) the Company may terminate this Agreement to enter into a Specified Agreement with respect to such Superior Offer in accordance with Section 7.1(h), if and only if: (1) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements; (2) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) at least four business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not, in and of itself, constitute a Company Adverse Change Recommendation if the Company Board publicly reaffirms the Company Board Recommendation and Company Board Determination no later than the day immediately following the expiration of the negotiation period described in this clause (i)); and (3) (x) the Company shall have provided to Parent a summary of the material terms and conditions of the Acquisition Proposal and provided to Parent the latest drafts of the definitive agreement to effect such Superior Offer, any financing commitments or other agreements to be entered into in connection with such Superior Offer, (y) the Company shall have given Parent four business days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal and shall have made its Representatives reasonably available to negotiate in good faith with Parent (to the extent Parent requests to negotiate) with respect to such proposed revisions or other proposal, if any, and (z) after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, after consultation with outside legal counsel and financial advisors, the Company Board shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(h) would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not, in and of itself, be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1 to the extent that any such communication expressly reaffirms the Company Board Recommendation. The provisions of this Section 5.1(b)(i) shall also apply to any amendment to any of the economic terms of the Acquisition Proposal or any other material amendments to the terms of any Acquisition Proposal and require a new Determination Notice, except that the references to four business days shall be deemed to be three business days, during which time the Company and its Representatives shall continue to comply with clause (3) above; and
(ii) other than in connection with an Acquisition Proposal, the Company Board may make a Company Adverse Change Recommendation in response to a Change in Circumstance, if and only if: (A) the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements; (B) the Company shall have given Parent a Determination Notice at least four business days prior to making any such Company Adverse Change Recommendation; and (C) (1) the Company shall have specified the Change in Circumstance in reasonable detail, (2) the Company shall have given Parent the four business days after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Change in Circumstances would no longer necessitate a Company Adverse Change Recommendation, and shall have made its Representatives reasonably available to negotiate in good faith with Parent (to the extent Parent requests to do so) with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of any such negotiations and giving effect to the proposals made by Parent, if any, after consultation with outside legal counsel and financial advisors, the Company Board shall have determined, in good faith, that the failure to make the Company Adverse Change Recommendation in response to such Change in Circumstance would be inconsistent with the fiduciary duties of the Company Board to the Company’s stockholders under applicable Legal Requirements. For the avoidance of doubt, the provisions of this Section 5.1(b)(ii) shall also apply to any material change to the facts and circumstances relating to such

Change in Circumstance shall require a new Determination Notice, except that the references to four business days shall be deemed to be three business days, during which time the Company and its Representatives shall continue to comply with clause (3) above mutatis mutandis.
(c) Nothing in the Confidentiality Agreement shall prohibit or limit the ability of Parent or any of its Affiliates or Representatives to make any proposals to, or undertake any negotiations with, the Company as contemplated by this Section 5.1 or otherwise in connection with any Acquisition Proposal made by a third party.
5.2. Proxy Statement.
(a) As promptly as reasonably practicable (and no later than 30 calendar days) following the date of this Agreement, the Company shall (i) prepare and file with the SEC a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of the Company relating to the special meeting of the Company’s stockholders (such special meeting and any adjournments or postponements thereof, the “Company Stockholders Meeting”) to be held to consider, among other matters, the adoption of this Agreement and (ii) set a record date for determining the stockholders entitled to notice of and to vote at the Company Stockholders Meeting and commence a broker search pursuant to Section 14a-13 of the Exchange Act in connection therewith consistent with the timing to hold the Company Stockholders Meeting as described in this Section 5.2. Each of the Company and Parent shall furnish all information concerning itself and its Affiliates that is required to be included in the Proxy Statement, and each of the Company and Parent covenants that none of the information supplied or to be supplied by it for inclusion or incorporation in the Proxy Statement will, at the date it is filed with the SEC or first mailed to the Company Stockholders or at the time of the Company Stockholders Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any (written or oral) comments of the SEC with respect to the Proxy Statement and to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable. The Company shall use its reasonable best efforts to cause the definitive Proxy Statement to be mailed to the Company Stockholders as promptly as reasonably practicable after the date on which the Proxy Statement is cleared by the SEC. The Company shall promptly notify Parent upon the receipt of any (written or oral) comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with a copy of all material written correspondence between the Company or any Company Representatives, on the one hand, and the SEC or its staff, on the other hand (and a summary of any oral conversations) with respect to the Proxy Statement or the Transactions. The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to filing such documents with the SEC and disseminating such documents to the Company Stockholders and reasonable opportunity to review and comment on all responses to requests for additional information and shall give due consideration, in good faith, to including any comments on each such document or response that are reasonably proposed by Parent. If, at any time prior to the Company Stockholders Meeting, any information relating to the Company, Parent or any of their respective Affiliates, officers or directors should be discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement, so that the Proxy Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall promptly notify the other Parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Legal Requirements, disseminated to the Company Stockholders; provided, that the delivery of such notice and the filing of any such amendment or supplement shall not affect or be deemed to modify any representation or warranty made by any Party hereunder or otherwise affect the remedies available hereunder to any Party.
(b) The Company shall, as promptly as reasonably practicable, and in no event later than ten (10) calendar days, after the date on which the Company is informed that the SEC has cleared the Proxy Statement (or, if the SEC does not inform the Company that it intends to review the Proxy Statement on or before the tenth (10th) calendar day following the filing of the preliminary Proxy Statement pursuant to

Rule 14a-6 under the Exchange Act, as promptly as practical following such 10th calendar day), (i) mail or cause to be mailed a letter to the holders of Shares, notice of the Company Stockholders Meeting and form of proxy accompanying the Proxy Statement that will be provided to the holders of Shares in connection with the solicitation of proxies for use at the Company Stockholders Meeting and (ii) take all other action necessary under all applicable Legal Requirements, the Certificate of Incorporation, bylaws and the rules of the Nasdaq to duly call, give notice of, convene and hold the Company Stockholders Meeting. The Company shall hold the Company Stockholders Meeting as promptly as reasonably practicable after the date on which the Proxy Statement mailing to stockholders is complete and in any event no later than thirty (30) calendar days after the date of such completed mailing (or if the Company’s nationally recognized proxy solicitor advises that thirty (30) days from the date of mailing the Proxy Statement is insufficient time to submit and obtain the Company Required Vote, such later date to which Parent consents (such consent not to be unreasonably delayed, conditioned or withheld)). The Company shall not postpone or adjourn the Company Stockholders Meeting. Notwithstanding the immediately preceding sentence, (A) if (1) on a date for which the Company Stockholders Meeting is scheduled, the Company has not received proxies representing a sufficient number of Shares to constitute a quorum and to obtain the Company Required Vote, whether or not a quorum is present, or (2) prior to the Company Stockholders Meeting, to the extent necessary to ensure that any supplement or amendment to the Proxy Statement that is required by applicable Legal Requirements is provided to the Company Stockholders within the minimum amount of time prior to the Company Stockholders Meeting required by applicable Legal Requirement, the Company shall, after consultation with Parent, have the right to and (B) upon the written direction of Parent, if the Company has not received proxies representing a sufficient number of Shares to constitute a quorum or the Company has not received sufficient affirmative approvals from the Company Stockholders to obtain the Company Required Vote at the then-scheduled date of the Company Stockholders Meeting, whether or not a quorum is present, the Company shall, in either case, make one or more successive postponements or adjournments of the Company Stockholders Meeting; provided, that no (1) postponement or adjournment shall be permitted if it would require a change to the record date for the Company Stockholders Meeting and (2) if requested by Parent, the Company shall effect an adjournment or postponement of the Company Stockholders Meeting under the circumstances contemplated by the above clause (B) for a period of up to ten business days in the aggregate (provided, that Parent shall only make up to two such requests, each for up to ten business days, and no such request for a postponement shall be permitted if it would require a change to the record date for the Company Stockholders Meeting). The Company shall, unless there has been a Company Adverse Change Recommendation in accordance with Section 5.1(b), use its reasonable best efforts to solicit from the Company Stockholders proxies in favor of the Company Required Vote, and to take all other actions necessary or advisable to secure the Company Required Vote. The Company shall, upon the request of Parent, use its commercially reasonable efforts to cause the applicable proxy solicitor of the Company to advise Parent on a reasonable basis as to the aggregate tally of proxies received by the Company with respect to the Company Required Vote and, during the last ten business days prior to the Company Stockholders Meeting shall provide Parent on each day a tally of proxies received by the Company with respect to the Company Stockholders Meeting.
(c) Notwithstanding any Company Adverse Change Recommendation, the Company shall nonetheless submit this Agreement to the holders of Shares for adoption at the Company Stockholders Meeting in accordance with the terms of this Agreement, unless the Agreement has been terminated in accordance with Section 7 prior to the Company Stockholders Meeting.
5.3. Filings, Consents and Approvals.
(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall use their respective reasonable best efforts to consummate and make effective the Transactions as soon as reasonably practicable, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain any such consent, decision, declaration, approval, clearance or waiver, or expiration or termination of a waiting period by or from, or to avoid an action or proceeding by, any Governmental Body in connection with any Antitrust Law, (ii) the obtaining of all necessary consents, authorizations, approvals or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary to consummate the Transactions.

(b) Without limiting the foregoing, each the Parties agree to use, and cause its respective Subsidiaries to use, reasonable best efforts to cause the prompt expiration or termination of any applicable waiting period and to resolve objections, if any, of the FTC or DOJ, or other Governmental Bodies, including those of any other jurisdiction for which consents, permits, authorizations, waivers, clearances, approvals and expirations or terminations of waiting periods are sought or become required with respect to the Transactions, so as to obtain such consents, permits, authorizations, waivers, clearances, approvals or termination of the waiting period under the HSR Act or other Antitrust Laws or under Investment Screening Laws, and to avoid the commencement of a lawsuit by the FTC, the DOJ or other Governmental Bodies under Antitrust Laws or Investment Screening Laws, and to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing the Closing or delaying the Closing past the Termination Date, including (i) negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, lease, license, divestiture or disposition of any assets, rights, product lines, or businesses of the Company, the Parent or any of their respective Subsidiaries, (ii) terminating existing relationships, contractual rights or obligations of the Company, the Parent or any of their respective Subsidiaries, (iii) terminating any venture or other arrangement, (iv) creating any relationship, contractual rights or obligations of the Company, the Parent or any of their respective Subsidiaries, (v) effectuating any other change or restructuring of the Company, the Parent or any of their respective Subsidiaries and (vi) otherwise taking or committing to take any actions with respect to the businesses, product lines or assets the Company, the Parent or any of their respective Subsidiaries; provided that Parent or the Company shall only be required to take or commit to take, and shall only take or commit to take any such action, or agree to any such condition or restriction, if such action, commitment, agreement, condition or restriction is binding on the Company only in the event the Closing occurs and the Company shall not take or commit to take any such action without the written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed). The Parties shall defend through litigation on the merits any claim asserted in court by any party, including any Governmental Body, under Antitrust Laws in order to avoid entry of, or to have vacated or terminated, any decree, order or judgment (whether temporary, preliminary or permanent) that could restrain or prevent the Closing or delay the Closing beyond the Termination Date.
(c) Subject to the terms and conditions of this Agreement, each of the Parties hereto shall (and shall cause their respective Subsidiaries, if applicable, to): (i) promptly, but in no event later than ten (10) business days after the date hereof, make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions; (ii) promptly, but in no event later than fifteen (15) business days after the date hereof, make all other filings, notifications or other consents as may be required to be made or obtained by such Party under foreign Antitrust Laws in those jurisdictions identified in Schedule 5.3(c), which contains the list of the only jurisdictions where filing, notification, expiration of a waiting period or consent or approval is a condition to Closing; and (iii) cooperate and consult with each other in determining whether, and promptly preparing and making, any other filings or notifications or other consents required to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions.
(d) Without limiting the generality of anything contained in this Section 5.3, during the Pre-Closing Period, each Party hereto shall use its reasonable best efforts to (i) cooperate in all respects and consult with each other in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Party to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly inform the other Parties of any communication to or from the FTC, DOJ or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (v) promptly furnish to the other Party, subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, with copies of document, communications or materials provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (documents provided pursuant to this provision may be redacted (A) as necessary to comply with contractual arrangements and (B) as necessary to address reasonable privilege concerns), (vi) subject to an appropriate confidentiality agreement to limit disclosure to outside counsel and consultants retained by such counsel, and to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding and (vii) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, provide advance notice of and permit authorized Representatives of the other Party to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in advance in connection with any argument, opinion or proposal to be made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Each Party shall respond as promptly as practicable to any reasonable request for information, documentation, other material or testimony that may be reasonably requested by any Governmental Body, in connection with such applications or filings for the Transactions. Parent shall pay all filing fees under the HSR Act and all filing fees required under foreign Antitrust Laws; provided that the Parent and the Company each shall bear its own costs for the preparation of any such filings. Neither Party, without the prior written consent of the other (i) shall, commit to, or agree to stay, toll or extend any applicable waiting period and shall not commit to, or agree to pull and refile under the HSR Act or other applicable Antitrust Laws with any Governmental Body, and (ii) shall not commit to, or agree with any Governmental Body not to consummate the Merger or Transactions for any period of time.
(e) Each of Parent and Merger Sub shall not, and Parent shall cause the Parent Controlled Affiliates not to, acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, any business or any corporation, partnership, association, or other business organization or division thereof, in each case, if the entering into such agreement, or the consummation of such acquisition, merger or consolidation, would reasonably be expected to: (i) prevent consummation of the Merger and the Transactions, (ii) delay the Closing beyond the Termination Date, or (iii) cause any Governmental Body to prohibit the consummation of the Merger and the Transactions.
5.4. Company Options and RSUs; Company ESPP. Prior to the Closing, the Company shall take all actions (including obtaining any necessary determinations and/or resolutions of the Company Board or a committee thereof) that may be necessary (under the Company Equity Plans and award agreements pursuant to which Company Stock Awards are outstanding or otherwise) to effect the treatment of the Company Options and RSUs contemplated by the terms of Section 1.8.
(a) As soon as practicable following the date hereof, the Company shall take all actions with respect to the Company ESPP that are necessary to provide that: (i) with respect to any offering periods in effect as of the date hereof (the “Current ESPP Offering Periods”), no employee who is not a participant in the Company ESPP as of the date hereof may become a participant in the Company ESPP and no participant may increase the percentage amount of his or her payroll deduction election from that in effect on the date hereof for such Current ESPP Offering Periods; (ii) subject to the consummation of the Merger, the Company ESPP shall terminate effective immediately prior to the Effective Time; (iii) if the Current ESPP Offering Periods terminate prior to the Effective Time, then the Company ESPP shall be suspended and no new offering period shall be commenced under the Company ESPP prior to the termination of this Agreement; and (iv) if any Current ESPP Offering Period is still in effect at the Effective Time, then the last day of such Current ESPP Offering Period shall be accelerated to a date prior to the Closing Date as specified by the Company Board in accordance with Section 19(c) of the Company ESPP.
5.5. Employee Benefits. For a period of at least one year following the Effective Time, Parent shall provide, or cause to be provided, to each employee of the Company who is employed by the Company as of immediately prior to the Effective Time and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such period (each, a “Continuing Employee”) (i) base salary (or base wages, as the case may be) and annual cash target bonus opportunity or annual commission opportunity (as the case may be, other than equity compensation or equity-based arrangements or long term incentive opportunities), each of which is no less favorable than the base salary (or base wages, as the case may be), annual cash target bonus opportunity or annual commission opportunity and benefits (as the case may be, other than equity compensation or equity-based arrangements or long term incentive opportunities) provided to such Continuing Employee immediately prior to the execution of this Agreement and (ii) other broad-based benefits that are no less favorable in the aggregate to the benefits provided to such Continuing Employee immediately prior to the execution of this Agreement. Without limiting the foregoing:
(a) Each Continuing Employee shall be given service credit for all purposes, including for eligibility to participate, benefit levels (including levels of benefits under Parent’s and/or the Surviving Corporation’s vacation policy) and eligibility for vesting under Parent and/or the Surviving Corporation’s employee benefit plans and arrangements with respect to his or her length of service with the Company (and its Subsidiaries and predecessors) prior to the Closing Date that was credited under a similar benefit arrangement of the Company prior to the Closing, provided that the foregoing shall not (i) result in the duplication of benefits or to benefit accrual under any pension plan or vesting under any equity compensation arrangement or (ii) with respect to Non-US Continuing Employees, apply where such treatment does not comply with applicable Legal Requirements.
(b) With respect to any accrued but unused personal, sick or vacation time to which any Continuing Employee is entitled pursuant to the personal, sick or vacation policies applicable to such Continuing Employee immediately prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to and instruct its Affiliates to, as applicable (and without duplication of benefits), assume, as of the Effective Time, the liability for such accrued personal, sick or vacation time and allow such Continuing Employee to use such accrued personal, sick or vacation time in accordance with the practice and policies of the Company as in effect or amended from time to time.
(c) To the extent that service is relevant for eligibility, vesting or allowances (including paid time off) under any health or welfare benefit plan of Parent and/or the Surviving Corporation, then Parent shall use commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees, to the extent that such conditions, exclusions and waiting periods would not apply under a similar employee benefit plan in which such employees participated prior to the Effective Time and (ii) ensure that such health or welfare benefit plan shall, for purposes of eligibility, vesting, deductibles, co-payments and out-of-pocket maximums and allowances (including paid time off), credit Continuing Employees for service and amounts paid prior to the Effective Time with the Company to the same extent that such service and amounts paid was recognized prior to the Effective Time under the corresponding health or welfare benefit plan of the Company, in each case, with respect to the Non-US Continuing Employees, to the extent required under applicable Legal Requirements.
(d) Nothing in this Agreement shall prohibit the Company, the Surviving Corporation, the Parent or any of its or their Affiliates from amending, modifying or terminating, or shall be construed as an amendment or modification to, any or all compensation or benefit plans, programs, policies, practices, agreements and arrangements sponsored or maintained by the Company, the Surviving Corporation, the Parent or any of their Affiliates, including each Employee Plan, and nothing in this Agreement shall require the Company, the Surviving Corporation, the Parent or any of its or their Affiliates to continue any particular compensation or benefit plan, program, policy, practice, agreement or arrangement after the Effective Time or to employ any particular person on any particular terms. The provisions of this Section 5.5 are solely for the benefit of the Parties to this Agreement, and no provision of this Section 5.5 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of this Agreement or have the right to enforce the provisions hereof.
5.6. Indemnification of Officers and Directors.
(a) All rights to indemnification, advancement of expenses and exculpation by the Company existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement or have been directors or officers of any Acquired Corporation in the past (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of incorporation and bylaws (or applicable governing documents) of the applicable Acquired Corporation (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between the

Acquired Corporation and said Indemnified Persons (as set forth on Part 5.6(a) of the Company Disclosure Schedule and in effect as of the date of this Agreement) in the forms made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of such Indemnified Persons, and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under Delaware law for a period of six years from the Effective Time, and any claim made pursuant to such rights within such six-year period shall continue to be subject to this Section 5.6(a) and the rights provided under this Section 5.6(a) until disposition of such claim.
(b) From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Legal Requirements, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of an Acquired Corporation against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of an Acquired Corporation in connection with any pending or threatened Legal Proceeding based on or arising out of, in whole or in part, the fact that such Indemnified Person is or was a director or officer of an Acquired Corporation at or prior to the Effective Time and pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Legal Requirements, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.6(b) within fifteen (15) days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.6(b).
(c) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain in effect the existing policy of directors’ and officers’ liability insurance maintained by the Acquired Corporations as of the date of this Agreement (an accurate and complete copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Company (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time, Parent or the Company may (through a nationally recognized insurance broker) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.6(c); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 300% of the annual premium currently payable by the Acquired Corporations with respect to such current policy, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.
(d) In the event Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall ensure that the successors and assigns of Parent or the Surviving Corporation, as the case may be, or at Parent’s option, Parent, shall assume the obligations set forth in this Section 5.6.
(e) The provisions of this Section 5.6 shall survive the Merger and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns and heirs and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 5.6 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.
5.7. Securityholder Litigation. Until the termination of this Agreement in accordance with Section 7, the Company shall promptly notify Parent of any litigation against the Company and/or its directors relating to the Transactions and keep Parent informed on a reasonably current basis with respect thereto. The Company shall give Parent the right to review and comment on all filings or responses to be made by the Company in connection with such litigation, and the right to consult on the settlement with respect to such litigation, and the Company shall in good faith take such comments into account. No such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
5.8. Financing.
(a) Each of Parent or Merger Sub, as applicable, shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Financing, including to: (i) maintain in effect the Financing Letters until the funding of the applicable Financing thereunder, (ii) satisfy on a timely basis all conditions and covenants applicable to Parent in the Financing Letters that are within Parent’s reasonable control, (iii) negotiate, enter into, execute and deliver definitive agreements with respect thereto on a timely basis on terms and conditions that are not materially less favorable, in the aggregate, to Parent or Merger Sub, as applicable, than those contemplated by the applicable Financing Letters (including, if applicable, any “market flex” provisions), (iv) enforce its rights pursuant to the Financing Letters, and (v) upon the satisfaction of the conditions set forth in Section 6 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the fulfillment or waiver of such conditions), consummate the Financing at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall (A) give the Company prompt notice of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any breach or default) by any party to any Financing Letter or definitive document related to the Financing of which Parent becomes aware, (B) give the Company prompt notice of the receipt of any written notice or other written communication from any Person with respect to any (1) actual or potential breach, default, termination or repudiation of the Financing Letters or the definitive documents related to the Financing by any party thereto or (2) material dispute or disagreement between or among any parties to any Financing Letter or any definitive document related to the Financing (for the avoidance of doubt, excluding ordinary course negotiations), and (C) promptly deliver to the Company complete, correct and executed copies of any amendment, modification, or waiver of any Financing Letters (including all related fee letters, which may be redacted as provided in accordance with the terms of Section 3.7) of the type described in clauses (i), (ii) or (iii) of Section 5.8(f). Notwithstanding the foregoing, nothing herein shall require the Parent to disclose any information if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege (so long as the Parent has reasonably cooperated with the Company to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (ii) contravene any applicable Legal Requirement, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Parent or its Affiliates is a party).
(b) Prior to the Closing, the Company shall use reasonable best efforts to provide to Parent, at Parent’s sole expense, reasonable cooperation requested by Parent in connection with the Financing, including, (i) at reasonable times and upon reasonable notice, preparation for and participation in a reasonable number of meetings, conference calls, presentations, due diligence sessions, drafting sessions and sessions with rating agencies and prospective Financing Sources or prospective equity financing sources (including customary one-on-one meetings with the parties acting as lead arrangers or agents for, and prospective lenders of, any Debt Financing or Preferred Equity Financing) or other reasonable and customary debt or equity financing activities, in each case, by officers of customary seniority and expertise of the Company; (ii) cooperating with the marketing efforts of Parent and the Financing Sources relating to the Debt Financing, the Preferred Equity Financing and syndication of the Equity Financing, including providing reasonable assistance with the preparation of materials for rating agency presentations, information memoranda and packages, a confidential information memorandum and similar documents required in connection with the Debt Financing or Preferred Equity Financing or syndication of the Equity Financing, including the marketing and syndication thereof (if applicable); (iii) as promptly as reasonably practicable, furnishing Parent with such financial and other information required by the Debt Commitment Letter or Preferred Equity Commitment Letter and relating to the Company and Subsidiaries of the Company as may be reasonably requested to arrange, obtain, negotiate and/or close the Debt Financing or Preferred Equity Financing, including, (x) the Required Financial Information, and (y) such other information with respect to the Company and its Subsidiaries’ current and historical operations, assets and business activities and financial statements and other financial reports and information, as may be reasonably requested by Parent to the extent that such information is of the type and form customarily included in a bank information memoranda and is historically prepared by the Company and its Subsidiaries and customary and reasonable assistance (but not preparation of) in the preparation by Parent of pro forma financial information and pro forma financial statements (it being understood that Parent shall be responsible for the preparation of any pro forma calculations, any post-Closing or other pro forma cost savings, capitalization, ownership or other pro forma adjustments that may be included therein); (iv) assisting with the negotiation and preparation of, and executing and delivering, any customary credit agreements, purchase agreements, amendments, collateral documents, other definitive financing agreements, customary officer’s certificates and other certificates or documents with respect to the Debt Financing and Preferred Equity Financing (including schedules thereto) as may be reasonably requested by Parent, including, without limitation, any schedules or exhibits thereto and the furnishing of any customary financing deliverables; provided that such agreements do not become effective until the Closing; (v) furnishing Parent promptly, and in any event at least five (5) business days prior to the Closing Date (to the extent requested at least eight (8) business days prior to the Closing Date), with all documentation and other information that the Financing Sources determine is required by any Governmental Body under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the USA PATRIOT Act; (vi) facilitating the negotiation of payoff letters and other customary release and termination documentation for any indebtedness required by the terms of this Agreement to be repaid at Closing (including providing any required prepayment notices with respect thereto); (vii) facilitating the pledge of and obtaining perfection in collateral and the provision of guarantees, in each case, the effectiveness of which shall be conditioned upon the occurrence of the Closing and (viii) executing and delivering customary authorization letters authorizing the distribution of information to prospective lenders with respect to the Debt Financing; provided, however, that nothing herein shall require such cooperation to the extent it would interfere unreasonably with the business or the other operations of the Acquired Corporations; provided, further, none of the Acquired Corporations shall be required to commit to take any action that is not contingent upon the Closing (including the entry into any agreement) or that would be effective prior to the Closing (other than customary authorization letters). The Company and its Subsidiaries consent to the use of their logos in connection with the Debt Financing and Preferred Equity Financing so long as such logos are used solely in a manner that is customary for such purpose and not intended to or reasonably likely to harm or disparage the Company or its Subsidiaries or the reputation or goodwill of the Company or its Subsidiaries.
(c) No Acquired Corporation shall be required (other than in respect of customary authorization letters) to (i) take any action that would subject it to liability, (ii) bear any cost or expense, pay any commitment or other similar fee or make any payment (other than reasonable out-of-pocket costs) or (iii) provide or agree to provide any indemnity in connection with the Financing, in each case for which it has not received prior reimbursement by or on behalf of Parent or is subject to reimbursement hereunder. Additionally, nothing in Section 5.8(b) will require (A) any Representative of the Company or any of its Subsidiaries to deliver any certificate or opinion or take any other action under Section 5.8 that could reasonably be expected to result in personal liability to such Representative; (B) the Company Board to approve the Financing or Contracts related thereto; (C) the Company and its Subsidiaries to take any action that would conflict with or violate its organizational documents, any applicable Legal Requirements; or (D) the Company and its Subsidiaries to provide any information (1) the disclosure of which is prohibited or restricted under applicable Legal Requirements; or (2) where access to such information would give rise to a material risk of waiving any attorney-client privilege, work product doctrine or other privilege applicable to such information. The Company will be deemed to be in compliance with Section 5.8(b) at all times unless and until (i) Parent provides written notice (the “Non-Cooperation Notice”) to the Company of any alleged failure to comply, or action or failure to act which could be believed to be a breach of Section 5.8(b); (ii) Parent includes in such Non-Cooperation Notice reasonable detail regarding the cooperation required to cure such alleged failure (which will not require the Company to provide any cooperation that it would not otherwise be required to provide under Section 5.8(b)); and (iii) the Company fails to take the actions specified in such Non-Cooperation Notice within three business days from receipt of such Non-Cooperation Notice.
(d) Parent shall indemnify and hold harmless the Acquired Corporations and their respective Representatives from and against, and shall pay and reimburse the Acquired Corporations and their respective Representatives for, any and all losses incurred or sustained by, or imposed upon, any of them in connection with the arrangement of the Financing (including any action taken in accordance with this Section 5.8(d)) and any information utilized in connection therewith, except to the extent such losses result from (i) the gross negligence or willful misconduct of such indemnified Persons, (ii) any material inaccuracy of any financial information provided by or on behalf of the Acquired Corporations in writing or (iii) the Company’s Willful Breach of its obligations under this Section 5.8). Parent shall, promptly upon written request by the Company (and, within 10 business days of the Closing Date or, in the event this Agreement is terminated pursuant to Section 7.1, within 10 business days following the Termination Date), reimburse the Company for all documented and reasonable out-of-pocket costs (in the case of legal costs, limited to one outside counsel) incurred by the Acquired Corporations in connection with the cooperation of the Acquired Corporations contemplated by Section 5.8(a) (other than the preparation of its normal quarterly and annual financial statements). Any such request submitted by the Company or its Representatives hereunder this Section 5.8(d) or otherwise, shall be delivered promptly to Parent following the incurrence of such costs as a condition precedent to the Reimbursement Obligation being a valid and binding obligation on Parent. Parent’s obligations pursuant to this Section 5.8(d) referred to collectively as the “Reimbursement Obligations.”
(e) If any portion of the Debt Financing or Preferred Equity Financing becomes unavailable on the terms and conditions (including any flex provisions in the Debt Fee Letter) contemplated in the applicable Financing Letter and such amount is required to fund the Required Amounts (taking into account any then available debt and equity financing), Parent shall promptly notify the Company in writing and each of Parent and Merger Sub shall use its reasonable best efforts to, as promptly as reasonably practicable following the occurrence of such event, obtain such Financing or such portion of the Financing from the same or alternative sources and in an amount at least equal to the applicable Financing or such unavailable and required portion thereof, as the case may be (taking into account any then available debt and equity financing) (which alternate financing may be debt financing, preferred equity financing or a combination thereof as determined by Parent, the “Alternate Financing”). Parent will promptly provide a copy of any commitment letter with respect to any Alternate Financing (and any fee letter in connection therewith) to the Company (it being understood and agreed that any such fee letter may be redacted in the same manner as the Debt Fee Letter). Any reference in this Agreement (other than Section 3.7) to (i) the “Financing Letters”, the “Debt Commitment Letter” or the “Debt Fee Letter” (or the “Preferred Equity Commitment Letter,” if applicable) will be deemed to include the Debt Commitment Letter to the extent then in effect and any debt commitment letter in respect of any Alternate Financing (or the Preferred Equity Commitment Letter to the extent then in effect and any preferred equity commitment letter in respect of any Alternate Financing, if applicable), (ii) the “Financing Letters”, the “Debt Commitment Letter”, the “Preferred Equity Commitment Letter” and the “Debt Fee Letter” shall refer to such documents as otherwise amended, supplemented, modified or replaced in accordance with the terms of this Agreement, and (iii) the “Financing” means the financing contemplated by the Financing Letters as amended, supplemented, modified or replaced in accordance with the terms of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 5.8 shall require, and in no event shall the reasonable best efforts of Parent be deemed or construed to require, Parent to (i) seek the Equity Financing from any source other than those counterparty to, or in any amount in excess of that contemplated by, the Equity Commitment Letter, (ii) pay any fees or any interest rates, in each case that are non-de minimis, applicable to the Debt Financing in excess in the aggregate of those contemplated by the Debt Commitment Letter (including the “market flex” provisions), or agree to any non-de minimis “market flex” term that is less favorable in the aggregate to Parent or Company than such corresponding “market flex” term contained in or contemplated by the Debt Commitment Letter as of the date hereof (in either case, whether to secure waiver of any conditions contained therein or otherwise) or (iii) pay any fees or any dividend rates, in each case that are not de minimis, applicable to the Preferred Equity Financing in excess in the aggregate of those contemplated by the Preferred Equity Commitment Letter (whether to secure waiver of any conditions contained therein or otherwise).
(f) Subject to the terms and conditions of this Agreement (and other than (x) expressly set forth in this Section 5.8 with respect to any Alternate Financing, (y) amendments, modifications or supplements to add lenders, lead arrangers, bookrunners, syndication agents or similar entities as parties to the Debt Commitment Letter and (z) amendments contemplated by the Debt Commitment Letter as in effect on the date hereof), each of Parent and Merger Sub will not permit any amendment or modification to be made to, or any waiver of any provision or remedy pursuant to, the Financing Letters if such amendment, modification or waiver would or would reasonably be expected to (i) reduce the aggregate amount of the Financing (in each case, except as expressly permitted therein) to an amount less than the Required Amount; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Financing in a manner that would reasonably be expected to (A) materially delay or prevent the Closing Date; or (B) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur in any respect; or (iii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Financing Letters or the definitive agreements with respect thereto (including any right to seek or obtain specific performance of the Financing Letters).
(g) Parent and Merger Sub acknowledge and agree that the obtaining of the Financing, or any alternative financing (including the Alternate Financing), is not a condition to the Closing and reaffirms its obligation to consummate the Transactions irrespective and independently of the availability of the Financing or any alternative financing, subject to fulfillment or waiver of the conditions to the Closing set forth in Section 6 and satisfaction of the Marketing Period. If the Financing or any alternative financing (including any Alternate Financing) has not been obtained, Parent and Merger Sub will each continue to be obligated, subject to the satisfaction or waiver of the conditions set forth in Section 6 and the other terms of this Agreement (including Section 8.5(c)), to consummate the Merger.
5.9. Additional Agreements. Without limitation or contravention of the provisions of Section 5.3, and subject to the terms and conditions of this Agreement, Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall (i) make all filings (if any) and give all notices (if any) required to be made and given by such Party in connection with the Merger and the Transactions, (ii) use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any applicable Legal Requirement or Material Contract by such Party in connection with the Transactions, and (iii) use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.
5.10. Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by, and whose form and content shall be agreed to by, the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release(s) or otherwise making any public statement or making any announcement to Company Associates (to the extent disclosure of the content thereof was not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release, public statement or announcement to Company Associates without the other Party’s written consent (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party); (b) a Party may, without the prior consent of the other Party hereto but subject to giving advance notice to the other Party and an opportunity to review and comment thereon, issue any such press release or make any such public announcement or statement as may be required by any Legal Requirement; and (c) neither Parent nor the Company need consult with the other in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Qualifying Acquisition Proposal or Company Adverse Change Recommendation.
5.11. Takeover Laws; Advice of Changes.
(a) If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.
(b) The Company shall give prompt notice to Parent (and shall subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to result in any Material Adverse Effect with respect to it and (ii) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date. Parent shall give prompt notice to the Company (and shall subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) is reasonably likely to result in any of the conditions set forth in Section 6 not being able to be satisfied prior to the Termination Date.
5.12. Section 16 Matters. The Company, and the Company Board, shall, to the extent necessary, take appropriate action, prior to or as of the Closing, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Stock Awards in the Transactions by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
5.13. Merger Sub Stockholder Consent. Immediately following the execution of this Agreement, Parent shall execute and deliver, in accordance with Section 228 of the DGCL and in its capacity as the sole stockholder of Merger Sub, a written consent adopting this Agreement.
5.14. No Liability of Financing Sources. None of the Financing Sources will have any liability to the Company or any of its Affiliates relating to or arising out of this Agreement, the Debt Financing or otherwise, whether at law or equity, in contract, in tort or otherwise, and neither the Company nor any of its Affiliates will have any rights or claims against any of the Financing Sources hereunder or thereunder; provided, that nothing in this Section 5.14 shall limit the rights of the Company and its Affiliates from and after the Effective Time under any debt commitment letter or the definitive debt documents executed in connection with the Debt Financing (but not, for the avoidance of doubt, under this Agreement) to the extent the Company and/or its Affiliates are party thereto; provided, further, that prior to the Effective Time, none of the Company or any of its Affiliates shall be entitled to specific performance under any commitment letter (including the Debt Commitment Letter) or similar agreement entered into by Parent and/or Merger Sub for any Debt Financing against the Financing Sources providing such Debt Financing.
5.15. Payoff Letters. Prior to the Closing, the Company shall deliver to Parent executed customary payoff letters from each holder of Indebtedness of the Company set forth on Part 5.15 of the Company Disclosure Letter (the “Payoff Letters”) that (a) reflect the amounts required in order to pay in full all such Indebtedness outstanding as of the Closing and (b) provide that, upon payment in full of the amounts indicated, all Encumbrances securing such Indebtedness with respect to the assets of the Company and the Subsidiaries of the Company shall be terminated and of no further force and effect.
5.16. Company Convertible Notes. The Company shall, and shall cause its Representatives to, use reasonable best efforts to (a) solicit consent for and enter into and cause to become effective as promptly as practicable after the date hereof (and in any event within 25 business days after the date hereof) an amendment to the Indenture, as contemplated under the Company Support Agreement with the Bondholder, including to (i) remove any covenant under the Indenture on the incurrence of indebtedness (including under Section 4.07 of the Indenture) and (ii) provide for the automatic conversion of the Company Convertible Notes held by the

Bondholder effective as of the Effective Time, including, upon receipt of the requisite consent of the holders of the Company Convertible Notes, delivering customary opinions or other documents required in connection therewith, (b) if requested by Parent, take any and all actions reasonably necessary or appropriate to facilitate the purchase by Parent or one of its Affiliates at Closing of the Company Convertible Notes held by the Bondholder and (c) if requested by Parent, take any and all actions reasonably necessary or appropriate to facilitate the purchase by the Company effective as of, and conditioned upon the Closing, of the Company Convertible Notes held by the Bondholder, subject, in the case of each of clause (b) and (c), to the limitations on the obligations of the Acquired Corporations set forth in the first sentence of Section 5.8(c) or clause (A) or (C) of Section 5.8(c). The Company shall (A) use reasonable best efforts to enforce it rights under the Consent, dated as of August 5, 2021 from JP Morgan Chase Bank, National Association, to SLA CM Chicago Holdings, L.P. and the other parties named therein and any writing for the benefit of the Company contemplated thereby (collectively, the “Convertible Note Consent”) and not waive any rights thereunder or consent to any breaches or failures to perform thereunder, (B) not amend or modify the Convertible Note Consent, (C) promptly inform Parent of any breach or failure to perform under the Convertible Note Consent of which the Company becomes aware. The Company shall keep Parent reasonably informed with respect to any developments with respect to the Convertible Note Consents and shall promptly provide Parent a copy of each Convertible Note Consent entered into after the date hereof.
SECTION 6. CONDITIONS PRECEDENT TO THE MERGER
The obligations of the Parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
6.1. Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of Parent, Merger Sub and the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions:
(a) The Company will have received the Company Required Vote at the Company Stockholders Meeting.
(b) (i) Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been earlier terminated, and (ii) the required consents from Governmental Bodies set forth on Schedule 6.1(b) shall have been obtained or relevant waiting periods (and any extension thereof) from those Governmental Bodies shall have expired.
(c) There shall not have been issued by any court of competent jurisdiction and remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger, nor shall any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal the consummation of the Merger.
6.2. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger will be subject to the satisfaction or waiver (where permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by Parent:
(a) Representations and Warranties.
(i) the representations and warranties of the Company set forth in (A) Section 2.3(a), Section 2.3(b), Section 2.3(c) and Section 2.3(d) of this Agreement shall have been accurate in all respects (other than for de minimis inaccuracies) as of the date of this Agreement and shall be accurate in all respects (other than for de minimis inaccuracies) at and as of the Closing as if made on and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (B) Sections 2.1, 2.2, 2.3(f), 2.19, 2.21, 2.23(a) (first sentence only), 2.23(b) (first sentence only), and 2.24 of this Agreement shall be accurate in all material respects as of the date of this Agreement (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein) and shall be accurate in all material respects as of the Closing as if made on and as of such time (without giving effect to any qualification as to materiality, Material Adverse Effect or similar qualification set forth therein), in each case except to the extent expressly made as of an earlier date, which case as of such date;
(ii) the representations and warranties of the Company set forth in the first sentence of Section 2.5 shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing as if made on and as of such time; and
(iii) the representations and warranties of the Company set forth in this Agreement (other than those referred to in clauses “(i)” or “(ii)” above) shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing as if made on and as of such time, except where the failure of such representation or warranty to be accurate in all respects has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (A) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded (except (1) in the case of the standard for what constitutes a defined term hereunder and the use of such defined term herein, and (2) in the case of Company Disclosure Schedule requiring lists of “material” items as of the date hereof) and (B) the accuracy of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this clause (iii)) only as of such date).
(b) The Company shall have complied with or performed in all material respects all of the Company’s covenants and agreements it is required to comply with or perform at or prior to the Effective Time.
(c) Parent and Merger Sub will have received a certificate of the Company, validly executed for and on behalf of the Company and in its name by the Chief Executive Officer of the Company, certifying that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
(d) Since the date of this Agreement, there shall not have been any Material Adverse Effect that is continuing.
6.3. Conditions to the Company’s Obligations to Effect the Merger. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver (where permissible pursuant to applicable Legal Requirements) prior to the Effective Time of each of the following conditions, any of which may be waived exclusively by the Company:
(a) The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except for (i) any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement; and (ii) those representations and warranties that address matters only as of a particular date, which representations will have been true and correct as of such particular date, except for any failure to be so true and correct that would not, individually or in the aggregate, prevent or materially delay the consummation of the Merger or the ability of Parent and Merger Sub to fully perform their respective covenants and obligations pursuant to this Agreement.
(b) Parent and Merger Sub will have performed or complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by Parent and Merger Sub at or prior to the Effective Time.
(c) The Company will have received a certificate of Parent and Merger Sub, validly executed for and on behalf of Parent and Merger Sub and in their respective names by a duly authorized officer thereof, certifying that the conditions set forth in Section 6.3(a) and Section 6.3(b) have been satisfied.

SECTION 7. TERMINATION
7.1. Termination. This Agreement may be terminated, and the Merger and the other Transactions may be abandoned, at any time prior to the Effective Time, as follows (with any termination by Parent also being an effective termination by Merger Sub):
(a) by mutual written consent of Parent and the Company at any time prior to the Effective Time;
(b) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger or making consummation of the Transactions illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such Party to perform, or comply, in any material respect with such Party’s obligations under this Agreement that was required to be performed by such Party at or prior to the Effective Time;
(c) by either Parent or the Company if the Effective Time (whether prior to or after the receipt of the Company Required Vote) shall not have occurred on or prior to 11:59 p.m. Eastern Time, on February 5, 2022 (such date, the “Termination Date”); provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any Party whose action or failure to fulfill any obligation under this Agreement has been a proximate cause of, or directly resulted in, the failure of the Transactions, including the Merger, to be consummated by the Termination Date and such action or failure to act constitutes a material breach of this Agreement, except that Parent’s and Merger Sub’s failure to close solely as a result of the unavailability of the Financing to be funded at the Closing which failure shall not have resulted from a breach by Parent or Merger Sub of this Agreement, shall not limit Parent’s termination right pursuant to this Section 7.1(c);
(d) by either Parent or the Company, if the Company fails to obtain the Company Required Vote at the Company Stockholder Meeting (or any adjournment or postponement thereof) at which a vote is taken on the Merger;
(e) by Parent (whether prior to or after the receipt of the Company Required Vote), if (i) any of the representations or warranties of the Company in this Agreement are untrue or inaccurate as of the date of this Agreement or shall have become untrue or inaccurate or (ii) the Company has breached or failed to perform any covenants or other agreements contained in this Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a condition set forth in Section 6.1 or Section 6.2 if measured as of the time Parent asserts a right of termination under this Section 7.1(e), except that if such untruth, inaccuracy breach or failure to perform is capable of being cured by the Termination Date, Parent will not be entitled to terminate this Agreement pursuant to this Section 7.1(e) prior to the delivery by Parent to the Company of written notice of such untruth, inaccuracy breach or failure to perform, delivered at least 30 days prior to such termination (the “Company Breach Notice Period”), it being understood that Parent will not be entitled to terminate this Agreement if such untruth, inaccuracy breach or failure to perform has been cured (to the extent capable of being cured) prior to the expiration of the Company Breach Notice Period; provided, further, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 7.1(e) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or other agreement, which breach would result in a failure of a condition set forth in Section 6.1 or Section 6.3;
(f) by Parent, if at any time the (i) Company is in material breach of its obligations under Section 4.3 or Section 5.1 and has not cured such breach within five (5) business days of receipt of a notice of such breach from Parent or (ii) Company Board (or a committee thereof) has effected a Company Adverse Recommendation Change; provided, that Parent’s right to terminate this Agreement under this clause (ii) with respect to a particular Company Adverse Recommendation Change will expire at 8:00 p.m., Eastern Time, on the 20th business day following the date on which Parent became aware of such Company Adverse Recommendation Change and its right to terminate in respect thereof, unless the Company Adverse Change Recommendation is due to a Change in Circumstance, in which case such time limitation shall not apply;

(g) by the Company (whether prior to or after the receipt of the Company Required Vote), if (i) any of the representations or warranties of Parent or Merger Sub in this Agreement are untrue or inaccurate as of the date of this Agreement or shall be untrue or inaccurate or (ii) Parent or Merger Sub has breached or failed to perform in any material respect any of its respective representations, warranties, covenants or other agreements contained in this Agreement, and in each case of clauses (i) and (ii), such untruth, inaccuracy, breach or failure to perform, as applicable, would result in a failure of a condition set forth in Section 6.1 or Section 6.3 if measured as of the time the Company asserts a right of termination under this Section 7.1(g), except that if such untruth, inaccuracy breach or failure to perform is capable of being cured by the Termination Date, the Company will not be entitled to terminate this Agreement pursuant to this Section 7.1(g) prior to the delivery by the Company to Parent of written notice of such untruth, inaccuracy breach or failure to perform after the end of the Marketing Period, delivered at least 30 days prior to such termination (the “Parent Breach Notice Period”), it being understood that the Company will not be entitled to terminate this Agreement if such untruth, inaccuracy breach or failure to perform been cured (to the extent capable of being cured) prior to the expiration of the Parent Breach Notice Period; provided, further, that the Company shall not be entitled to terminate this Agreement pursuant to this Section 7.1(g) if Parent or Merger Sub is then in breach of any representation, warranty, covenant or other agreement, which breach would result in a failure of a condition set forth in Sections 6.1 or 6.2;
(h) by the Company, at any time prior to the receipt of the Company Required Vote, in order to accept a Superior Offer and enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Offer (a “Specified Agreement”) if (i) the Company has complied with the requirements of Section 4.3 and Section 5.1(b)(i) with respect to such Superior Offer (other than any non-compliance that was both immaterial and unintentional); (ii) the Company Board (or any committee thereof), as permitted by Section 5.1(b), has authorized the Company to enter into a Specified Agreement to consummate the Superior Offer, (iii) prior to or substantially concurrently with the termination of this Agreement the Company pays the Company Termination Fee due to Parent in accordance with Section 7.3(b) and (iv) substantially concurrently with such termination, the Company enters into a Specified Agreement to consummate such Superior Offer; or
(i) by the Company, at any time prior to the Effective Time, if (i) all of the conditions set forth in Section 6.1 or Section 6.2 have been and continue to be satisfied (other than those conditions (A) that by their terms are to be satisfied by actions taken at the Closing, each of which would have been satisfied if the Closing were to occur on such date or (B) the failure of which to be satisfied is primarily attributable to or primarily results from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements hereunder) or, to the extent permitted by applicable law, waived, (ii) Parent and Merger Sub have failed to consummate the Merger by the time the Closing was required to occur under Section 1.3(a); (iii) the Company has irrevocably notified Parent in writing that, if Parent performs its obligations hereunder and the Equity Financing contemplated by the Equity Commitment Letter, the Debt Financing contemplated by the Debt Commitment Letter and the Preferred Equity Financing contemplated by the Preferred Equity Commitment Letter (or any alternative financing contemplated under Section 5.8(e)) is funded, the Company is ready, willing and able to consummate the Merger; (iv) the Company shall have given Parent written notice at least three business days prior to such termination stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(i) if Parent and Merger Sub fail to consummate the Closing within three business days following receipt of such written notice and (v) the Merger shall not have been consummated by the end of such three business day period and all of the conditions set forth in Section 6.1 or Section 6.2 continue to be satisfied during such three business day period (other than those conditions (A) that by their terms are to be satisfied by actions taken at the Closing, each of which would have been satisfied if the Closing were to occur on such date or (B) the failure of which to be satisfied is primarily attributable to or primarily results from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements hereunder).
7.2. Manner and Notice of Termination; Effect of Termination.
(a) The Party terminating this Agreement pursuant to Section 7.1 (other than pursuant to Section 7.1(a)) must deliver prompt written notice thereof to the other Parties setting forth in reasonable detail the provision of Section 7.1 pursuant to which this Agreement is being terminated and the facts and circumstances forming the basis for such termination pursuant to such provision.

(b) Any proper and valid termination of this Agreement pursuant to Section 7.1 will be effective immediately upon the delivery of written notice by the terminating Party to the other Parties. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement will be of no further force or effect without liability of any Party (or any partner, member, manager, stockholder, director, officer, employee, Affiliate, agent or other Representative of such Party or of such Party’s Affiliates) to the other Parties, as applicable, except that Section 5.8(d), this Section 7.2, Section 7.3, and Section 8 will each survive the termination of this Agreement and shall remain in full force and effect in accordance with their respective terms. Notwithstanding the foregoing but subject to Section 7.3(f), nothing in this Agreement will relieve the Company from any liability for any Willful Breach of this Agreement. For the avoidance of doubt, in the event of termination of this Agreement, the Financing Sources will have no liability to the Company, any of its Affiliates or any of its or their direct or indirect equityholders hereunder or otherwise relating to or arising out of the transactions contemplated hereby or any Debt Financing or Preferred Equity Financing (including for any Willful Breach). In addition to the foregoing, no termination of this Agreement will affect the rights or obligations of any Party pursuant to the Confidentiality Agreement or the Limited Guarantee, which rights, obligations and agreements will survive the termination of this Agreement in accordance with their respective terms.
7.3. Expenses; Termination Fee.
(a) Except as set forth in Section 5.3(d), Section 5.8(d) and this Section 7.3, all fees and expenses incurred in connection with this Agreement and the Merger will be paid by the Party incurring such fees and expenses whether or not the Merger is consummated. For the avoidance of doubt, Parent or the Surviving Corporation will be responsible for all fees and expenses of the Paying Agent. Parent will pay or cause to be paid all (i) transfer, stamp and documentary Taxes or fees; and (ii) sales, use, real property transfer and other similar Taxes or fees arising out of or in connection with entering into this Agreement and the consummation of the Merger.
(b) Company Payments.
(i) If (A) (1) Parent or the Company terminates this Agreement pursuant to Section 7.1(c), (2) Parent terminates this Agreement pursuant to Section 7.1(e), or (3) Parent or the Company terminates this Agreement pursuant to Section 7.1(d), (B) after the date hereof and prior to the date of such termination (except in the case of termination pursuant to Section 7.1(d), in which case prior to the Company Required Vote being obtained) an Acquisition Proposal is publicly disclosed (whether by the Company or a third party), or otherwise made known to the Company Board or Company management, and (C) within twelve months of such termination, an Acquisition Proposal is consummated or a definitive agreement in respect of an Acquisition Proposal is entered into, then, on the earlier of the date of entry into such definitive agreement and the consummation of such Acquisition Proposal, the Company shall pay to Parent an amount equal to $150,000,000 in cash (the “Company Termination Fee”); provided, however, that no Company Termination Fee shall be payable under this Section 7.3(b)(i) if, prior to the termination of this Agreement, the Acquisition Proposal described in clause (B) was irrevocably withdrawn (publicly, if it had been disclosed) unless the definitive agreement or the Acquisition Proposal described in clause (C) is with the Person who made such Acquisition Proposal described in clause (B) or an Affiliate of such Person or a group of which such Person or one of its Affiliates is a party. For purposes of this Section 7.3(b)(i), all references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%.”
(ii) If this Agreement is validly terminated (A) pursuant to Section 7.1(d) at a time when Parent had the right to terminate pursuant to Section 7.1(f) or (B) pursuant to Section 7.1(f), then the Company must promptly (and in any event within two business days) following such termination pay to Parent the Company Termination Fee.
(iii) If this Agreement is validly terminated pursuant to Section 7.1(h), then the Company must prior to or substantially concurrently with such termination pay to Parent the Company Termination Fee.

(c) Parent Payment. If this Agreement is validly terminated (i) pursuant to Section 7.1(g) or Section 7.1(i) or (ii) pursuant to Section 7.1(c) at a time when the Company would be permitted to terminate this Agreement pursuant to Section 7.1(i), then Parent must promptly (and in any event within two business days) following such termination pay to the Company $320,000,000 in cash (the “Parent Termination Fee”).
(d) Single Payment Only. The Parties acknowledge and agree that in no event will the Company or Parent, as applicable, be required to pay the Company Termination Fee or the Parent Termination Fee, as applicable, on more than one occasion, whether or not the Company Termination Fee or the Parent Termination Fee, as applicable, may be payable pursuant to more than one provision of this Agreement at the same or at different times and upon the occurrence of different events.
(e) Payments; Default. The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger, and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if either Party fails to promptly pay any amount due pursuant to Section 7.3 and, in order to obtain such payment, the payee Party commences a Legal Proceeding that results in a final non-appealable judgment against the payor Party for the amount set forth in Section 7.3 or any portion thereof, the payor Party will pay to the payee Party its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the payee Party in connection with such Legal Proceeding, together with interest on such amount or portion thereof at the annual rate of 5% plus the prime rate as published in The Wall Street Journal in effect on the date that such payment or portion thereof was required to be made through the date that such payment or portion thereof was actually received, or a lesser rate that is the maximum permitted by applicable Legal Requirements (collectively, the “Enforcement Expenses”). All payments under this Section 7.3 shall be made by the payor Party to the payee Party by wire transfer of immediately available funds to an account designated in writing.
(f) Sole and Exclusive Remedy.
(i) If this Agreement is terminated pursuant to Section 7.1, the Company’s receipt of the Parent Termination Fee to the extent owed pursuant to Section 7.3(c) (including the Company’s right to enforce the Limited Guarantee with respect thereto and receive the Parent Termination Fee from the Guarantors) will be the sole and exclusive recourse and remedies of the Company and the Company Related Parties against the Parent Related Parties arising out of or in connection with this Agreement, the Debt Commitment Letter, the Equity Commitment Letter, the Preferred Equity Commitment Letter, the Limited Guarantee, the Equity Financing, the Debt Financing, the Preferred Equity Financing, the Merger, any agreement executed in connection herewith or therewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any of the Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure or any matter forming the basis thereof. Upon payment of the Parent Termination Fee, none of the Parent Related Parties will have any further liability or obligation to any of (A) the Company and its Affiliates; and (B) the former, current and future holders of any equity, controlling Persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees of each of the Company and its Affiliates (the Persons in clauses (A) and (B) collectively, the “Company Related Parties”) relating to or arising out of this Agreement, any agreement executed in connection herewith or the transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (and/or their respective Affiliates) will remain obligated with respect to, and the Company may be entitled to remedies with respect to, the Confidentiality Agreement). Notwithstanding anything herein to the contrary, this Section 7.3(f)(i) will not relieve (a) Parent, Merger Sub or the Guarantors from any liability for breaches of the Confidentiality Agreement or (b) any Person for liability under the Support Agreement to which such Person is party. In no event will any of the Company Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Parent Termination Fee in connection with the collection thereof against (x) Parent, Merger Sub or any Guarantor; or (y) the former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Financing Sources, Affiliates (other than Parent, Merger Sub or the Guarantors), members, managers, general or limited partners, stockholders and assignees of each of Parent, Merger Sub and the Guarantor (the Persons in clauses (x) and (y) collectively, the “Parent Related Parties”); provided that, from and after the Effective Time, the foregoing shall not preclude any liability of the Financing Sources to the Company, Parent or Merger Sub under the definitive agreements relating to the Debt Financing or the Preferred Equity Financing, nor limit the Company, Parent or Merger Sub from seeking to recover any such damages or obtain equitable relief from or with respect to any Financing Source pursuant to the definitive agreements relating to the Debt Financing or Preferred Equity Financing. In no event will Parent, Merger Sub, any Guarantor, any Parent Related Party or any other Person have any liability for monetary damages to the Company or any Company Related Party other than the Parent Termination Fee, from Parent, Merger Sub or the Guarantors (without duplication) to the extent expressly provided for in this Agreement, or with respect to the Guarantors, to the extent provided in the Limited Guarantee. Notwithstanding the foregoing, the Company shall be entitled to payment of (1) any Enforcement Expenses from Parent, Merger Sub, or pursuant to the terms of the Limited Guarantee, the Guarantors, for any Enforcement Expenses owed to the Company under the terms of this Agreement and incurred by the Company in connection with the collection of the Parent Termination Fee and (2) the Reimbursement Obligations (in each case, up to an aggregate amount of $2,000,000.00 for all Enforcement Expenses and Reimbursement Obligations) when due under the terms of this Agreement, so long as Parent receives prompt (and no later than ten (10) business days) notice of the vesting of such right under this Agreement, along with any documentation related thereto.
(ii) If this Agreement is terminated pursuant to Section 7.1, the Parent’s receipt of the Company Termination Fee to the extent owed pursuant to Section 7.3(b), together with any Enforcement Expenses incurred in connection with the collection thereof (up to an aggregate amount of $2,000,000.00 (the “Company Enforcement Cap”)), will be the sole and exclusive remedies of Parent, Merger Sub, the Guarantors and the Parent Related Parties against the Company Related Parties arising out of or in connection with this Agreement, the Merger, any agreement executed in connection herewith and the transactions contemplated hereby and thereby, the termination of this Agreement, the failure to consummate the Merger or any Transactions or any claims or actions under applicable Legal Requirements arising out of or in connection with any breach, termination or failure of any matter forming the basis thereof. Upon payment of the Company Termination Fee, none of the Company Related Parties will have any further liability or obligation to any of Parent, Merger Sub, Guarantors or the Parent Related Parties relating to or arising out of this Agreement, any agreement executed in connection herewith or the Transactions contemplated hereby and thereby for any matters forming the basis of such termination (except that the Parties (and/or their respective Affiliates) will remain obligated with respect to, and the Parent may be entitled to remedies with respect to, the Confidentiality Agreement). In no event will any of the Parent Related Parties seek or obtain, nor will they permit any of their Representatives or any other Person acting on their behalf to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or award in excess of the Company Termination Fee, except as provided by this Section 7.3(f)(ii), against any Company Related Party. Notwithstanding the foregoing, this Section 7.3(f)(ii) will not relieve (A) the Company from any liability (I) for any Willful Breach of this Agreement or (II) for any breaches of the Confidentiality Agreement or (B) or any Person from liability under the Support Agreement to which such Person is a party.
(iii) Each of the Parties acknowledges that any amount payable by the Company or Parent pursuant to this Section 7.3, including the Company Termination Fee and the Parent Termination Fee, does not constitute a penalty, but rather shall constitute liquidated damages in a reasonable amount that will compensate a party for the disposition of its rights under this Agreement in the circumstances in which such amounts are due and payable, which amounts would otherwise be impossible to calculate with precision.
(g) Acknowledgement Regarding Specific Performance. Notwithstanding anything to the contrary in Section 7.3(f), it is agreed that Parent, Merger Sub and the Company will be entitled to an injunction, specific performance or other equitable relief as provided in Section 8.5(b), except that, although the Company, in its sole discretion, may determine its choice of remedies hereunder, including by pursuing specific performance in accordance with, but subject to the limitations of, Section 8.5(c), under no circumstances will the Company be permitted or entitled to receive both specific performance of the type contemplated by Section 8.5(b) and any payment of the Parent Termination Fee.
(h) Non-Recourse. This Agreement may only be enforced against the named Parties hereto (subject to the terms, conditions and other limitations set forth herein), and (i) all claims or causes of action that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement may only be made against the Persons that are expressly identified as the Parties hereto, (ii) except as provided in any Support Agreement, no past, present or future director, manager, officer, employee, incorporator, member general partner, limited partner, equityholder, trustee, Affiliate, agent attorney or other Representative of any party thereto (including any person negotiating or executing this Agreement on behalf of a party thereto) shall have any liability or obligation with respect to this Agreement or any of the other Transaction documents or with respect to any claim or cause of action that may arise out of or relate to this Agreement or any of the other Transaction documents, or the negotiation, execution or performance of this Agreement and (iii) in no event will the Company seek or obtain, nor will it permit any of its Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Related Party (including any Non-Recourse Parent Party as defined in the Equity Commitment Letter) with respect to this Agreement, the Equity Commitment Letter or the Limited Guarantee or the Transactions contemplated hereby and thereby (including any breach by the Equity Financing Parties, the Guarantors, Parent or Merger Sub), the termination of this Agreement, the failure to consummate the Transactions or any claims or actions under applicable Legal Requirements arising out of any such breach, termination or failure, in each case, except for claims that the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (B) and (C), in all respects to the limitations set forth in Section 7.3(a), Section 7.3(f), Section 8.5(c) and this Section 7.3(h)): (A) against any Person that is party to, and solely pursuant to the terms and conditions of, the Confidentiality Agreement or any Support Agreement; (B) against Parent, Merger Sub or the Guarantors (without duplication) to the extent expressly provided for in this Agreement, or with respect to the Guarantors, pursuant to the terms and conditions of the Limited Guarantee; and (C) against the equity providers party to the Equity Commitment Letter for specific performance of their obligation to fund their committed portions of the Equity Financing solely in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter.
SECTION 8. MISCELLANEOUS PROVISIONS
8.1. Amendment.
(a) Prior to the Effective Time, subject to Section 5.6(e), this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
(b) Notwithstanding anything to the contrary contained herein, any modification, waiver or termination of Sections 5.14, 7.3(f) (solely with respect to the Financing Sources), 8.2, 8.5, 8.7 or this Section 8.1 or the definition of “Financing Sources” (or any other provision of this Agreement to the extent such modification, waiver or termination would modify the substance of such Sections or such definition) that is adverse to any Financing Sources will not be effective without the prior written consent of such Financing Sources. This Section 8.1(b) will, with respect to the matters referenced herein, supersede any provision of this Agreement to the contrary. The provisions of this Section 8.1(b) will survive any termination of this Agreement.
8.2. Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. Notwithstanding anything to the contrary contained herein, Sections 5.14, 7.3(f)

(solely with respect to the Financing Sources), 8.1, 8.5 and 8.7 and this Section 8.2 (or any other provision of this Agreement to the extent a waiver of such provision would modify the substance of the foregoing) may not be waived, in whole or in part, in a manner adverse to any of the Financing Sources without the prior written consent of the adversely affected Financing Sources.
8.3. No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger.
8.4. Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.
8.5. Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a) This Agreement and all actions based upon, arising out of or related to, this Agreement, or the Transactions contemplated thereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Subject to Section 8.5(d), in any action or proceeding based upon, arising out of, or relating to, this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 8.5(a) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties hereto); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.8. The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and irrevocably agree (i) that any Legal Proceeding, whether in law or in equity, in contract, in tort or otherwise, involving the Financing Sources arising out of, or relating to, the Merger, the Debt Financing, the Preferred Equity Financing or the performance of services thereunder or related thereto will be subject to the exclusive jurisdiction of any state or federal court sitting in the State of New York in the borough of Manhattan and any appellate court thereof, and each Party submits for itself and its property with respect to any such Legal Proceeding to the exclusive jurisdiction of such court; (ii) not to bring or permit any of their Affiliates to bring or support anyone else in bringing any such Legal Proceeding in any other court; (iii) that service of process, summons,notice or document by registered mail addressed to them at their respective addresses provided in any applicable debt commitment letter will be effective service of process against them for any such Legal Proceeding brought in any such court; (iv) to waive and hereby waive, to the fullest extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Legal Proceeding in any such court; and (v) any such Legal Proceeding will be governed and construed in accordance with the laws of the State of New York.
(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, prior to any valid termination of this Agreement in accordance with Section 7.1, subject to Section 8.5(c), (i) the Parties shall be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (ii) the provisions set forth in Section 7.3: (x) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement; and (y) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement and (iii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement.
(c) Notwithstanding anything to the contrary in this Agreement, it is explicitly agreed that (i) under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive both a grant of specific performance that results in the Closing, on the one hand, and the payment of the Parent Termination Fee and/or any amount, if any, as and when due pursuant to the terms hereof, on the other hand; and (ii) the Company shall only have the right to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s obligation to cause the Closing to occur or to cause the Equity Financing to fund if, and only if, (A) all of the conditions set forth in Section 6.1 and Section 6.2 have been, and continue to be, satisfied (other than those conditions (x) that by their terms are to be satisfied at the Closing, but provided that such conditions would be satisfied if the Closing were to occur on such date and the date on which the Closing would occur if the remedy herein were granted or (y) the failure of which to be satisfied is primarily attributable to or primarily results from a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements hereunder), (B) the Debt Financing and Preferred Equity Financing have been funded in accordance with the terms and conditions thereof or will be funded in accordance with the terms and conditions thereof (excluding any fee amounts, other economic terms, “market flex” or other customary provisions which have been redacted from the Debt Commitment Letter or the Debt Fee Letter) if the Equity Financing is funded, (C) Parent and Merger Sub are required to consummate the Closing in accordance Section 1.3, (D) the Company has irrevocably confirmed to Parent in writing that it is ready, willing and able to consummate the Closing if such specific performance is granted pursuant to this Section 8.5 and the Equity Financing, Debt Financing and Preferred Equity Financing are funded and that the Company shall take such actions that are required of it by this Agreement to consummate the Closing pursuant to the terms of this Agreement. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5 shall not be required to provide any bond or other security in connection with any such order or injunction.
(d) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO OR INVOLVING THE FINANCING SOURCES ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE DEBT FINANCING OR THE TRANSACTIONS.
8.6. Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned (including by way of merger, reorganization or otherwise) without the prior written consent of the other Parties hereto, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect; provided, further, however, that Parent or Merger Sub may assign this Agreement to (a) any of their Affiliates (provided that such assignment shall not impede or delay the consummation of the Transactions or otherwise impede the rights of the stockholders of the Company under this Agreement) or (b) to any Financing Source pursuant to the terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning as collateral in respect of the Debt Financing, it being understood that, in each case, such assignment will not (i) affect the obligations of the parties to the Equity Commitment Letter or the Guarantors pursuant to the Limited Guarantee; or (ii) impede or delay the consummation of the Merger or otherwise materially impede the rights of the holders of shares of Company Common Stock and Company Equity Awards pursuant to this Agreement. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns. No assignment by any Party will relieve such Party of any of its obligations hereunder.

8.7. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Closing occurs the right of the Company’s stockholders to receive the Merger Consideration, as applicable; (ii) the provisions set forth in Section 5.6; (iii) the limitations on liability of the Company Related Parties set forth in Section 7.3(c); and (iv) the provisions of this Section 8.7 and Sections 5.14, 7.3(f), 8.1, 8.2 and 8.5 are intended to benefit and shall be enforceable against all parties to this Agreement by each Financing Source.
8.8. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):
if to Parent or Merger Sub (or following the Effective Time, the Company):
c/o Clearlake Capital Group, L.P.
233 Wilshire Boulevard, Suite 800
Fax:	(310) 400-8801
Attention:	Behdad Eghbali, Founder and Managing Partner
Email:	behdad@clearlake.com
Attention:	Fred Ebrahemi, Chief Operating Officer and General Counsel
Email:	febrahemi@clearlake.com

with a copy to (which shall not constitute notice):

Sidley Austin LLP
Attn:	Mehdi Khodadad; Scott Williams
1999 Avenue of the Stars 17th Floor
Los Angeles, CA 90067
Email:	mkhodadad@sidley.com; swilliams@sidley.com

if to the Company (prior to the Effective Time):
Cornerstone OnDemand, Inc.
1601 Cloverfield Blvd., Suite 600S
Santa Monica, CA 90404
Attention:	Adam Weiss, Chief Administrative Officer & General Counsel
Email:	aweiss@csod.com

with a copy to (which shall not constitute notice):
Cooley LLP
Attn:	Jamie Leigh; Ben Beerle
3 Embarcadero Center, 20th Floor
San Francisco, CA 94111
Email:	jleigh@cooley.com; bbeerle@cooley.com
8.9. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
8.10. Obligation of Parent. Parent shall ensure that each of its Subsidiaries duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to its Subsidiaries under this Agreement, and Parent, as applicable, shall be jointly and severally liable with its Subsidiaries for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities, subject to the terms and limitations in this Agreement.
8.11. Transfer Taxes. Except as expressly provided in Section 1.6(b), all transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees incurred in connection with this Agreement and the Transactions shall be paid by Parent and Merger Sub when due.
8.12. Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c) As used in this Agreement, unless otherwise indicated, the words “include,” “includes” and “including” shall be deemed in each case to be followed by the words “without limitation.” The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement, unless otherwise stated, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the terms “or,” “any” or “either” are not exclusive.
(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.
(e) Unless otherwise indicated, all references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person unless otherwise indicated or the context otherwise requires.
(f) The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Legal Requirement, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.
(g) References to “made available” shall mean that such documents or information referenced were contained in the Company’s electronic data room maintained by Intralinks by no later than 5:00 p.m. Eastern Time on the date prior to the execution and delivery of this Agreement.
(h) References to Agreement “ordinary course of business” means the ordinary course of operations of the Acquired Corporations, provided that for purposes of Section 2.5(a) and Section 4.2(a), any action taken, or omitted to be taken, and any adjustments and modifications thereto taken in response to or as a result of implementation of any COVID-19 Response or to the extent reasonably necessary to protect the health and safety of the Acquired Corporations’ employees in respect of the conduct of the Acquired Corporations’ business in response to COVID-19 shall be deemed to be “ordinary course” and in the “ordinary course of business”.
(i) References to “$” or “dollars” refer to United States dollars unless otherwise noted.

(j) The table of contents and bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
CORNERSTONE ONDEMAND, INC.

By:	/s/ Philip S. Saunders
Name:	Philip S. Saunders
Title:	Chief Executive Officer

SUNSHINE SOFTWARE HOLDINGS, INC.

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	President

SUNSHINE SOFTWARE MERGER SUB, INC.

By:	/s/ Behdad Eghbali
Name:	Behdad Eghbali
Title:	President

EXHIBIT A

CERTAIN DEFINITIONS
For purposes of this Agreement (including this Exhibit A):
401(k) Termination Date. “401(k) Termination Date” is defined in Section 5.3(d).
Acceptable Confidentiality Agreement. “Acceptable Confidentiality Agreement’’ is defined in Section 4.3(a).
Acquired Corporations. “Acquired Corporations” shall mean the Company and each of its Subsidiaries, collectively.
Acquisition Proposal. “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 23(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any direct or indirect (A) acquisition of assets of the Acquired Corporations on a consolidated basis equal to 20% or more of the Acquired Corporations’ assets on a consolidated basis or to which 20% or more of the Acquired Corporations’ revenues or earnings on a consolidated basis are attributable, (B) issuance by the Company of 20% or more of the outstanding Shares, (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning 20% or more of the outstanding Shares, in each case other than the Transactions.
Affiliate. “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.
Alternate Financing. “Alternate Financing” is defined in Section 5.8(e).
Anti-Corruption Laws. “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, the Anti-Kickback Act of 1986, as amended, the UK Bribery Act of 2010, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.
Antitrust Laws. “Antitrust Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, state antitrust laws, and all other applicable Legal Requirements (including non-U.S. laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.
Balance Sheet. “Balance Sheet” is defined in Section 2.6.
Bondholder. “Bondholder” shall mean Silver Lake Alpine, L.P. (f/k/a Silver Lake Credit Partners, L.P.) and/or any other Affiliate thereof that holds the Company Convertible Notes.
Book-Entry Shares. “Book-Entry Shares” shall mean non-certificated Shares represented by book-entry.
business day. “business day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.
Certificate of Incorporation. “Certificate of Incorporation” shall mean the Amended and Restated Certificate of Incorporation as filed on March 22, 2011.
Certificates. “Certificates” is defined in Section 1.6(b).
Exhibit A-1

Change in Circumstance. “Change in Circumstance” shall mean any Effect that materially affects the business, assets or operations of the Acquired Corporations, taken as a whole, that was neither known to the Company Board nor reasonably foreseeable as of or prior to the date of this Agreement, which Effect becomes known to the Company Board prior to the Company Required Vote; provided, that none of the following shall constitute a “Change in Circumstance”: (a) any Acquisition Proposal, Inquiry or any business combination or acquisition opportunity, (b) any Effect resulting from a breach of this Agreement by the Company, (c) the fact, in and of itself, that the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial or operating metrics for any period ending on or after the date of this Agreement (provided that the exception in this clause (c) shall not prevent or otherwise affect consideration of any such development or change that causes the Company meeting or exceeding such metrics from being taken into account in determining whether a Change in Circumstance has occurred), or (d) any changes after the date of this Agreement in the market price or trading volume of the shares of Company Common Stock (provided that the exception in this clause (d) shall not prevent or otherwise affect consideration of any such development or change that causes such change in market price or trading value from being taken into account in determining whether a Change in Circumstance has occurred).
Change of Control Payment. “Change of Control Payment” is defined in Section 2.9(a)(vii).
Closing. “Closing” is defined in Section 1.3(a).
Closing Date. “Closing Date” is defined in Section 1.3(a).
Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.
Company. “Company” is defined in the preamble to this Agreement.
Company Adverse Change Recommendation. “Company Adverse Change Recommendation” is defined in Section 5.1(a).
Company Associate. “Company Associate” shall mean each officer or other employee, or individual who is an individual independent contractor, consultant or director, of or to any of the Acquired Corporations.
Company Board. “Company Board” is defined in Recital C of this Agreement.
Company Board Determination. “Company Board Determination” is defined in Section 2.19.
Company Board Recommendation. “Company Board Recommendation” is defined in Recital C of this Agreement.
Company Breach Notice Period. “Company Breach Notice Period” is defined in Section 7.1(e).
Company Common Stock. “Company Common Stock” shall mean the common stock, $0.0001 par value per share, of the Company.
Company Contract. “Company Contract” shall mean any Contract to which an Acquired Corporation is a party.
Company Convertible Notes. “Company Convertible Notes” shall mean the 5.75% Convertible Senior Notes due 2023 issued under the Indenture.
Company Disclosure Documents. “Company Disclosure Documents” is defined in Section 2.4(g).
Company Disclosure Schedule. “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.
Company Equity Award. “Company Equity Award” shall mean Company Stock Awards and any award of compensation (including deferred compensation) that is required under the terms of such existing award to be or may be paid or settled in Shares.
Company Equity Plans. “Company Equity Plans” shall mean the Company ESPP and the Company’s 2010 Equity Incentive Plan, as amended.
Company ESPP. “Company ESPP” means the Company’s 2010 Employee Stock Purchase Plan.
Exhibit A-2

Company IP. “Company IP” shall mean all Intellectual Property Rights that are owned or purported to be owned by an Acquired Corporation.
Company Lease. “Company Lease” shall mean any Company Contract pursuant to which any Acquired Corporation leases or subleases Leased Real Property from another Person.
Company Liability Limitation. “Company Liability Limitation” is defined in Section 7.1(f)(ii).
Company Options. “Company Options” shall mean all options to purchase Shares (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
Company Preferred Stock. “Company Preferred Stock” shall mean the preferred stock, $0.0001 par value per share, of the Company.
Company Related Parties. “Company Related Parties” is defined in Section 7.1(f)(i).
Company Required Vote. “Company Required Vote” means the affirmative vote of the holders of at least a majority of the outstanding Shares in favor of the adoption of this Agreement and approval of the Merger.
Company SEC Documents. “Company SEC Documents” is defined in Section 2.4(a).
Company Stock Awards. “Company Stock Awards” shall mean all Company Options and RSUs.
Company Stockholder. “Company Stockholder” means a holder of Company Common Stock.
Company Stockholders Meeting. “Company Stockholders Meeting” is defined in Section 5.2.
Company Support Agreement. “Company Support Agreement” is defined in the recitals to this Agreement.
Company Termination Fee. “Company Termination Fee” is defined in Section 7.3(b)(i).
Confidentiality Agreement. “Confidentiality Agreement” is defined in Section 4.1.
Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).
Continuing Employee. “Continuing Employee” is defined in Section 5.5.
Contract. “Contract” shall mean any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, indenture, option, warrant, warranty, purchase order, license, sublicense, power of attorney, deed of trust, loan or evidence of Indebtedness, guaranty, letter of credit, insurance policy, benefit plan, employment agreement, settlement agreement, franchise agreement or legally binding commitment or undertaking of any nature (except, in each case, ordinary course of business purchase orders).
Convertible Note Consent. “Convertible Note Consent” is defined in Section 5.16.
COVID-19 Response. “COVID-19 Response” shall mean any workforce reduction, social distancing measure, office closure or safety measure adopted in response to any Legal Requirement, directive, guideline or recommendation promulgated by any Governmental Body, including the Centers for Disease Control and Prevention, in each case, arising out of, or otherwise related to the COVID-19 pandemic.
Current ESPP Offering Periods. “Current ESPP Offering Periods” is defined in Section 5.4(b).
Debt Commitment Letter. “Debt Commitment Letter” is defined in Section 3.7.
Debt Fee Letter. “Debt Fee Letter” is defined in Section 3.7.
Debt Financing. “Debt Financing” is defined in Section 3.7.
Determination Notice. “Determination Notice” is defined in Section 5.1(b)(i).
DGCL. “DGCL” shall mean the Delaware General Corporation Law, as amended.
Director RSU. “Director RSU” shall mean an RSU owned by a non-employee member of the Company Board.
Exhibit A-3

Dissenting Shares. “Dissenting Shares” is defined in Section 1.7.
DOJ. “DOJ” shall mean the U.S. Department of Justice.
Effective Time. “Effective Time” is defined in Section 1.3(b).
Employee Plan. “Employee Plan” shall mean any salary, employment, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by any Acquired Corporation for the benefit of any current or former employee, officer, director or consultant or with respect to which any Acquired Corporation has or could reasonably be expected to have any liability (contingent or otherwise).
Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or other similar restriction (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), whether voluntarily incurred or arising by operation of law; provided that “Encumbrance” shall not include any non-exclusive license of Intellectual Property Rights entered into in the ordinary course of business or pursuant to any Standard Contract.
Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
Environmental Law. “Environmental Law” shall mean any federal, state, local or foreign Legal Requirements relating to pollution or protection of human health, worker health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
Equity Commitment Letter. “Equity Commitment Letter” is defined in Section 3.7.
Equity Financing. “Equity Financing” is defined in Section 3.7.
Equity Financing Parties. “Equity Financing Parties” is defined in Section 3.7.
ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
Financing. “Financing” is defined in Section 3.7.
Financing Letters. “Financing Letters” is defined in Section 3.7.
Financing Sources. “Financing Sources” means the Persons (other than Parent and its Affiliates), if any, that have committed or subsequently commit, after the date hereof, to provide or arrange or otherwise have entered into agreements in connection with all or any part of the Debt Financing, the Preferred Equity Financing or any Alternate Financing in connection with the transactions contemplated by this Agreement (including any arrangers, agents, underwriters, placement agents or initial purchasers in connection with the Debt Financing, the Preferred Equity Financing or any Alternate Financing), together with their respective Affiliates and their and their Affiliates’ current, former and future officers, directors, general or limited partners, shareholders, members, controlling persons, employees, agents and representatives and the successors and assigns of each of the foregoing.
Foreign Employee Plan. “Foreign Employee Plan” is defined in Section 2.15(c).
Exhibit A-4

FTC. “FTC” shall mean the U.S. Federal Trade Commission.
GAAP. “GAAP” is defined in Section 2.4(b).
Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, exemption, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.
Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court, arbitrator or other tribunal.
Guarantors. “Guarantors” is defined in the recitals to this Agreement.
Hazardous Materials. “Hazardous Materials” shall mean any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.
HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
In-bound License. “In-bound License” is defined in Section 2.8(d).
Indebtedness. “Indebtedness” shall mean (a) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Acquired Corporations, (b) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Acquired Corporations, (c) any obligations in respect of letters of credit (to the extent drawn) and bankers’ acceptances (other than letters of credit as security for leases) or (d) any guaranty of any such obligations described in clauses “(a)” through “(c)” of any Person other than the Acquired Corporations (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).
Indemnified Persons. “Indemnified Persons” is defined in Section 5.6(a).
Indemnifying Parties. “Indemnifying Parties” is defined in Section 5.6(b).
Indenture. “Indenture” means the Indenture dated December 8, 2017 by and between the Company and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time, including by the Supplemental Indenture dated April 20, 2020 by and between the Company and U.S. Bank National Association, as trustee with respect to the Company Convertible Notes.
Inquiry. “Inquiry” is defined in Section 4.3(b).
Intellectual Property Rights. “Intellectual Property Rights” shall mean and includes all intellectual property rights of the following types which may exist under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, and mask work rights; (b) rights in trademarks, service marks, trade dress, logos, trade names and other source identifiers, and any goodwill associated therewith; (c) rights associated with trade secrets, know how, and confidential information; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; and (f) all registrations, renewals, extensions, statutory invention registrations, provisionals, continuations, continuations-in-part, divisions, or reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.
Investment Screening Laws. “Investment Screening Laws” means any Legal Requirement that is designed or intended to screen, prohibit, restrict or regulate investments on public order and national security grounds.
IRS. “IRS” shall mean the Internal Revenue Service.
knowledge. “knowledge” with respect to an Entity shall mean with respect to any matter in question the actual knowledge of Adam Weiss, Philip S. Saunders and Chirag Shah (the “Knowledge Parties”) after reasonable inquiry of their direct reports reasonably expected to have knowledge of such matters.
Exhibit A-5

Leased Real Property. “Leased Real Property” is defined in Section 2.7(b).
Legal Proceeding. “Legal Proceeding” shall mean any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.
Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, judgment, injunction, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq).
Limited Guarantee. “Limited Guarantee” is defined in the preamble to this Agreement.
Marketing Period. “Marketing Period” means the first fifteen (15) consecutive business day period (provided, that (i) such period shall not commence prior to the later of (A) September 8, 2021 and (B) the first business day after the date the Company files the definitive Proxy Statement for the Company Stockholders Meeting, (ii) October 11, 2021, November 11, 2021, November 24, 2021 through November 26, 2021 and January 17, 2022 shall not be included in the calculation of such period (but for the avoidance of doubt, the exclusion of such dates shall not restart the Marketing Period) and (iii) the period shall have ended on or prior to December 17, 2021 or it shall not commence until January 4, 2022) (a) commencing on the business day on which Parent has been delivered the Required Financial Information and (b) during which period nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 6.1(c), Section 6.2(a), Section 6.2(b) or Section 6.2(d) to fail to be satisfied (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), assuming that the Closing Date were to be scheduled for any time during such twenty (20) consecutive business day period; provided, that (A) the Marketing Period shall end on any earlier date on which the Debt Financing or any alternative financing in lieu thereof as set forth in Section 5.8(e) is obtained and (B) in no event shall the Marketing Period restart (or cease to continue) if additional financial information constituting Required Financial Information becomes available after the Marketing Period has commenced or has been completed. It is understood and agreed that, when the Company in good faith reasonably believes that it has delivered the Required Financial Information to Parent and that the Marketing Period should commence, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the Marketing Period shall be deemed to have commenced on the date specified in such notice, unless Parent in good faith reasonably believes that the Company has not completed delivery of the Required Financial Information or that the condition in clause (b) of the first sentence of this paragraph has not been satisfied and, within three (3) business days after receipt of such notice from the Company, Parent delivers a written notice to the Company to that effect (stating with specificity which portions of the Required Financial Information the Company has not delivered or which conditions in clause (b) of the first sentence of this paragraph have not been satisfied), but without prejudice to the Company’s right to assert that such financial information was in fact delivered or condition has been satisfied. Notwithstanding the foregoing, the Marketing Period shall not commence and shall be deemed not to have commenced if, prior to the completion of the Marketing Period (x) the Company’s auditor shall have withdrawn, or have notified the Company in writing that it intends to withdraw, any audit opinion contained in the Required Financial Information, in which case the Marketing Period shall not be deemed to commence unless and until a new unqualified audit opinion is issued with respect thereto by the auditor or another independent public accounting firm reasonably acceptable to Parent or (y) the Company issues a public statement indicating its intent to, or determines that it is required to, restate any historical financial statements of the Company or that any such restatement is under consideration, in which case the Marketing Period shall not be deemed to commence unless and until such restatement has been completed and the relevant financial statements have been amended or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP.
Material Adverse Effect. An event, occurrence, violation, inaccuracy, circumstance or other matter (each, an “Effect”) shall be deemed to have a “Material Adverse Effect” on the Acquired Corporations, taken as a whole, if such event, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach of the representations, warranties, covenants or agreements of the Company set forth in this Agreement), individually or in the aggregate, (a) has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business,
Exhibit A-6

asset, financial condition or results of operations of the Acquired Corporations, taken as a whole; or (b) does or would reasonably be expected to prevent the consummation by the Company of the Transactions; provided, however, that, with respect to clause (a) only, none of the following, and no effect arising out of, relating to or resulting from the following, shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Acquired Corporations: (i) any change in the market price or trading volume of the Company’s stock; (ii) any Effect resulting from the announcement of the Transactions (provided, however, that this clause (ii) shall not apply with respect to the representations and warranties (in whole or in relevant part) made by the Company in this Agreement, the purpose of which is to address the consequences resulting from, relating to or arising out of the entry into or the announcement or pendency of this Agreement or the Transactions); (iii) any Effect in the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) any Effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any Effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, civil unrest, national or international calamity, weather, earthquakes, hurricanes, tornados, natural disasters, climatic conditions, pandemic or epidemic (including the COVID-19 pandemic, and any variations thereof or related or associated epidemics, pandemics or disease outbreaks (collectively, the “COVID-19 pandemic”)) or any other similar event; (vi) the failure of the Company to meet internal or analysts’ expectations or projections or the results of operations of the Acquired Corporations; (vii) any adverse Effect arising directly from or otherwise directly relating to any action taken by the Company or any Acquired Corporation at the written direction of Parent or any action specifically required to be taken by the Company or any Acquired Corporation, or the failure of the Company or any Acquired Corporation to take any action that the Company or such Acquired Corporation is specifically prohibited by the terms of this Agreement from taking to the extent Parent fails to give its consent thereto after a written request therefor pursuant to Section 4.2; (viii) any Effect resulting or arising from Parent’s or Merger Sub’s breach of this Agreement; (ix) any Effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirements or GAAP (or interpretations of any Legal Requirements or GAAP); or (x) any matters disclosed in the Company Disclosure Schedule; it being understood that the exceptions in clauses “(i)” and “(vi)” shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses “(ii)” through “(v)” or “(vii)” through “(x)” hereof) is or would be reasonably likely to be a Material Adverse Effect; and it being understood further that, with respect to the exceptions in clauses “(iii)” through “(v)” and “(ix)”, such Effect may be taken into account to the extent that the Acquired Corporations are adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable.
Material Contract. “Material Contract” is defined in Section 2.9(a).
Merger. “Merger” is defined in Recital B of this Agreement.
Merger Consideration. “Merger Consideration” is defined in Section 1.5(a)(iii).
Merger Sub. “Merger Sub” is defined in the preamble to this Agreement.
Nasdaq. “Nasdaq” shall mean The Nasdaq Global Select Market.
New Debt Commitment Letters. “New Debt Commitment Letters” is defined in Section 5.8(e).
Non-US Continuing Employee. “Non-US Continuing Employee” shall mean Continuing Employees located outside of the United States.
NYSE. “NYSE” shall mean The New York Stock Exchange.
Open Source Software. “Open Source Software” shall mean software that is distributed as “open source software” under a license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including the GNU Affero General Public License (AGPL), GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License.
Option Consideration. “Option Consideration” is defined in Section 1.8(a).
Exhibit A-7

Out-bound License. “Out-bound License” is defined in Section 2.8(d).
Parent. “Parent” is defined in the preamble to this Agreement.
Parent Breach Notice Period. “Parent Breach Notice Period” is defined in Section 7.3(g).
Parent Controlled Affiliates. “Parent Controlled Affiliates” shall mean Clearlake Capital Group, L.P. and each of its affiliated investment funds and each of its controlled Affiliates.
Parent Disclosure Schedule. “Parent Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Parent in accordance with the requirements of this Agreement and that has been delivered by the Parent to the Company on the date of this Agreement.
Parent Liability Limitation. “Parent Liability Limitation” is defined in Section 7.3(f)(i).
Parent Material Adverse Effect. “Parent Material Adverse Effect” shall mean any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions.
Parent Related Parties. “Parent Related Parties” is defined in Section 7.3(f)(i).
Parent Support Agreement. “Parent Support Agreement” is defined in the recitals to this Agreement.
Parent Termination Fee. “Parent Termination Fee” is defined in Section 7.3(c).
Parties. “Parties” shall mean Parent, Merger Sub and the Company.
Paying Agent. “Paying Agent” is defined in Section 1.6(a).
Payment Fund. “Payment Fund” is defined in Section 1.6(a).
Permitted Encumbrance. “Permitted Encumbrance” shall mean (a) any Encumbrance that arises out of Taxes either not delinquent or the validity of which is being contested in good faith by appropriate proceedings, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract or any license of intellectual property, (d) any Encumbrances for which appropriate reserves have been established in the consolidated financial statements of the Acquired Corporations, (e) any In-bound License or Out-bound License, and (f) in the case of real property, Encumbrances that are easements, rights-of-way, encroachments, restrictions, conditions and other similar Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location, or zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report.
Person. “Person” shall mean any individual, Entity or Governmental Body.
Pre-Closing Period. “Pre-Closing Period” is defined in Section 4.1.
Preferred Equity Commitment Letter. “Preferred Equity Commitment Letter” is defined in Section 3.7.
Preferred Equity Financing. “Preferred Equity Financing” is defined in Section 3.7.
Proxy Statement. “Proxy Statement” is defined in Section 5.2.
Reference Date. “Reference Date” shall mean July 30, 2021.
Registered IP. “Registered IP” shall mean all patents, registered copyrights, registered mask works, registered trademarks, service marks and trade dress, and all applications for any of the foregoing, in each case, that are registered or issued under the authority of any Governmental Body.
Reimbursement Obligations. “Reimbursement Obligations” is defined in Section 5.8(d).
Exhibit A-8

Release. “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems.
Representatives. “Representatives” shall mean officers, directors, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.
Required Amount. “Required Amount” is defined in Section 3.8.
Required Financial Information. “Required Financial Information” means (a) (i) the audited consolidated balance sheet of the Company as of December 31, 2020 and December 31, 2019, and (ii) the related audited consolidated statements of operations and cash flows for the fiscal years ended December 31, 2020 and December 31, 2019, (the financial statements referred to in clause (i) and (ii), including the footnotes thereto, are collectively referred to as the “Financial Statements”), and (b) the unaudited consolidated balance sheet of the Company and the related unaudited consolidated statements of operations and cash flows as of and for each of the fiscal quarters (that is not a fiscal year-end) ending after the date of the most recent Financial Statements delivered pursuant to the foregoing clause (a) and more than forty-eight (48) days prior to the Closing Date.
RSU. “RSU” is defined in Section 1.8(a).
RSU Consideration. “RSU Consideration” is defined in Section 1.8(a).
SaaS. “SaaS” is defined in Section 2.8(d).
Sarbanes-Oxley Act. “Sarbanes-Oxley Act” shall mean the Sarbanes-Oxley Act of 2002, as amended.
SEC. “SEC” shall mean the United States Securities and Exchange Commission.
Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.
Sensitive Data. “Sensitive Data” is defined in Section 2.8(m).
Shares. “Shares” is defined in Section 1.5(a)(i).
Specified Agreement. “Specified Agreement” is defined in Section 7.1(h).
Standard Contract. “Standard Contract” is defined in Section 2.8(d).
Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body or (b) at least 50% of the outstanding equity or financial interests of such Entity.
Superior Offer. “Superior Offer” shall mean a bona fide written Acquisition Proposal that the Company Board (or committee thereof) determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company Board deems relevant, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by this Agreement (including after giving effect to proposals, if any, made by Parent); provided that for purposes of the definition of “Superior Offer”, the references to “20% or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than 50%.”
Support Agreement. “Support Agreement” is defined in the recitals to this Agreement.
Surviving Corporation. “Surviving Corporation” is defined in Recital B of this Agreement.
Takeover Laws. “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.
Exhibit A-9

Tax. “Tax” shall mean any tax of any kind whatsoever (including any income tax, customs, duty, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, unclaimed property or escheat tax, withholding tax or payroll tax), and any interest, penalty or addition relating thereto or imposed with respect to the failure to file any Tax Return, in each case imposed, assessed or collected by or under the authority of any Governmental Body.
Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax, including any schedule or attachment thereto and any amendments thereof.
Termination Date. “Termination Date” is defined in Section 7.1(c).
Transactions. “Transactions” shall mean (a) the execution and delivery of this Agreement and (b) all of the transactions contemplated by this Agreement, including the Merger.
Unvested Company Option. “Unvested Company Option” is defined in Section 1.8(a).
Unvested Option Consideration. “Unvested Option Consideration” is defined in Section 1.8(a).
Unvested RSU. “Unvested RSU” is defined in Section 1.8(b).
Unvested RSU Consideration. “Unvested RSU Consideration” is defined in Section 1.8(b).
Vested Company Option. “Vested Company Option” shall mean a Company Option that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated hereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).
Vested RSU. “Vested RSU” shall mean an RSU that is unexpired, unexercised, outstanding and vested as of immediately prior to the Effective Time or that vests solely as a result of the consummation of the transactions contemplated thereby (and without any additional action by the Company, the Company Board or a committee thereof, including to the extent that any other conditions for vesting have been satisfied on, prior to or in connection with the Effective Time).
Willful Breach. “Willful Breach” means a breach that is a consequence of an intentional act or intentional failure to act undertaken by the breaching party with actual knowledge that such party’s act or failure to act would result in or constitute a material breach.
WARN ACT. “WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local, and foreign applicable Legal Requirements related to plant closings, relocations, mass layoffs and employment losses.
Exhibit A-10

EXHIBIT B

SURVIVING CORPORATION CERTIFICATE OF INCORPORATION

Exhibit B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CORNERSTONE ONDEMAND, INC.
I.
The name of this corporation is CORNERSTONE ONDEMAND, INC.
II.
The registered office of the corporation in the State of Delaware shall be Corporation Service Company, 251 Little Falls Drive, City of Wilmington, DE 19808, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.
III.
The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).
IV.
This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is 1,000, each having a par value of $0.0001.
V.
A. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.
B. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled unless required by applicable law at the time of such election. During such time or times that applicable law requires cumulative voting, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (A) the names of such candidate or candidates have been placed in nomination prior to the voting and (B) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
C. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.
VI.
A. To the fullest extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, a director of the corporation shall not be personally liable to the corporation or its stockholders for
Exhibit B-1

monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
B. The corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.
C. The corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter he amended from time to time, any employee or agent of the corporation who is or was a party or is threatened to he made a party to any Proceeding by reason of the fact that he or she is or was a director, officer. employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.
D. Neither any amendment, nor repeal of this Article VI, nor the amendment of this Certificate of Incorporation to adopt any provision inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.
VII.
The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
VIII.
Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the corporation to the corporation or the corporation’s stockholders, (iii) any action asserting a claim against the corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any sentence of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.
Exhibit B-2

EXHIBIT C

SURVIVING CORPORATION BYLAWS

Exhibit C

AMENDED AND RESTATED BYLAWS

OF

CORNERSTONE ONDEMAND, INC.

(A DELAWARE CORPORATION)
ARTICLE I

OFFICES
Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. (Del. Code Ann., tit. 8, § 131)
Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, § 122(8))
ARTICLE II

CORPORATE SEAL
Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, § 122(3))
ARTICLE III

STOCKHOLDERS’ MEETINGS
Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”). (Del. Code Ann., tit. 8, § 211(a))
Section 5. Annual Meeting.
(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. (Del. Code Ann., tit. 8, § 211(b)).
(b) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such
Exhibit C-1

other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
(c) Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.
(d) Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was
Exhibit C-2

made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.
(e) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.
(f) For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.
Section 6. Special Meetings.
(a) Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix.
(b) If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.
Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, §§ 222, 229, 232)
Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The
Exhibit C-3

stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series. (Del. Code Ann., tit. 8, § 216)
Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, § 222(c))
Section 10. Voting Rights. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. (Del. Code Ann., tit. 8, §§ 211(e), 212(b))
Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, § 217(b))
Section 12. List of Stockholders. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an
Exhibit C-4

electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law. (Del. Code Ann., tit. 8, § 219)
Section 13. Action Without Meeting.
(a) Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. (Del. Code Ann., tit. 8, § 228)
(b) Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. (Del. Code Ann., tit. 8, § 228)
(c) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.
(d) An electronic mail, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section, provided that any such electronic mail, facsimile or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic mail, facsimile or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic mail, facsimile or electronic transmission. The date on which such electronic mail, facsimile or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic mail, facsimile or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic mail, facsimile or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.
Exhibit C-5

Section 14. Organization.
(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.
ARTICLE IV

DIRECTORS
Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.
Section 16. Powers. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. (Del. Code Ann., tit. 8, § 141(a))
Section 17. Term of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. (Del. Code Ann., tit. 8, § 223(a), (b))
Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when
Exhibit C-6

such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, §§ 141(b), 223(d))
Section 20. Removal. Subject to any limitations imposed by applicable law (and assuming the corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors
Section 21. Meetings
(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors. (Del. Code Ann., tit. 8, § 141(g))
(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any director. (Del. Code Ann., tit. 8, § 141(g))
(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, § 141(i))
(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, § 229)
(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, § 229)
Section 22. Quorum and Voting.
(a) Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, § 141(b))
Exhibit C-7

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, § 141(b))
Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. (Del. Code Ann., tit. 8, § 141(f))
Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, § 141(h))
Section 25. Committees.
(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. (Del. Code Ann., tit. 8, § 141(c))
(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, § 141(c))
(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, §141(c))
(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special
Exhibit C-8

meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, §§ 141(c), 229)
Section 26. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.
ARTICLE V

OFFICERS
Section 27. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. For purposes of these Bylaws, “President” shall refer to either Co-President of the Company (in the event that there is more than one President of the Company) and all authority, power and related rights granted by such provisions shall be granted to both Co-Presidents, with each such Co-President having the power to act unilaterally without the approval of the other Co-President. (Del. Code Ann., tit. 8, §§ 122(5), 142(a), (b))
Section 28. Tenure and Duties of Officers.
(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, § 141(b), (e))
(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28. (Del. Code Ann., tit. 8, § 142(a))
(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))
Exhibit C-9

(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))
(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))
(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))
Section 29. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
Section 30. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, § 142(b))
Section 31. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.
ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING
OF SECURITIES OWNED BY THE CORPORATION
Section 32. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158)
Exhibit C-10

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158).
Section 33. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President. (Del. Code Ann., tit. 8, § 123)
ARTICLE VII

SHARES OF STOCK
Section 34. Form and Execution of Certificates. The shares of the corporation shall be represented by certificates, or shall be uncertificated. Certificates for the shares of stock, if any, of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of shares of stock in the corporation represented by certificate shall be entitled to have a certificate signed by or in the name of the corporation by any two authorized officers, including but not limited to the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him or her in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Del. Code Ann., tit. 8, § 158)
Section 35. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, § 167)
Section 36. Transfers.
(a) No holder of any of the shares of stock of the corporation (or any securities of the corporation convertible into, or exchangeable or exercisable for, such shares, options, warrants or other rights to acquire such shares (collectively, “Convertible Securities”, and together with shares of stock of the corporation, the “Covered Securities”)) may sell, transfer, assign, pledge, or otherwise dispose of or encumber any Covered Securities or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise (each, a “Transfer”) without the prior written consent of the corporation, upon duly authorized action of the
Exhibit C-11

Board of Directors. The corporation may withhold consent for any legitimate corporate purpose, as determined by the Board of Directors. Examples of the basis for the corporation to withhold its consent include, without limitation, (i) if such Transfer to individuals, companies or any other form of entity identified by the corporation as a potential competitor or considered by the corporation to be unfriendly; (ii) if such Transfer increases the risk of the corporation having a class of security held of record by such number of persons as will require the corporation to register such class of securities pursuant to Section 12(g) of the 1934 Act, and Rule 12g5-1 promulgated thereunder, or otherwise requiring the corporation to register any class of securities under the 1934 Act; (iii) if such Transfer would result in the loss of any federal or state securities law exemption relied upon by the corporation in connection with the initial issuance of such shares or the issuance of any other securities; (iv) if such Transfer is facilitated in any manner by any public posting, message board, trading portal, internet site, or similar method of communication, including without limitation any trading portal or internet site intended to facilitate secondary transfers of securities; (v) if such Transfer is to be effected in a brokered transaction; or (vi) if such Transfer represents a Transfer of less than all of the shares or Convertible Securities then held by the holder and its affiliates or is to be made to more than a single transferee.
(b) If a holder desires to Transfer any Covered Securities, then the holder shall first give written notice thereof to the corporation. The notice shall name the proposed transferee and state the number of shares, including shares issuable upon exercise of Convertible Securities, to be transferred, the proposed consideration, and all other terms and conditions of the proposed transfer. Any Covered Securities proposed to be transferred to which Transfer the corporation has consented pursuant to Section 36(a) will first be subject to the corporation’s right of first refusal located in Section 46 hereof.
(c) Any Transfer, or purported Transfer, of Covered Securities not made in strict compliance with this Section 36 shall be null and void, shall not be recorded on the books of the corporation and shall not be recognized by the corporation.
(d) The foregoing restriction on Transfer shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.
(e) The certificates or other documents representing Covered Securities of the corporation shall bear on their face the following legend so long as the foregoing Transfer restrictions are in effect:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”
Section 37. Fixing Record Dates.
(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
(b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record
Exhibit C-12

date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
(c) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Del. Code Ann., tit. 8, § 213)
Section 38. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8, §§ 213(a), 219)
ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION
Section 39. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.
Exhibit C-13

ARTICLE IX

DIVIDENDS
Section 40. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law. (Del. Code Ann., tit. 8, §§ 170, 173)
Section 41. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, § 171)
ARTICLE X

FISCAL YEAR
Section 42. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
ARTICLE XI

INDEMNIFICATION
Section 43. Indemnification of Directors and Officers in Third Party Proceedings.
(a) Directors and Officers. Subject to the other provisions of this Article XI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director of the corporation or an officer of the corporation, or while a director of the corporation or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
(b) Indemnification of Directors and Officers in Actions by or in the Right of the Corporation. Subject to the other provisions of this Article XI, the corporation shall indemnify, to the fullest extent permitted by the DGCL, as now or hereinafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or while a director or officer of the corporation is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to
Exhibit C-14

which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c) Successful Defense. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 43(a) or Section 43(b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
(d) Indemnification of Others. Subject to the other provisions of this Article XI, the corporation shall have power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. The board of directors shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the board of determines.
(e) Advancement of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any Proceeding shall be paid by the corporation in advance of the final disposition of such Proceeding upon receipt of a written request therefor (together with documentation reasonably evidencing such expenses) and an undertaking by or on behalf of the person to repay such amounts if it shall ultimately be determined that the person is not entitled to be indemnified under this Article XI or the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems reasonably appropriate and shall be subject to the corporation’s expense guidelines. The right to advancement of expenses shall not apply to any claim for which indemnity is excluded pursuant to these bylaws, but shall apply to any Proceeding referenced in Section 43(f)(2) or 43(f)(3) prior to a determination that the person is not entitled to be indemnified by the corporation.
(f) Limitation on Indemnification. Subject to the requirements in Section 43(c) and the DGCL, the corporation shall not be obligated to indemnify any person pursuant to this Article XI in connection with any Proceeding (or any part of any Proceeding):
(1) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(2) for an accounting or disgorgement of profits pursuant to Section 16(b) of the 1934 Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(3) for any reimbursement of the corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the 1934 Act (including any such reimbursements that arise from an accounting restatement of the corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(4) initiated by such person against the corporation or its directors, officers, employees, agents or other indemnitees, unless (a) the board of directors authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (b) the corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the corporation under applicable law, (c) otherwise required to be made under Section 43(g) or (d) otherwise required by applicable law; or
(5) if prohibited by applicable law; provided, however, that if any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid,
Exhibit C-15

illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforcebable.
(g) Determination; Claim. If a claim for indemnification or advancement of expenses under this Article XI is not paid in full within 90 days after receipt by the corporation of the written request therefor, the claimant shall be entitled to an adjudication by a court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses. The corporation shall indemnify such person against any and all expenses that are incurred by such person in connection with any action for indemnification or advancement of expenses from the corporation under this Article XI, to the extent such person is successful in such action, and to the extent not prohibited by law. In any such suit, the corporation shall, to the fullest extent not prohibited by law, have the burden of proving that the claimant is not entitled to the requested indemnification or advancement of expenses.
(h) Non-Exclusivity of Rights. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation or any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advancement of expenses, to the fullest extent not prohibited by the DGCL or other applicable law.
(i) Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
(j) Survival. The rights to indemnification and advancement of expenses conferred by this Article XI shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(k) Effect of Repeal or Modification. Any amendment, alteration or repeal of this Article XI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to such amendment, alteration or repeal.
(l) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:
(1) For purposes of this Article XI, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(2) For purposes of this Article XI, references to “other enterprises” shall include employee benefit plans.
(3) References to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.
Exhibit C-16

(4) References to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.
(5) A person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article XI.
ARTICLE XII

NOTICES
Section 44. Notices.
(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means. (Del. Code Ann., tit. 8, §§ 222, 232)
(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.
(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained. (Del. Code Ann., tit. 8, § 222)
(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.
(e) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
ARTICLE XIII

AMENDMENTS
Section 45. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.
Exhibit C-17

ARTICLE XIV

RIGHT OF FIRST REFUSAL
Section 46. Right of First Refusal. No stockholder shall Transfer any of the shares of common stock of the corporation, except by a Transfer which meets the requirements set forth in Section 36 and below:
(a) If the stockholder desires to Transfer any of such stockholder’s shares of stock, then the stockholder shall first give the notice specified in Section 36(b) hereof and comply with the provisions therein.
(b) For thirty (30) days following receipt of such notice, the corporation shall have the option to purchase all of the shares specified in the notice at the price and upon the terms set forth in such notice; provided, however, that, the corporation shall have the option to purchase a lesser portion of the shares specified in said notice at the price and upon the terms set forth therein. In the event of a gift, property settlement or other Transfer in which the proposed transferee is not paying the full price for the shares, and that is not otherwise exempted from the provisions of this Section 46, the price shall be deemed to be the fair market value of the stock at such time as determined in good faith by the Board of Directors. In the event the corporation elects to purchase all of the shares or, with consent of the stockholder, a lesser portion of the shares, it shall give written notice to the transferring stockholder of its election and settlement for said shares shall be made as provided below in paragraph (d).
(c) The corporation may assign its rights hereunder.
(d) In the event the corporation and/or its assignee(s) elect to acquire any of the shares of the transferring stockholder as specified in said transferring stockholder’s notice, the Secretary of the corporation shall so notify the transferring stockholder and settlement thereof shall be made in cash within thirty (30) days after the Secretary of the corporation receives said transferring stockholder’s notice; provided that if the terms of payment set forth in said transferring stockholder’s notice were other than cash against delivery, the corporation and/or its assignee(s) shall pay for said shares on the same terms and conditions set forth in said transferring stockholder’s notice.
(e) In the event the corporation and/or its assignees(s) do not elect to acquire all of the shares specified in the transferring stockholder’s notice, said transferring stockholder may, subject to the corporation’s approval and all other restrictions on Transfer located in Section 36 hereof, within the sixty-day period following the expiration or waiver of the option rights granted to the corporation and/or its assignees(s) herein, Transfer the shares specified in said transferring stockholder’s notice which were not acquired by the corporation and/or its assignees(s) as specified in said transferring stockholder’s notice. All shares so sold by said transferring stockholder shall continue to be subject to the provisions of this bylaw in the same manner as before said Transfer.
(f) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the right of first refusal in Section 46(a):
(1) A stockholder’s Transfer of any or all of such stockholder’s shares to the corporation; or
(2) A corporate stockholder’s Transfer of any or all of its shares pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or pursuant to a sale of all or substantially all of the stock or assets of a corporate stockholder.
In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this Section 46 and the transfer restrictions in Section 36, and there shall be no further Transfer of such stock except in accord with this bylaw and the transfer restrictions in Section 36.
(g) The provisions of this bylaw may be waived with respect to any Transfer either by the corporation, upon duly authorized action of its Board of Directors, or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation (excluding the votes represented by those shares to be transferred by the transferring stockholder). This bylaw may be amended or repealed either by a duly authorized action of the Board of Directors or by the stockholders, upon the express written consent of the owners of a majority of the voting power of the corporation.
Exhibit C-18

(h) Any Transfer, or purported Transfer, of securities of the corporation shall be null and void unless the terms, conditions, and provisions of this bylaw are strictly observed and followed.
(i) The foregoing right of first refusal shall terminate upon the date securities of the corporation are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.
(j) The certificates representing shares of stock of the corporation shall bear on their face the following legend so long as the foregoing right of first refusal remains in effect:
“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”
ARTICLE XV

LOANS TO OFFICERS
Section 47. Loans to Officers. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. (Del. Code Ann., tit. 8, §143)
Exhibit C-19

CORNERSTONE ONDEMAND, INC.

CERTIFICATE OF SECRETARY
I HEREBY CERTIFY THAT:
I am the duly elected and acting Secretary of CORNERSTONE ONDEMAND, INC., a Delaware corporation (the “Company”); and
Attached hereto is a complete and accurate copy of the Bylaws of the Company, as duly adopted by the Board of Directors by Written Consent, dated [•] and said Bylaws are presently in effect.
Signed on        .

Secretary
Exhibit C-20

Annex B

August 5, 2021
Board of Directors
Cornerstone OnDemand, Inc.
Suite 600 South
Santa Monica, CA 90404
Members of the Board:
We understand that Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”), Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), and Sunshine Software Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), have entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 5, 2021, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”). The Company will be the surviving entity in the Merger, and from and after the effective time of the Merger, will be a wholly owned subsidiary of Parent. Pursuant to the Merger, each share of common stock, par value $0.0001 per share, of the Company (“Company Common Stock”) that is outstanding as of immediately prior to the effective time of the Merger, other than (a) Dissenting Shares (as such term is defined in the Merger Agreement), (b) Parent-held Company Shares (as such term is defined in the Merger Agreement), or (c) shares held in treasury by the Company, will be cancelled and converted into the right to receive cash in an amount equal to $57.50, without interest thereon (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the holders of shares of Company Common Stock (other than Parent or any affiliate of Parent) (the “Holders”), is fair, from a financial point of view, to such Holders.
For purposes of the opinion set forth herein, we have reviewed the Merger Agreement, certain related documents and certain publicly available financial statements and other business and financial information of the Company. We have also reviewed certain forward-looking information relating to the Company prepared by the management of the Company, including financial projections and operating data of the Company (the “Company Projections”). Additionally, we discussed the past and current operations and financial condition and the prospects of the Company with senior management of the Company. We also reviewed the historical market prices and trading activity for Company Common Stock and compared the financial performance of the Company and the prices and trading activity of Company Common Stock with that of certain other selected publicly-traded companies and their securities. In addition, we reviewed the financial terms, to the extent publicly available, of selected acquisition transactions and performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.
In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to, or discussed with, us by the Company. With respect to the Company Projections, we have been advised by the management of the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company and other matters covered thereby. We have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, without any modification, waiver or delay. In addition, we have assumed that in connection with the receipt of all the necessary approvals of the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that could have an adverse effect on the Company or the contemplated benefits expected to be derived in the proposed Merger. We have not made any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the
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Company or its affiliates nor have we been furnished with any such evaluation or appraisal. In addition, we have relied, without independent verification, upon the assessment of the management of the Company as to the existing and future technology and products of the Company and the risks associated with such technology and products.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which will become payable upon rendering of this opinion. We will receive an additional, larger fee if the Merger is consummated. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities arising out of our engagement. During the two-year period prior to the date hereof, no material relationship existed between Qatalyst Partners or any of its affiliates and the Company or Parent pursuant to which compensation was received by Qatalyst Partners or its affiliates. Qatalyst Partners and/or its affiliates may in the future provide investment banking and other financial services to the Company or Parent and their respective affiliates for which we would expect to receive compensation.
Qatalyst Partners provides investment banking and other services to a wide range of entities and individuals, domestically and offshore, from which conflicting interests or duties may arise. In the ordinary course of these activities, affiliates of Qatalyst Partners may at any time hold long or short positions, and may trade or otherwise effect transactions in debt or equity securities or loans of the Company, Parent or certain of their respective affiliates.
This opinion has been approved by our opinion committee in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent. This opinion does not constitute a recommendation as to how to vote with respect to the Merger or any other matter and does not in any manner address the price at which Company Common Stock will trade at any time.
Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion. Our opinion does not address the underlying business decision of the Company to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to the Company. Our opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be received pursuant to, and in accordance with, the terms of the Merger Agreement by the Holders, and we express no opinion with respect to the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any of its affiliates, or any class of such persons, relative to such consideration.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the Holders pursuant to, and in accordance with, the terms of the Merger Agreement is fair, from a financial point of view, to such Holders.
Yours faithfully,
/s/ Qatalyst Partners LP
Qatalyst Partners LP
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Annex C
Centerview Partners LLC 31 West 52nd Street New York, NY 10019

August 5, 2021
The Board of Directors
Cornerstone OnDemand, Inc.
Suite 600 South
Santa Monica, CA 90404
The Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.0001 per share (the “Shares”) (other than Excluded Shares, as defined below), of Cornerstone OnDemand, Inc., a Delaware corporation (the “Company”), of the $57.50 per Share in cash, without interest, proposed to be paid to such holders pursuant to the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among Sunshine Software Holdings, Inc., a Delaware corporation (“Parent”), Sunshine Software Merger Sub, Inc., a Delaware corporation and indirect wholly owned subsidiary of Parent (“Merger Sub”), and the Company. The Agreement provides that Merger Sub will be merged with and into the Company (the “Merger” and, collectively with the other transactions contemplated by the Agreement, the “Transaction”), as a result of which the Company will become an indirect wholly owned subsidiary of Parent and each issued and outstanding Share immediately prior to the effective time of the Merger (other than (i) any Parent-held Company Shares (as such term is defined in the Agreement) or Shares held in the Company’s treasury and (ii) Dissenting Shares (as such term is defined in the Agreement) (the shares referred to in clauses (i) and (ii), together, “Excluded Shares”)) will be converted into the right to receive $57.50 per Share in cash, without interest (the $57.50 per Share consideration to be paid in the Merger, the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Agreement.
We have acted as financial advisor to the Company in connection with the Transaction. We will receive a fee for our services in connection with the Transaction, a portion of which is payable upon the rendering of this opinion and a substantial portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement.
We are a securities firm engaged directly and through affiliates and related persons in a number of investment banking, financial advisory and merchant banking activities. In the past two years, we have been engaged to provide financial advisory services to the Company, including in connection with its acquisition of Saba Software in 2020, and we have received compensation from the Company for such services. In the past two years, we have not been engaged to provide financial advisory or other services to Parent, Merger Sub or Clearlake Capital Group, L.P. (“Sponsor”), the sponsor of Parent, and we have not received any compensation from Parent, Merger Sub or Sponsor. We may provide financial advisory and other services to or with respect to the Company or Parent or their respective affiliates and portfolio companies of Sponsor in the future, for which we may receive compensation. Certain (i) of our and our affiliates’ directors, officers, members and employees, or family members of such persons, (ii) of our affiliates or related investment funds and (iii) investment funds or other persons in which any of the foregoing may have financial interests or with which they may co-invest, may at any time acquire, hold, sell or trade, in debt, equity and other securities or financial instruments (including derivatives, bank loans or other obligations) of, or investments in, the Company, Parent, Sponsor or any of their respective affiliates and portfolio companies of Sponsor, or any other party that may be involved in the Transaction.
In connection with this opinion, we have reviewed, among other things: (i) a draft of the Agreement dated August 5, 2021 (the “Draft Agreement”); (ii) Annual Reports on Form 10-K of the Company for the years ended December 31, 2020, December 31, 2019 and December 31, 2018; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; (iv) certain publicly available research analyst reports for the Company; (v) certain other communications from the Company to its stockholders; and (vi) certain internal information relating to the business, operations, earnings, cash flow, assets, liabilities and prospects of the Company, including certain financial forecasts, analyses and projections relating to the Company prepared by management of the Company and furnished to us by the Company for purposes of our analysis (the “Forecasts”) (collectively, the “Internal Data”). We have also participated in discussions with members of the senior management and representatives of the Company regarding their assessment of the Internal Data. In addition, we reviewed publicly available financial and stock market data, including valuation multiples, for the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded, in lines of business that we deemed relevant. We also compared certain of the proposed financial terms of the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant and conducted such other financial studies and analyses and took into account such other information as we deemed appropriate.
We have assumed, without independent verification or any responsibility therefor, the accuracy and completeness of the financial, legal, regulatory, tax, accounting and other information supplied to, discussed with, or reviewed by us for purposes of this opinion and have, with your consent, relied upon such information as being complete and accurate. In that regard, we have assumed, at your direction, that the Internal Data (including, without limitation, the Forecasts) has been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby and we have relied, at your direction, on the Internal Data for purposes of our analysis and this opinion. We express no view or opinion as to the Internal Data or the assumptions on which it is based. In addition, at your direction, we have not made any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal, and we have not been asked to conduct, and did not conduct, a physical inspection of the properties or assets of the Company. We have assumed, at your direction, that the final executed Agreement will not differ in any respect material to our analysis or this opinion from the Draft Agreement reviewed by us. We have also assumed, at your direction, that the Transaction will be consummated on the terms set forth in the Agreement and in accordance with all applicable laws and other relevant documents or requirements, without delay or the waiver, modification or amendment of any term, condition or agreement, the effect of which would be material to our analysis or this opinion and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Transaction, no delay, limitation, restriction, condition or other change will be imposed, the effect of which would be material to our analysis or this opinion. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company, or the ability of the Company to pay its obligations when they come due, or as to the impact of the Transaction on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We are not legal, regulatory, tax or accounting advisors, and we express no opinion as to any legal, regulatory, tax or accounting matters.
We express no view as to, and our opinion does not address, the Company’s underlying business decision to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available to the Company or in which the Company might engage. This opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Shares (other than Excluded Shares) of the Merger Consideration to be paid to such holders pursuant to the Agreement. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any other agreements or arrangements contemplated by the Agreement or entered into in connection with or otherwise contemplated by the Transaction, including, without limitation, the fairness of the Transaction or any other term or aspect of the Transaction to, or any consideration to be received in connection therewith by, or the impact of the Transaction on, the holders of any other class of securities, creditors or other constituencies of the Company or any other party. In addition, we express no view or opinion as to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to be paid or payable to any of the officers, directors or employees of the Company or any party, or class of such persons in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders of the Shares pursuant to the Agreement or otherwise. Our opinion is necessarily based on financial, economic, monetary, currency, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof, and we do not have any obligation or responsibility to update, revise or reaffirm this opinion based on circumstances, developments or events occurring after the date hereof. Our opinion does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Merger or otherwise act with respect to the Transaction or any other matter.
Our financial advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company (in their capacity as directors and not in any other capacity) in connection with and for purposes of its consideration of the Transaction. The issuance of this opinion was approved by the Centerview Partners LLC Fairness Opinion Committee.
Based upon and subject to the foregoing, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth herein, we are of the opinion, as of the date hereof, that the Merger Consideration to be paid to the holders of Shares (other than Excluded Shares) pursuant to the Agreement is fair, from a financial point of view, to such holders.
Very truly yours,

/s/ Centerview Partners LLC

CENTERVIEW PARTNERS LLC

Annex D
Section 262 of the General Corporate Law of Delaware
(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.
(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:
(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.
(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:
a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;
b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;
c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or
d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.
(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.
(4) [Repealed.]
(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d),(e), and (g) of this section, shall apply as nearly as is practicable.
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(d) Appraisal rights shall be perfected as follows:
(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or
(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.
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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within 10 days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.
(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.
(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.
(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the
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Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.
(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.
(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.
(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.
(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.
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Cornerstone

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CSOD2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you submit this proxy card by mail, it must be received no later than 11:59 p.m. Eastern Time the day before the meeting date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D59104-S30199

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORNERSTONE ONDEMAND, INC.

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners/Title) Date

D59105-S30199

CORNERSTONE ONDEMAND, INC.
Special Meeting of Stockholders
OCTOBER 12, 2021 AT 8:00 A.M. PACIFIC TIME
This proxy is solicited by the Board of Directors

The undersigned stockholder of CORNERSTONE ONDEMAND, INC. ("Cornerstone"), a Delaware corporation, hereby appoints Philip S. Saunders and Adam Weiss, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Cornerstone to be held on October 12, 2021 at 8:00 a.m. Pacific Time (the "Special Meeting") via live webcast at www.virtualshareholdermeeting.com/CSOD2021SM or by means of remote communication, and at any adjournment or postponement thereof, and to vote all shares of Cornerstone common stock that the undersigned would be entitled to vote if virtually present upon such business as may properly come before the Special Meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted "FOR" Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

Continued and to be signed on reverse side